                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
                          PRE-EFFECTIVE AMENDMENT NO. 1
            Registration Statement Under the Securities Act of 1933

                             CERRITOS VALLEY BANCORP
             (Exact Name of Registrant as Specified in Its Charter)


          CALIFORNIA                            6021                     95-4216236
---------------------------------    ---------------------------     -------------------
 (State or Other Jurisdiction        (Primary Standard Industrial     (I.R.S. Employer
of Incorporation or Organization)    Classification Code Number)     Identification No.)



      12100 FIRESTONE BOULEVARD, NORWALK, CALIFORNIA 90650, (562) 868-3221
      --------------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

              12100 FIRESTONE BOULEVARD, NORWALK, CALIFORNIA 90650
              ----------------------------------------------------
                    (Address of Principal Place of Business)

                         JAMES N. KOURY, PRESIDENT & CEO
      12100 FIRESTONE BOULEVARD, NORWALK, CALIFORNIA 90650, (562) 868-3221
      --------------------------------------------------------------------
               (Name, Address and Telephone of Agent for Service)

                                    Copy to:

          Laura Dean-Richardson, Esq., Gary Steven Findley & Associates 1470 North Hundley Street, Anaheim, California 92806, (714) 630-7136

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.


                         CALCULATION OF REGISTRATION FEE



Title of each Class                    Proposed Maximum   Proposed Maximum
of Securities to      Amount to be     Offering Price     Aggregate          Amount of
Be Registered         Registered(a)    Per Unit           Offering Price     Registration Fee

Common stock(1)       1,152,937        Not applicable     Not applicable     $9,141.13(2)
 (No Par Value)

Warrants                 86,000           $0.01              $860.00         $     .24



(1) This Registration Statement relates to (i) 543,959 shares of common stock of Registrant and 81,000 shares of common stock of Registrant that may be acquired by exercise of warrants issuable to California Financial Institutions Fund Limited Partnership (the "California Fund") and (ii) 527,978 shares of common stock of Registrant issuable to holders of existing shares of common stock of Registrant, in the proposed merger of Registrant with a subsidiary of the California Fund.



(2) Based upon the estimated maximum number of shares of Registrant's common stock required to be issued to the California Fund and Registrant's existing shareholders under the agreement providing for the merger. Pursuant to Rule 457(f)(1) and (g), the registration fee was computed on the basis of the sum of the merger price per share of $28.52 multiplied by the number of shares of Registrant's common stock registered. $9,138.99 was previously paid with the original filing.


Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                 ___________, 1999
Dear Shareholders:


         You are cordially invited to attend the annual meeting of shareholders of Cerritos Valley Bancorp which we will hold at Cerritos Valley Bank's principal office located at 12100 Firestone Boulevard, Norwalk, California on Tuesday, August 17, 1999 at 4:00 p.m. At the meeting, we will ask the shareholders to:


-        approve the merger between Cerritos Valley and the California Fund.
         Upon completion of the merger, each outstanding share of Cerritos Valley common stock will be converted into cash in the amount of $13.4871 and 0.5271 shares of Cerritos Valley common stock. The last sales price of Cerritos Valley common stock was $8.50, which reflects a sale that occurred on September 30, 1998. In addition, upon completion of the merger, Cerritos Valley will issue 543,959 shares of Cerritos Valley common stock to the California Fund for a purchase price of $23.53 per share and a warrant to acquire an additional 86,000 shares of Cerritos Valley common stock for a purchase price of $0.01 per share. Existing shareholders of Cerritos Valley will be taxed on a portion of the proceeds of the merger as discussed in the enclosed proxy statement/prospectus;


- elect ten directors to serve until the next annual meeting of shareholders; and


- approve an increase in the range of the number of directors from 8 to 11, to 8 to 15.


         The terms of the agreement are included in the enclosed proxy statement and prospectus of Cerritos Valley, and in the agreement which is included as
Exhibit I to the proxy statement/prospectus. Please give the proxy statement/prospectus your careful attention. Your Board of Directors has unanimously approved the merger and recommends that you vote to approve it as well.
                                                     Sincerely,


                                                     James N. Koury
                                                     President and CEO


THE SECURITIES ARE SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL INVESTED. FOR A DISCUSSION OF MATERIAL RISKS, SEE "RISK FACTORS" ON PAGE __.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE MERGER DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR THE CERRITOS VALLEY COMMON STOCK TO BE ISSUED IN THE MERGER, NOR HAVE THEY DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         The date of this proxy statement/prospectus is ________, 1999 and is first being mailed to shareholders on or about ________, 1999

                          CERRITOS VALLEY BANCORP
                         12100 FIRESTONE BOULEVARD
                         NORWALK, CALIFORNIA 90650


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD AUGUST 17, 1999


To the Shareholders of Cerritos Valley Bancorp:


         The annual meeting of shareholders of Cerritos Valley Bancorp will be held at 4:00 p.m. on Tuesday, August 17, 1999, at the principal offices of Cerritos Valley Bank located at 12100 Firestone Boulevard, Norwalk, California, for the following purposes:


1. Approving the Agreement and Plan of Reorganization and Merger dated as of February 12, 1999, between Belvedere Capital Partners, Inc., Cerritos Merger Co., Cerritos Valley and Cerritos Valley Bank. The agreement provides for the merger of Cerritos Merger Co. with Cerritos Valley and the conversion of each outstanding share of Cerritos Valley common stock into $13.4871 and 0.5271 shares of Cerritos Valley common stock;

2.       Electing 10 people to Cerritos Valley's Board of Directors;


3. Approving an increase in the range of the number of directors from eight to eleven, to eight to fifteen; and


4. Transacting other business that may properly come before the meeting or any adjournment or postponement of the meeting.


         You are entitled to notice of and to vote at the meeting and any postponements or adjournments if you were listed in Cerritos Valley's records as a holder of Cerritos Valley common stock at the close of business on June 30, 1999.



         If the merger is completed and you comply with the requirements of Chapter 13 of the California General Corporation Law, you may have dissenters' rights giving you the right to receive from Cerritos Valley cash payment of the fair market value of your shares determined in accordance with Chapter 13. Belvedere Capital may terminate the merger if more than 10% of the shareholders properly exercise dissenters' rights. See "Description of the Merger--Rights of Dissenting Shareholders" in the attached proxy statement/prospectus for a discussion of the availability of dissenters' rights and a description of the procedures which you must follow to enforce those rights under Chapter 13. A copy of Chapter 13 is included as Exhibit III in the attached proxy statement/prospectus.


         IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTES. WE URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.


Dated:       July 26, 1999                   By Order of the Board of Directors,



                                             Ellen Toma, Secretary

                                                 TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
Questions and Answers About the Merger........................................................................  1

Summary.......................................................................................................  2

Risk Factors.................................................................................................. 10

Forward-Looking Statements.................................................................................... 13

The Meeting................................................................................................... 14
         Matters to be Considered at the Shareholders' Meeting................................................ 14
         Record Date.......................................................................................... 14
         Outstanding Securities and Voting Rights............................................................. 14
         Recommendations of the Board of Directors............................................................ 15
         Revocability of Proxies.............................................................................. 15
         Cost of Solicitation of Proxies...................................................................... 15
         Beneficial Ownership of Principal Shareholders and Management........................................ 16

Description of the Merger..................................................................................... 18
         General  ............................................................................................ 18
         Background and Reasons for the Merger................................................................ 18
         Exchange of Shares and Options....................................................................... 19
         Interests of Certain Persons in the Merger and
                  Material Contracts with Cerritos Valley and its Affiliates.................................. 22
         The California Fund Warrants......................................................................... 23
         Regulatory Approval and Completion of the Merger..................................................... 23
         Conditions to the Merger............................................................................. 24
         Waiver, Amendment, and Termination................................................................... 25
         Liquidated Damages................................................................................... 26
         Opinion of Financial Advisor......................................................................... 26
         Federal and California Income Tax Consequences....................................................... 30
         Rights of Dissenting Shareholders.................................................................... 32

Description of the Capital Stock of Cerritos Valley........................................................... 35
         Cerritos Valley Following the Merger................................................................. 35

Market Prices................................................................................................. 36

Dividends..................................................................................................... 37

Pro Forma Financial Statements................................................................................ 38

Regulatory Capital Adequacy................................................................................... 45


                                                 TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----
Description of Cerritos Valley................................................................................ 46
         Business ............................................................................................ 46
         Supervision and Regulation........................................................................... 48
         Summary of Earnings.................................................................................. 51
         Management's Discussion and Analysis of
                  Financial Condition and Results of Operations............................................... 53
         Management........................................................................................... 83
         Certain Transactions................................................................................. 87
         Competition.......................................................................................... 88
         Effect of Governmental Policies and Recent Legislation............................................... 88
         Current Accounting Developments...................................................................... 89
         Recent Legislation and Other Changes................................................................. 89
         Pending Legislation and Regulations.................................................................. 91

Description of Belvedere Capital and the California Fund...................................................... 92

Description of Cerritos Valley Following the Merger........................................................... 94
         Business ............................................................................................ 94
         Management........................................................................................... 94
         Limitation of Liability and Indemnification.......................................................... 94
         Independent Public Accountants....................................................................... 95

Proposal 2:
         Election of Directors................................................................................ 96
         Nominees ............................................................................................ 96

Proposal 3:
         Increase in the Range of the Number of Directors..................................................... 98

Experts  ..................................................................................................... 99

Legal Matters................................................................................................. 99

Other Business.................................................................................................99

Index to Financial Statements................................................................................ 100


Exhibit I Agreement and Plan of Reorganization and Merger by and among Belvedere Capital Partners, Inc., as General Partner and on behalf of the California Financial Institutions Fund Limited Partnership, Cerritos Merger Co., Cerritos Valley Bancorp and Cerritos Valley Bank


Exhibit II        Opinion of Gerry Findley Incorporated.


Exhibit III       Sections 1300-1312 of the California General Corporation Law

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q1. What will happen to my shares of Cerritos Valley common stock in the merger?

A. If the merger is approved, each outstanding share of Cerritos Valley common stock will be converted into cash in the amount of $13.4871 and
         0.5271 shares of Cerritos Valley common stock.




Q2.      What do I need to do now?  Should I send in my stock certificates now?



A. You need to read this proxy statement/prospectus, complete and sign your proxy card and mail it to us in the enclosed return envelope as soon as possible. You should not send your stock certificates in now. If the merger is completed, Cerritos Valley will send you written instructions for exchanging your shares of common stock.


Q3.      How much cash will I receive if the merger is completed?


A. You will receive $13.4871 for each share of Cerritos Valley common stock and you will receive cash for the fractional share of Cerritos Valley common stock to be issued in the merger.


Q4.      When do you expect the merger to be completed?

A.       We expect the merger to be completed by August 31, 1999.

                                 SUMMARY

This summary highlights selected information from this document and does not contain all of the information that is important. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read this entire document and the documents to which we have referred you. See also, "Who Can Help Answer Your Questions" on page _.

THE COMPANIES (PAGES __ AND __)

CERRITOS VALLEY BANCORP
12100 Firestone Boulevard
Norwalk, California 90650
(562) 868-3221


Cerritos Valley is headquartered in Norwalk, California and is the sole shareholder of Cerritos Valley Bank which serves Los Angeles and Orange Counties. At March 31, 1999, Cerritos Valley had assets of $128.3 million.


BELVEDERE CAPITAL PARTNERS LLC
One Maritime Plaza, Suite 825
San Francisco, California 94111
(415) 434-1236


Belvedere Capital is headquartered in San Francisco.


CALIFORNIA COMMUNITY FINANCIAL INSTITUTIONS FUND LIMITED PARTNERSHIP One Maritime Plaza, Suite 825
San Francisco, California 94111
(415) 434-1236


The California Fund is headquartered in San Francisco, California. Following the merger, the California Fund will be the majority shareholder of Cerritos Valley, owning 55% of the outstanding shares of Cerritos Valley common stock. The California Fund also owns a controlling interest in four other banks.


THE MERGER (PAGE __)


The merger is solely a change in ownership of Cerritos Valley. The businesses of Cerritos Valley and Cerritos Valley Bank will continue after the merger with the same names and will continue to serve Los Angeles and Orange Counties.



Cerritos Valley shareholders will, after completion of the merger, receive for each share of Cerritos Valley common stock, cash and stock of Cerritos Valley. If the merger is completed, the existing shareholders of Cerritos Valley will own approximately 45% of Cerritos Valley, and the California Fund will become the largest single shareholder of Cerritos Valley and will own approximately 55% of the outstanding shares of Cerritos Valley common stock. However, this percentage will decrease to 51% in the event that James N. Koury exercises one-half of his option to purchase 150,000 shares of Cerritos Valley common stock.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE __)

Certain members of the Board of Directors of Cerritos Valley may have a substantial interest in the merger. Cerritos Valley has agreed to purchase 75,000 shares of Cerritos Valley common stock from James N. Koury at the cash price of $28.52 per share after completion of the merger. Each director of Cerritos Valley has entered into an agreement with Belvedere Capital that the director will recommend that the shareholders of Cerritos Valley approve the agreement and the director will vote all shares of Cerritos Valley common stock as to which the director has voting power in favor of the agreement. Each director of Cerritos Valley also delivered an irrevocable proxy to Belvedere Capital in connection with the agreement.

The Boards of Directors of Cerritos Valley and Cerritos Valley Bank have also agreed to cause two nominees to be selected by Belvedere Capital to be appointed to the Boards of Directors of Cerritos Valley and Cerritos Valley Bank.

FINANCIAL ADVISOR ISSUES OPINION THAT MERGER CONSIDERATION IS FAIR (PAGES _____)

Gerry Findley Incorporated has issued a fairness opinion that states that the terms of the agreement are fair, from a financial point of view, to the shareholders of Cerritos Valley. Cerritos Valley paid Gerry Findley Inc. $10,000 for its opinion. Gerry Findley, principal of Gerry Findley Inc. is the father of Gary Steven Findley. Gary Steven Findley & Associates is counsel to Cerritos Valley. Cerritos Valley was aware of Mr. Gerry Findley's relationship with Mr. Gary Findley and does not believe there is a conflict. Mr. Gerry Findley did not participate in the negotiations for the merger. Gerry Findley Inc. is a well known investment banking firm and has provided fairness opinions in similar transactions.

We encourage you to read this opinion carefully.

THE BOARD EXPECTS THE MERGER TO BE TAXABLE TO SHAREHOLDERS (PAGES _____)

For federal and California income tax purposes, existing shareholders of Cerritos Valley will be treated as engaging in two transactions. First, a portion of the shares will be deemed sold to the California Fund in a sale transaction. Second, the shareholders will be treated as transferring the balance of their shares to Cerritos Valley in exchange for new Cerritos Valley shares plus the cash supplied by Cerritos Valley in a recapitalization transaction. A shareholder's gain or loss recognized from the sale transaction will equal the difference between the amount of cash deemed received by such shareholder in the sale transaction and the tax basis of the stock deemed sold in the sale transaction. The gain recognized to the shareholder in the recapitalization transaction will equal the lower of the gain realized from such transaction or the cash deemed received by the shareholder from Cerritos Valley. See also, "Description of the Merger--Federal and California Income Tax Consequences."

REQUIREMENTS TO BE MET IN THE MERGER (PAGES _____)


There are a number of requirements which must be met before the merger is completed. Among these requirements are the following:

-        shareholder approvals of the agreement must be obtained;

-        all necessary banking regulatory agency approvals must be obtained;

- opinions of counsel of the parties must be issued stating that the merger has been properly approved by the party for whom the opinion is issued and that there is no known violation of law in connection with the completion of the merger;

- no lawsuit or threatened lawsuit regarding the merger shall be pending; and

- the holders of no more than 10% of the outstanding shares of Cerritos Valley common stock shall have exercised dissenters' rights in the merger.

MERGER TO BE ACCOUNTED FOR AS A RECAPITALIZATION (PAGE __)

Cerritos Valley will account for the merger as an issuance of shares of Cerritos Valley common stock and a redemption of shares from, and a deemed dividend to, its existing shareholders. This transaction will be taxable to the shareholders of Cerritos Valley. See also, "Description of the Merger--Federal and California Income Tax Consequences."

APPRAISAL RIGHTS IN THE MERGER (PAGES _______ AND EXHIBIT III)

Shareholders of Cerritos Valley may dissent from the merger and demand payment in cash equal to the fair value of their shares. You may dissent by voting against, abstaining or not voting in favor of the merger. You must also write a letter to Cerritos Valley requesting the purchase of your dissenting shares and send the letter so that it is received within 30 days of the date of a notice that we will send to you announcing the approval by shareholders of the merger.


RECOMMENDATIONS TO SHAREHOLDERS (PAGE __)

Cerritos Valley's Board of Directors unanimously recommends a vote "FOR" approval of the merger.

THE MEETING


The meeting will be held at 12100 Firestone Boulevard, Norwalk, California, at 4:00 p.m., on Tuesday, August 17, 1999.


RECORD DATE, VOTING POWER AND VOTE REQUIRED (PAGE 24)


On June 30, 1999, the record date for the meeting, there were 1,001,667 shares of Cerritos Valley common stock outstanding. As of the date of the agreement, there were 991,667 shares of Cerritos Valley common stock outstanding. The 10,000 share difference results from the exercise of an option for 10,000 shares by Mr. Thomas Yott, a former executive officer of Cerritos Valley, in May of 1999. Approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Cerritos Valley common stock and approval by the California Fund as sole shareholder of Cerritos Merger Co. In the election of directors, the ten nominees for directors receiving the most votes will be elected directors.
The approval of an increase in the range of the number of directors also requires the affirmative vote of the holders of a majority of the outstanding shares of Cerritos Valley common stock.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

If you have more questions about the merger you should contact James N. Koury, President and Chief Executive Officer of Cerritos Valley at Cerritos Valley Bancorp, 12100 Firestone Boulevard, Norwalk, California 90650, telephone number
(562) 868-3221.


                              ORGANIZATIONAL CHART

Companies before the merger:


         --------------                     --------------
            Cerritos                              The
             Valley                           California
            Bancorp                               Fund
         --------------                     --------------
         --------------                     --------------
            Cerritos                            Cerritos
             Valley                              Merger
              Bank                                Co.
         --------------                     --------------
Companies after the merger is completed:
                                            --------------
                                                 The
                                              California
                                                 Fund
                                            --------------
                                            --------------
                                               Cerritos
                                                Valley
                                                Bancorp
                                            --------------
                                            --------------
                                               Cerritos
                                                Valley
                                                 Bank
                                            --------------

SUMMARY OF FINANCIAL INFORMATION

The following table shows selected consolidated financial and other data of Cerritos Valley as of and for each of the years in the five years ended December 31, 1998, and as of and for the three months ended March 31, 1999 and 1998. In management's opinion, the unaudited consolidated financial statements reflect all adjustments, consisting only of normally recurring adjustments, necessary for a fair statement of the results for the three month periods. Results for the three months ended March 31, 1999 do not necessarily represent the results that will be achieved for the entire year.

The financial information presented includes the following sections:

- Summary of Earnings - This section shows the significant components of earnings.

- Financial Position - This section shows significant assets, liabilities and shareholders' equity.

- Per Share Data - This section shows net earnings and shareholders' equity on a per share basis.

- Basic earnings per share reflects net earnings divided by the weighted-average shares of common stock outstanding during the period. Diluted earnings per share reflects the potential reduction in income per share that could occur if stock options currently outstanding were exercised and resulted in the issuance of stock that also shared in net earnings.

- Book value is determined by dividing total shareholders' equity by the number of shares outstanding at the end of the period presented.

- Selected Financial Ratios - This section includes ratios showing the return on average assets and return on average shareholders' equity, which are commonly used to evaluate the performance of companies.

- In the pro forma financial data table, pro forma book value per share is determined by dividing the pro forma total shareholders' equity by the number of shares outstanding following the completion of the merger.

This summary should be read with the Financial Statements and notes to the Financial Statements included at the end of this proxy statement/prospectus.

                        COMPARATIVE HISTORICAL FINANCIAL
                            DATA FOR CERRITOS VALLEY



(Dollars in thousands,                    Three
except per share numbers)              Months Ended                         Year Ended
                                         March 31,                          December 31,
                                    -------------------    -------------------------------------------------
                                      1999       1998        1998       1997      1996      1995       1994
                                    --------   --------    --------   --------   -------   -------   -------
                                        (Unaudited)
SUMMARY OF EARNINGS:
Net interest income                 $  1,501   $  1,403    $  5,946   $  5,316   $ 5,012   $ 5,264   $ 4,939
Provision for credit losses               85         75         310        750       604     2,208       217
Noninterest income                       384        335       1,563      1,515     2,337     1,704       905
Noninterest expense                    1,204      1,070       4,707      4,310     5,117     4,980     5,026
     Net earnings                   $    352   $    366    $  1,538   $  1,509   $ 1,015   $  (113)  $   351

FINANCIAL POSITION
 (at end of period):
Total assets                        $128,276   $107,272    $ 125,834  $101,539   $90,571   $91,769   $ 97,376
Total net loans and leases            63,796     53,085       61,119    50,123    40,690    45,077     55,238
Total deposits                       100,399     92,412       98,732    86,680    79,307    81,984     87,465
Total shareholders' equity          $ 12,545   $ 11,344    $  12,417  $ 10,975   $ 9,377   $ 8,494   $  8,543

PER SHARE DATA:
Net earnings-basic                  $   0.35   $   0.37    $    1.54  $   1.51   $  1.01   $ (0.11)  $   0.43
Net earnings-diluted                    0.32       0.34         1.41      1.42      0.99     (0.11)      0.43
Book value per share                $  12.65   $  11.34    $   12.52  $  10.98   $  9.38   $  8.49   $   8.54

SELECTED FINANCIAL RATIOS:
Return on average assets                1.11%      1.42%        1.37%     1.59%     1.12%    (0.13%)     0.37%
Return on average
 shareholders' equity                  11.27%     13.07%       13.09%    15.34%    11.62%    (1.21%)     4.13%

The following table summarizes the pro forma financial information shown at "Pro Forma Financial Statements" as if the merger had taken place as of January 1, 1998. The management of Cerritos Valley and the management of the California Fund believe its merger expenses will be approximately $200,000 and $125,000, respectively. This pro forma information is not necessarily representative of Cerritos Valley's financial position and results of operations had the merger been completed as of January 1, 1998.

                           PRO FORMA FINANCIAL DATA
                  CERRITOS VALLEY AND CERRITOS MERGER CO.

(Dollars in thousands,                         Three
except per share numbers)                   Months Ended                      Year Ended
                                           March 31, 1999                 December 31, 1998
                                           --------------                 -----------------
PER SHARE DATA:
Net earnings-basic                              $0.35                            $1.39
Net earnings-diluted                            $0.29                            $1.16
Book value per share                            $9.56                            $9.43

MARKET PRICE OF CERRITOS VALLEY COMMON STOCK


Cerritos Valley common stock is not listed on any stock exchange, nor is it listed with NASDAQ. Cerritos Valley common stock does not have an active trading market, and there is no established public market for Cerritos Valley common stock. The following table shows the average of the last reported bid and asked price per share for Cerritos Valley common stock on February 16, 1999, the trading day prior to the public announcement of the merger and equivalent pro forma market value per share of Cerritos Valley common stock following the merger. The equivalent pro forma market value per share has been calculated by adding $13.4871, which will be paid to the shareholders in cash, plus $15.0329 which represents the fair market value of 0.5271 shares of Cerritos Valley common stock. Cerritos Valley and Belvedere Capital agreed that the merger consideration for a whole share of Cerritos Valley common stock would be $28.52. The $28.52 merger consideration was determined by adding $12,800,000 to be contributed by the California Fund, plus the then proposed dividend of $2,500,000 from Cerritos Valley, plus $212,500 for options, and dividing that amount by the sum of 991,667 shares outstanding plus 75,000 shares to be issued to Mr. Koury upon the exercise of his right to purchase shares, and multiplying that total by 0.51. The $212,500 amount for options was determined by starting with $450,000 to be delivered to Cerritos Valley by Mr. Koury upon the exercise of Mr. Koury's right to purchase 75,000 shares at $6.00 per share, and subtracting from that amount $237,500 to be paid by Cerritos Valley to the option holders for the cancellation of one-half of their outstanding options to purchase 22,000 shares of Cerritos Valley common stock. Of the 11,000 options to be canceled, options for 6,000 shares would be paid out at $22.50 per share for a total of $135,000 and options for 5,000 shares would be paid out at $20.50 per share for a total of $102,500. The formula is as follows:

      $12,800,000 + $2,500,000 + [$450,000 - ($135,000 + $102,500)]  =  $15,512,500  = $28.52
      -------------------------------------------------------------     -----------
                           (991,667 + 75,000) X 0.51                       544,000

See also, "The Meeting--Outstanding Securities and Voting Rights" and "Description of the Merger--Exchange of Shares and Options. "


                                       Historical                 Equivalent Pro Forma
                                Market Value Per Share                 Market Value
                                ----------------------            ---------------------
February 16, 1999                        $8.50                            $28.52

                                  RISK FACTORS


THE CALIFORNIA FUND WILL OWN A MAJORITY INTEREST IN CERRITOS VALLEY AND WILL BE IN A POSITION TO CONTROL CERRITOS VALLEY AFTER THE MERGER. The California Fund will own a minimum of 51% of the outstanding shares of Cerritos Valley common stock following the merger. The California Fund will then be able to control, govern and manage Cerritos Valley, will be in a position to elect a majority of the directors, will have the power to cause a change in control of Cerritos Valley and could take other actions that might be favorable to the California Fund but may not be favorable to the other shareholders. In addition, the California Fund will have the power to prevent a change in control of Cerritos Valley, even at a premium price, if it chooses to oppose it.


DETERIORATION OF LOCAL ECONOMIC CONDITIONS COULD HURT PROFITABILITY OF CERRITOS VALLEY BANK. The operations of Cerritos Valley are primarily located in Southern California and are concentrated in the cities of Norwalk, Artesia, Huntington Park and Glendale and the surrounding cities. As a result of this geographic concentration, Cerritos Valley's results depend largely upon economic conditions in these cities. Adverse local economic conditions in these cities may have a material adverse effect on the financial condition and results of operations of Cerritos Valley.


FINANCIAL SERVICES BUSINESS IS HIGHLY COMPETITIVE WHICH COULD ADVERSELY AFFECT CERRITOS VALLEY BANK'S EARNINGS AND PROFITABILITY AND STOCK PRICE OF CERRITOS VALLEY. The banking and financial services business in California generally, and Cerritos Valley's market areas specifically, is highly competitive. Cerritos Valley competes for loans, deposits and customers for financial services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions and other nonbank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than Cerritos Valley. There can be no assurance that Cerritos Valley will be able to compete effectively in its market, and the results of operations of Cerritos Valley could be materially and adversely affected if circumstances affecting the nature or level of competition change. See "Description of Cerritos Valley--Competition."

LOAN LOSSES COULD HURT BANK'S OPERATING RESULTS. A significant source of risk for financial institutions like Cerritos Valley arises from the possibility that losses will be sustained because borrowers, guarantors and related parties fail to perform in accordance with the terms of their loans. Cerritos Valley's loan portfolio consists primarily of commercial and real estate secured loans. These types of loans are susceptible to losses for Cerritos Valley if the borrower's economic condition declines sharply. Cerritos Valley can incur losses in the real estate portfolio if the Southern California real estate market softens and real estate market values fall drastically. Cerritos Valley has adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that management believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying the respective credit portfolios. These policies and procedures, however, may not prevent unexpected losses which could materially adversely affect Cerritos Valley's results of operations. For information about Cerritos Valley's loan loss experience, see "Description of Cerritos Valley--Management's Discussion and Analysis of Financial Condition and Results of Operations--Summary of Loan Loss Experience."

INTEREST RATE FLUCTUATIONS COULD HURT OPERATING RESULTS. The income of Cerritos Valley depends to a great extent on "interest rate differentials" and the resulting net interest margins, that is, the difference between the interest rates earned on interest-earning assets such as loans and investment securities, and the interest rates paid on interest-bearing liabilities such as deposits and borrowings. These rates are highly sensitive to many factors which are beyond its control, including general economic conditions and the policies of various governmental and regulatory agencies, in particular, the Federal Reserve. Generally, Cerritos Valley is adversely affected by declining interest rates because Cerritos Valley Bank maintains a positive gap position within a one year time frame. This means that more interest sensitive assets in relation to interest sensitive liabilities are repriced within a one year time frame. Therefore, if interest rates decline, net interest rate margin will decrease and if interest rates increase, net interest rate margin will increase. In addition, changes in monetary policy, including changes in interest rates, influence the origination of loans, the purchase of investments and the generation of deposits and affect the rates received on loans and investment securities and paid on deposits, which could have a material adverse effect on Cerritos Valley's business, financial condition and results of operations. For a discussion of Cerritos Valley's interest rate sensitivity, see "Description of Cerritos Valley--Management's Discussion and Analysis of Financial Condition and Results of Operations--Regulatory Matters--Quantitative and Qualitative Disclosures About Market Risk."


GOVERNMENT REGULATION AND LEGISLATION COULD HURT BUSINESS AND PROSPECTS OF CERRITOS VALLEY BANK. Cerritos Valley is subject to extensive state and federal regulation, supervision and legislation which govern almost all aspects of its operations. Its business is particularly susceptible to being affected by the enactment of federal and state legislation which may have the effect of increasing or decreasing the cost of doing business, modifying permissible activities or enhancing the competitive position of other financial institutions. These laws are subject to change from time to time and are primarily intended for the protection of consumers, depositors and the deposit insurance funds and not for the protection of shareholders of Cerritos Valley. Cerritos Valley cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on its business and prospects, but it could be material and adverse. For information about supervision and regulation of banks, bank holding companies and legislation, see "Description of Cerritos Valley--Supervision and Regulation."

LOSS OF KEY EMPLOYEES COULD HURT PERFORMANCE OF CERRITOS VALLEY BANK. Cerritos Valley is dependent upon the continued services of its key employees. The loss of the services of any such employee, or the failure of Cerritos Valley to attract and retain other qualified personnel, could have a material adverse effect on Cerritos Valley's business, financial condition and results of operations. Cerritos Valley maintains life insurance for its benefit with respect to its President and Chief Executive Officer. For information about Cerritos Valley's key employees, see "Description of Cerritos Valley--Management."

ENVIRONMENTAL LIABILITY ASSOCIATED WITH COMMERCIAL LENDING COULD RESULT IN LOSSES. In the course of business, Cerritos Valley has acquired, and may in the future acquire, through foreclosure, properties securing loans they have originated or purchased which are in default. In commercial real estate lending, there is a risk that hazardous substances could be discovered on these properties after acquisition by Cerritos Valley. In this event, Cerritos Valley might be required to remove these substances from the affected properties at its sole cost and expense. The cost of this removal could substantially exceed the value of affected properties. Cerritos Valley may not have adequate remedies against the prior owner or other responsible parties or could find it difficult or impossible to sell the affected properties, the occurrence of any of which could have a material adverse effect on Cerritos Valley's business, financial condition and operating results.

CERRITOS VALLEY BANK RELIES HEAVILY ON TECHNOLOGY AND COMPUTER SYSTEMS AND COMPUTER FAILURE COULD RESULT IN LOSS OF BUSINESS AND ADVERSELY AFFECT THE STOCK PRICE OF CERRITOS VALLEY. Advances and changes in technology can significantly impact the business and operations of Cerritos Valley. Cerritos Valley faces many challenges including the increased demand for providing computer access to bank accounts and the systems to perform banking transactions electronically. Cerritos Valley's ability to compete depends on its ability to continue to adapt its technology on a timely and cost-effective basis to meet these demands. In addition, its business and operations are susceptible to negative impacts from computer system failures, communication and energy disruption and unethical individuals with the technological ability to cause disruptions or failures of its data processing systems.

Many computer programs were designed and developed utilizing only two digits in the date field, which means those computers are unable to recognize the year 2000 and the following years. This year 2000 issue creates risks for Cerritos Valley from unforseen or unanticipated problems in its internal computer systems as well as from computer systems of the Federal Reserve Bank of San Francisco, correspondent banks, customers and vendors. Failures of these systems or untimely corrections could have a material adverse impact on Cerritos Valley's ability to conduct its business and on its results of operations. For a discussion of Cerritos Valley's Year 2000 readiness, see "Description of Cerritos Valley--Management's Discussion and Analysis of Financial Condition and Results of Operations--Regulatory Matters--Year 2000 Compliance."

LIMITED TRADING MARKET FOR CERRITOS VALLEY COMMON STOCK COULD MAKE IT DIFFICULT TO SELL SHARES AFTER THE MERGER. There has been a limited trading market for Cerritos Valley common stock and no assurances can be given that an active trading market for the stock will develop subsequent to the merger. Cerritos Valley common stock is not listed on any stock exchange and is not included for quotation by NASDAQ. The limited trading market for Cerritos Valley common stock may make the sale of shares of Cerritos Valley common stock issued in the merger difficult. For information about the trading history of Cerritos Valley common stock, see "Description of the Capital Stock of Cerritos Valley."

                             FORWARD-LOOKING STATEMENTS

WE HAVE MADE FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT/PROSPECTUS, INCLUDING STATEMENTS CONTAINING THE WORDS "BELIEVES," "ANTICIPATES," "INTENDS," "EXPECTS," "CONSIDERS" AND WORDS OF SIMILAR IMPORT. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS OF CERRITOS VALLEY OR THE MERGER TO BE MATERIALLY DIFFERENT FROM THE FUTURE RESULTS EXPRESSED OR IMPLIED BY FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, AMONG OTHERS, THE FACTORS DISCUSSED IN THE SECTION ENTITLED "RISK FACTORS" ON PAGE __ OF THIS PROXY STATEMENT/PROSPECTUS.

ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS. SHAREHOLDERS SHOULD NOT RELY HEAVILY ON THE FORWARD-LOOKING STATEMENTS.

                            ------------------------
The information contained in this proxy statement/prospectus concerning Cerritos Valley has been furnished by Cerritos Valley. The information contained in this proxy statement/prospectus concerning Belvedere Capital and the California Fund has been furnished by Belvedere Capital.

                            ------------------------
You should rely only on the information in this proxy statement/prospectus or other information referred to in this document. None of Cerritos Valley, Belvedere Capital and the California Fund has authorized anyone to provide you with other or different information. This proxy statement/prospectus is dated July 26, 1999. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of shares of Cerritos Valley common stock in the merger shall create any implication to the contrary.

                                   THE MEETING


We are sending you this proxy statement/prospectus for the solicitation of proxies by the Board of Directors of Cerritos Valley for use at its meeting of shareholders for the purpose of considering and voting upon the matters set forth in the notice of meeting.



The mailing of this proxy statement/prospectus commenced on or about July 26, 1999.


MATTERS TO BE CONSIDERED AT THE SHAREHOLDERS' MEETING


The meeting has been called so the shareholders of Cerritos Valley can vote upon the agreement, elect directors and vote upon the increase in the range of the number of directors. After the merger, the California Fund will own approximately 55% of the outstanding shares of Cerritos Valley common stock and the current shareholders of Cerritos Valley will own approximately 45% of the outstanding shares of Cerritos Valley common stock. Cerritos Valley will then be a majority owned subsidiary of the California Fund.


RECORD DATE


The close of business on June 30, 1999, has been fixed as the record date for the determination of Cerritos Valley shareholders entitled to notice of, and to vote at, the meeting.


OUTSTANDING SECURITIES AND VOTING RIGHTS


There were 1,001,667 shares of Cerritos Valley common stock outstanding as of the record date held by approximately 210 record holders. As of the date of the agreement, there were 991,667 shares of Cerritos Valley common stock outstanding. The 10,000 share difference results from the exercise of an option for 10,000 shares by Mr. Thomas Yott, a former executive officer of Cerritos Valley, in May of 1999.

Each holder of Cerritos Valley common stock can cast one vote for each share of Cerritos Valley common stock held as of the record date on any matter presented for a vote of the shareholders at the meeting. Approval of the agreement and the increase in the range of the number of directors, requires the affirmative vote of the holders of a majority of the outstanding shares of Cerritos Valley common stock. With respect to the election of directors, the ten nominees for directors receiving the most votes will be elected directors.

As of the record date, the directors and executive officers of Cerritos Valley held approximately 44.8% of the outstanding shares of Cerritos Valley common stock entitled to vote at the meeting and directors holding approximately 44.8% of the outstanding shares have entered into director's agreements providing that they will each vote "FOR" approval of the agreement. As a result, holders of only 50,930 additional shares of Cerritos Valley common stock are needed to approve the agreement. See "Description of the Merger--Interests of Certain Persons in the Merger and Material Contracts with Cerritos Valley and its Affiliates."

The effect of broker nonvotes is that these votes are not counted as being voted; however these votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that the vote is not counted as a vote for or against the matter, but is counted as an abstention.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS


The Board of Directors of Cerritos Valley has unanimously voted in favor of the merger, and the individual members of Cerritos Valley's Board of Directors have indicated that they will vote all shares of Cerritos Valley common stock as to which they have voting power "FOR" approval of the agreement. The Board of Directors of Cerritos Valley recommends that the shareholders also vote "FOR" approval of the agreement, "FOR" each of the nominees for election as directors and "FOR" approval of the increase in the range of the number of directors. See "The Meeting--Beneficial Ownership of Principal Shareholders and Management."





REVOCABILITY OF PROXIES


A proxy for use at the meeting is enclosed. A shareholder executing and returning a proxy may revoke it at any time before the vote is taken by filing with the Secretary of Cerritos Valley an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxyholders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person by advising the chairman of the meeting of his or her election to vote in person, and voting in person at the meeting. Subject to revocation or suspension, all shares represented by a properly executed proxy received in time for the meeting will be voted by the proxyholders in accordance with the instructions specified on the proxy. If no directions are given to the contrary on the proxy, the shares of Cerritos Valley common stock represented by the proxy will be voted "FOR" approval of the agreement, "FOR" each of the nominees for directors of Cerritos Valley and "FOR" approval of the increase in the range of the number of directors. Management of Cerritos Valley does not anticipate that any matters will be presented at the meeting other than those matters listed in the notice of the meeting. If, however, other matters are properly presented at the meeting, the proxy will be voted in accordance with the best judgment and discretion of the proxyholders.

COST OF SOLICITATION OF PROXIES


Cerritos Valley shall bear the expenses of preparing, assembling, printing and mailing this proxy statement/prospectus and the material used in this solicitation of proxies. Management of Cerritos Valley contemplates that proxies will be solicited through the mail, but officers, directors and regular employees of Cerritos Valley and Cerritos Valley Bank may solicit proxies for the meeting personally. Although there is no formal agreement to do so, Cerritos Valley may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. In addition, Cerritos Valley may pay for and utilize the services of individuals or companies not regularly employed by it in the solicitation of proxies for the meeting if the Board of Directors of Cerritos Valley determines that this is advisable.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following tables show the beneficial ownership of shares of Cerritos Valley common stock held by the principal shareholders and management of Cerritos Valley. The beneficial owner of a security is a person who, directly or indirectly, through any contract arrangement, understanding, relationship, or otherwise has or shares:


- voting power which includes the power to vote, or to direct the voting of, the security; or

- investment power which includes the power to dispose, or to direct the disposition, of the security.

The beneficial owner of a security is also a person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting himself of beneficial ownership of a security or preventing the vesting of beneficial ownership. Shares subject to options presently exercisable or exercisable within 60 days of June 30, 1999 are deemed to be beneficially owned by the holder but are not treated as outstanding for computing the beneficial ownership of any other person.

Cerritos Valley's Board of Directors knows of no person who owns beneficially more than 5% of the outstanding shares of Cerritos Valley common stock as of June 30, 1999 except for the persons in the following table:



                                                            Cerritos Valley Common Stock
                                                               Beneficially Owned
                                                            ----------------------------
                                      Relationship           Number of     Percent
     Name and Address             with Cerritos Valley        Shares       of Class
----------------------------  ----------------------------  ----------    ----------
James N. Koury(1)             Chairman, President & CEO       332,447        29.1
Pricilla F. Koury(1)          Director                        196,162        19.8
Rose Finance Company Ltd(2)   Shareholder                      90,000         9.1
JoAnn San Paolo(1)            Director                         49,725         5.0
Ellen Toma(1)                 Director                        100,929        10.2
Michelle Toma(3)              Shareholder                      52,493         5.3
-------------------

(1) Mr. and Mrs. Koury's, Mrs. San Paolo's and Mrs. Toma's address is c/o Cerritos Valley Bancorp, 12100 Firestone Boulevard, Norwalk, California 90650.


(2) Rose Finance Company Limited's address is P.O. Box 707, West Bay Road, Grand Cayman, Cayman Islands.

(3) Ms. Toma's address is 34300 Lantern Bay Drive, #70, Dana Point, California 92629.


The following table shows as of June 30, 1999, the number of shares of Cerritos Valley common stock beneficially owned by each director and named executive officer of Cerritos Valley and by all Cerritos Valley directors and executive officers as a group.

                                           Cerritos Valley Common Stock          Percent
Beneficial Owner                                Beneficially Owned             Of Class(1)
----------------                           ----------------------------        -----------
Directors and Named Executive Officers:
--------------------------------------
Gary R. Einstein                                       4,895                           *
Shibley H. Horaney                                         0                           *
James N. Koury                                       332,447(2)                    29.1
Pricilla F. Koury                                    196,162(3)                    19.8
James M. McGinley                                     44,407                        4.5
Seymour J. Melnik, M.D.                               29,949                        3.0
Garo V. Minassian                                     11,546                        1.2
Richard J. Romero                                      7,291                           *
JoAnn San Paolo                                       49,725(4)                     5.0
Ellen Toma                                           100,929(5)                    10.2

All Directors and Executive                          600,474                       52.3
Officers as a Group (12 in all)

----------------------
*     Less than 1%.


(1) Includes shares subject to options held by Mr. Koury and the executive officers that are exercisable within 60 days of June 30, 1999. These are treated as issued and outstanding for the purpose of computing the percentages of Mr. Koury and the directors and executive officers as a group, but not for the purpose of computing the percentage of class of any other person.


(2) Mr. Koury has shared voting and investment powers as to 182,477 of these shares with his wife, Pricilla F. Koury. The amount includes 150,000 shares acquirable by exercise of stock options. Mr. Koury's address is c/o Cerritos Valley Bancorp, 12100 Firestone Boulevard, Norwalk, California 90650.

(3) Mrs. Koury has shared voting and investment powers as to 182,477 of these shares with her husband, James N. Koury. Mrs. Koury's address is c/o Cerritos Valley Bancorp, 12100 Firestone Boulevard, Norwalk, California 90650.

(4) Mrs. San Paolo has shared voting and investment powers as to all of these shares. Mrs. San Paolo's address is c/o Cerritos Valley Bancorp, 12100 Firestone Boulevard, Norwalk, California 90650.

(5) Mrs. Toma's address is c/o Cerritos Valley Bancorp, 12100 Firestone Boulevard, Norwalk, California 90650.


PRINCIPAL SHAREHOLDERS OF CERRITOS VALLEY FOLLOWING THE MERGER. If the merger is completed, the California Fund, James N. and Pricilla F. Koury, and Ellen Toma each will own beneficially more than 5% of Cerritos Valley common stock. See "Description of the Merger--Exchange of Shares and Options."

                             DESCRIPTION OF THE MERGER

GENERAL


This section of the proxy statement/prospectus contains information furnished by the Board of Director of Cerritos Valley in its solicitation of proxies for the meeting to approve the agreement. The agreement sets out the terms of the merger.

The Board of Directors of Cerritos Valley is asking its shareholders to vote upon the agreement. Under the terms of the agreement, Cerritos Valley shall be the surviving corporation of the merger. Upon completion of the merger, each share of Cerritos Valley common stock, other than shares held by shareholders who exercise and perfect dissenters' rights, shall be converted into the right to receive cash in the amount of $13.4871 and 0.5271 shares of Cerritos Valley common stock. See "Description of the Merger--Exchange of Shares and Options." As a result of the merger, Cerritos Valley will be a majority-owned subsidiary of the California Fund.


A copy of the agreement is attached to this proxy statement/prospectus as
Exhibit I and incorporated in this proxy statement/prospectus by this reference.

BACKGROUND AND REASONS FOR THE MERGER

During the past few years Cerritos Valley Bank has been expanding its services to the businesses and residents of southeastern Los Angeles County through its branch operations. Cerritos Valley Bank has looked at potential acquisition opportunities, but has not had the capital necessary to effect a cash acquisition or had sufficient liquidity in the shares of Cerritos Valley common stock to effect a stock transaction with other financial institutions operating in nearby areas.


In addition, over the last couple of years, shares of Cerritos Valley common stock, while traded over the counter, have had very limited activity and the shares have been trading at or close to book value. This lack of marketability required Cerritos Valley's management to consider various alternatives, including the sale of the entire institution, combining with other financial institutions or obtaining a strong financial partner that would permit future expansion of Cerritos Valley Bank's operations through acquisitions, establishment of branches and development of services and products.


In November, 1998, Mr. James Koury, President and Chief Executive Officer of Cerritos Valley had discussions with representatives of Belvedere Capital concerning a potential capital infusion into Cerritos Valley by the California Fund. Mr. Koury was familiar with Belvedere Capital and its recent acquisitions of The Bank of Orange County, Fountain Valley, California and Downey National Bank, Downey, California. Representatives of Belvedere Capital expressed interest in the California Fund acquiring 51% of the outstanding shares of Cerritos Valley common stock allowing shareholders of Cerritos Valley to receive certain cash payments, but at the same time looking for shareholders of Cerritos Valley to continue on with the surviving entity.

On December 2, 1998, Belvedere Capital, on behalf of the California Fund, presented a letter to Cerritos Valley indicating an interest to purchase 51% of the outstanding shares of Cerritos Valley common stock for $12.8 million in cash. Cerritos Valley Bank would then dividend an additional $2.5 million to Cerritos Valley with the total funds to be distributed to the shareholders of Cerritos Valley for 51% ownership interest. Over the next several weeks discussions were held between representatives of Belvedere Capital and Mr. Koury concerning the pricing formula. In addition, due diligence was conducted by Belvedere Capital on Cerritos Valley Bank and Cerritos Valley in order to proceed with the transaction.


On January 12, 1999, Belvedere Capital committed to a modification in the pricing formula, whereby the California Fund would pay $12.8 million, Cerritos Valley Bank would dividend to Cerritos Valley $2,950,000 and existing shareholders of Cerritos Valley would be entitled to receive for each share outstanding $13.4871 cash and 0.5271 shares of Cerritos Valley common stock after completion of the transaction. The parties intended that the California Fund would own 51% of Cerritos Valley after completion of the transaction taking into consideration the exercise of all outstanding options.

On January 19, 1999, the Board of Directors reviewed the pricing formula and received an oral opinion from Gerry Findley Inc. that the financial terms of the transaction were fair from a financial point of view to the shareholders of Cerritos Valley. Following the January 19, 1999 meeting, the agreement was negotiated between Belvedere Capital and Cerritos Valley, whereby Cerritos Valley will be merged with Cerritos Merger Co. and each outstanding share of Cerritos Valley common stock will be converted into $13.4871 cash and 0.5271 shares of Cerritos Valley common stock and the 543,959 outstanding shares of Cerritos Merger Co. will be converted into an equal number of shares of Cerritos Valley common stock. In addition, the California Fund will receive warrants to acquire up to 86,000 additional shares of Cerritos Valley common stock for $0.01 per share in order to preserve its 51% ownership position. These warrants may only be exercised on a share for share basis upon the exercise of outstanding stock options held by optionees; however, the warrant is not exercisable upon the exercise by James N. Koury to acquire the first one-half of his option to acquire 150,000 shares of Cerritos Valley common stock. As part of the transaction, the Board of Directors of Cerritos Valley were required to execute an agreement agreeing to vote their shares in favor of the transaction. In early February, 1999, copies of the definitive agreement were distributed to each of the members of the Board of Directors of Cerritos Valley. On February 8, 1999, the Board of Directors of Cerritos Valley approved the agreement and each member of the Board entered into the director's agreement with Belvedere Capital. On February 12, 1999 the agreement was executed on behalf of Cerritos Valley and the California Fund. Also on February 12, 1999, Gerry Findley Inc. delivered its written opinion to Cerritos Valley's Board of Directors to the effect that as of the date of the opinion the transaction as set forth in the agreement and the consideration to be received by Cerritos Valley shareholders is fair from a financial point of view to the holders of Cerritos Valley common stock.


EXCHANGE OF SHARES AND OPTIONS


Each share of Cerritos Valley common stock which is outstanding immediately prior to the merger, other than shares to which its holders have exercised and perfected dissenters' rights, will automatically be canceled and will be converted into the right to receive cash in the amount of $13.4871 and 0.5271 shares of Cerritos Valley common stock.

The Boards of Directors of Cerritos Valley and Belvedere Capital determined the conversion rate in an arms length negotiation.

Assuming each share of Cerritos Valley is converted into the right to receive cash in the amount of $13.4871 and 0.5271 shares of Cerritos Valley common stock, there would be approximately 1,071,937 shares of Cerritos Valley common stock outstanding immediately following the completion of the merger, consisting of 543,959 shares of Cerritos Valley common stock to be issued to the California Fund in the merger and approximately 527,978 shares of Cerritos Valley common stock to be issued to the existing shareholders as a result of the merger. In addition, immediately following the completion of the merger, Cerritos Valley will purchase 75,000 shares of its outstanding common stock from James N. Koury pursuant to the stock purchase rights amendment agreement as discussed below. After this purchase there will be 996,937 shares of Cerritos Valley common stock outstanding.

No fractional shares of Cerritos Valley common stock will be issued in the merger. Instead, shareholders of Cerritos Valley will receive an amount in cash equal to the product, rounded to the nearest hundredth, obtained by multiplying $28.52 by the fraction of a share of Cerritos Valley common stock to which the holder would otherwise be entitled.

EXCHANGE PROCEDURE. Each holder of a certificate representing shares of Cerritos Valley common stock shall surrender the certificate, duly endorsed as Cerritos Valley may require, to U.S. Stock Transfer Corporation as the exchange agent. Each holder shall then receive from Cerritos Valley in exchange for the old certificate:


- a new certificate representing the number of whole shares of Cerritos Valley common stock to which the holder shall have become entitled based upon the conversion rate, and

- a check for $13.4871 multiplied by the number of shares indicated on the old certificate plus the amount for any fractional share.


Upon surrender for cancellation to the exchange agent of one or more old certificates for shares of Cerritos Valley common stock, accompanied by the transmittal letter which will be sent to the shareholders promptly after the merger, the exchange agent shall deliver to each holder of surrendered old certificates new certificates representing the appropriate number of shares of Cerritos Valley common stock and checks for $13.4871 multiplied by the number of shares indicated on the old certificate plus the amount for any fractional shares.

Until old certificates have been surrendered and exchanged, each outstanding old certificate shall be deemed for all corporate purposes to represent the number of shares of Cerritos Valley common stock into which the number of shares of Cerritos Valley common stock shown on the old certificate have been converted. No dividends or other distributions which are declared on Cerritos Valley common stock will be paid to persons entitled to receive them until the old certificates have been surrendered in exchange for new certificates, but upon the surrender, the dividends or other distributions, from and after the completion of the merger, will be paid to those persons. In no event shall the persons entitled to receive the dividends or other distributions be entitled to receive interest on the dividends or other distributions.

No shareholder will be liable for any transfer taxes unless a new certificate is to be issued in a name other than the shareholder's. If a shareholder requests that a new certificate be issued in another name, the shareholder must properly endorse the old certificates and pay to Cerritos Valley or the exchange agent any transfer taxes owed for that transfer or for any prior transfer or establish to the satisfaction of Cerritos Valley or the exchange agent that the taxes have been paid or are not payable.

If any holder of an old certificate is unable to surrender his or her old certificates because the certificates have been lost or destroyed, the holder may instead deliver an affidavit and indemnity undertaking in form and substance and, if required, with insurance satisfactory to the exchange agent and Cerritos Valley.


EXCHANGE OF OUTSTANDING STOCK OPTIONS FOR SHARES OF CERRITOS VALLEY COMMON STOCK. Cerritos Valley granted options to purchase 12,000 shares of Cerritos Valley Common stock to two option holders. In addition, Cerritos Valley granted James N. Koury a right to purchase 150,000 shares of Cerritos Valley common stock for cash at the price of $6.00 per share under a stock purchase agreement. As a condition to the merger, each holder of options or rights to purchase shares of Cerritos Valley common stock has entered into an option termination agreement or a stock purchase rights amendment agreement.

The option termination agreements provide that each holder of a Cerritos Valley stock option in consideration for agreeing

- not to exercise any options to purchase Cerritos Valley common stock prior to completion of the merger; and

- to the cancellation of one-half of the options held immediately prior to completion of the merger;

shall receive a cash payment from Cerritos Valley in the amount of one-half of the options held immediately prior to completion of the merger at a price equal to the difference between the exercise price of the option and $28.52 per share. The aggregate cash consideration to be paid to the two Cerritos Valley option holders under the option termination agreements is $125,120.

In the stock purchase rights amendment agreement, Cerritos Valley agreed to purchase 75,000 of Mr. Koury's shares of Cerritos Valley common stock, immediately after completion of the merger, at the cash price of $28.52 per share for a total consideration of $2,139,000.

Mr. Koury agreed in the stock purchase rights amendment agreement, in consideration for not exercising any rights to purchase Cerritos Valley common stock prior to the completion of the merger, as follows:

- the right to purchase the first 75,000 shares of Cerritos Valley common stock must be exercised by no later than the latest of one year after Mr. Koury's death or twenty months after completion of the merger;

- if the first 75,000 shares are not purchased within that period, the right to purchase those shares terminates; and

- the option to acquire the remaining 75,000 shares continues to be exercisable under its original terms.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND
MATERIAL CONTRACTS WITH CERRITOS VALLEY AND ITS AFFILIATES

In considering the recommendations of the Board of Directors of Cerritos Valley for approval of the merger, the shareholders of Cerritos Valley should be aware that certain members of the Board of Directors of Cerritos Valley may have a substantial interest in the merger as described below.


As stated above, James N. Koury, the President and Chief Executive Officer of Cerritos Valley, has entered into the stock purchase rights amendment agreement. Under the terms of the stock purchase rights amendment agreement, Cerritos Valley has agreed to purchase 75,000 shares of Cerritos Valley common stock owned by Mr. Koury at the cash price of $28.52 per share for a total of $2,139,000 immediately after completion of the merger, and Mr. Koury's right to purchase his option for 150,000 shares of Cerritos Valley common stock has been amended as described above.

As soon as practicable following the merger, the Boards of Directors of Cerritos Valley and Cerritos Valley Bank shall take action to cause two nominees to be selected by Belvedere Capital to be appointed to the Boards of Directors of Cerritos Valley and Cerritos Valley Bank. Once those nominees have been appointed to the Boards, the nominating committee of Cerritos Valley shall nominate and recommend for approval the nominees selected by Belvedere Capital for one year terms at the annual meetings of Cerritos Valley for the years 2000, 2001 and 2002. Management of Cerritos Valley presently anticipates that Ronald W. Bachli and J. Thomas Byrom will be appointed as directors of Cerritos Valley. In addition, in the event the nominees selected by Belvedere Capital determine to withdraw from the Boards, or in the event that the nominees selected by Belvedere Capital are removed from the Boards, then Cerritos Valley and Cerritos Valley Bank shall enter into, at no cost to Cerritos Valley or Cerritos Valley Bank, a financial advisory contract with Belvedere Capital. The financial advisory contract will provide Belvedere Capital full access to the records and management of Cerritos Valley and Cerritos Valley Bank to the full extent provided to directors of Cerritos Valley and Cerritos Valley Bank.

In addition, each director of Cerritos Valley has entered into a director's agreement with Belvedere Capital which provides that the director agrees:

- to recommend that the shareholders of Cerritos Valley approve the agreement;

- to advise Cerritos Valley's shareholders to reject any subsequent proposal or offer received by Cerritos Valley relating to any purchase, sale, acquisition, merger or other form of business combination involving Cerritos Valley or any of its assets, equity securities or debt securities and to proceed with the transactions contemplated by the agreement, unless Cerritos Valley's Board of Directors has been advised by outside legal counsel that a director of Cerritos Valley should not take that action;

- not to take any action that will alter or affect in any way the right to vote the shares of Cerritos Valley common stock, except:

           with the prior written consent of the California Fund; or to change the right from that of a shared right of the director to vote the shares of Cerritos Valley common stock to a sole right of the director to vote the shares of Cerritos Valley common stock; and

- to vote all shares of Cerritos Valley common stock as to which the director has voting power in favor of the agreement.

Each director of Cerritos Valley also delivered an irrevocable proxy to Belvedere Capital in connection with the director's agreement. The director's agreements also provide that the directors shall not for a period of three years after the completion of the merger, directly or indirectly, without the prior written consent of the California Fund, own more than 5% of, organize, manage, operate, finance or participate in the ownership, management, operation or financing of, or be connected as an officer, director, employee, principal, agent or consultant to any financial institution whose deposits are insured by the FDIC that has its head office or a branch office within 30 miles of the head office of Cerritos Valley.


THE CALIFORNIA FUND WARRANTS


Another condition to the merger is the issuance of warrants to the California Fund which would allow the California Fund to maintain its ownership of over 50% of the outstanding shares of Cerritos Valley common stock. The California Fund and Cerritos Valley have agreed to enter into a warrant agreement which will only become effective upon the completion of the merger. The warrant agreement grants warrants to the California Fund to purchase up to 86,000 shares of Cerritos Valley common stock at a purchase price of $0.01 per share. The warrant agreement will allow the California Fund to exercise warrants on a one-for-one basis only upon the exercise of options outstanding under either Cerritos Valley's stock option plan or Cerritos Valley's stock purchase plan, however, the warrant is not exercisable upon the exercise by James N. Koury to acquire the first one-half of his right to acquire 150,000 shares of Cerritos Valley common stock.


REGULATORY APPROVAL AND COMPLETION OF THE MERGER


The merger was approved by the Department of Financial Institutions (the "DFI") on June 29, 1999 and the application of the California Fund to acquire a majority interest in Cerritos Valley was approved by the Board of Governors of the Federal Reserve System (the "FRB") on May 24, 1999. THE APPROVAL OF THE MERGER BY THE DFI AND THE APPROVAL OF THE CALIFORNIA FUND'S ACQUISITION OF CERRITOS VALLEY BY THE FRB IS NOT A RECOMMENDATION OR ENDORSEMENT OF THE MERGER OR ACQUISITION BY THE DFI OR THE FRB, RESPECTIVELY. The completion of the merger is anticipated to take place on a day which shall not, however, be later than fifteen business days after:


- the receipt of the last required regulatory approval and expiration of all applicable waiting periods, and

- satisfaction of the conditions precedent to the obligations of each of Cerritos Valley and the California Fund or the written waiver of the conditions by Cerritos Valley or the California Fund, as applicable.

Management of Cerritos Valley presently anticipates that the merger will be completed during the third quarter of this year.


CONDITIONS TO THE MERGER

      The agreement provides that the completion of the merger is subject to various conditions which must be satisfied before the completion of the merger, including the following:


- The agreement and the merger shall have been approved by the vote of the holders of a majority of the outstanding stock of Cerritos Valley;

- There shall not be any action taken, or any law, regulation or order enacted, enforced or deemed applicable to the merger, by any government entity which restrains or prohibits the proposed transaction;

- All approvals or permits required to be obtained, and all waiting periods required to expire, for the merger shall have been obtained or expired, without the imposition of any materially burdensome condition on the California Fund or Cerritos Valley as determined by Belvedere Capital;

- The Cerritos Valley Registration Statement shall be effective under the Securities Act, and no proceeding shall be pending by the SEC to suspend the effectiveness of the Registration Statement, and Cerritos Valley shall have received all state securities permits or other authorizations, or confirmations as to the availability of an exemption from the registration or qualification requirements as may be necessary;

- The representations and warranties of each of Cerritos Valley and Belvedere Capital and the California Fund stated in the agreement shall be true in all material respects as of the date of completion of the merger; each of Cerritos Valley and Belvedere Capital shall have duly performed and complied in all material respects with all agreements required by the agreement;

- Cerritos Valley and the California Fund shall have received certificates of officers of the other party stating that the representations and warranties as set forth in the agreement are true and correct, and opinions of counsel for the other party;

- The holders of no more than 10% of the outstanding shares of Cerritos Valley common stock shall have exercised dissenters' rights;

- There shall not have been any change in the financial condition, results of operation or prospects of Cerritos Valley and Cerritos Valley Bank since December 31, 1998, which individually is or in the aggregate is materially adverse to Cerritos Valley or Cerritos Valley Bank;

- There shall not have been any damage, destruction, loss or event materially and adversely affecting the properties, business or prospects of Cerritos Valley or Cerritos Valley Bank;

- Cerritos Valley shall have issued to the California Fund warrants to acquire up to 86,000 shares of Cerritos Valley common stock;

- Cerritos Valley Bank shall have declared and paid a $2,950,000 dividend to Cerritos Valley;

- Cerritos Valley shall have reimbursed all of Cerritos Merger Co.'s expenses in the merger, not to exceed $125,000; and

- Cerritos Valley shall have received a fairness opinion confirming the fairness of the terms of the merger to Cerritos Valley and its shareholders from a financial perspective, and this opinion shall not have been withdrawn prior to the date of completion of the merger.

On May 24, 1999, the FRB approved the acquisition by the California Fund, and on June 29, 1999, the Department of Financial Institutions approved the merger subject to approval of the shareholders of Cerritos Valley. In addition, on February 12, 1999, Gerry Findley Inc. rendered its written opinion to Cerritos Valley's Board of Directors that the terms of the merger are fair, from a financial point of view, to the shareholders of Cerritos Valley, and on ____________, 1999 Gerry Findley Inc. affirmed its written opinion.


WAIVER, AMENDMENT, AND TERMINATION

Any term or provision of the agreement, other than regulatory approval or any of the provisions required by law, may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits of the term or provision.

The agreement provides that it may be terminated prior to the completion of the merger:

- By mutual consent of the Boards of Directors of Cerritos Valley and Belvedere Capital;

- By Cerritos Valley or Belvedere Capital immediately upon the expiration of 30 days from the date that Cerritos Valley or Belvedere Capital, as applicable, has given notice to the other party of a material breach or default by the other party in the performance of any covenant, agreement, representation, warranty, duty or obligation of the agreement. However, no termination shall be effective if, within the 30-day period, the breaching or defaulting party shall have corrected and cured the grounds for the termination;

- By Cerritos Valley or Belvedere Capital if any governmental authority denies or refuses to grant its approval required to be obtained in order to complete the merger;

- By Cerritos Valley or Belvedere Capital if the shareholders of Cerritos Valley do not approve the agreement;

- By Belvedere Capital if the Board of Directors of Cerritos Valley approves a transaction where there would be a change of control of five percent or more of the outstanding shares of Cerritos Valley common stock; or

- By Cerritos Valley or Belvedere Capital upon the failure of any of the conditions specified in the agreement to have been satisfied prior to September 30, 1999.

LIQUIDATED DAMAGES


If the agreement is terminated by either party because of a material breach or default by the other party, or by Belvedere Capital because Cerritos Valley's Board of Directors approves a change of control of five percent or more of the outstanding shares of Cerritos Valley common stock, then the terminating party is entitled to liquidated damages in the amount of $300,000 in cash from the other party.


OPINION OF FINANCIAL ADVISOR


GENERAL. Pursuant to oral discussions in early December 1998 and confirmed in writing by an engagement letter executed on January 12, 1999, Cerritos Valley engaged Gerry Findley Inc. to advise Cerritos Valley regarding the consideration to be paid by the California Fund. Gerry Findley Inc. is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in merger transactions and other types of acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. Cerritos Valley selected Gerry Findley Inc. as its financial advisor on the basis of its experience in transactions similar to the proposed transaction and its reputation in the banking and investment communities. Gerry Findley Inc. did not determine the consideration to be paid by the California Fund in the transaction. Cerritos Valley, through the negotiations with the California Fund, determined the consideration. Gerry Findley Inc. assumed that the consideration equaled $28.52 as he was advised by the Board of Directors of Cerritos Valley of the calculation it utilized and the price which was determined by the calculation.

Cerritos Valley's Chairman James Koury handled Cerritos Valley's negotiations for the transaction. At the January 19, 1999 meeting of Cerritos Valley's Board of Directors, Gerry Findley Inc. delivered its oral opinion, subsequently confirmed in its written opinion dated February 12, 1999, that the terms of the proposed merger are fair to the shareholders of Cerritos Valley from a financial standpoint as of the date of the opinion. By action taken January 19, 1999, Cerritos Valley's Board of Directors approved the essential terms of the transaction. On ____________, 1999, Gerry Findley Inc. affirmed its written opinion of February 12, 1999 that, subject to the assumptions and limitations described in its opinion, the terms of the proposed merger are fair to the shareholders of Cerritos Valley from a financial standpoint as of that date.

No limitations were imposed by Cerritos Valley on Gerry Findley Inc. in the investigations made or procedures followed in rendering its opinion. Gerry Findley Inc.'s opinion is addressed to Cerritos Valley's Board of Directors and does not constitute a recommendation to any shareholder of Cerritos Valley as to how the shareholder should vote at the meeting.

Prior to issuing its opinion, Gerry Findley Inc., among other things:

- reviewed certain publicly available financial and other data of Cerritos Valley, including the financial statements for recent years and certain other relevant financial and operating data relating to Cerritos Valley made available to Gerry Findley Inc. from published sources and from the internal records of Cerritos Valley;

-      reviewed the agreement;

- reviewed certain historical market prices and trading volumes of shares of Cerritos Valley common stock;

- compared Cerritos Valley from a financial point of view with certain other companies that Gerry Findley Inc. deemed to be relevant;

- considered the publicly available financial terms of selected recent business combinations of companies that Gerry Findley Inc. deemed to be comparable, in whole or in part, to the merger;

- reviewed and discussed with representatives of the management of Cerritos Valley certain information of a business and financial nature regarding Cerritos Valley furnished to Gerry Findley Inc. by Cerritos Valley, including financial forecasts for 1999;


- made inquiries regarding and discussed the merger and the agreement and other matters related thereto with Cerritos Valley; and


- performed other analyses and examinations as Gerry Findley, Inc. deemed appropriate.

Gerry Findley Inc. did not independently verify any of the foregoing information, and relied on the information and assumed the information was complete and accurate in all material respects. Gerry Findley Inc. assumed for purposes of its opinion that the 1999 financial forecasts for Cerritos Valley provided to Gerry Findley Inc. by Cerritos Valley, was reasonably prepared on bases reflecting the best available estimates and judgment of the Cerritos Valley management at the time of preparation as to the future financial performance of Cerritos Valley and that the forecasts provided a reasonable basis upon which Gerry Findley Inc. could form its opinion. Gerry Findley Inc. also assumed that there were no material changes in Cerritos Valley's assets, financial condition, results of operations, business, or prospects since the dates of the last financial statements made available to Gerry Findley Inc. Gerry Findley Inc. assumed the accuracy of the disclosures contained in the agreement and relied on advice of counsel to Cerritos Valley as to the tax, accounting and legal effects described in the agreement with respect to cerritos valley, the merger, the proxy statement/prospectus and the agreement. In addition, Gerry Findley Inc. is not expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with the consent of Cerritos Valley, that the allowances for Cerritos Valley were in the aggregate adequate to cover the losses. In addition, Gerry Findley Inc. did not make an independent evaluation, appraisal, or physical inspection of the assets or individual properties of Cerritos Valley and was not furnished with any appraisals. Further, Gerry Findley Inc.'s opinion was based on economic, monetary, and general market and other conditions existing as of the date of the opinion and on the assumption that the agreement will be completed in accordance with its terms, without any amendments to it, and without waiver by Cerritos Valley of any of the conditions to its obligations.

The following is a brief summary of the report presented by Gerry Findley Inc. to Cerritos Valley's Board of Directors which confirmed its earlier oral opinion.

ANALYSIS OF SELECTED BANK MERGER TRANSACTIONS. Gerry Findley Inc. reviewed the consideration paid in recently completed transactions whereby certain banks were acquired. Specifically,

Gerry Findley Inc. reviewed over 90 recent transactions involving acquisitions of selected banks in California completed since January 1996 (the "California Acquisitions"). For each bank acquired in those transactions, Gerry Findley Inc. compiled figures illustrating, among other things, the ratio of the premium, i.e., purchase price in excess of tangible book value, to deposits, purchase price to book value, and purchase price to previous year's earnings.


The figures for banks acquired or to be acquired in the California Acquisitions produced:

-    a median percentage of premium to deposits of 6.50%;

-    a median multiple of purchase price to book value of 1.68; and

-    a median multiple of purchase price to previous year's earnings of 16.95.


In comparison, assuming that the consideration to be paid in the merger equals $28.52 which is $13.4871 cash and 0.5271 shares of common stock, Gerry Findley Inc. determined that the consideration to be paid by the California Fund in the merger represented a percentage of premium to deposits of 15.77%, a multiple of purchase price to book value of 2.24 and a multiple of purchase price to previous year's earnings of 18.9.


The following table is a summary of the valuation results.


                     Summary of Valuation Results(1)
                     -------------------------------
                     At $28.52 Per Share             California
                       Market Value(2)           Acquisition Median
                     -------------------         ------------------
Premium to Deposits                15.77%                    6.50%
Price to Book Value                 2.24                     1.68
Price to Previous
 Years Earnings                    18.9                     16.95

---------------

(1) Based upon 991,667 shares of Cerritos Valley common stock outstanding and 1,163,667 fully diluted shares for all stock options.

(2)    Based upon the 1998 earnings per share for Cerritos Valley of $1.51.

(3) Based upon the December 31, 1998 book value per share for Cerritos Valley of $12.71.


No other company or transaction used in the above analysis as a comparison is identical to Cerritos Valley or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Cerritos Valley and the merger are being compared.

DISCOUNTED CASH FLOW METHOD. Gerry Findley Inc. examined the results of a preliminary discounted cash flow analysis to compare the value of the transaction of $28.52 with the present value that would be attained if Cerritos Valley remained independent through 2001 and then was acquired by a larger financial institution. The discounted cash flow analysis also assumed that Cerritos Valley, on a stand alone basis, would achieve Cerritos Valley's Management's estimated earnings per share of $1.42 for 1999, and Gerry Findley Inc. assumed earnings would increase 10 percent per year for years 2000 to 2001.


The discount rates used ranged from 10 percent to 14 percent. For the Cerritos Valley stand alone analysis, the terminal price multiples applied to the 2001 estimated earnings per share ranged from 12.0 to 20.0. The lower levels of the price to earnings multiples range reflected an estimated future trading range of Cerritos Valley, while the higher levels of the price to earnings multiples range were more indicative of a future sale of Cerritos Valley.

For the Cerritos Valley stand alone analysis, the cash flows were comprised of no cash dividends in years 1999 through 2001 plus the terminal value of Cerritos Valley at the year end 2001, calculated by applying each one of the assumed terminal price to earnings multiples as stated above to the 2001 projected Cerritos Valley earnings per share. The discount rates described above were then applied to these cash flows to obtain the present values per share of Cerritos Valley common stock.


Assuming Cerritos Valley remains independent through 2001 and the projected earnings are achieved, a holder of one share of Cerritos Valley common stock would receive cash flows with a present value between $12.29 and $23.63. Assuming the merger is completed, Cerritos Valley's shareholders will be receiving cash and stock valued at $28.52.

CONSIDERATION OF OTHER METHODS. Normally in a merger transaction Gerry Findley Inc. also analyzes a contribution analysis, dilution analysis and comparable company analysis. To determine the fairness to the fact that the merger transaction does not combine Cerritos Valley with any other financial institution and is solely a restructure of ownership, Gerry Findley Inc. determined that a contribution analysis, dilution analysis and comparable company analysis were not relevant methods for consideration. Under the terms of the merger, Cerritos Valley will continue as a separate operating banking institution.

The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Gerry Findley Inc. believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to Cerritos Valley's Board of Directors. In addition, Gerry Findley Inc. may have given certain analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Gerry Findley Inc.'s view of the actual value of Cerritos Valley. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that that analysis was given greater weight than any other analysis.

In performing its analyses, Gerry Findley Inc. made numerous assumptions about industry performance, general business and economic conditions and other matters, many of which are beyond the control of Cerritos Valley. The analyses performed by Gerry Findley Inc. are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by those analyses. The analyses were prepared solely as part of Gerry Findley Inc.'s analysis of the fairness of the terms of the proposed merger to Cerritos Valley's shareholders from a financial standpoint and were provided to Cerritos Valley's Board of Directors with the delivery of Gerry Findley Inc.'s opinion. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future. Gerry Findley Inc. used in its analyses various projections of future performance prepared by the management of Cerritos Valley. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in the projections.

As described above, Gerry Findley Inc.'s opinion and presentation to Cerritos Valley's Board of Directors were among the many factors taken into consideration by Cerritos Valley's Board of Directors in making its determination to approve the agreement.

Cerritos Valley paid Gerry Findley Inc. $10,000 for its opinion. Cerritos Valley has not paid Gerry Findley Inc. any other sums during the past two years. Gerry Findley Inc. is owned by Gerry Findley, the father of Gary Findley, counsel to Cerritos Valley.


FEDERAL AND CALIFORNIA INCOME TAX CONSEQUENCES


The following is a description of the material federal and California income tax consequences of the merger. The following is not a complete description of all tax consequences of the merger. Each shareholder's individual circumstances may affect the tax consequences of the merger to him or her. In addition, the following description does not address the tax consequences of the merger under applicable state or local laws, other than California law. CONSEQUENTLY, EACH SHAREHOLDER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER.

The merger will be disregarded and will be treated in part as a taxable sale and in part a taxable recapitalization for tax purposes, as described below. Cerritos Valley and the California Fund will recognize no gain or loss as a result of the sale and recapitalization transactions.


As discussed previously in "Description of the Merger--Exchange of Shares and Options," upon completion of the merger, each share of Cerritos Valley common stock which is outstanding immediately prior to the merger, other than shares held by shareholders who exercise and perfect dissenters' rights, will automatically be canceled and will be converted into the right to receive cash in the amount of $13.4871 and 0.5271 shares of Cerritos Valley common stock. Those shareholders who properly and timely exercise their dissenters' rights will receive solely cash for each share of Cerritos Valley common stock they currently hold.


To the extent the source of the total cash received by Cerritos Valley shareholders is from the California Fund, shareholders of Cerritos Valley will be treated as if they sold a proportionate amount of their shares of Cerritos Valley common stock to the California Fund in the sale transaction. All new shares of Cerritos Valley common stock received by the Cerritos Valley shareholders will be issued by Cerritos Valley. Therefore, the Cerritos Valley shareholders will be treated as engaging in a recapitalization transaction with Cerritos Valley where the shareholders exchange a portion of their existing shares for new Cerritos Valley shares plus the cash supplied by Cerritos Valley.

In general, a Cerritos Valley shareholder's gain or loss recognized from the sale transaction will equal the difference between the amount of cash deemed received by the shareholder in the sale transaction and the tax basis of the stock deemed sold in that transaction. This gain or loss will qualify for capital gain or loss treatment.

In the recapitalization transaction, the gain recognized by the Cerritos Valley shareholder will equal the lower of the gain realized from the transaction or the cash received by the Cerritos Valley shareholder from Cerritos Valley. In general, the recognized gain will qualify for capital gain treatment if one of the following requirements is met:

-   the recapitalization is not essentially equivalent to a dividend;

- the recapitalization is a complete termination of the shareholder's ownership of Cerritos Valley common stock; or

- the recapitalization is substantially disproportionate with respect to the shareholder.

To be substantially disproportionate, the recapitalization must meet all of the following requirements:

- the shareholder's percentage of the total outstanding voting stock owned immediately after the Recapitalization is less than 80% of the shareholder's percentage of the stock owned immediately before the recapitalization;

- the shareholder's percentage of the total outstanding common stock, voting or nonvoting, owned immediately after the recapitalization is less than 80% of the shareholder's percentage of the stock owned immediately before the recapitalization; and

- immediately after the recapitalization, the shareholder owns less than 50% of the total combined voting power of all classes of stock entitled to vote.

If the gain recognized from the recapitalization transaction does not satisfy any of the requirements described above, the gain will be treated as a dividend distribution to the shareholder to the extent that Cerritos Valley has accumulated earnings and profits that exceed the amount of the distribution. Management of Cerritos Valley believes its aggregate earnings and profits exceeds the aggregate amount of any distributions that may be treated as dividend income to Cerritos Valley shareholders.

For the recapitalization tests, the computation of the stock of the corporation owned by the shareholder immediately before the recapitalization must be made before any part of the sale and recapitalization transactions occur. Similarly, the computation of the stock of the corporation owned by the shareholder immediately after the recapitalization must be made after the sale and recapitalization transactions are consummated.

Also for the recapitalization tests, shareholders must take into account various attribution or constructive ownership rules. These rules generally provide that a shareholder is considered to own not only the shares he or she owns directly, but also shares owned by his or her spouse, other family members, and related entities, including partnerships, corporations, trusts and estates. Furthermore, those related entities are generally considered to own shares that are owned by their partners, shareholders or beneficiaries. In some instances, waiver of the family attribution rules is permitted.

If a noncorporate shareholder's gain, if any, is considered capital gain and the shares of Cerritos Valley common stock tendered have a holding period that exceeds one year as of the date of the sale and recapitalization transactions, the shareholder's capital gain will be eligible for a maximum federal long-term capital gain tax rate of 20 percent. Although California has conformed to the federal treatment of this transaction, California's income tax rates do not distinguish between capital gain and ordinary income.

This discussion is derived from an analysis of the current Internal Revenue Code, the California Revenue and Taxation Code, the Regulations that are part of THESE Codes, current case law and published rulings. The foregoing is subject to change, and any change may be retroactively effective. If so, the discussion above may be affected and may not be relied upon. Cerritos Valley assumes no responsibility for the discussion after the date of the sale and recapitalization transactions because of any change to the foregoing Codes, case law or published rulings.


RIGHTS OF DISSENTING SHAREHOLDERS

Shareholders who do not vote in favor of the merger either by voting against the agreement or by abstaining from voting are entitled to certain rights under Chapter 13 of the California General Corporation Law ("Chapter 13"). Chapter 13 is reprinted in Exhibit III to this proxy statement/prospectus. Please note that all references in Chapter 13 and in this section to a "shareholder" are to the record holder of dissenting shares. A person having a beneficial interest in shares of Cerritos Valley common stock held of record in the name of another person, like a broker or nominee, and wishing to exercise his or her dissenter's rights should act promptly to cause the shareholder of record to follow the steps summarized below properly and in a timely manner to perfect his or her dissenter's rights.

The following discussion is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by Exhibit III. This discussion and Exhibit III should be reviewed carefully by any shareholders who wish to exercise dissenters' rights or who wish to preserve the right to do so since failure to comply with the procedures set forth in Chapter 13 will result in the loss of dissenters' rights.


If the merger is completed, those shareholders who elect to exercise their dissenters' rights and who properly and timely perfect such rights will be entitled to receive the "fair market value", in cash, of their shares. "Fair market value" would be determined as of February 16, 1999, the day before the first announcement of the terms of the merger, excluding any appreciation caused by the merger. See "Market Prices."


If the agreement is approved at the meeting, Cerritos Valley will within 10 days of the approval mail a notice to the holders of record of shares of Cerritos Valley common stock which were not voted in favor of the agreement stating that the required shareholder approval of the merger was obtained. The notice of approval will set forth the price determined by Cerritos Valley to represent the "fair market value" of any dissenting shares, and will set forth the procedures, which are also described below, to be followed by dissenting shareholders who wish to exercise their legal rights. The procedures include a timely written demand that must be made to Cerritos Valley in order to perfect the right to dissent and submission of share certificates. The notice of approval will include a copy of Sections 1300 through 1304 of the California General Corporation Law.


Under Section 1301(a) of the California General Corporation Law, the statement in the notice of approval of the determination of the fair market value of Cerritos Valley common stock will constitute an offer by Cerritos Valley to purchase from the shareholders any dissenting shares at the price stated, assuming the merger is completed. However, the determination by Cerritos Valley of fair market value is not binding on its shareholders, and if a dissenting shareholder chooses not to accept that offer, he or she has the right during a period of six months following the mailing of the notice of approval to commence a lawsuit to have the fair market value determined by a court. The fair market value as determined by the court in those circumstances could be higher or lower than the amount offered by Cerritos Valley in the notice of approval and any such determination would be binding on both the dissenting shareholder or shareholders involved in the lawsuit and Cerritos Valley.


ANY HOLDER OF RECORD OF CERRITOS VALLEY COMMON STOCK WHO WISHES TO EXERCISE DISSENTERS' RIGHTS, OR TO PRESERVE THE RIGHT TO DO SO, MUST MAKE A WRITTEN DEMAND UPON CERRITOS VALLEY THAT CERRITOS VALLEY PAY THE SHAREHOLDER IN CASH THE FAIR MARKET VALUE OF HIS OR HER DISSENTING SHARES, AS DEFINED ABOVE.

The demand by holders of Cerritos Valley common stock should be sent to Cerritos Valley Bancorp, 12100 Firestone Boulevard, Norwalk, California 90650, Attention:
President. The written demand must state the number of shares held of record by the shareholder and the number of shares which the shareholder demands that Cerritos Valley purchase for cash and must also contain a statement of the amount which the shareholder claims to be the fair market value of the dissenting shares, as of the day before the announcement of the proposed merger. That statement will constitute an offer by the shareholder to sell his or her dissenting shares to Cerritos Valley at that price. The certificates for shares of Cerritos Valley common stock must also be included with the written demand.

A proxy card directing a vote against the merger is not sufficient to meet the requirements for a written demand. THE WRITTEN DEMAND AND THE DISSENTING SHAREHOLDER'S SHARE CERTIFICATE(S) MUST BE RECEIVED BY CERRITOS VALLEY WITHIN THIRTY (30) DAYS AFTER THE DATE ON WHICH THE NOTICE OF APPROVAL WAS MAILED TO THE SHAREHOLDER. The certificate(s) will be stamped or endorsed with a statement that the shares are dissenting shares and returned to the dissenting shareholder.

IN ADDITION, THOSE SHAREHOLDERS MAY NOT HAVE VOTED IN FAVOR OF APPROVAL OF THE AGREEMENT, EITHER IN PERSON OR BY PROXY. A shareholder may vote in favor of approval of the agreement as to part of his or her shares without jeopardizing the dissenting status of those shares not voted in favor of approval of the agreement. However, a shareholder should clearly specify the number of shares not voted in favor of approval of the agreement.

If the shareholder votes in favor of approval of the agreement, either in person or by proxy, or if Cerritos Valley does not receive his or her written demand within thirty (30) days after the notice of approval was mailed to the shareholder, or if the shareholder otherwise fails to comply in a timely manner with the procedures of Chapter 13 as described in this section or contained in
Exhibit III, that shareholder shall be bound by the terms of the agreement and shall lose the right to receive the fair market value of his or her shares in cash.

Dissenting shares may lose their status as such if any of the following occurs: the merger is abandoned; the shares are transferred before being submitted to Cerritos Valley for endorsement; the shareholder withdraws his or her demand with the consent of Cerritos Valley in the absence of an agreement between the shareholder and Cerritos Valley as to the price of his or her shares; or the shareholder fails to file suit against Cerritos Valley or otherwise fails to become a party to the suit within six months following the mailing of the notice of approval.


Cerritos Valley will pay the fair market value of dissenting shares at the later of 30 days following an agreement as to the amount to be paid or within 30 days after all statutory and contractual conditions to the merger are satisfied; provided that in the event that the payment cannot be made because

- Cerritos Valley does not have retained earnings which equals or exceeds the amount to paid for the dissenting shares; or

- the sum of Cerritos Valley's assets is not equal to at least 1-1/4 times its liabilities and/or its current assets are not equal to at least its current liabilities; or the average of the earnings of Cerritos Valley before taxes on income and before interest expense for the two preceding fiscal years was less than the average of its interest expense for those fiscal years, and its current assets do not equal at least 1-1/4 times its current liabilities, then those shareholders holding dissenting shares shall become creditors of Cerritos Valley and their claims will be payable as soon as permissible under the provisions. See "Description of the Capital Stock of Cerritos Valley" and "Market Prices."

The foregoing summarizes certain provisions of Chapter 13 of the California General Corporation Law, but shareholders of Cerritos Valley considering the exercise of their rights under those sections should read in full Chapter 13, which is reproduced in Exhibit III and should consult their own legal advisors. The receipt of cash payment for dissenting shares will result in recognition of gain or loss for federal income tax purposes by the dissenting shareholders. See "Description of the Merger--Federal and California Income Tax Consequences," above.

            DESCRIPTION OF THE CAPITAL STOCK OF CERRITOS VALLEY


The authorized capital stock of Cerritos Valley consists of 20,000,000 shares of Cerritos Valley common stock, no par value per share, of which 1,001,667 shares of Cerritos Valley common stock were outstanding as of June 30, 1999. In addition, 162,000 shares of Cerritos Valley common stock were reserved for issuance pursuant to stock option and other employee stock plans. Each share has the same rights, privileges and preferences as every other share and would share equally in Cerritos Valley's net assets upon liquidation or dissolution. The shares of Cerritos Valley common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions. Each share is entitled to one vote, except that in the election of directors, Cerritos Valley shareholders may vote their shares cumulatively. All of the outstanding shares of Cerritos Valley common stock are fully paid and nonassessable and each participates equally in dividends, which are payable when and as declared by Cerritos Valley's Board of Directors out of funds legally available for the payment of dividends.


CERRITOS VALLEY FOLLOWING THE MERGER


The articles of incorporation and bylaws of Cerritos Valley will continue as the articles of incorporation and bylaws of Cerritos Valley following the merger. The authorized capital stock of Cerritos Valley following the merger will consist of 20,000,000 shares of Cerritos Valley common stock. The rights, preferences and privileges of Cerritos Valley common stock following the merger will be the same as those described above for Cerritos Valley common stock.

                            MARKET PRICES


Cerritos Valley common stock is not listed on any stock exchange, nor is it listed with NASDAQ. Cerritos Valley is considering listing its shares with NASDAQ following the merger. Cerritos Valley common stock does not have an active trading market, and there is no established public market for Cerritos Valley common stock. Management of Cerritos Valley is aware that CEDE, Smith Barney, Paine Webber and Merrill Lynch handle trades in Cerritos Valley common stock.

The following table shows the high and low bid quotations for Cerritos Valley common stock, as reported by the above brokers during the first quarter of 1999 and the calendar quarters for the years 1998 and 1997. These quotations reflect the price that would be received by the seller, without retail mark-up, mark-down or commissions and may not have represented actual transactions:


                                 Bid Prices
                             -----------------
    Quarter                  High         Low         Volumes
----------------             -----       -----        -------
1st Quarter 1999             $8.50       $8.50            62

4th Quarter 1998              N/A         N/A              0
3rd Quarter 1998             $9.00       $8.50        27,859
2nd Quarter 1998             $9.00       $8.50         5,644
1st Quarter 1998             $6.50       $6.50        45,595

4th Quarter 1997             $6.50       $6.00         1,499
3rd Quarter 1997             $6.50       $6.00         6,085
2nd Quarter 1997             $6.50       $6.00        18,666
1st Quarter 1997             $6.50       $6.00        40,800

The last sales price of Cerritos Valley common stock on or before February 16, 1999, the day prior to the date of the first public announcement of the proposed merger, was $8.50, which reflects a sale that occurred on September 30, 1998. The last sales price of Cerritos Valley common stock on or before __________, 1999, the last practicable date before printing of this proxy statement/prospectus, was $_____, which reflects a sale that occurred on __________, 1999. The "bid" and "asked" prices of Cerritos Valley common stock on __________, 1999 were $_____ and $_____, respectively.



If the merger is completed, no assurance can be given that the trading market for Cerritos Valley common stock will be more active than that which currently exists for Cerritos Valley common stock.

As of June 30, 1999, the outstanding shares of Cerritos Valley common stock were held by approximately 210 record holders.

                               DIVIDENDS


Cerritos Valley shareholders are entitled to receive dividends when and as declared by its board of directors, out of funds legally available for the payment of dividends. Cerritos Valley may make a distribution to its shareholders if its retained earnings immediately prior to the dividend payout at least equal to the amount of the proposed distribution. In the event that sufficient retained earnings are not available for the proposed distribution, Cerritos Valley may, nevertheless, make a distribution if it meets both the "quantitative solvency" and the "liquidity" tests. In general, the quantitative solvency test requires that the sum of Cerritos Valley's assets equal at least 1-1/4 times its liabilities. The liquidity test generally requires Cerritos Valley have current assets at least equal to current liabilities, or, if the average of its earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of its interest expense for those fiscal years, then current assets must equal at least 1-1/4 times current liabilities.

Cerritos Valley has not paid any cash or stock dividends to its shareholders during 1999, 1998, 1997 and 1996.


The amount and payment of dividends by Cerritos Valley are set by Cerritos Valley's Board of Directors with numerous factors involved including Cerritos Valley's earnings, financial condition and the need for capital for expanded growth and general economic conditions. While Cerritos Valley may, in the future, declare dividends based upon the decisions of its Board of Directors, there can be no assurance that such dividends will be declared. Under the agreement, Cerritos Valley has agreed that it will not declare or pay any cash dividend on the shares of Cerritos Valley common stock, except as consistent with past practices. This restriction would no longer be applicable in the event the merger is not approved by the shareholders, and will not restrict Cerritos Valley's ability to pay dividends following the merger. The payment of dividends will depend, in any event, upon Cerritos Valley's earnings, financial condition, the need for capital for expanded growth and general economic conditions.

                   PRO FORMA FINANCIAL STATEMENTS

CERTAIN MATTERS DISCUSSED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DESCRIBED BELOW. THEREFORE, THE INFORMATION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS SHOULD BE CAREFULLY CONSIDERED WHEN EVALUATING THE BUSINESS PROSPECTS OF CERRITOS VALLEY ON AN INDIVIDUAL AND CONSOLIDATED BASIS.


The following pro forma financial statements as of March 31, 1999 reflect the financial position of Cerritos Valley as if the merger had taken place at that date. The merger will be accounted for as an issuance of shares of Cerritos Valley common stock and a redemption of shares from, and a deemed dividend to, the existing shareholders of Cerritos Valley. The pro forma statements of earnings assume the merger took place as of January 1, 1998.


These pro forma financial statements should be read in connection with the historical financial statements and the related notes to the financial statements which are included in this proxy statement/prospectus.

The pro forma information is not necessarily indicative of the financial position or results of operations of Cerritos Valley which would have been achieved had the merger been effected on the assumed date and should not be construed as representative of future operations.

         EXISTING AND PRO FORMA CONSOLIDATED CAPITALIZATION

The following table shows the existing capitalization of Cerritos Valley and Cerritos Merger Co. and the pro forma consolidated capitalization of Cerritos Valley as if the merger had taken place at March 31, 1999 (dollars in thousands).

                                                                                                  Pro Forma
                                                                                                Consolidated
                                                        Cerritos                                 Surviving
                                Cerritos Valley         Merger Co.        Adjustments(1)      Cerritos Valley(1)
                                ---------------         ----------        --------------      ------------------
Shareholders' equity:

  Contributed capital              $  6,541              $12,800           $  (9,729)(2)
                                                                              (1,524)(3)             $ 8,088
  Retained earnings                   6,200                                   (3,846)(2)
                                                                                (615)(3)
                                                                                (147)(4)               1,592
  Accumulated other
   comprehensive income                (196)                                                            (196)
                                   --------              -------            ---------                -------
     Total shareholders'
      equity                       $ 12,545              $12,800            $ (15,861)               $ 9,484
                                   --------              -------            ---------                -------
                                   --------              -------            ---------                -------



Authorized shares of
 common stock                     20,000,000           10,000,000                                  20,000,000
Outstanding shares                   991,667              543,959            (543,959)                991,667

-----------------
(1) Assumes that holders of 100% of Cerritos Valley common stock convert their shares into cash and .5271 shares of Cerritos Valley common stock and that an aggregate of 543,959 shares of Cerritos Valley common stock are issued to the California Fund and 522,708 shares of Cerritos Valley common stock are issued in the merger and 75,000 owned by James N. Koury are redeemed immediately following the merger.


(2) Adjustment represents the redemption of 468,959 shares of common stock from existing shareholders in connection with the merger. Assuming that all of the outstanding shares of Cerritos Valley common stock are converted, the agreement calls for the existing shareholders to receive cash in the amount of $13,374,711.
           The redemption was accounted for as a repurchase of shares of $9,529,247 at a price per share of $20.32, plus estimated merger costs of $200,000. The redemption value per share was determined based on the California Fund's purchase price of $20.32 per share of Cerritos Valley common stock and warrants to acquire 86,000 shares of Cerritos Valley common stock. The remaining $3,845,464 was accounted for as a deemed dividend paid to the existing shareholders.


(3) Adjustment represents the redemption of 75,000 shares of Cerritos Valley common stock from Mr. Koury, the President and Chairman of the Board of Cerritos Valley as consideration for amending his existing rights to purchase shares of Cerritos Valley common stock. The purchase price of $2,139,000 was accounted for as redemption in the amount $1,524,000 and a deemed dividend of $615,000.


(4) Adjustment represents a charge to earnings as a result of a settlement of certain options held by employees in exchange for $237,500, net of tax adjustment of $90,250.

                                  CERRITOS VALLEY AND SUBSIDIARY
                               PRO FORMA CONSOLIDATED BALANCE SHEET
                                          MARCH 31, 1999

                                                                                Pro Forma
                                                   Historical                  Adjustments                   Pro Forma
                                                ---------------              -----------------            ---------------
ASSETS

Cash and due from banks                          $    9,140,214               $     12,800,000 (1)           $ 6,189,003
                                                                                      (237,500)(2)
                                                                                    13,374,711)(3)
                                                                                    (2,139,000)(4)
Federal funds sold                                    8,435,000                             --                 8,435,000
                                                 --------------                ---------------             -------------
  Cash and cash equivalents                          17,575,214                     (2,951,211)               14,624,003

Investment securities
  Available-for-sale                                 38,516,539                                               38,516,539
  Held-to-maturity, fair value of $3,298,498          2,277,506                                                2,277,506
Loans receivable, net of allowance for
 loan losses of $1,145,488 at March 31, 1999         62,563,672                                               62,563,672
Loans held for sale                                   1,232,486                                                1,232,486
Bank premises and equipment                           1,872,688                                                1,872,688
Accrued interest receivable                           1,138,205                                                1,138,205
Prepaid expenses and other assets                     3,099,260                              --                3,099,260
                                                 --------------                 ---------------            -------------
      Total assets                                 $128,275,570                 $    (2,951,211)            $125,324,359
                                                 --------------                 ---------------            -------------
                                                 --------------                 ---------------            -------------



LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Deposits:
    Checking noninterest-bearing                 $   34,086,161                 $            --            $  34,086,161
    Checking interest-bearing and savings            24,951,630                                               24,951,630
    Money markets accounts                            9,940,353                                                9,940,353
    Time certificates of deposits
        under $100,000                               14,123,182                                               14,123,182
    Time certificates of deposits
        $100,000 and over                            17,298,079                                               17,298,079
                                                 --------------                 ---------------            -------------
      Total deposits                                100,399,405                                              100,399,405
FHLB advances                                        12,848,223                                               12,848,223
Treasury, tax and loan                                  310,773                                                  310,773
Obligations under capital leases                        243,595                                                  243,595
Accrued expenses and other liabilities                1,928,919                         (90,250)(2)            2,038,669
                                                                                        200,000 (3)
                                                  --------------                  -------------            -------------
      Total liabilities                             115,730,915                         109,750              115,840,665

Commitments and contingencies                                --                              --                       --

Stockholders' equity
  Contributed capital
    Common stock-authorized 20,000,000 shares,                                        11,059,200 (1)
      no par value; 991,667 (pro forma 991,667)                                       (9,729,247)(3)
      shares issued and outstanding                    6,540,813                      (1,524,000)(4)           6,346,766
    Additional paid-in-capital-stock warrants                                          1,740,800 (1)           1,740,800

Retained earnings                                      6,200,024                      (3,845,464)(3)           1,592,310
                                                                                        (615,000)(4)
                                                                                        (147,250)(2)
Accumulated other comprehensive income                  (196,182)                             --                (196,182)
                                                  --------------                   ---------------         -------------
      Total stockholders' equity                      12,544,655                      (3,060,961)              9,483,694
                                                  --------------                   ---------------         -------------
      Total liabilities and stockholders'
          equity                                  $  128,275,570                 $    (2,951,211)         $  125,324,359
                                                  --------------                   ---------------         -------------
                                                  --------------                   ---------------         -------------

-----------------
                       (Footnotes on the following page.)

(1) Adjustment represents the purchase of 543,959 shares of Cerritos Valley common stock and 86,000 stock warrants by California Fund, as indicated in the agreement. The purchase price of $12,800,000 was allocated between the shares of Cerritos Valley common stock and stock warrants based on their relative fair values at the date of the agreement.


(2) Adjustment represents a charge to earnings as a result of a settlement of certain options held by employees in exchange for $237,500, net of tax adjustment of $90,250.

(3) Adjustment represents the redemption of 468,959 shares of common stock from existing shareholders in connection with the merger. Assuming that all of the outstanding shares of Cerritos Valley common stock are converted, the agreement calls for the existing shareholders to receive cash in the amount of $13,374,711. The redemption was accounted for as a repurchase of shares of $9,529,247 at a price per share of $20.32, plus estimated merger costs of $200,000. The redemption value per share was determined based on the California Fund's purchase price of $20.32 per share of Cerritos Valley common stock and warrants to acquire 86,000 shares of Cerritos Valley common stock. The remaining $3,845,464 was accounted for as a deemed dividend paid to the existing shareholders.


(4) Adjustment represents the redemption of 75,000 shares of Cerritos Valley common stock from Mr. Koury, the President and Chairman of the Board of Cerritos Valley as consideration for amending his existing rights to purchase shares of Cerritos Valley common stock. The purchase price of $2,139,000 was accounted for as redemption in the amount $1,524,000 and a deemed dividend of $615,000.

        PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
               FOR THE THREE MONTHS ENDED MARCH 31, 1999



                                                       Historical         Pro Forma
                                                       -----------       -----------
Interest income
  Interest and fees on loans                            $1,600,512        $1,600,512
  Interest on investment securities
    Available-for-sale                                     535,729           535,729
    Held-to-maturity                                        26,237            26,237
    FHLB dividends and other interest                          153               153
  Interest on federal funds sold                            95,595            95,595
                                                        ----------        ----------
      Total interest income                              2,258,226         2,258,226
                                                        ----------        ----------
Interest expense
  Deposits                                                 568,774           568,774
  Other                                                    188,811           188,811
                                                        ----------        ----------
      Total interest expense                               757,585           757,585
                                                        ----------        ----------
      Net interest income                                1,500,641         1,500,641
Provision for loan losses                                   85,000            85,000
                                                        ----------        ----------
      Net interest income after provision
        for loan losses                                  1,415,641         1,415,641

Noninterest income
  Service charges on deposit accounts                      300,802           300,802
  Other service charges and income                          82,566            82,566
  Gain on sale of loans                                        396               396
                                                        ----------        ----------
      Total noninterest income                             383,764           383,764
                                                        ----------        ----------
Noninterest expense
  Salaries and employee benefits                           503,507           503,507
  Occupancy                                                 89,741            89,741
  Other operating expenses                                 611,185           611,185
                                                        ----------        ----------
      Total noninterest expense                          1,204,433         1,204,433
                                                        ----------        ----------
      Earnings before income taxes                         594,972           594,972

Income tax expense                                         243,194           243,194
                                                        ----------        ----------

      Net earnings                                      $  351,778        $  351,778
                                                        ----------        ----------
                                                        ----------        ----------

Basic earnings per share                                     $0.35             $0.35
                                                             -----             -----
                                                             -----             -----

Diluted earnings per share                                   $0.32             $0.29
                                                             -----             -----
                                                             -----             -----

Basic weighted average shares outstanding                  991,667           991,667
                                                        ----------        ----------
                                                        ----------        ----------

Dilutive weighted average shares outstanding             1,083,970         1,195,636
                                                        ----------        ----------
                                                        ----------        ----------

               PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                    FOR THE YEAR ENDED DECEMBER 31, 1998

                                                   Historical         Adjustments         Pro Forma
                                                   ----------         -----------         ----------
Interest income
  Interest and fees on loans                       $6,032,266                             $6,032,266
  Interest on investment securities
    Available for sale                              1,692,897                              1,692,897
    Held to maturity                                  221,636                                221,636
    FHLB dividends and other interest                  48,915                                 48,915
  Interest on federal funds sold                      557,701                                557,701
                                                   ----------                             ----------
     Total interest income                          8,553,415                              8,553,415
                                                   ----------                             ----------
Interest expense
  Deposits                                          2,255,122                              2,255,122
  Other                                               351,839                                351,839
                                                   ----------                             ----------
      Total interest expense                        2,606,961                              2,606,961
                                                   ----------                             ----------
      Net interest income                           5,946,454                              5,946,454
Provision for loan losses                             310,000                                310,000
                                                   ----------                             ----------

      Net interest income after provision
        for loan losses                             5,636,454                              5,636,454

Noninterest income
  Service charges on deposit accounts               1,081,733                              1,081,733
  Other service charges and income                    385,785                                385,785
  Gain on sale of real estate owned                    14,681                                 14,681
  Gain on sale of loans                                80,837                                 80,837
                                                   ----------                             ----------

      Total noninterest income                      1,563,036                              1,563,036
                                                   ----------                             ----------
Noninterest expense
  Salaries and employee benefits                    2,230,404          $237,500(1)         2,467,904
  Occupancy                                           304,496                                304,496
  Other operating expenses                          2,172,290                              2,172,290
                                                   ----------          ---------          ----------
      Total noninterest expense                     4,707,190            237,500(1)        4,944,690
                                                   ----------          ---------          ----------
      Earnings before income taxes                  2,492,300           (237,500)          2,254,800
Income tax expense                                    954,301            (90,250)(1)         864,141
                                                   ----------          ---------          ----------

      Net earnings                                 $1,537,909          $(147,250)         $1,390,659
                                                   ----------          ---------          ----------
                                                   ----------          ---------          ----------

Basic earnings per share                                $1.54                                  $1.39
                                                        -----                                  -----
                                                        -----                                  -----
Diluted earnings per share                              $1.41                                  $1.16
                                                        -----                                  -----
                                                        -----                                  -----

Basic weighted-average shares outstanding             999,653                                999,653
                                                   ----------                             ----------
                                                   ----------                             ----------

Dilutive weighted-average shares outstanding        1,088,161                              1,203,622
                                                   ----------                             ----------
                                                   ----------                             ----------

-----------------

(1) Adjustment represents a charge to earnings as a result of settlement of certain nonqualified stock options held by employees in exchange for cash of $237,500 net of an income tax adjustment to $90,250 in connection with the merger.

                         COMPARATIVE PER SHARE DATA

The following depicts historical and pro forma diluted common per share information for Cerritos Valley for the three month period ended March 31, 1999 and the year ended December 31, 1998. The pro forma per share information assumes that (1) the merger was completed at January 1, 1998, (2) each outstanding share of Cerritos Valley common stock was converted into .5271 shares of new Cerritos Valley common stock, and (3) an additional 75,000 shares of new Cerritos Valley common stock were redeemed. The following information should be read in connection with the financial statements for the three month period ended March 31, 1999 and year ended December 31, 1998. See "Description of the Merger--Exchange of Shares and Options."


                                                Three Month
                                                Period Ended                           Year Ended
                                               March 31, 1999                       December 31, 1998
                                               --------------                       -----------------
Amounts per diluted common share
  Cerritos Valley-historical
      Net earnings(1)                              $ 0.35                                  $ 1.41
      Book value(2)                                $12.65                                  $12.52

Amounts per diluted common share
  Cerritos Valley-pro forma
      Net earnings(3)                              $ 0.29                                  $ 1.16
      Book value(2)                                $ 9.56                                  $ 9.43

-----------------

(1) Historical net earnings per share calculations use the weighted-average common stock and common stock equivalents shares outstanding.

(2) Historical book value per share and pro forma book value per share are based on the actual/pro forma number of shares outstanding at the end of the period.

(3) Pro forma net earnings per share is determined in the same manner as in footnote (1) above, except the issuance and redemption of Cerritos Valley shares are assumed to have taken place on January 1, 1998 and a price per share of $20.32 is used to determine the number of common stock equivalents outstanding.

                          REGULATORY CAPITAL ADEQUACY

The following table shows, as of March 31, 1999, the regulatory capital ratios of Cerritos Valley on a historical basis and Cerritos Valley on a pro forma basis assuming completion of the merger, and the minimum regulatory capital ratios.


                                                            March 31, 1999
                                               ------------------------------------
                                                                          Cerritos
                                                 Minimum                    Valley
                                                ---------                 ---------
Leverage ratio                                  3.0 - 5.0%                   10.0%
Tier 1 risk-based capital ratio                    4.0%                      15.9%
Total risk-based capital ratio                     8.0%                      17.1%

                                                                         Cerritos Valley
                                                 Minimum              Following the Merger
                                                ---------            ----------------------

Leverage ratio                                  3.0 - 5.0%                     7.7%
Tier 1 risk-based capital ratio                    4.0%                       12.3%
Total risk-based capital ratio                     8.0%                       13.5%

                DESCRIPTION OF CERRITOS VALLEY

BUSINESS

GENERAL. Cerritos Valley was incorporated in California on July 1, 1987. Cerritos Valley was organized pursuant to a plan of reorganization for the purpose of becoming the parent corporation of Cerritos Valley Bank, and on January 11, 1988, the reorganization was effected and shares of Cerritos Valley common stock were issued to the shareholders of Cerritos Valley Bank for the common shares held by Cerritos Valley Bank's shareholders. Cerritos Valley is a registered bank holding company under the Bank Holding Company Act of 1956. Cerritos Valley conducts its operations at the head office of Cerritos Valley Bank located at 12100 Firestone Boulevard, Norwalk, California 90650.


Cerritos Valley Bank was incorporated under the laws of the State of California on January 24, 1969, and was licensed by the former California State Banking Department, which is now the California Department of Financial Institutions, and commenced operations as a California state-chartered bank in 1969. Cerritos Valley Bank is an insured bank under the Federal Deposit Insurance Act, up to the applicable limits under the Federal Deposit Insurance Act, and it is a member of the Federal Reserve System. Cerritos Valley Bank's head office is located at 12100 Firestone Boulevard, Norwalk, California, and its branch offices are located at 18300 Pioneer Boulevard, Artesia, California, 3508 E. Florence Avenue, Huntington Park, California, and 411 N. Central Avenue, Glendale, California. Cerritos Valley Bank does not have any affiliates or subsidiaries.


BANKING SERVICES. Cerritos Valley is a locally owned and operated bank holding company, and its primary service area is the Southern California communities of Norwalk, Artesia, Huntington Park and Glendale. Cerritos Valley Bank's primary business is servicing the banking needs of these communities and its marketing strategy stresses its local ownership and commitment to serve the banking needs of individuals living and working in Cerritos Valley Bank's primary service areas and local businesses, including retail, professional and real estate-related activities in those service areas.

Cerritos Valley offers a broad range of services to individuals and businesses in its primary service area with an emphasis upon customer service, efficiency, and personalized services. Cerritos Valley Bank offers a full line of consumer services and also offers personal and business checking and savings accounts, including individual interest-bearing negotiable orders of withdrawal ("NOW"), money markets accounts, individual retirement accounts and time certificate of deposits, direct deposit of social security and payroll checks and wire transfers services with plans in the future to institute personal computer banking.

Cerritos Valley Bank engages in a full complement of lending activities, including commercial, construction, Small Business Administration, second trust deed homeowner equity, home improvement, automobile, boat, and consumer loans, as well as overdraft protection lines of credit, standby letters of credit, revolving lines of credits, credit card, issued and serviced by an independent entity, and other short term real estate loans, with particular emphasis on small- and medium-size credits. Commercial lending activities are directed principally towards businesses whose demand for funds falls within Cerritos Valley Bank's lending limits, such as small- to medium-size business concerns, real estate developers and professional firms. Consumer lending is oriented primarily toward the personal needs of Cerritos Valley Bank's customers, with emphasis on automobile and recreational vehicle financing. Consumer loans also include loans for boats, home improvement, and debt consolidation. Real estate loans include home equity, home improvement, and short-term construction loans.

Management seeks to obtain sufficient market penetration through the full range of services described above and through personal solicitation by Cerritos Valley Bank's officers, directors, and shareholders. All loan officers are responsible for making regular calls on potential customers to solicit business and on existing customers to obtain referrals. Promotional efforts are directed toward individuals and small- to medium-sized businesses and professional firms. As of March 31, 1999, Cerritos Valley Bank had a total of 10,452 accounts consisting of demand deposit, NOW, money market accounts, savings accounts, time certificates of $100,000 or more and other time deposits. Cerritos Valley Bank has not obtained any deposits through deposit brokers and has no present intention of using brokered deposits. There is no concentration of deposits or any customer with 5% or more of Cerritos Valley Bank's deposits.

EMPLOYEES. As of March 31, 1999, Cerritos Valley employed 53 persons on a full-time equivalent basis. Senior management believes that Cerritos Valley's relations with its employees are good.

PROPERTIES. Cerritos Valley and Cerritos Valley Bank are leasing the property located at 12100 Firestone Boulevard, Norwalk, California. The stand alone building situated on the property consists of 7,500 square feet and it houses the administration offices and the head office of Cerritos Valley and Cerritos Valley Bank. The lease was executed in 1978 and will expire in August 2007.

Cerritos Valley Bank owns the branch office located at 3508 E. Florence Avenue, Huntington Park, California. Cerritos Valley Bank purchased the building that houses the Huntington Park branch in 1995 from the FDIC when it acquired the branch. The building consists of 13,530 square feet of which the Huntington Park branch utilizes 4,797 square feet. Cerritos Valley Bank leases the rest of the space to seven other tenants that are renting for 2 to 5 year terms.

Cerritos Valley Bank leases its Artesia branch office. The Artesia branch office is located at 18300 Pioneer Boulevard, Artesia, California in a two-story building. The first floor consists of 7,106 square feet and houses Cerritos Valley Bank's Artesia branch office and the real estate loan center. The lease for the first floor will expire on July 16, 2002. The second floor consists of 7,565 square feet and its lease will expire on June 16, 2004, with an option to renew until June 17, 2012. Cerritos Valley Bank is actively listing the second floor for subleasing to one tenant. Cerritos Valley Bank also has an option to purchase the entire building.

Cerritos Valley Bank also leases its Glendale branch office. The Glendale branch office is located at 411 N. Central Avenue, Glendale, California. The branch space at this site consists of approximately 3,500 square feet. The premises are leased for a term expiring on March 1, 2008.

LEGAL PROCEEDINGS. From time to time, Cerritos Valley is a party to claims and legal proceedings arising in the ordinary course of business. Cerritos Valley's management is not aware of any material pending litigation proceedings to which either it or Cerritos Valley Bank is a party or has recently been a party, which will have a material adverse effect on the financial condition or results of operations of Cerritos Valley and Cerritos Valley Bank, taken as a whole.

SUPERVISION AND REGULATION

SUPERVISION AND REGULATION OF BANK HOLDING COMPANIES. Cerritos Valley is a bank holding company subject to the Bank Holding Company Act of 1956, as amended. Cerritos Valley reports to, registers with, and may be examined by, the Federal Reserve Board. The Federal Reserve Board also has the authority to examine Cerritos Valley's nonbanking subsidiaries. The costs of any examination by the Federal Reserve Board are payable by Cerritos Valley.

Cerritos Valley also is a bank holding company within the meaning of Section 3700 of the California Financial Code. As such Cerritos Valley and Cerritos Valley Bank are subject to examination by, and may be required to file reports with, the California Department of Financial Institutions.


The Federal Reserve Board has significant supervisory and regulatory authority over Cerritos Valley and its affiliates. The Federal Reserve Board requires Cerritos Valley to maintain certain levels of capital. See "Description of Cerritos Valley--Management's Discussion And Analysis of Financial Condition And Results Of Operations--Regulatory Matters." The Federal Reserve Board also has the authority to take enforcement action against any bank holding company that commits any unsafe or unsound practice, or violates certain laws, regulations or conditions imposed in writing by the Federal Reserve Board. See "Description of Cerritos Valley--Recent Legislation and Other Changes."


Under the Bank Holding Company Act, a bank holding company generally must obtain the prior approval of the Federal Reserve Board before it exercises a controlling influence over a bank, or acquires directly or indirectly, more than 5% of the voting shares or substantially all of the assets of any bank or bank holding company. Thus, Cerritos Valley would be required to obtain the prior approval of the Federal Reserve Board before it acquires, merges or consolidates with any bank or bank holding company; and any company seeking to acquire, merge or consolidate with Cerritos Valley also would be required to obtain the approval of the Federal Reserve Board.

Cerritos Valley is generally prohibited under the Bank Holding Company Act from acquiring ownership or control of more than 5% of the voting shares of any company that is not a bank or bank holding company and from engaging directly or indirectly in activities other than banking, managing banks, or providing services to affiliates of the holding company. A bank holding company, with the approval of the Federal Reserve Board, may engage, or acquire the voting shares of companies engaged, in activities that the Federal Reserve Board has determined to be so closely related to banking or managing or controlling banks as to be a proper activity. A bank holding company must demonstrate that the benefits to the public of the proposed activity will outweigh the possible adverse effects associated with the activity.

A bank holding company may acquire banks in states other than its home state without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, prior to or following the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and no more than 30% of such deposits in that state (or such lesser or greater amount set by state law). Banks may also merge across states lines, therefore creating interstate branches. Furthermore, a bank is now able to open new branches in a state in which it does not already have banking operations, if the laws of such state permit such de novo branching.

The Federal Reserve Board generally prohibits a bank holding company from declaring or paying a cash dividend which would impose undue pressure on the capital of subsidiary banks or would be funded only through borrowing or other arrangements that might adversely affect a bank holding company's financial position. The Federal Reserve Board's policy is that a bank holding company should not continue its existing rate of cash dividends on its common stock unless its net income is sufficient to fully fund each dividend and its prospective rate of earnings retention appears consistent with its capital needs, asset quality and overall financial condition.
See the section entitled "Dividends" for additional restrictions.

Transactions between Cerritos Valley and Cerritos Valley Bank are subject to a number of other restrictions. Federal Reserve Board policies forbid the payment by bank subsidiaries of management fees which are unreasonable in amount or exceed the fair market value of the services rendered, or, if no market exists, actual costs plus a reasonable profit. Subject to limitations, depository institution subsidiaries of bank holding companies may extend credit to, invest in the securities of, purchase assets from, or issue a guarantee, acceptance, or letter of credit on behalf of, an affiliate, provided that the aggregate of such transactions with any affiliate may not exceed 10% of the capital stock and surplus of the institution, and the aggregate of such transactions with all affiliates may not exceed 20% of the capital stock and surplus of such institution. Cerritos Valley may only borrow from depository institution subsidiaries if the loan is secured by marketable obligations with a value of a designated amount in excess of the loan. Further, Cerritos Valley may not sell a low-quality asset to a depository institution subsidiary.

The Federal Reserve Board has adopted comprehensive amendments to Regulation Y which became effective April 21, 1998, and are intended to improve the competitiveness of bank holding companies by, among other things:

o expanding the list of permissible nonbanking activities in which well run bank holding companies may engage without prior Federal Reserve Board approval;

o streamlining the procedures for well run bank holding companies to obtain approval to engage in other nonbanking activities; and

o eliminating most of the anti-tying restrictions imposed upon bank holding companies and their nonbank subsidiaries.

Amended Regulation Y also provides for a streamlined and expedited review process for bank acquisition proposals submitted by well run bank holding companies and eliminates certain duplicative reporting requirements when there has been a further change in bank control or in bank directors or officers after an earlier approved change. These changes to Regulation Y are subject to numerous qualifications, limitations and restrictions. In order for a bank holding company to qualify as "well run," both it and the insured depository institutions that it controls must meet the "well capitalized" and "well managed" criteria set forth in Regulation Y.

To qualify as "well capitalized," the bank holding company must, on a consolidated basis:

o     maintain a total risk-based capital ratio of 10% or greater;

o     maintain a Tier 1 risk-based capital ratio of 6% or greater;


o      maintain a leverage ratio of 5% or greater; and


o not be subject to any order by the Federal Reserve Board to meet a specified capital level.

Its lead insured depository institution must be well capitalized as that term is defined in the capital adequacy regulations of the applicable bank regulator, 80% of the total risk-weighted assets held by its insured depository institutions must be held by institutions that are well capitalized, and none of its insured depository institutions may be undercapitalized.

To qualify as "well managed":

o each of the bank holding company, its lead depository institution and its depository institutions holding 80% of the total risk-weighted assets of all its depository institutions at their most recent examination or review must have received a composite rating, rating for management and rating for compliance which were at least satisfactory;

o none of the bank holding company's depository institutions may have received one of the two lowest composite ratings; and

o neither the bank holding company nor any of its depository institutions during the previous 12 months may have been subject to a formal enforcement order or action.

BANK SUPERVISION AND REGULATION. As a California state-licensed bank, Cerritos Valley Bank is subject to regulation, supervision and periodic examination by the Department of Financial Institutions and the FDIC. Cerritos Valley Bank is also a member of the Federal Reserve System, and is subject to certain regulations of the Federal Reserve Board. Cerritos Valley Bank's deposits are insured by the FDIC to the maximum amount permitted by law, which is currently $100,000 per depositor in most cases.

The regulations of these state and federal bank regulatory agencies govern most aspects of Cerritos Valley Bank's business and operations, including but not limited to, the scope of its business, its investments, its reserves against deposits, the nature and amount of any collateral for loans, the timing of availability of deposited funds, the issuance of securities, the payment of dividends, bank expansion and bank activities, including real estate development and insurance activities, and the maximum rates of interest allowed on certain deposits. Cerritos Valley Bank is also subject to the requirements and restrictions of various consumer laws and regulations.

COMMUNITY REINVESTMENT ACT AND FAIR LENDING DEVELOPMENTS. Cerritos Valley Bank is subject to certain fair lending requirements and reporting obligations involving home mortgage lending operations and Community Reinvestment Act activities. The Community Reinvestment Act generally requires the federal banking agencies to evaluate the record of a financial institution in meeting the credit needs of their local communities, including low and moderate income neighborhoods. In addition to substantive penalties and corrective measures that may be required for a violation of certain fair lending laws, the federal banking agencies may take compliance with such laws and Community Reinvestment Act into account when regulating and supervising other activities.

SUMMARY OF EARNINGS

The following consolidated Summary of Earnings of Cerritos Valley and subsidiary for the three years ended December 31, 1998 has been derived from financial statements audited by Grant Thornton LLP for the years ended 1998 and 1997, and from the financial statements audited by Vavrinek, Trine, Day & Co., LLP for the year ended 1996. Both Grant Thornton LLP, and Vavrinek, Trine, Day & Co., LLP are independent certified public accountants, as described in their reports included at the end of this proxy statement/prospectus. The amounts shown for the three months ended March 31, 1999 and 1998 are unaudited. The March 31, 1999 and 1998 amounts reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for such periods. The three months earnings are not necessarily an indication of a full year's results of operations. These statements should be read in conjunction with the Financial Statements and the Notes to the Financial Statements which appear at the end of this proxy statement/prospectus.

                                                      Three
                                                  Months Ended
                                                     March 31,                                 Year Ended December 31,(1)
(Dollars in thousands,                       ---------------------------            -------------------------------------------
 except per share data)                          1999             1998                1998              1997              1996
                                              ---------        ---------            ---------        ---------        ---------
Interest income                               $   2,258        $   1,975            $   8,553      $     7,301        $   6,896
Interest expense                                    758              572                2,607            1,985            1,883
                                              ---------        ---------            ---------        ---------        ---------
Net interest income                               1,500            1,403                5,946            5,316            5,012
Provision for loan losses                            85               75                  310              750              604
                                              ---------        ---------            ---------        ---------        ---------
Net interest income after
  provision for loan losses                       1,415            1,328                5,636            4,566            4,408
Other noninterest income                            384              335                1,563            1,515            2,337
Noninterest expense                               1,204            1,070                4,707            4,310            5,117
                                              ---------        ---------            ---------        ---------        ---------
Earnings before income taxes                        595              593                2,492            1,771            1,628
Provision for income taxes(2)                       243              227                  954              262              613
                                              ---------        ---------            ---------        ---------        ---------
Net earnings                                  $     352        $     366            $   1,538        $   1,509        $   1,015
                                              ---------        ---------            ---------        ---------        ---------
                                              ---------        ---------            ---------        ---------        ---------
Basic earnings per share                      $    0.35        $    0.37            $    1.54        $    1.51        $    1.01
Number of shares used in basic
 earnings per share calculation(3)              991,667        1,000,000              999,653          999,911          999,901
Diluted earnings per share                    $    0.32        $    0.34            $    1.41        $    1.42        $    0.99
Number of shares used in diluted
 earnings per share calculation               1,083,970        1,084,331            1,088,161        1,066,553        1,023,976

------------
(1) See Notes to Financial Statements for a summary of significant accounting policies and other related data.

(2)   See Notes to Financial Statements for an explanation of income taxes.

(3) Basic earnings per share information is based on the weighted average number of shares of common stock outstanding during each period.

(4) Diluted earnings per share information is based on the weighted average number of shares of common stock and common stock equivalents outstanding during each period.

The following table sets forth selected ratios for the periods indicated:



                                                      Three
                                                  Months Ended
                                                     March 31,                                 Year Ended December 31,
                                             ---------------------------            -------------------------------------------
                                                 1999             1998                1998              1997              1996
                                              ---------        ---------            ---------        ---------        ---------
Net earnings to average
 shareholders' equity                           11.27%           13.07%               13.09%           15.34%            11.62%
Net earnings to average
 total assets                                    1.11%            1.42%                1.37%            1.59%             1.11%
Average shareholders' equity
 to average total assets                         9.82%           10.87%               10.44%           10.35%             9.61%
Total interest expense to
 total interest income                          33.57%           28.96%               30.48%           27.19%            27.31%
Other noninterest income
 to noninterest expense                         31.89%           31.31%               33.21%           35.15%            45.67%

-----------------
(1) Ratios have been annualized for the three months ended March 31, 1999 and 1998.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is management's discussion and analysis of the significant changes in income and expense accounts presented in the Summary of Earnings for the years ended December 31, 1998, 1997 and 1996 and the three months ended March 31, 1999 and 1998.


INTRODUCTION. This discussion is designed to provide a better understanding of significant trends related to Cerritos Valley's financial condition, results of operations, liquidity, capital resources and interest rate sensitivity. This discussion should be read in conjunction with Cerritos Valley's audited financial statements and notes thereto and the other financial information appearing elsewhere in this proxy statement/prospectus.


NET INTEREST INCOME AND NET INTEREST MARGIN. Total interest income increased from $6.89 million in 1996 to $7.30 million in 1997, and to $8.55 million in 1998, representing a 5.9% increase in 1997 over 1996 and a 17.2% increase in 1998 over 1997. Total interest income increased from $1.98 million for the three months ended March 31, 1998, to $2.26 million for the three months ended March 31, 1999, representing a 14.3% increase. Total interest income increases in the periods discussed were primarily the result of the growth in Cerritos Valley Bank's loan and investment portfolios as a result of opening the Glendale branch in April 1998, and growth in Cerritos Valley's established market areas. Total interest expense increased from $1.88 million in 1996 to $1.98 million in 1997, and to $2.61 million in 1998, representing a 5.39% increase in 1997 over 1996 and a 31.35% increase in 1998 over 1997. The increase in interest expense in 1998 over 1997 was primarily the result of obtaining advances from the Federal Home Loan Bank ("FHLB") at favorable interest rates to match the funding of fixed term loans, and the growth in deposits as a result of opening a new branch in Glendale. Total interest expense increased from $572,000 for the three months ended March 31, 1998, to $758,000 for the three months ended March 31, 1999, representing a 32.52% increase.

Cerritos Valley's net interest margin (net interest income divided by average earning assets) was 6.39% in 1996, 6.38% in 1997 and 5.94% in 1998. The net interest margin for the three months ended March 31, 1998 was 6.16% and for the three months ended March 31, 1999 was 5.27%. The primary reason for the decrease in net interest margin was the increased competition for quality loans and the overall growth and change in the mix in the investment and loan portfolios, which decreased the yield on interest-earning assets. The overall yield on the investment portfolio decreased from 6.63% in 1996 to 6.34% in 1997 to 6.07% in 1998 and to 5.49% for the three months ended March 31, 1999. During the same period, the yield on loans decreased from 11.03% in 1996 to 10.87% in 1997 to 10.57% in 1998 and to 9.92% for the three months ended March 31, 1999. In addition, while interest rates on deposits decreased, the overall mix of interest-sensitive liabilities changed to include a greater percentage of higher interest-bearing advances from the FHLB, which increased the overall interest expense on interest-bearing liabilities. The growth in deposits resulted in the increase in interest expense for the three months ended March 31, 1999 over the same three month period in 1998.

Cerritos Valley's net interest income increased from $5.01 million in 1996, to $5.32 million in 1997 and to $5.95 million in 1998, representing an 6.06% increase in 1997 over 1996 and a 11.86% increase in 1998 over 1997. The increases in the periods discussed were primarily the result of the overall growth of Cerritos Valley, with average interest-earning assets increasing 20.10% to $100.07 million in 1998 from $83.32 million in 1997 and 6.26% from
$78.41 million in 1996. During the same periods, the net interest margin decreased to 5.94% in 1998 from 6.38% in 1997 and 6.39% in 1996. However, the increase in volume due to Cerritos Valley's growth outweighed the decrease in the net interest margin, which resulted in the significant growth in net interest income discussed above. Net interest income increased from $1.40 million for the three months ended March 31, 1998 to $1.50 million for the three months ended March 31, 1999, representing a 6.91% increase. Average interest-earning assets increased 25.01% to $113.85 million for the three months ended March 31, 1999 from $91.07 million for the comparable period in 1998, with a decrease in the net interest margin to 5.27% for the three months ended March 31, 1999 from 6.16% for the comparable period in 1998. The increase in net interest income for the three months ended March 31, 1999 from the three months ended March 31, 1998 was primarily due to the reasons noted above.

ANALYSIS OF CHANGES IN NET INTEREST INCOME. The following table sets forth the changes in interest income and expense attributable to changes in rates and volume:


                                  March 31, 1999
                               Versus March 31, 1998                1998 Versus 1997                       1997 Versus 1996
                          ---------------------------------   -------------------------------  ----------------------------------
(Dollars in                            Change      Change                 Change      Change                Change       Change
 thousands)                 Total      Due to      Due to       Total     Due to      Due to    Total       Due to       Due to
                           Change       Rate       Volume      Change      Rate       Volume    Change       Rate        Volume
                          --------    --------    ---------   --------   ---------   --------  ---------   ---------   ----------
Federal funds sold         $ (26)       $ (16)      $ (10)     $  140     $ (15)      $  155     $(245)      $  31       $(276)
Investment securities        111          (49)        160          88       (82)         170       368         (68)        436
Loans                        199         (109)        308       1,024      (145)       1,169       282         (66)        348
                           -----        -----       -----      ------     -----       ------     -----       -----       -----
Total interest-
 earning assets              284         (174)        458       1,252      (242)       1,494       405        (103)        508

NOW, money market             26            7          19           9         2            7       (70)        (22)        (48)
Savings                        6           (1)          7         (34)      (54)          20        (9)         30         (39)
Time deposits                 (3)         (26)         23         356       (15)         371       163         (14)        177
Other borrowings             157           (6)        163         291        (7)         298        17          (2)         19
                           -----        -----       -----      ------     -----       ------     -----       -----       -----
Total interest-
 bearing liabilities         186          (26)        212         622       (74)         696       101          (8)        109

Net interest income        $  98        $(148)      $ 246      $  630     $(168)      $  798     $ 304       $ (95)      $ 399
                           -----        -----       -----      ------     -----       ------     -----       -----       -----
                           -----        -----       -----      ------     -----       ------     -----       -----       -----

The change in interest income or interest expense that is attributable to both change in rate and change in volume has been allocated to the change due to rate and the change due to volume in proportion to the relationship of the absolute amount of changes in each.

The following is a summary of changes in earnings of Cerritos Valley for the three months ended March 31, 1999 and 1998 and for the years ended December 31, 1998, 1997 and 1996. In the opinion of Cerritos Valley's management, the following summary of changes in earnings reflects all adjustments which Cerritos Valley considers necessary for a fair presentation of the results of its operations for these periods. This summary of changes in earnings should be read in conjunction with the Financial Statements and Notes to the Financial Statements appearing at the end of this proxy statement/prospectus.


                                      Three Months Ended                          Year Ended December 31,
                                            March 31,           ---------------------------------------------------------
(Dollars in thousands)                 1999 versus 1998            1998 versus 1997                 1997 versus 1996
                                    ------------------------    --------------------------    ---------------------------
                                     Amount of       % of        Amount of        % of          Amount of        % of
                                       Change       Change        Change        Change(1)        Change         Change(1)
                                    ------------   ---------    ------------  ------------     ------------   ------------
Interest income:
Interest and fees on loans              $198         14.12%        $1,024         20.45%          $  282          5.96%
Interest on securities                   111         24.57%            88          4.70%             368         24.46%
Interest on federal funds sold           (26)       (21.55%)          140         33.43%            (245)       (36.96%)
                                        ----                       ------                          -----
      Total interest income              283         14.32%         1,252         17.16%             405          5.87%

Interest expense:
Interest on deposits                      28          5.18%           331         17.24%              84          4.58%
Other borrowings                         158        493.75%           291        474.34%             (17)       (39.17%)
                                        ----                       ------                          -----
      Total interest expense             186         32.52%           622         31.35%             101          5.38%
      Net interest income                 97          6.93%           630         11.85%             304          6.06%

Provision for loan losses                 10         13.33%          (440)       (58.67%)            146         24.17%
                                        ----                       ------                          -----
      Net interest income after
       provision for loan losses          87          6.57%         1,070         23.44%             158          3.58%

Noninterest income:
Service charges                           61         25.42%           256         31.04%            (195)       (19.11%)
Other income                             (12)       (12.63%)         (208)       (30.17%)           (627)       (47.64%)
                                        ----                       ------                          -----
      Total noninterest income            49         14.51%            48          3.19%            (822)       (35.17%)

Noninterest expenses:
Salaries and employee benefits           (13)        (2.51%)           98          4.60%            (213)        (9.06%)
Occupancy                                 41         83.67%           123         67.51%             (65)       (26.34%)
Other operating expenses                 106         21.06%           176          8.84%            (529)       (20.97%)
                                        ----                       ------                          -----
      Total noninterest expenses         134         12.52%           397          9.21%            (807)       (15.77%)
                                        ----                       ------                          -----
      Earnings before
        income taxes                       2          0.34%           721         40.73%             143          8.79%

Provision for income taxes                16          7.15%           692        264.61%            (351)       (57.31%)
                                        ----                       ------                          -----
      Net earnings                      $(14)        (3.88%)       $   29          1.90%           $ 494         48.73%
                                        ----                       ------                          -----
                                        ----                       ------                          -----

------------
(1)    Increase or (decrease) over previous period's amount.

NONINTEREST INCOME. Noninterest income decreased from $2.34 million in 1996, to $1.51 million in 1997 and increased to $1.56 million in 1998, representing a 35.17% decrease in 1997 from 1996 and a 3.19% increase in 1998 over 1997. Noninterest income increased from $335,000 for the three months ended March 31, 1998 to $384,000 for the three months ended March 31, 1999, representing a 14.51% increase. The primary reason for the decrease in the noninterest income in 1997 from 1996 was in the gain on sale of other real estate owned property ("OREO"). During 1996, Cerritos Valley Bank realized a total gain of $672,000 because of the sale of OREO properties, and during 1997, the total gain on sale of OREO decreased to $20,000. During 1998, the service fees income increased to $1.47 million from $1.25 million in 1997 because of the growth in the deposit base. This increase was offset by a decrease in the income from the gain on sale of FHA loans, which decreased from $244,000 in 1997 to $81,000 in 1998. During 1998, Cerritos Valley Bank's management decided to terminate the FHA loan origination and sale program and decided to keep the FHA loans on the balance sheet. The net effect of the increase in deposit service fee income and decrease in income from the sale of FHA loans was a net increase in 1998 in total noninterest income by 3.19%. The increases in noninterest income in the first three months of 1999 versus three months of 1998 was primarily in service charges as a result of growth in the deposit base. Cerritos Valley's management expects the service fee income from deposits to continue to increase.

OTHER EXPENSES. Cerritos Valley's noninterest expense includes salaries and benefits, occupancy expenses and operating expenses. Cerritos Valley Bank's expenses decreased from $5.12 million in 1996, to $4.31 million in 1997 and increased to $4.71 million in 1998. This represents a decrease of 15.77% in 1997 from 1996 and an increase of 9.22% in 1998 over 1997. The primary reason for the reduction in expense in 1997 was due to the dramatic improvement in asset quality that resulted in the reduction in loan collection and legal expenses. In addition, Cerritos Valley Bank settled a lawsuit with Cerritos Valley Bank's landlord pertaining to the Artesia branch lease. Total other expenses in 1998 increased due to the growth in assets of Cerritos Valley Bank. In April 1998, Cerritos Valley Bank added a new branch location in Glendale which resulted in increase spending in compensation, premises and other operating expenses. Cerritos Valley Bank conducted an advertisement campaign for the opening of the Glendale branch that resulted in an increase in marketing and business development expenses. Cerritos Valley's noninterest expenses increased from $1.07 million in the first three months of 1998 to $1.20 million in the first three months of 1999. This represents an increase of 12.52%. The primary reason for the increase in noninterest expense was due to the opening of the Glendale branch. The first quarter of 1999 includes the operating expenses of the Glendale branch. During that same period in 1998, Cerritos Valley did not incur any operating expenses for the Glendale branch since the Glendale branch did not open until April 1998.

The following table compares the various elements of other expenses as a percentage of average assets for the years ended December 31, 1998, 1997 and 1996 and the three months ended March 31, 1999 and 1998. (Dollars in thousands except percentage amounts.)


                                            Salaries and                       Other
                             Average          Employee        Occupancy      Operating
    Period                  Assets(1)         Benefits        Expenses        Expenses
------------------         -----------      -------------    -----------     ----------
Three Months Ended
 March 31,(2)
-------------------
      1999                   $127,144            1.58%          0.28%           1.92%
      1998                   $103,021            2.00%          0.19%           1.96%

  Year Ended
  December 31,
-------------------
      1998                   $112,540            1.98%          0.27%           1.93%
      1997                   $ 94,970            2.24%          0.19%           2.10%
      1996                   $ 90,953            2.58%          0.27%           2.78%

------------
(1)        Based on the average of daily balances.
(2)        Expense ratios are calculated on an annualized basis.

PROVISION FOR LOAN LOSSES. The provision for loan losses corresponds directly to the level of the allowance that management deems sufficient to offset potential losses. The balance in the loan loss allowance reflects the amount which, in management's judgment, is adequate to provide for potential loan losses after weighing the mix of the loan portfolio, current economic conditions, past loan experience and such other factors as deserve recognition in estimating loan losses.

Management allocated $310,000 as a provision for loan losses in 1998, $750,000 in 1997 and $604,000 in 1996. Loans charged off net of recoveries in 1998 were $228,000, in 1997 were $1.16 million and in 1996 were $299,000. For the three months ended March 31, 1999, $85,000 was allocated as a provision for loan losses and for the three months ended March 31, 1998, $75,000 was allocated as a provision for loan losses. Loans charged off net of recoveries for the three months ended March 31, 1999 were $177,000 and for the three months ended March 31, 1998 were $88,000. The ratio of the allowance for loan losses to total gross loans was 2.03% at December 31, 1998, 2.31% at December 31, 1997 and 3.72% at December 31, 1996, and for the interim periods was 1.80% at March 31, 1999 and 2.23% at March 31, 1998.

In management's opinion, the balance of the allowance for loan losses at March 31, 1999 was sufficient to sustain any foreseeable losses in the loan portfolio at that time.

INCOME TAXES. Income tax provisions were $954,000 in 1998, $262,000 in 1997, and $613,000 in 1996. The effective tax rate for the Bank averages 38%; however, for 1997, the deferred tax valuation allowance of approximately $264,000 was reversed that resulted in decreasing the current tax provision expense by that amount. The Bank is not carrying any net operating losses ("NOL"). The estimated income tax provision for the three months ended March 31, 1999 and 1998 was $243,000 and $227,000, respectively.

NET EARNINGS. The net earnings and basic earnings per share of Cerritos Valley were $1.54 million and $1.54 per share in 1998, $1.51 million and $1.51 per share in 1997, and $1.01 million and $1.01 per share in 1996, respectively. The net income and basic earnings per share for the three months ended March 31, 1999 were $352,000 and $0.35 per share as compared to a net income of $366,000 and $0.37 per share for the three months ended March 31, 1998, respectively. The decrease in net earnings for the three months ended in 1999 versus 1998 was due to the increase in other operating expenses relating to the opening of the Glendale branch.

LIQUIDITY. Cerritos Valley has an asset and liability management program allowing it to maintain its interest margins during times of both rising and falling interest rates and to maintain sufficient liquidity. Liquidity of Cerritos Valley at December 31, 1998 was 32.84%, at December 31, 1997 was 41.60% and at December 31, 1996 was 36.32% based on liquid assets, (consisting of cash and due from banks, investment securities not pledged, federal funds sold, and loans held for sale) divided by total liabilities. Liquidity of Cerritos Valley at March 31, 1999 was 30.44%. Cerritos Valley's management believes it maintains liquidity at a high level.

CAPITAL RESOURCES. The shareholders' equity accounts of Cerritos Valley increased from $9.38 million at December 31, 1996, to $10.98 million at December 31, 1997 and to $12.42 million at December 31, 1998. These increases are attributable to the growth in retained earnings. Cerritos Valley is subject to various regulatory capital requirements administered by the federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Cerritos Valley must meet specific capital guidelines that involve quantitative measures of Cerritos Valley's assets, liabilities and certain off-balance sheet items as calculated under regulatory guidelines. Cerritos Valley's capital amounts and classifications of assets are also subject to qualitative judgements by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require Cerritos Valley to maintain minimum amounts and ratios of total and Tier 1 capital, which is primarily common stock and retained earnings, to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of March 31, 1999, that Cerritos Valley exceeds all capital adequacy requirements to which it is subject.

As of December 31, 1998, the most recent notification from the FDIC categorized Cerritos Valley as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, Cerritos Valley must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification which management believes have changed Cerritos Valley's categorization.


                                      Minimum            Minimum Well              Actual
                                      Capital            Capitalized               March 31,
                                    Requirement          Requirement                  1999
                                    -----------          ------------              -----------
Capital Ratios:

Total capital to
 risk-weighted assets                   8.0%                 10.0%                    17.11%

Tier 1 capital to
 risk-weighted assets                   4.0%                  6.0%                    15.86%

Tier 1 to total
 average assets                         4.0%                  5.0%                     9.96%


SCHEDULE OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY. The following schedule shows the average balances of Cerritos Valley's assets, liabilities and shareholders' equity accounts and the percentage distribution of the items, computed using the daily average balances, for the periods indicated.



(Dollars in thousands)             Three Months Ended
                                        March 31,                                     Year Ended December 31,
                          ------------------------------------------  ------------------------------------------------------
                                  1999               1998                1998                 1997                 1996
                          ------------------- ------------------- ------------------- ------------------- ------------------
                           Amount  Percent(1)  Amount  Percent(1)  Amount  Percent(1)  Amount  Percent(1) Amount  Percent(1)
                          -------- ---------- -------- ---------- -------- ---------- -------- ---------- ------- ----------
ASSETS
Cash and due from banks   $  8,701    6.84%   $  7,639    7.41%   $  8,144    7.24%    $ 7,460    7.86%   $ 8,233    9.05%
Investment securities       40,913   32.18%     29,554   28.69%     32,323   28.72%     29,560   31.13%    22,729   24.99%
Federal funds sold           8,402    6.61%      9,170    8.90%     10,667    9.48%      7,709    8.12%    12,822   14.10%
Loans:
  Commercial                22,376   17.60%     22,249   21.60%     24,682   21.93%     18,423   19.40%    16,722   18.39%
  Installment                2,415    1.90%      3,547    3.44%      3,127    2.78%      4,112    4.33%     4,969    5.46%
  Real estate               31,375   24.68%     18,324   17.79%     21,336   18.96%     16,210   17.07%    15,335   16.86%
  Construction               8,186    6.44%      8,226    7.98%      7,849    6.97%      7,323    7.71%     5,798    6.37%
  Credit card and other        277    0.22%        163    0.16%        202    0.18%        137    0.14%       158    0.17%
Less deferred costs            (94)  (0.07%)      (167)  (0.16%)      (115)  (0.10%)      (155)  (1.16%)     (125)  (0.14%)
Less allowance for
  loan losses               (1,253)  (0.99%)    (1,185)  (1.15%)    (1,209)  (1.07%)    (1,299)  (1.37%)   (1,289)  (1.42%)
                          -------- ---------- -------- ---------- -------- ---------- -------- ---------- ------- ----------
      Net loans             63,282   49.77%     51,157   49.66%     55,872   49.65%     44,751   47.12%    41,568   45.70%
Bank premises and
  equipment, net             1,899    1.49%      1,986    1.93%      1,986    1.76%      2,016    2.12%     2,169    2.38%
OREO                             0    0.00%         70    0.07%         44    0.04%        424    0.45%       600    0.66%
Other assets                 3,947    3.10%      3,455    3.35%      3,504    3.11%      3,050    3.21%     2,832    3.11%
                          -------- ---------- -------- ---------- -------- ---------- -------- ---------- ------- ----------
      TOTAL ASSETS        $127,144  100.00%   $103,021  100.00%   $112,540  100.00%    $94,970  100.00%   $90,953  100.00%
                          -------- ---------- -------- ---------- -------- ---------- -------- ---------- ------- ----------
                          -------- ---------- -------- ---------- -------- ---------- -------- ---------- ------- ----------

LIABILITIES AND
  SHAREHOLDERS EQUITY
Deposits:
  Demand                  $ 32,982   25.94%   $ 28,555   27.72%   $ 31,157   27.69%    $28,007   29.49%   $26,541    29.18%
  NOW and money markets     20,197   15.89%     16,336   15.86%     17,510   15.56%     17,146   18.05%    19,686    21.64%
    Savings                 13,546   10.65%     12,444   12.08%     12,801   11.37%     12,085   12.73%    13,471    14.81%
    Time                    13,811   10.86%     12,512   12.15%     12,886   11.45%     12,423   13.08%    12,834    14.11%
    Time > $100,000         19,096   15.02%     18,526   17.98%     19,241   17.10%     12,278   12.93%     8,377     9.21%
                          -------- ---------- -------- ---------- -------- ---------- -------- ---------- ------- ----------
Total deposits              99,632   78.36%     88,373   85.78%     93,595   83.17%     81,939   86.28%    80,909    88.96%
Other liabilities           15,022   11.81%      3,447    3.35%      7,192    6.39%      3,197    3.37%     1,307     1.44%
                          -------- ---------- -------- ---------- -------- ---------- -------- ---------- ------- ----------
      Total liabilities    114,654   90.18%     91,820   89.13%    100,787   89.56%     85,136   89.65%    82,216    90.39%
Shareholders' equity:
  Common stock               5,992    4.71%      5,992    5.82%      5,992    5.32%      5,992    6.31%     5,992     6.59%
  Retained earnings          6,549    5.15%      4,990    4.84%      5,726    5.09%      3,948    4.16%     2,882     3.17%
  Accumulated other
    comprehensive income       (51)  (0.04%)       219    0.21%         35    0.03%       (106)  (0.11%)     (137)   (0.15%)
                          -------- ---------- -------- ---------- -------- ---------- -------- ---------- ------- ----------
Total shareholders'
  equity                    12,490    9.82%     11,201   10.87%     11,753   10.44%      9,834   10.35%     8,737     9.61%
                          -------- ---------- -------- ---------- -------- ---------- -------- ---------- ------- ----------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY     $127,144  100.00%   $103,021  100.00%   $112,540  100.00%    $94,970  100.00%   $90,953   100.00%
                          -------- ---------- -------- ---------- -------- ---------- -------- ---------- ------- ----------
                          -------- ---------- -------- ---------- -------- ---------- -------- ---------- ------- ----------

------------
(1) Percentage of categories under assets, liabilities and shareholders' equity are shown as percentages of average total assets.

INVESTMENT PORTFOLIO. The following table summarizes the amounts, terms, distribution and yields of Cerritos Valley's investment securities as of March 31, 1999, December 31, 1998 and December 31, 1997. (Dollars in thousands.)


                                                            Available for Sale
                        ---------------------------------------------------------------------------------------------
                             One Year       After One Year    After Five Years
                             or Less        to Five Years       to Ten Years      After Ten Years         Total
                        -----------------  -----------------  -----------------  -----------------  -----------------
                         Amount    Yield    Amount    Yield    Amount    Yield    Amount    Yield    Amount    Yield
                        --------  -------  --------  -------  --------  -------  --------  -------  --------  -------
March 31, 1999
--------------
US treasury &
 government agency       $2,259     5.87%   $23,536    5.45%   $1,444     6.30%   $4,909    6.83%    $32,148    5.50%
Municipals                  447     5.23%     1,006    4.15%      840     4.58%        0       0%      2,293    4.65%
Other bonds                   0     0.00%     1,583    5.91%    1,487     6.72%    1,005    7.51%      4,075    5.58%
                        --------           --------           --------           --------           --------
      Total              $2,706     5.55%   $26,125    5.23%   $3,771     5.87%   $5,914    7.17%    $38,516    5.48%
                        --------           --------           --------           --------           --------
                        --------           --------           --------           --------           --------


                                                             Held to Maturity
                        ---------------------------------------------------------------------------------------------
                             One Year       After One Year    After Five Years
                             or Less        to Five Years       to Ten Years      After Ten Years         Total
                        -----------------  -----------------  -----------------  -----------------  -----------------
                         Amount    Yield    Amount    Yield    Amount    Yield    Amount    Yield    Amount    Yield
                        --------  -------  --------  -------  --------  -------  --------  -------  --------  -------
March 31, 1999
--------------
US treasury &
 government agency        $  0      0.00%    $  0      0.00%    $254      6.30%   $  496     6.83%   $  750     6.57%
Municipals                  50      5.45%     100      6.80%      80      4.52%        0     0.00%      230     5.59%
FHLB stock                   0      0.00%       0      0.00%       0      0.00%    1,297     0.00%    1,297     5.44%
                        --------           --------           --------           --------           --------
      Total               $ 50      5.45%    $100      6.80%    $334      5.41%   $1,793     6.14%   $2,277     5.65%
                        --------           --------           --------           --------           --------
                        --------           --------           --------           --------           --------


(Dollars in thousands)
                                                            Available for Sale
                        ---------------------------------------------------------------------------------------------
                             One Year       After One Year    After Five Years
                             or Less        to Five Years       to Ten Years      After Ten Years         Total
                        -----------------  -----------------  -----------------  -----------------  -----------------
                         Amount    Yield    Amount    Yield    Amount    Yield    Amount    Yield    Amount    Yield
                        --------  -------  --------  -------  --------  -------  --------  -------  --------  -------
December 31, 1998
-----------------
US treasury &
 government agency       $6,504    5.44%    $18,379   5.68%    $6,725     6.48%   $2,407     6.13%   $34,015    5.93%
Municipals                  450    5.33%      1,005   4.24%       832     4.58%        0     0.00%     2,287    4.72%
Other bonds                   0    0.00%      1,606   6.51%     1,549     6.21%    1,030     7.53%     4,185    6.75%
                        --------           --------           --------           --------           --------
      Total              $6,954    5.39%    $20,990   5.48%    $9,106     5.76%   $3,437     6.83%   $40,487    5.80%
                        --------           --------           --------           --------           --------
                        --------           --------           --------           --------           --------


                                                             Held to Maturity
                        ---------------------------------------------------------------------------------------------
                             One Year       After One Year    After Five Years
                             or Less        to Five Years       to Ten Years      After Ten Years         Total
                        -----------------  -----------------  -----------------  -----------------  -----------------
                         Amount    Yield    Amount    Yield    Amount    Yield    Amount    Yield    Amount    Yield
                        --------  -------  --------  -------  --------  -------  --------  -------  --------  -------
December 31, 1998
-----------------
US treasury &
 government agency        $ 0       0.00%    $270      7.85%    $1,501    6.82%   $    0     0.00%   $1,771     7.01%
Municipals                 50       4.74%     100      6.80%        80    8.00%        0     0.00%      230     6.51%
FHLB stock                  0       0.00%       0      0.00%         0    0.00%    1,278     5.44%    1,278     5.44%
                        --------           --------           --------           --------           --------
      Total               $50       4.74%    $370      7.33%    $1,581    7.41%   $1,278     6.32%   $3,279     6.32%
                        --------           --------           --------           --------           --------
                        --------           --------           --------           --------           --------


                                                            Available for Sale
                        ---------------------------------------------------------------------------------------------
                             One Year       After One Year    After Five Years
                             or Less        to Five Years       to Ten Years      After Ten Years         Total
                        -----------------  -----------------  -----------------  -----------------  -----------------
                         Amount    Yield    Amount    Yield    Amount    Yield    Amount    Yield    Amount    Yield
                        --------  -------  --------  -------  --------  -------  --------  -------  --------  -------
December 31, 1997
-----------------
US treasury &
 government agency       $7,983    5.61%    $ 9,474    6.16%    $3,529    7.06%    $3,986    6.55%   $24,972    6.35%
Municipals                  202    7.05%        720    4.95%       491    4.77%        42    5.25%     1,455    5.51%
Other bonds                   0    0.00%         95    6.50%         0    0.00%         0    0.00%        95    6.50%
                        --------           --------           --------           --------           --------
      Total              $8,185    6.33%    $10,289    5.87%    $4,020    5.92%    $4,028    5.90%   $26,522    6.12%
                        --------           --------           --------           --------           --------
                        --------           --------           --------           --------           --------


                                                             Held to Maturity
                        ---------------------------------------------------------------------------------------------
                             One Year       After One Year    After Five Years
                             or Less        to Five Years       to Ten Years      After Ten Years         Total
                        -----------------  -----------------  -----------------  -----------------  -----------------
                         Amount    Yield    Amount    Yield    Amount    Yield    Amount    Yield    Amount    Yield
                        --------  -------  --------  -------  --------  -------  --------  -------  --------  -------
December 31, 1997
-----------------
US treasury &
 government agency       $  999     5.04%     $351     7.82%   $1,518     6.87%    $499      7.13%   $3,367     6.35%
Municipals                  355     6.51%      149     6.13%       85     8.00%       0      0.00%      589     6.88%
FHLB stock                    0     0.00%        0     0.00%        0     0.00%     301      5.88%      301     5.88%
                        --------           --------           --------           --------           --------
      Total              $1,354     5.78%     $500     6.98%   $1,603     7.44%    $800      6.51%   $4,257     6.37%
                        --------           --------           --------           --------           --------
                        --------           --------           --------           --------           --------

LOAN PORTFOLIO. Cerritos Valley's largest historical lending categories are real estate loans and commercial (business) loans. These categories accounted for as a percentage of total loans for the period ending of December 31, of approximately 84% in 1998, 78% in 1997 and 75% in 1996 and approximately 83% at March 31, 1999. Loans are carried at face amount, less payments collected and the allowance for loan losses. Interest on all loans is accrued monthly on a simple interest basis. Once a loan is placed on nonaccrual status, Cerritos Valley reverses interest accrued through the date of transfer. Loans are placed on nonaccrual status when principal or interest on a loan is past due 90 days or more, unless the loan is well secured and in the process of collection. Interest actually received for loans on nonaccrual status is recognized as income at the time of receipt. Problem loans are maintained on accrual status only when management of Cerritos Valley is confident of full repayment within a reasonable period of time.

The rates of interest charged on variable rate loans are set at specific increments in relation to Wall Street Journal prime and Cerritos Valley Bank's published reference rate and varies as Cerritos Valley Bank's or Wall Street Journal's prime rates vary from time to time. At December 31, 1998, approximately 50.19% of Cerritos Valley's loan portfolio was comprised of variable rate loans, and at March 31, 1999, variable rate loans comprised approximately 49.66% of Cerritos Valley's loan portfolio.

DISTRIBUTION OF LOANS. The distribution of Cerritos Valley's total loans by type of loan as of the date indicated is displayed in the following table (dollars in thousands):


                                            March 31,                                December 31,
                                     -----------------------           -------------------------------------
 TYPE OF LOAN                         1999            1998              1998           1997            1996
--------------                       -------         -------           -------        -------        -------
Commercial                           $22,812         $22,640           $22,666        $22,070        $19,860
Construction                           8,042           8,932             6,918          7,357          6,247
Real estate                           30,315          16,070            28,714         16,779         11,417
Installment                            2,652           3,497             2,831          3,871          4,408
                                     -------         -------           -------        -------        -------
      Total                           63,820          51,139            61,129         50,077         41,932
                                     -------         -------           -------        -------        -------
Less:
  Deferred loan fees                     111             138                57            170            134
  Allowance for
   loan losses                         1,146           1,143             1,238          1,156          1,561
                                     -------         -------           -------        -------        -------
      Total net loans                $62,563         $49,858           $59,834        $48,751        $42,237
                                     -------         -------           -------        -------        -------
                                     -------         -------           -------        -------        -------

Commercial loans are made for the purpose of providing working capital funds, financing the purchase of equipment or inventory and for other business purposes. Such loans include loans with maturities ranging from 30 days to 365 days, and term loans, which are loans with maturities normally ranging from one to five years. Short-term business loans are generally used to finance current transactions and typically provide for periodic interest payments, with principal being payable at maturity or periodically. Term loans normally provide for monthly payments of both principal and interest. Cerritos Valley also extends lines of credit to business customers. On our business credit lines, Cerritos Valley specifies a maximum amount which it stands ready to fund to the customer during a specified period in return for which the customer agrees to maintain its primary banking relationship with Cerritos Valley Bank. The purpose for which such loans will be used and the security therefor, if any, are generally determined before Cerritos Valley's commitment is extended. Normally, Cerritos Valley does not make loan commitments in material amounts for periods more than one year.

CONSTRUCTION/REAL ESTATE LOANS. Real estate loans are primarily made for the construction and/or improvement of single family residences, and commercial or industrial properties. As of March 31, 1999 approximately 24.79% of Cerritos Valley's real estate construction loans consisted of loans secured by first trust deeds on the construction of single family residence tract developments, and 21.32% consisted of secured first trust deed loans on individual owner-occupied residences and commercial properties. Construction loans are generally underwritten for a period of 12 months with a potential 90 day extension and normally do not exceed 70% to 75% loan to value ratio. The risk associated with speculative construction lending includes the borrower's inability to complete and sell the project, the borrower's incorrect estimate of necessary construction funds and/or time for completion, economic changes including depressed real estate values and increased interest rates. Management has established underwriting criteria to minimize losses on speculative construction loans by lending to only experienced builders/developers with proven track records. To date Cerritos Valley has not suffered any significant losses through its speculative construction loan portfolio.

INSTALLMENT LOANS. Most installment loans are short-term loans, for a period of up to five years. Auto loans are normally made up to a five-year amortization period.

MATURITY AND SENSITIVITY OF LOANS TO CHANGES IN INTEREST RATES. The following table sets forth the amounts of loans outstanding of Cerritos Valley as of March 31, 1999 and December 31, 1998, which based on the remaining scheduled repayments of principal, have the ability to be repriced or are due in less than one year, in one to five years, or in more than five years. Management has increased the fixed rate portion of Cerritos Valley's loan portfolio as part of the strategy to match fund loans against borrowings of Cerritos Valley Bank at the Federal Home Loan Bank.


                            Less than        One to         Over 5
(Dollars in thousands)       1 Year        Five Years        Years           Total
                            ---------      ----------       -------         -------
March 31, 1999
--------------
Fixed rate                   $  3,908         $9,966         $17,640        $31,514
Variable rate                  32,306              0               0         32,306
                             --------         ------         -------        -------
      Total                   $36,214         $9,966         $17,640        $63,820
                             --------         ------         -------        -------
                             --------         ------         -------        -------

December 31, 1998
-----------------
Fixed rate                   $  3,268        $10,532         $16,780        $30,580
Variable rate                  30,549              0               0         30,549
                             --------         ------         -------        -------
      Total                   $33,817        $10,532         $16,780        $61,129
                             --------         ------         -------        -------
                             --------         ------         -------        -------

LOAN COMMITMENTS. The following table shows Cerritos Valley's loan commitments at the dates indicated:


                                    March 31,                           December 31,
                             ----------------------       -------------------------------------
(Dollars in thousands)         1999           1998          1998           1997           1996
                             -------        -------       -------         ------        -------
Commercial                   $ 7,654        $ 4,218       $ 7,610         $ 4,421       $ 4,399
Real estate                    8,175          9,943         4,848           8,842         6,134
                             -------        -------       -------         ------        -------
      Total commitments      $15,965        $14,161       $12,458         $13,263       $10,533
                             -------        -------       -------         ------        -------
                             -------        -------       -------         ------        -------

Based upon prior experience and prevailing economic conditions, it is anticipated that approximately 45% of the commitments at March 31, 1999 will be exercised in 1999.


SUMMARY OF LOAN LOSS EXPERIENCE. As a natural corollary to Cerritos Valley's lending activities, some loan losses are experienced. The risk of loss varies with the type of loan being made and the creditworthiness of the borrower over the term of the loan. To some extent, the degree of perceived risk is taken into account in establishing the structure of, and interest rates and security for, specific loans and for various types of loans. Cerritos Valley attempts to minimize its credit risk exposure by use of thorough loan application and approval procedures.

Cerritos Valley maintains a program of systematic review of its existing loans. Loans are graded for their overall quality prior to booking the asset. Loans which Cerritos Valley Bank's management determines require further monitoring and supervision are segregated and reviewed on a periodic basis. Significant problem loans are reviewed on a monthly basis by the Bank's Senior Loan Committee and at Cerritos Valley Bank's monthly Board of Directors meeting. Loans which are probable that Cerritos Valley will be unable to collect all amounts due (including principal and interest) are considered impaired. In addition, when principal and interest on a loan is past due 90 days or more, the loan is placed on nonaccrual status unless it is both well secured and in the process of collection. Total accruing loans past due 90 days or more at March 31, 1999 were $926,000; at December 31, 1998 were $517,000; and there were no accruing loans past due 90 days or more at December 31, 1997. Total impaired loans at March 31, 1999 were $22,000; at December 31, 1998 were $199,000; and at December 31, 1997 were $598,000.


Cerritos Valley charges off that portion of any loan which management or bank examiners consider to represent a loss. A loan is generally considered by management to represent a loss in whole or in part when an exposure beyond any collateral value is apparent, servicing of the unsecured portion has been discontinued or collection is not anticipated based on the borrower's financial condition and general economic conditions in the borrower's industry. The principal amount of any loan which is declared a loss is charged against Cerritos Valley's allowance for loan losses.

The activity in the allowance for loan losses is as follows:




                                         Three
                                       Months Ended       Year Ended
                                         March 31,        December 31,
                                       ------------   ------------------
                                          1999         1998        1997
                                       ------------   ------      ------
Balance at beginning of period           $1,238       $1,156      $1,561

Recoveries:
  Real estate                                 7           76         152
  Commercial                                  0            6          11
  Installment                                 0            0           2
                                         ------       ------      ------
      Total recoveries                        7           82         165

Charge-offs:
  Commercial                                181          143       1,157
  Real estate                                 1          140          73
  Installment                                 2           24          80
  Credit card                                              3          10
                                         ------       ------      ------
      Total charge-offs                    (184)        (310)     (1,320)

Provision for loan losses                    85          310         750
                                         ------       ------      ------


Balance at the end of the period         $1,146       $1,238      $1,156
                                         ------       ------      ------
                                         ------       ------      ------

The following table sets forth the amount of loans on Cerritos Valley's books which were 30 to 89 days past due at the dates indicated:

                                  March 31,               December 31,
(Dollars in thousands)             1999             1998              1997
                                  ---------         ----------------------
Commercial                         $  0             $  9              $11
Real estate                         948              849               20
                                   ----             ----              ---
      Total                        $948             $858              $31
                                   ----             ----              ---
                                   ----             ----              ---


The following table sets forth the amount of loans on Cerritos Valley's books which were past due 90 days or more and still accruing interest at the dates indicated:



                                 March 31,               December 31,
(Dollars in thousands)             1999             1998              1997
                                 ---------          ----------------------
Real estate                        $926             $517              $  0
                                   ----             ----              ----
      Total                        $926             $517              $  0
                                   ----             ----              ----
                                   ----             ----              ----


The following table highlights loans on nonaccrual status at the dates indicated:

                                  March 31,               December 31,
(Dollars in thousands)             1999             1998              1997
                                  ---------         ----------------------
Commercial                         $  0             $183              $587
Real estate                          15               16                11
Installment                           7                0                 0
                                   ----             ----              ----
      Total                         $22             $199              $598
                                   ----             ----              ----
                                   ----             ----              ----


Cerritos Valley's allowance for loan losses is to provide for losses which can be reasonably estimated. The allowance for loan losses is established through charges to operating expenses in the form of provisions for loan losses. Provisions for loan losses amounted to $85,000 for the first three months of 1999, $310,000 in 1998, $750,000 in 1997 and $604,000 in 1996. Actual loan losses or recoveries are charged or credited, respectively, directly to the allowance for loan losses. The increase in loan charge offs in 1997 reflects the write off of a commercial loan of an auto dealership in Valencia, California. The dealership was placed in receivership by the courts and the borrower is suing Ford Motor Company for negligence, breach of fiduciary responsibility and has brought a lenders liability action against Ford.

The adequacy of the allowance for loan losses is determined by management based on factors including levels of classified assets, general portfolio trends relative to asset and portfolio size, nonaccrual loan levels, delinquent loan levels, historical loan loss experience, risks associated with changes in economic and business conditions, findings of banking regulatory authorities and other factors. As of March 31, 1999, the allowance for loan losses was based on the above factors, including the increase in delinquent real estate loans and the decrease in nonaccrual commercial loans. Overall, the allowance for loan losses at March 31, 1999, compared to December 31, 1998, decreased relative to the total loan portfolio based on management's assessment of the improvement in the portfolio.


Because these estimates and evaluations are primarily judgmental factors, no assurance can be given that Cerritos Valley may not sustain loan losses substantially higher in relation to the size of the allowance for loan losses or that subsequent evaluations of the loan portfolio may not require substantial changes in such allowance.

The following table summarizes Cerritos Valley's loan loss experience for the periods indicated:


                                           Three Months Ended
                                                 March 31,                             Year Ended December 31,
                                        -----------------------            ----------------------------------------------
(Dollars in thousands)                   1999             1998               1998               1997                1996
                                        -------          ------            --------            -------            -------
BALANCES
Average loans                           $64,535          $52,342            $57,081            $46,050            $42,857
Loans at end of period                   63,820           51,139             61,129             50,077             41,932
Loans charged-off                           184              147                310              1,320                680
Loan recoveries                               7               59                 82                165                381
Net loans charged-off                       177               88                228              1,155                299
Allowance for loan
 losses ("ALLL")(1)                       1,146            1,143              1,238              1,156              1,561
Provision for loan losses                    85               75                310                750                604

RATIOS
Net charge-offs to average loans           0.27%            0.17%              0.40%              2.51%             0.70%
Net charge-offs to loans at
 the end of period                         0.27%            0.17%              0.37%              2.31%             0.71%
ALLL to average loans                      1.78%            2.18%              2.17%              2.51%             3.64%
ALLL to loans at
 end of the period                         1.80%            2.23%              2.03%              2.31%             3.72%
Net charge-offs to ALLL                   15.45%            7.70%             18.42%             99.91%            19.15%
Net charge-offs to provision
 for loan losses                         208.23%          117.33%             73.55%            154.00%            49.50%

--------------------
(1) As of the end of the period presented.


At December 31, 1998 and 1997, the allowance for loan losses was 2.03% and 2.31% of total loans then outstanding, respectively. At March 31, 1999, the allowance was 1.80% of the loans then outstanding. Although the current level of the allowance is deemed adequate by management, future provisions may be required based on future changes in the credit risk.

Management of Cerritos Valley reviews with Cerritos Valley Bank's Board of Directors the adequacy of the allowance for loan losses on a monthly basis and adjusts the loan loss provision upward where specific items reflect a need for such an adjustment. Management of Cerritos Valley charged off approximately $310,000 in 1998 and $1,320,000 in 1997. Recoveries for the same time frame were $82,000 and $165,000, respectively. The charge-offs for the three months ended March 31, 1999 were $184,000 and recoveries were $7,000. Management does not believe there has been any significant deterioration in Cerritos Valley's loan portfolio. Management also believes that Cerritos Valley has adequately provided for potential losses in its portfolio as of March 31, 1999.


INVESTMENT SECURITIES. Cerritos Valley has invested $49.23 million in federal instruments, securities issued by states and political subdivisions and other debt securities, which yielded approximately 5.34% per annum during the first three months of 1999. Cerritos Valley's present investment policy is to invest excess funds in federal funds, U.S. treasuries, securities issued by the U.S. government, corporate bonds, and securities issued by states and political subdivisions.

INTEREST RATES AND DIFFERENTIALS. Certain information concerning interest-earning assets and interest-bearing liabilities and yields on the assets and liabilities is set forth in the following table. Amounts outstanding are daily average balances:

                                          Three Months Ended
(Dollars in thousands)                      March 31,(1)(2)                             Year Ended December 31,
                                       --------------------------           --------------------------------------------
                                          1999             1998                1998              1997            1996
                                       ---------        ---------           ----------       ----------       ----------
Interest-earning assets:
Federal funds sold:
  Average outstanding                  $  8,402          $ 9,170             $ 10,667          $ 7,709          $12,822
  Average yield                            4.57%            5.32%                5.23%            5.42%            5.17%
  Interest income                      $     96          $   122             $    558          $   418          $   663
Investment securities:
  Average outstanding                  $ 40,913          $29,554             $ 32,323          $29,560          $22,729
  Average yield                            5.49%            6.10%                6.07%            6.34%            6.63%
  Interest income                      $    562          $   451             $  1,963          $ 1,875          $ 1,507
Loans:
  Average outstanding                  $ 64,535          $52,342             $ 57,081          $46,050          $42,857
  Average yield                            9.92%           10.71%               10.57%           10.87%           11.03%
  Interest income                      $  1,600          $ 1,402             $  6,032          $ 5,008          $ 4,726
Total interest-earning assets:
  Average outstanding                  $113,850          $91,066             $100,071          $83,319           $78,408
  Average yield                            7.95%            8.70%                8.55%            8.76%             8.80%
  Interest income                      $  2,258          $ 1,975             $  8,553          $ 7,301           $ 6,896
Interest-bearing liabilities:
NOW and money market
 demand accounts:
  Average outstanding                  $  20,197          $16,336            $ 17,510          $17,146            $19,686
  Average yield                             1.98%            1.81%               1.88%            1.87%              1.98%
  Interest expense                     $     100          $    74            $    329          $   320            $   390
Savings deposits:
  Average outstanding                  $  13,546          $12,444            $ 12,801          $12,085            $13,471
  Average yield                             2.48%            2.51%               2.50%            2.93%              2.69%
  Interest expense                     $      84          $    78            $    320          $   354            $    363
Time deposits:
  Average outstanding                  $  32,907          $31,038            $ 32,127          $24,701            $21,211
  Average yield                             4.68%            5.00%               5.00%            5.06%              5.12%
  Interest expense                     $     385          $   388            $  1,606          $ 1,250            $ 1,087
Other borrowings:
  Average outstanding                  $  13,184          $ 1,877            $  5,703          $   890            $   612
  Average yield                             5.73%            6.82%               6.17%            6.85%              7.19%
  Interest expense                     $     189          $    32            $    352          $    61            $    44
Total interest-bearing liabilities:
  Average outstanding                  $  79,834          $61,695            $ 68,141          $54,822            $54,980
  Average yield                             3.80%            3.71%               3.82%            3.62%              3.43%
  Interest expense                     $     758          $   572            $  2,607          $ 1,985            $ 1,884
Net interest income                    $   1,500          $ 1,403            $  5,946          $ 5,316            $ 5,012
Average yield on interest-
 earning assets                             5.27%            6.16%               5.94%            6.38%              6.39%

----------------
(1)  Three month yields have been annualized.

(2) Average loans outstanding includes nonaccrual loans.

LIQUIDITY MANAGEMENT. To augment short-term liquidity, Cerritos Valley has unsecured short-term borrowing agreements with three of its correspondent banks in the total amount of $7 million. In addition, Cerritos Valley can borrow from the discount window on an overnight basis for up to $2 million. Cerritos Valley has pledged collateral at the Federal Home Loan Bank and as of March 31, 1999, Cerritos Valley Bank had additional borrowing capacity available for up to $2.3 million. As of March 31, 1999, Cerritos Valley had $12.85 million outstanding in advances secured by investment securities and at December 31, 1998, Cerritos Valley had $12.65 million outstanding in advances secured by investment securities.


Policies have been developed by Cerritos Valley's management and approved by the Board of Directors which establishes guidelines for the investments and liquidity of Cerritos Valley. These policies include an Asset and Liability Policy and an Investment Policy. The goals of these policies are to provide liquidity to meet the financial requirements of Cerritos Valley's customers, maintain adequate reserves as required by regulatory agencies, control interest rate risk, and maximize earnings of Cerritos Valley.

The following table shows Cerritos Valley's average deposits for each of the periods indicated below, based upon average daily balances:

                                    Three Months Ended                                     Year Ended
                                         March 31,                                        December 31,
                         ---------------------------------------   --------------------------------------------------------------
                                1999                 1998                1998                   1997                  1996
                         ------------------   ------------------   ------------------    ------------------   -------------------
(Dollars in thousands)   Average   Percent    Average   Percent    Average   Percent     Average   Percent    Average    Percent
                         Balance   of Total   Balance   of Total   Balance   of Total    Balance   of Total   Balance    of Total
                         -------   --------   -------   --------   -------   --------    -------   --------   -------    --------
Demand deposits          $32,982    33.10%    $28,555    32.31%    $31,157    33.29%     $28,007    34.18%    $26,541     32.80%
NOW accounts              11,429    11.47%      9,554    10.81%     10,065    10.75%       9,556    11.66%     10,304     12.74%
Savings deposits          13,545    13.60%     12,444    14.08%     12,801    13.68%      12,085    14.75%     13,471     16.65%
Money market               8,769     8.80%      6,782     7.67%      7,445     7.95%       7,590     9.26%      9,382     11.60%
Time deposits             32,907    33.03%     31,038    35.12%     32,127    34.33%      24,701    30.15%     21,211     26.22%
                         -------   ------     -------   ------     -------   ------      -------   ------     -------    ------
  Total deposits         $99,632   100.00%    $88,373   100.00%    $93,595   100.00%     $81,939   100.00%    $80,909    100.00%
                         -------   ------     -------   ------     -------   ------      -------   ------     -------    ------
                         -------   ------     -------   ------     -------   ------      -------   ------     -------    ------

LIABILITY MANAGEMENT. Management's goal is to maintain the maturities of a majority of its certificates of deposit in denominations of $100,000 or more to less than two years. The maturities of such time certificates of deposits ("TCD's"), as well as other time deposits, were as follows:




                                         March 31, 1999             December 31, 1998
                                    ----------------------       -----------------------
                                       TCD's       Other             TCD's      Other
(Dollars in thousands)                 Over        Time              Over        Time
                                     $100,000    Deposits          $100,000    Deposits
                                     --------    --------          --------    --------
Less than three months                $ 8,566     $ 5,842           $11,314     $ 5,839
Over three months through
 twelve months                          8,327       7,912             7,506       7,055
Over twelve months
 through five years                       405         369               300         587
Over five years                             0           0                 0           0
                                      -------     -------           -------     -------
      Total                           $17,298     $14,123           $19,120     $13,481
                                      -------     -------           -------     -------
                                      -------     -------           -------     -------


Time deposits in denominations in excess of $100,000 and over increased from $16.85 million at December 31, 1997, to $19.12 million at December 31, 1998 and to $17.30 million at March 31, 1999. Management believes that there is no concentration of certificates of deposit in excess of $100,000 from any one customer.

While the deposits of Cerritos Valley may fluctuate up and down somewhat with local and national economic conditions, management of Cerritos Valley does not believe that such deposits, or the business of Cerritos Valley in general, are seasonal in nature. Liability management is monitored by Cerritos Valley's Board of Directors which meets monthly.

REGULATORY MATTERS.

CAPITAL ADEQUACY. The capital adequacy of banking institutions has become increasingly important in recent years. The deregulation of the banking industry during the 1980's has resulted in, among other things, a broadening of business activities beyond that of traditional banking products and services. Because of this volatility within the banking industry, regulatory agencies have increased their focus upon ensuring that banking institutions meet certain capital requirements as a means of protecting depositors and investors against such volatility.

The FDIC has adopted regulations requiring insured institutions to maintain a minimum leverage ratio of Tier 1 capital, which is the sum of common shareholders' equity, noncumulative perpetual preferred stock and minority interests in consolidated subsidiaries, minus intangibles assets, identified losses and investments in certain subsidiaries, to total assets. Institutions which have received the highest composite regulatory rating and which are not experiencing or anticipating significant growth are required to maintain a minimum leverage ratio of 3% Tier 1 capital to total assets. All other institutions are required to maintain a minimum leverage capital ratio of at least 100 to 200 basis points above the 3% minimum requirements.

The FDIC has also adopted a statement of policy, supplementing its leverage capital ratio requirement, which provided definitions of qualifying total capital, consisting of Tier 1 capital and supplementary capital, including the allowance for loan losses up to maximum of 1.25% of risk-weighted assets, and sets forth minimum risk-based capital ratios. Insured institutions are required to maintain a ratio of qualifying total capital to risk-weighted assets of 8%, at least one-half of which must be in the form of Tier 1 capital.

The following table sets forth Cerritos Valley Bank's capital positions at March 31, 1999 and December 31, 1998 under the regulatory guidelines discussed above:

                                 March 31, 1999           December 31, 1998
                             Actual Capital Ratios      Actual Capital Ratios       Minimum
                             ---------------------      ---------------------      ---------
CAPITAL RATIOS
Total risk-based
 capital ratio                       17.1%                      17.3%                 8.0%
Tier 1 capital to
 risk-weighted assets                15.9%                      16.1%                 4.0%
Leverage ratio                       10.0%                      10.0%                 4.0%

As is indicated by the above table, Cerritos Valley Bank exceeded all applicable regulatory capital guidelines at March 31, 1999 and December 31, 1998. Cerritos Valley's management believes that, under the current regulations, Cerritos Valley Bank will continue to meet its minimum capital requirements in the foreseeable future.

DIVIDENDS. Cerritos Valley, as the sole shareholder of Cerritos Valley Bank, is entitled to cash dividends when and as declared by Cerritos Valley Bank's Board of Directors out of funds legally available for the payment of dividends, subject to the restrictions set forth in the California Financial Code. The California Financial Code provides that a bank may not make a cash distribution to its shareholder in an amount which exceeds the lesser of (1) the retained earnings or (2) the net income of the bank for its last three fiscal years, less the amount of any distributions made by the bank to its shareholders during that period; however, a bank may, with the approval of the Department of Financial Institutions, make a distribution to its shareholders in an amount not exceeding the greatest of:

-      the retained earnings of the bank,

-      the net income of the bank for its last fiscal year, or

-      the net income of the bank for its current fiscal year.

If the Commissioner of the Department of Financial Institutions finds that the shareholders' equity of a bank is not adequate or that the payment of a dividend would be unsafe or unsound for the bank, the Commissioner of the Department of Financial Institutions may order the bank not to pay any dividend to the shareholders. In addition, Cerritos Valley Bank as a state-chartered bank is also subject to dividend restrictions set forth by the FDIC.

During 1998, Cerritos Valley Bank paid dividends to Cerritos Valley in the amount of $125,000. The purpose of this dividend was to allow Cerritos Valley to purchase 8,333 shares of Cerritos Valley common stock from a shareholder and to retire the shares. Prior to the purchase of shares, Cerritos Valley had 1,000,000 shares of Cerritos Valley common stock outstanding and after the purchase, 991,667 shares remained outstanding as of December 31, 1998. As of March 31, 1999, Cerritos Valley Bank paid $100,000 dividends to Cerritos Valley. The purpose of the 1999 dividend was to pay for professional fee expenses paid by Cerritos Valley.

RESERVE BALANCES. Cerritos Valley is required to maintain average reserve balances with the Federal Reserve Bank. At March 31, 1999 and December 31, 1998, the average reserve balance with the Federal Reserve Bank was $977,000 and $938,000, respectively.

YEAR 2000 COMPLIANCE. The Year 2000 issue relates to the fact that many computer programs used only two digits to represent a year, such as "98" to represent "1998," which means that in the Year 2000 such programs could incorrectly treat the Year 2000 as the year 1900. This issue has grown in importance as the use of computers and microchips has become more pervasive throughout the economy, and interdependencies between systems have multiplied. The issue must be recognized as a business problem, rather than simply a computer problem, because of the way its effects could ripple through the economy. Cerritos Valley could be materially and adversely affected either directly or indirectly by the Year 2000 issue. This could happen if any of its critical computer systems or equipment containing preprogrammed computer chips fail, if the local infrastructure (electric power, phone system, or water system) fails, if its significant vendors are adversely impacted, or if its borrowers or depositors are adversely impacted by their internal systems or those of their customers or suppliers. Failure of Cerritos Valley to complete testing and renovation of its critical systems on a timely basis could have a material adverse effect on its financial condition and results of operations, as could Year 2000 problems faced by others with whom Cerritos Valley does business.


Federal banking regulators have responsibility for supervision and examination of banks to determine whether each institution has an effective plan for identifying, renovating, testing and implementing solutions for Year 2000 processing and coordinating Year 2000 processing capabilities with its customers, vendors and payment system partners. Bank examiners are also required to assess the soundness of a bank's internal controls and to identify whether further corrective action may be necessary to assure an appropriate level of attention to Year 2000 processing capabilities.


Cerritos Valley has a written plan to address the risks associated with the impact of the Year 2000. The plan directs Cerritos Valley's Year 2000 compliance efforts under the framework of a five-step program mandated by the Federal Financial Institutions Examination Council (the "FFIEC"). The FFIEC's five-step program consists of five phases: awareness, assessment, renovation, validation and implementation. In the awareness phase, which Cerritos Valley has completed, the Year 2000 problem is defined and executive level support for the necessary resources to prepare Cerritos Valley for Year 2000 compliance is obtained. In the assessment phase, which Cerritos Valley has also completed, the size and complexity of the problem and details of the effort necessary to address the Year 2000 issues are assessed. Although the awareness and assessment phases are completed, Cerritos Valley continues to evaluate new issues as they arise. In the renovation phase, which Cerritos Valley has substantially completed, the required incremental changes to hardware and software components are tested. In the validation phase, which Cerritos Valley has also substantially completed, the hardware and software components are tested. In the implementation phase changes to hardware and components are brought on line. The implementation phase is 85% complete.

Cerritos Valley is utilizing both internal and external resources to identify, correct and test its systems for Year 2000 compliance. Based on information received from its vendors, Cerritos Valley believes approximately 90% of its vendors are Year 2000 compliant as of December 31, 1998. Testing of the critical system applications for the core banking products provided by Cerritos Valley's primary vendors has been completed and the results were all satisfactory. The core banking product includes general ledger, accounts payable, certificates of deposit and individual retirement accounts, commercial and installment loans, checking and savings accounts, proof of deposit applications and ancillary support products.


Cerritos Valley is also making efforts to ensure that its customers, particularly its significant customers, are aware of the Year 2000 problem. Cerritos Valley has sent Year 2000 correspondence to its significant deposit and loan customers. Starting in November of 1997, Cerritos Valley mailed 368 letters with questionnaires to all customers who maintained $50,000 or more in deposits. Cerritos Valley received 261 responses back, which equals a 70.9% response rate. In addition, Cerritos Valley mailed 75 letters with risk assessment questionnaires to customers with loan balances greater than $100,000 covering 64% of the entire loan portfolio. As of March 1999, Cerritos Valley received a 100% response from these loan customers either by direct contact or by a follow-up to the letter. Currently, all new depositors who maintain $50,000 or more in deposits, and new loan customers with loan balances greater than $100,000 are surveyed when a new account is opened or a loan is funded.


A customer of Cerritos Valley is deemed significant if the customer possesses any of the following characteristics:

-     Total indebtedness to Cerritos Valley Bank of $100,000 or more.

- The customer's business is dependent on the use of high technology and/or the electronic exchange of information.

- The customer's business is dependent on third party providers of data processing services or products.

-     An average ledger deposit balance greater than $50,000.

- Collateral taken by Cerritos Valley Bank which could become impaired by Year 2000 problems.

-     Unsecured lines of credit from which borrowers can draw funds at will.

Cerritos Valley has amended its credit authorization documentation to include consideration of the Year 2000 problem. Cerritos Valley assesses its significant customer's Year 2000 readiness and assigns the customer an assessment of "low," "medium" or "high" risk. Risk evaluation of Cerritos Valley's significant customers was completed on December 31, 1998. Any depositor or lending customer determined to have a high or medium risk is scheduled for an evaluation by Cerritos Valley every 90 days until the customer can be assigned a low risk assessment.

Because of the range of possible issues and large number of variables involved, it is impossible to quantify the total potential cost of Year 2000 problems or to determine Cerritos Valley's worst-case scenario in the event Cerritos Valley's Year 2000 remediation efforts or the efforts of those with whom it does business are not successful. In order to deal with the uncertainty associated with the Year 2000 problem, Cerritos Valley is developing a contingency plan to address the possibility that efforts to mitigate the Year 2000 risk are not successful either in whole or part. These plans include manual processing of information for critical information technology systems and increased cash on hand. The contingency plans were completed by March 31, 1999, after which the appropriate implementation training is scheduled to take place.

As of March 31, 1999, Cerritos Valley has incurred $45,000 in Year 2000 costs, which have been expensed as incurred. Cerritos Valley estimates that its costs to complete Year 2000 compliance will be approximately $110,000. This estimate includes the cost of purchasing hardware and licenses for software programming tools, the cost of the time of internal staff and the cost of consultants. The estimate does not include the time that internal staff is devoting to testing programming changes. Testing is not expected to add significant incremental costs.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK. Market risk is the risk of loss from adverse changes in market prices and rates. Cerritos Valley's market risk arises primarily from interest rates risk inherent in its loan and deposit functions and management actively monitors and manages this interest rate risk exposure. Cerritos Valley does not have any market risk sensitive instruments entered into for trading purposes. Management uses several different tools to monitor its interest rate risk. One measure of exposure to interest rate risk is gap analysis. A positive gap for a given period means that the amount of interest-earning assets maturing or otherwise repricing within such period is greater than the amount of interest-bearing liabilities maturing or otherwise repricing within the same period. Cerritos Valley has a negative gap measured with 12 months period. From one year and beyond, the negative gap changes to a positive gap. In addition, Cerritos Valley uses interest rate shock analysis to estimate the effect of certain hypothetical rate changes on income and capital on a present value basis. Cerritos Valley uses an internal reference rate index to price its loans. This reference rate is not automatically adjusted when the Wall Street prime rate is lowered. As a result, Cerritos Valley Bank did not lower its reference rate when the Wall Street prime rate was lowered during 1998. This policy insulates the variable loan portfolio from changes in the interest rate risk and it protects Cerritos Valley Bank's interest rate margin. On the liability side, the deposits interest rates are priced to the market on a continuous basis. Cerritos Valley Bank does not pay any broker to obtain deposits and therefore is able to price its deposit below competitive prices. Based upon Cerritos Valley's shock analysis, net interest income is expected to rise with increasing rates and fall with declining rates.

Cerritos Valley's positive gap after one year is the result of the majority of investments having terms greater than one year on the asset side. Also, approximately 46% of its loan portfolio reprices and matures over a 1 year period. On the liability side, the majority of Cerritos Valley's time deposits have an average term life of less than 1 year while savings accounts, NOW accounts and money market accounts are recorded for gap analysis in the next day to three month category because they do not have a contractual maturity date. The borrowings from the Federal Home Loan Bank have an average term life greater than three years.

Taking into consideration that savings accounts and other interest-bearing transaction accounts typically do not react immediately to changes in interest rates, management has taken the following steps to manage its positive interest rate gap. Cerritos Valley uses an internal reference rate for pricing loans which changes at a slower rate than prime. For fixed term loans, Cerritos Valley Bank uses Federal Home Loan Bank advances to match the funding of the loans in order to protect the spread over the life of the loan. Also, Cerritos Valley Bank holds the majority of its investments in the available-for-sale category in order to be able to react to changes in interest rate.

The following table sets forth the distribution of repricing opportunities of Cerritos Valley's interest-earning assets and interest-bearing liabilities, the interest rate sensitivity gap, i.e. interest rate sensitive assets less interest rate sensitive liabilities, the cumulative interest rate sensitivity gap and the cumulative gap as a percentage of total interest-earning assets as of December 31, 1998. The table also set forth the time periods within which interest-earning assets and interest-bearing liabilities will mature or may reprice in accordance with their contractual terms. The interest rate relationships between the repriceable assets and repriceable liabilities are not necessarily constant. The table should, therefore, be used only as a guide as to the possible effect changes in interest rates might have on the net margins of Cerritos Valley.

                                                                     December 31, 1998
                                        ---------------------------------------------------------------------
                                                        Over
                                                        Three
                                                        Months         Over
(Dollars in thousands)                   Next Day       Through       One Year
                                         to Three       Twelve         Through          Over
                                          Months        Months        Five Years      Five Years       Total
                                         ---------     --------       ----------     -----------     ---------
ASSETS:
Federal funds sold                       $  6,453      $      0         $     0        $     0        $  6,453
Taxable investment securities               5,350         4,059          19,207         12,671          41,287
Nontaxable investment securities                0           493             727          1,259           2,479
Loans(1)                                   32,056         1,762          10,532         16,523          60,873
                                         --------      --------         -------        -------        --------
      Total interest-earning assets        43,859         6,314          30,466         30,453         111,092

LIABILITIES:
Savings deposits(2)                        32,816             0               0              0          32,816
Time deposits                              17,050        14,663             871             17          32,601
Other borrowed funds                            0         1,500           4,900          6,502          12,902
                                         --------      --------         -------        -------        --------
      Total interest-
        bearing liabilities                49,866        16,163          5,771           6,519          78,319
                                         --------      --------         -------        -------        --------
Net (interest-bearing liabilities)
  interest earning assets                $ (6,007)     $ (9,849)        $24,695        $23,934        $ 32,773
                                         --------      --------         -------        -------        --------
                                         --------      --------         -------        -------        --------
Cumulative net (interest-bearing
 liabilities) interest-earning
 assets (GAP)                            $ (6,007)     $(15,856)        $ 8,839        $32,773        $ 32,773
                                         --------      --------         -------        -------        --------
                                         --------      --------         -------        -------        --------
Cumulative GAP as a
 percentage of total
 interest-earning assets                    (5.41%)      (14.27%)          7.96%         29.50%          29.50%
                                         --------      --------         -------        -------        --------
                                         --------      --------         -------        -------        --------

-----------------
(1) Gross loans net of nonaccrual.

(2) Savings deposits include interest-bearing transaction accounts.

MANAGEMENT


INFORMATION ON DIRECTORS AND EXECUTIVE OFFICERS. The following descriptions contain information as of June 30, 1999 about those persons who are directors and executive officers of Cerritos Valley and Cerritos Valley Bank, including their business experience for the past five years.


GARY EINSTEIN has been a member of Cerritos Valley's and Cerritos Valley Bank's Boards of Directors since 1982. Mr. Einstein is a practicing attorney in the law firm of Einstein & Spiegel. Mr. Einstein is 47 years of age.

SHIBLEY HORANEY has been a member of Cerritos Valley's and Cerritos Valley Bank's Boards of Directors since 1998. Mr. Horaney is the Chairman of the Board, President and Chief Executive Officer of H & H Insurance Agency, the President of Sterling Casualty Insurance Co., the President of D. H. Claim Service Inc., the President of Fairway Auto Rental Inc. and the President of Dashus Insurance Service Inc. Mr. Horaney is 65 years of age.

JAMES N. KOURY has been a member of Cerritos Valley's and Cerritos Valley Bank's Boards of Directors since 1993. Mr. Koury serves as the Chairman of the Board, the President and Chief Executive Officer of both Cerritos Valley and Cerritos Valley Bank. Mr. Koury has been in the banking business for 35 years and prior to joining Cerritos Valley, Mr. Koury was the Chairman and Chief Executive Officer of Security Pacific State Bank. Mr. Koury is 64 years of age.

PRICILLA F. KOURY has been a member of Cerritos Valley's Board of Directors since 1997. Mrs. Koury is a private investor and is the wife of James N. Koury, the Chairman, President and Chief Executive Officer of Cerritos Valley. Mrs. Koury is 55 years of age.

JAMES MCGINLEY has been a member of Cerritos Valley's and Cerritos Valley Bank's Boards of Directors since 1986. Mr. McGinley is the Owner and General Manager of Amity, Inc., a metal stamping and tool dying company. Mr. McGinley is 64 years of age.

SEYMOUR MELNIK, M.D. has been a member of Cerritos Valley's and Cerritos Valley Bank's Boards of Directors since 1996. Dr. Melnik is an obstetrician/gynecologist and is a Partner in Women's Specialty Medical Group. Dr. Melnik is 59 years of age.

GARO V. MINASSIAN has been a member of Cerritos Valley's and Cerritos Valley Bank's Boards of Directors since 1977. Mr. Minassian is an architect and is the President of Minassian Architects. Mr. Minassian is 53 years of age.

CHRISTIAN PLUMMER has been an officer of Cerritos Valley Bank since 1989. Mr. Plummer serves as the First Vice President and Chief Credit Officer of Cerritos Valley Bank. Mr. Plummer has been in the banking business for 30 years. Mr. Plummer is 55 years of age.

RICHARD J. ROMERO has been a member of Cerritos Valley's and Cerritos Valley Bank's Boards of Directors since 1995. Mr. Romero serves as the Vice Chairman of Cerritos Valley Bank. Mr. Romero is the President of Oremor Management and Investment Company in the automotive industry. Mr. Romero is also a director of Empire Nissan, Romero Motors Corp, Oremor

Management, Jeep Chrysler Plymouth of Ontario, Norwalk Auto Auction, Oremor Development and Oremor of Glendale. Mr. Romero is 31 years of age.

NAJAM M. SAIDUDDIN has been an officer of Cerritos Valley and Cerritos Valley Bank since 1993. Mr. Saiduddin serves as the Senior Vice President and Chief Financial Officer of Cerritos Valley and Cerritos Valley Bank. Mr. Saiduddin has been in the banking business for 18 years. Mr. Saiduddin is 38 years of age.

JOANN SAN PAOLO has been a member of Cerritos Valley's Board of Directors since 1982. Mrs. San Paolo is the Vice President of San Paolo Salon, Inc. Mrs. San Paolo is 53 years of age.

ELLEN TOMA has been a member of the Cerritos Valley's and Cerritos Valley Bank's Boards of Directors since 1986. Mrs. Toma is a private investor. Mrs. Toma is 70 years of age.

CERRITOS VALLEY'S BOARD OF DIRECTORS AND COMMITTEES. Cerritos Valley's Board of Directors met four times during 1998. None of the directors attended less than 75 percent of all of Cerritos Valley's Board of Directors meetings and committee meetings (of which they were a member).

Cerritos Valley has an Audit Committee which met three times in 1998. The Audit Committee consists of Richard J. Romero, Gary Einstein and Ellen Toma. The purpose of the Audit Committee is to review all internal and external examination reports, review internal audit findings, and to select Cerritos Valley's independent certified public accountants.

Cerritos Valley has a Compensation Committee which met two times in 1998. The Audit Committee consists of James N. Koury (chairman), James McGinley and Seymour Melnik. The purpose of the Compensation Committee is to make recommendations to the Board of Directors regarding executive compensation, benefits and annual employee incentives.


During 1998, Cerritos Valley did not have a nominating committee.


COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.

DIRECTOR COMPENSATION. During 1998, no fees were paid to the directors of Cerritos Valley. However, the members of Cerritos Valley Bank's board of directors, other than Mr. Koury, did receive director fees of $500 per board meeting. In addition, directors, other Mr. Koury, attending other standing committee meetings of Cerritos Valley Bank received $250 per meeting.

EXECUTIVE COMPENSATION. During 1998, Cerritos Valley did not pay any cash compensation to its executive officers and no such cash compensation is expected to be paid during 1999. However, the persons serving as the executive officers of Cerritos Valley received during 1998, and have received in 1999, cash compensation in their capacities as executive officers of Cerritos Valley Bank.

The following table sets forth a summary of the compensation paid during the past three fiscal years for services rendered in all capacities to James N. Koury, Chairman of the Board, President and Chief Executive Officer of Cerritos Valley Bank and to Thomas Yott, the former Executive Vice President and Chief Credit Officer of Cerritos Valley Bank whose annual base compensation and bonus exceeded $100,000 during the 1998 fiscal year.


                                                 SUMMARY COMPENSATION TABLE


                                                                                              Long Term Compensation
                                 Annual Compensation                                     -------------------------------
                                                                                                Awards           Payouts
-----------------------------------------------------------------------------------------------------------------------------------
               (a)                      (b)         (c)          (d)          (e)           (f)         (g)        (h)        (i)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                            Other
                                                                            Annual       Restricted                       All Other
            Name and                                                        Compen-         Stock                  LTIP     Compen-
            Principal                              Salary       Bonus      sation(1)      Award(s)    Options/   Payouts    sation
            Position                   Year         ($)          ($)          ($)           ($)         SARs       ($)      ($)(2)
-----------------------------------------------------------------------------------------------------------------------------------
James N. Koury                         1998       195,833       20,000       1,699           0           0          0        7,908
Chairman of the Board,                 --------------------------------------------------------------------------------------------
President and Chief                    1997       190,000            0       5,746           0           0          0        7,908
Executive Officer of                   --------------------------------------------------------------------------------------------
Cerritos Valley Bank                   1996       150,000            0       5,903           0           0          0        7,908
-----------------------------------------------------------------------------------------------------------------------------------
Thomas E. Yott(3)                      1998       100,000       10,000           0           0           0          0            0
Executive Vice President               --------------------------------------------------------------------------------------------
and Chief Credit Officer               1997       100,000            0           0           0           0          0            0
of Cerritos Valley Bank                --------------------------------------------------------------------------------------------
                                       1996        90,000            0           0           0           0          0            0
-----------------------------------------------------------------------------------------------------------------------------------

(1) These amounts represent perquisites consisting of county club fees and car mileage allowance for Mr. James N. Koury.

(2) This amount represents Cerritos Valley's contribution for the cost of premiums for life insurance.

(3) Mr. Yott resigned from Cerritos Valley Bank effective April 15, 1999.


                  OPTION/SAR EXERCISES AND YEAR END VALUE TABLE

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND YEAR END OPTION/SAR VALUE




           (a)                  (b)                     (c)                   (d)                     (e)
------------------------------------------------------------------------------------------------------------------------
                                                                                                   Value of
                                                                           Number of            Unexercised In-
                                                                          Unexercised              the-Money
                                                                        Options/SARs at         Options/SARs at
                                                                          Year End (#)           Year End ($)
                         Shares Acquired on        Value Realized         Exercisable/           Exercisable/
          Name              Exercise (#)                ($)             Unexercisable(1)       Unexercisable(1)
------------------------------------------------------------------------------------------------------------------------
James N. Koury                  0                        0                 150,000/0              $450,000/$0
------------------------------------------------------------------------------------------------------------------------
Thomas E. Yott                  0                        0               8,000/2,000            $27,000/$3,000
------------------------------------------------------------------------------------------------------------------------


(1)   Cerritos Valley has no SARs.

DEFERRED COMPENSATION PLAN. Under the deferred compensation plan, Mr. James Koury may elect to defer any or all of the compensation earned during his tenure. On December 24, 1993, Mr. Koury elected to defer 100 percent of his salary for seven years following the agreement. During 1998, Mr. Koury elected to take $5,833 in cash and defer the balance of his compensation. Upon distribution, in January 2001, Mr. Koury will then receive equal installment payments, including interest accrued at prime plus 2%, for a period of 60-120 months.

Cerritos Valley Bank purchased a life insurance policy in the amount of $1.2 million during 1993, and a $510,000 policy during 1997. The cash surrender value of the policy has been included with other assets on the balance sheet.


STOCK PURCHASE AGREEMENT. In 1994, Cerritos Valley granted Mr. Koury a right to purchase 150,000 shares of Cerritos Valley common stock for cash at the price of $6.00 per share under a stock purchase agreement. This right became fully vested in December 1998 and shall remain exercisable until December 2003. None of these shares have been exercised. However, in connection with the merger, Mr. Koury has entered into a stock purchase rights amendment agreement. Mr. Koury agreed in the stock purchase rights amendment agreement, in consideration for not exercising any rights to purchase Cerritos Valley common stock prior to the completion of the merger, as follows:

- the right to purchase the first 75,000 shares of Cerritos Valley common stock must be exercised by no later than the latest of one year after Mr. Koury's death or twenty months after completion of the merger;

- if the first 75,000 shares are not purchased within that period, the right to purchase those shares terminates; and


- the option to acquire the remaining 75,000 shares continues to be exercisable under its original terms.

In the stock purchase rights amendment agreement, Cerritos Valley agreed to purchase 75,000 of Mr. Koury's shares of Cerritos Valley common stock, immediately after completion of the merger, at the cash price of $28.52 per share for a total consideration of $2,139,000.


CERTAIN TRANSACTIONS

Some of the directors and executive officers of Cerritos Valley and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, Cerritos Valley in the ordinary course of Cerritos Valley's business, and Cerritos Valley expects to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and in the opinion of management did not involve more than a normal risk of collectibility or present other unfavorable features.

COMPETITION

The banking business in California generally, and in the market areas served by Cerritos Valley specifically, is highly competitive with respect to both loans and deposits. Cerritos Valley competes for loans and deposits with other commercial banks, savings and loan associations, finance companies, money market funds, credit unions and other financial institutions, including a number that are much larger than Cerritos Valley. As of June 30, 1998 there were 188 banking offices, including 104 offices of nine major chain banks, operating within Cerritos Valley's primary market areas in Los Angeles County. There has been increased competition for deposit and loan business over the last several years as a result of deregulation. Additionally, with the recent enactment of interstate banking legislation in California, bank holding companies headquartered outside of California may enter the California market and provide further competition for Cerritos Valley. See "Effect of Governmental Policies and Recent Legislation" below. Many of the major commercial banks operating in Cerritos Valley's market areas offer certain services, such as trust and international banking services, which Cerritos Valley does not offer directly. Additionally, banks with larger capitalization have larger lending limits and are thereby able to serve larger customers.

EFFECT OF GOVERNMENTAL POLICIES AND RECENT LEGISLATION

Banking is a business which depends on rate differentials. In general, the difference between the interest rate paid by Cerritos Valley Bank on its deposits and other borrowings and the interest rate received by Cerritos Valley Bank on loans extended to its customers and securities held in its portfolio comprise the major portion of Cerritos Valley's earnings. These rates are highly sensitive to many factors which are beyond the control of Cerritos Valley. Accordingly, the earnings and growth of Cerritos Valley are subject to the influence of domestic and foreign economic conditions, including inflation, recession and unemployment.

The earnings and growth of Cerritos Valley are also influenced by the monetary and fiscal policies of the federal government and the policies of regulatory agencies, particularly the Federal Reserve Board. The Federal Reserve Board implements national monetary policies, with objectives such as to curb inflation and combat recession, by its open-market operations in United States Government securities, by adjusting the required level of reserves for financial institutions subject to its reserve requirements and by varying the discount rates applicable to borrowing by depository institutions. The actions of the Federal Reserve Board in these areas influence the growth of bank loans, investments and deposits and also affect interest rates charged on loans and paid on deposits. The nature and impact of any future change in monetary policies cannot be predicted.

From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of banks and other financial institutions are frequently made in Congress, in the California legislature and before various bank regulatory agencies. The likelihood of any major change and the impact such change may have on Cerritos Valley is impossible to predict. Certain of the potentially significant changes which have been enacted recently and others which are currently under consideration by Congress or various regulatory or professional agencies are discussed below.

CURRENT ACCOUNTING DEVELOPMENTS


The Financial Accounting Standards Board issued Statement No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. This Statement is effective for fiscal years beginning after June 15, 1999 but may be adopted as of the beginning of any fiscal quarter that begins after the issuance of the Statement. Management of Cerritos Valley has not yet completed its analysis to determine the effect implementation of Statement No. 133 will have on its financial statements.


RECENT LEGISLATION AND OTHER CHANGES

From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of banks and other financial institutions are frequently made in Congress, in the California legislature and before various bank regulatory agencies. The likelihood of any major changes and the impact such changes might have on Cerritos Valley are impossible to predict. Certain of the potentially significant changes which have been enacted recently by Congress and others which are currently under consideration by Congress or various regulatory or professional agencies are discussed below.

On October 1, 1998, the FDIC adopted two new rules governing minimum capital levels that FDIC-supervised banks must maintain against the risks to which they are exposed. The first rule makes risk-based capital standards consistent for two types of credit enhancements, i.e., recourse arrangements and direct credit substitutes, and requires different amounts of capital for different risk positions in asset securitization transactions. The second rule permits limited amounts of unrealized gains on equity securities to be recognized for risk-based capital purposes. These rules may be applied by Cerritos Valley on September 1, 1998.

In August 1997, Governor Wilson of California signed Assembly Bill 1432 ("AB1432") which provides for certain changes in the banking laws of California. Effective January 1, 1998 AB1432 eliminates the provisions regarding impairment of contributed capital and the assessment of shares when there is an impairment of capital. AB1432 now allows the California Department of Financial Institutions to close a bank, if the California Department of Financial Institutions finds that the bank's tangible shareholders' equity is less than the greater of 3% of the bank's total assets or $1 million. AB1432 also moved administration of the Local Agency Program from the California Department of Financial Institutions to the California State Treasurer's office.

The Economic Growth and Regulatory Paperwork Reduction Act (the "1996 Act") as part of the Omnibus Appropriations Bill was enacted on September 30, 1996 and includes many banking related provisions. The most important banking provision is the recapitalization of the Savings Association Insurance Fund ("SAIF"). The 1996 Act provides for a one time assessment, payable on November 30, 1996, of approximately 65 basis points per $100 of deposits of SAIF insured deposits including SAIF insured deposits which were assumed by banks in acquisitions of savings associations. For the years 1997 through 1999 the banking industry will assist in the payment of interest on Financing Corporation ("FICO") bonds that were issued to help pay for the clean up of the savings and loan industry. Banks will pay approximately 1.3 cents per $100 of deposits for this special assessment, and after the Year 2000, banks will pay approximately 2.4 cents per $100 of deposits until the FICO bonds mature in 2017. There is a three year moratorium on conversions of SAIF deposits to Bank Insurance Fund ("BIF") deposits. The 1996 Act also has certain regulatory relief provisions for the banking industry. Lender liability under the Superfund is eliminated for lenders who foreclose on property that is contaminated provided that the lenders were not involved with the management of the entity that contributed to the contamination. There is a five year sunset provision for the elimination of civil liability under the Truth in Savings Act. The Federal Reserve Board and Department of Housing and Urban Development are to develop a single format for Real Estate Settlement Procedures Act and Truth in Lending Act ("TILA") disclosures. TILA disclosures for adjustable mortgage loans are to be simplified. Significant revisions are made to the Fair Credit Reporting Act ("FCRA") including requiring that entities which provide information to credit bureaus conduct an investigation if a consumer claims the information to be in error. Regulatory agencies may not examine for FCRA compliance unless there is a consumer complaint investigation that reveals a violation or where the agency otherwise finds a violation. In the area of the Equal Credit Opportunity Act, banks that self-test for compliance with fair lending laws will be protected from the results of the test provided that appropriate corrective action is taken when violations are found.

During 1996, new federal legislation amended the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") and the underground storage tank provisions of the Resource Conversation and Recovery Act to provide lenders and fiduciaries with greater protections from environmental liability. In June 1997, the U.S. Environmental Protection Agency ("EPA") issued its official policy with regard to the liability of lenders under CERCLA as a result of the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996. California law provides that, subject to numerous exceptions, a lender acting in the capacity of a lender shall not be liable under any state or local statute, regulation or ordinance, other than the California Hazardous Waste Control Law, to undertake a cleanup, pay damages, penalties or fines, or forfeit property as a result of the release of hazardous materials at or from the property.

In 1997, California adopted the Environmental Responsibility Acceptance Act (the "Act") (Cal. Civil Code ss.ss. 850-855) to facilitate the notification of government agencies and potentially responsible parties, for example, for cleanup, of the existence of contamination and the cleanup or other remediation of contamination by the potentially responsible parties. The Act requires, among other things, that owners of sites who have actual awareness of a release of a hazardous material that exceeds a specified notification threshold to take all reasonable steps to identify the potentially responsible parties and to send a notice of potential liability to the parties and the appropriate oversight agency.

PENDING LEGISLATION AND REGULATIONS

There are pending legislative proposals to reform the Glass-Steagall Act to allow affiliations between banks and other firms engaged in "financial activities," including insurance companies and securities firms. Certain other pending legislative proposals include bills to let banks pay interest on business checking accounts, to cap consumer liability for stolen debit cards, and to give judges the authority to force high-income borrowers to repay their debts rather than cancel them through bankruptcy.

It is impossible to predict what effect the enactment of certain of the above-mentioned legislation will have on Cerritos Valley and on the financial institutions industry in general. Moreover, it is likely that other bills affecting the business of banks may be introduced in the future by the United States Congress or California legislature.

           DESCRIPTION OF BELVEDERE CAPITAL AND THE CALIFORNIA FUND


The California Fund is a limited partnership organized in 1997 under the laws of the State of California to take advantage of the significant decline in the number of locally owned and managed banks in California by investing in community oriented financial institutions, allowing them to continue to operate as community oriented independent entities, and assisting them to move into markets that are no longer served by independent financial institutions. This decline resulted from the recent wave of consolidations both at the community bank level as well as the regional level with institutions such as First Interstate Bank disappearing into Wells Fargo Bank, which then combined with Norwest. Belvedere Capital is the general partner of the California Fund.

The California Fund completed its offering of partnership interests on April 29, 1998, with capital commitments from its partners to contribute an aggregate of $160 million to the California Fund, including Belvedere Capital's commitment as general partner of not less than 1% of the aggregate capital contributions of all partners. Pursuant to its limited partnership agreement, limited partners in the California Fund are required to fund their respective capital commitments upon call by Belvedere Capital for, among other things, designated investments in portfolio companies such as Cerritos Valley. From these commitments, the California Fund will contribute $12,800,000 to Cerritos Merger Co.


Both Belvedere Capital and the California Fund are registered bank holding companies. The California Fund is the holding company of California Financial Bancorp which is the registered bank holding company of Security First Bank, Fullerton, California, The Bank of Orange County, Fountain Valley, California, Downey National Bank, Downey, California, and National Business Bank, Torrance California.

California Financial Bancorp and the California Fund own or have the right to acquire approximately 64% of the outstanding shares of Security First Bank. At December 31, 1998, Security First Bank had assets of $52.7 million and as of June 30, 1998 (the latest date as of which deposit data for the relevant area was available) deposits in Security First Bank represented approximately 1.60% of the total bank and thrift deposits in the Fullerton area (defined by Security First Bank to include Fullerton, Brea and Yorba Linda, California).

In November 1998, California Financial Bancorp purchased 62.63% of the outstanding shares of common stock of National Business Bank. National Business Bank opened for business on November 3, 1998, and at December 31, 1998 had assets of $8.9 million.

In November 1998, California Financial Bancorp also acquired all of the outstanding shares of Downey Bancorp. Downey Bancorp was the sole shareholder and holding company of Downey National Bank. Immediately following completion of this acquisition, Downey Bancorp was merged with and into California Financial Bancorp in a statutory short-form merger, with California Financial Bancorp as the surviving corporation. At December 31, 1998, Downey National Bank had assets of $62.6 million and as of June 30, 1998 (the latest date as of which deposit data for the relevant area was available) deposits in Downey National Bank represented approximately 2.60% of total bank and thrift deposits in Downey, California.

In December 1998, California Financial Bancorp acquired all of the outstanding shares of The Bank of Orange County. The Bank of Orange County had assets of $111.9 million and as of June 30, 1998 (the latest date as of which deposit data for the relevant area was available) deposits in The Bank of Orange County represented approximately 1.63% of total bank and thrift deposits in the cities in which The Bank of Orange County operates branches (Fountain Valley, Mission Viejo and Orange, California).


Pursuant to an agreement entered into as of May 11, 1999 by and among Belvedere Capital, as general partner and on behalf of the California Fund, Placer Capital Co., a California corporation, PC Merger Co, a California corporation and wholly-owned subsidiary of Placer Capital Co., and Placer Savings Bank, a California a savings bank, Belvedere Capital and the California Fund have agreed to acquire 100% of the outstanding shares of Placer Savings Bank for a cash consideration of $80,000,000, subject to certain conditions, including shareholder and regulatory approvals.

Belvedere Capital is a California limited liability company whose articles of organization were filed with the California Secretary of State on January 4, 1999. Belvedere Capital was organized for the sole purpose of assuming the general partnership interest in the California Fund of Belvedere Capital Partners, Inc., a California corporation. Belvedere Capital succeeded to Belvedere Capital Partners, Inc.'s role as the sole general partner of the California Fund, pursuant to an assignment of general partnership interest and assumption of general partnership liability and an assignment of assets and assumption of liabilities both entered into, subject to receipt of regulatory approvals, as of January 4, 1999. Final regulatory approval was received on May 11, 1999.


Belvedere Capital is managed by Richard W. Decker, Jr. and Ronald W. Bachli, each of whom is a member of Belvedere Capital.

         DESCRIPTION OF CERRITOS VALLEY FOLLOWING THE MERGER

BUSINESS


Management of Cerritos Valley anticipates that following the merger, Cerritos Valley will continue to operate the business of Cerritos Valley Bank in substantially the same form as its business was conducted prior to the merger.


MANAGEMENT

Upon completion of the merger, the Board of Directors of Cerritos Valley will consist of 12 directors. All of the ten directors of Cerritos Valley then in office immediately prior to the completion of the merger shall continue to serve as directors of Cerritos Valley, and in addition, Ronald W. Bachli and J. Thomas Byrom of Belvedere Capital, will be added to the Board of Directors of Cerritos Valley. For information concerning these persons, see "Description of Cerritos Valley--Management--Information on Directors and Executive Officers" and "Description of Belvedere Capital and the California Fund."


Management of Cerritos Valley anticipates that the directors of Cerritos Valley and Cerritos Valley Bank will receive fees in amounts which are substantially similar to those presently paid to directors of Cerritos Valley and Cerritos Valley Bank. See "Description of Cerritos Valley--Management--Compensation of Directors and Executive Officers."


LIMITATION OF LIABILITY AND INDEMNIFICATION

The Articles of Incorporation and Bylaws of Cerritos Valley provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by California law including the use of an indemnity agreements. Cerritos Valley's Articles further provide for the elimination of director liability for monetary damages to the maximum extent allowed by California law. The indemnification law of the State of California generally allows indemnification in matters not involving the right of the corporation, to an agent of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California law, with respect to matters involving the right of a corporation, allows indemnification of an agent of the corporation, if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders; provided that there shall be no indemnification for:

- amounts paid in settling or otherwise disposing of a pending action without court approval;

- expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval;

- matters in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the proceeding is or was pending shall determine that such person is entitled to be indemnified; or

-   other matters specified in the California General Corporation Law.

Cerritos Valley's Bylaws provide that Cerritos Valley shall to the maximum extent permitted by law have the power to indemnify its directors, officers and employees. Cerritos Valley's Bylaws also provide that Cerritos Valley shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them and incurred by any of them, whether or not Cerritos Valley would have the power to indemnify them against such liability under the provisions of Cerritos Valley's Bylaws. Each of the directors and executive officers of Cerritos Valley has an indemnification agreement that provides that Cerritos Valley shall indemnify such person to the full extent authorized by the applicable provisions of California law, and further provide advances to pay for any expenses which would be subject to reimbursement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling Cerritos Valley pursuant to the foregoing, Cerritos Valley has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INDEPENDENT PUBLIC ACCOUNTANTS


Management of Cerritos Valley anticipates that Grant Thornton LLP will continue to provide accounting services to Cerritos Valley and Cerritos Valley Bank, such services to include audits of year end financial statements and other services as required.

                                 PROPOSAL 2:
                            ELECTION OF DIRECTORS

NOMINEES

Cerritos Valley's Bylaws provide that the number of directors of Cerritos Valley shall not be less than eight (8) nor more than eleven (11) until changed by an amendment to the Bylaws adopted by Cerritos Valley's shareholders. The Bylaws further provide that the exact number of directors shall be established, within the limits specified, by a Bylaw amending Article III, Section 2 of the Bylaws, duly adopted by the Board of Directors or by the shareholders.


The persons named below, all of whom are currently members of the Board of Directors, have been nominated for election as directors to serve until the 2000 annual meeting of shareholders and until their successors are elected and have qualified. Votes of the proxyholders will be cast in such a manner as to effect the election of all ten (10) nominees, as appropriate, (or as many thereof as possible under the rules of cumulative voting). The ten nominees for directors receiving the most votes will be elected directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named below will be unable to serve if elected.


                NAME AND TITLE WITH CERRITOS VALLEY

                Gary R. Einstein, Director

                Shibley Horaney, Director

                Pricilla F. Koury, Director

                James N. Koury, Chairman, President and Chief Executive Officer

                James M. McGinley, Director

                Seymour J. Melnik, M.D., Director

                Garo V. Minassian, Director

                Richard J. Romero, Director

                JoAnn San Paolo, Director

                Ellen Toma, Director

For additional information on the nominees, see "Description of Cerritos Valley--Management--Information on Directors and Executive Officers."


All of the nominees named above have served as members of Cerritos Valley's Board of Directors for the past year. All nominees will continue to serve if elected at the meeting until the 2000 annual meeting of shareholders and until their successors are elected and have been qualified. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers of Cerritos Valley acting within their capacities as such. There are no family relationships between any of the directors of Cerritos Valley other than James N. Koury and Pricilla F. Koury who are husband and wife. No director of Cerritos Valley serves as a director of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Exchange Act, or of any company registered as an investment company under the Investment Company Act of 1940. On April 30, 1997, Cerritos Valley's director Garo Minassian, and his wife Aida, filed bankruptcy petitions in the United States Bankruptcy Court for the Central District of California in Los Angeles. On July 30, 1998, an Order approving Compromise was granted. Neither Cerritos Valley nor Cerritos Valley Bank was a creditor of Garo or Aida Minassian.

                               PROPOSAL 3:

           INCREASE IN THE RANGE OF THE NUMBER OF DIRECTORS



Article III, Section 2 of Cerritos Valley's Bylaws currently provides that the range of directors of Cerritos Valley shall be from 8 to 11. The agreement requires that Belvedere Capital be allowed to appoint two additional directors of Cerritos Valley following the merger. Since Cerritos Valley currently has 10 directors, Cerritos Valley currently only has room for one of the additional appointments and needs to amend its Bylaws to increase the size of the range of directors from 8 to 11, to 8 to 15.

Approval of the increase in the range of the number of directors requires the affirmative vote of a majority of the outstanding shares of Cerritos Valley common stock entitled to vote at the meeting.

MANAGEMENT RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE INCREASE IN THE RANGE OF THE NUMBER OF DIRECTORS.

                                  EXPERTS

The financial statements of Cerritos Valley as of December 31, 1998 and 1997 and for each of the two years in the period ended December 31, 1998 included in this proxy statement/prospectus have been audited by Grant Thornton LLP, independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The financial statements of Cerritos Valley for the period ended December 31, 1996 included in this proxy statement/prospectus have been audited by Vavrinek, Trine, Day & Co., LLP independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Representatives of Grant Thornton LLP will be present at the meeting, and they will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.


                                LEGAL MATTERS

The validity of the securities to be issued by Cerritos Valley in connection with the merger is being passed upon by Gary Steven Findley & Associates, Anaheim, California.


                                OTHER BUSINESS


The Board of Directors of Cerritos Valley does not know of any other matters to be presented at the meeting. If other matters properly come before the meeting, however, it is the intention of the persons named in the accompanying proxy cards to vote the proxy cards in accordance with their best judgment and in their sole discretion.

                       INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
CERRITOS VALLEY BANCORP AND SUBSIDIARY
AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Independent Certified Public Accountants' Report...........................F-1

Independent Certified Public Accountants' Report...........................F-2

Consolidated Balance Sheets, March 31, 1999 (unaudited),
 December 31, 1998 and 1997................................................F-3

Consolidated Statements of Earnings for the
 Three Months Ended March 31, 1999 and 1998 (unaudited)
 and the Years Ended December 31, 1998, 1997 and 1996......................F-5

Consolidated Statement of Stockholders' Equity for the
 Three Months Ended March 31, 1999 (unaudited) and
 the Years Ended December 31, 1998, 1997 and 1996..........................F-7

Consolidated Statements of Cash Flows for the
 Three Months Ended March 31, 1999 and 1998 (unaudited)
 and the Years Ended December 31, 1998, 1997 and 1996......................F-8

Notes to Consolidated Financial Statements.................................F-10

                           [GRANT THORNTON LETTERHEAD]

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Cerritos Valley Bancorp

We have audited the consolidated balance sheets of Cerritos Valley Bancorp and Subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cerritos Valley Bancorp and Subsidiary as of December 31, 1998 and 1997, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/ Grant Thornton LLP
-------------------------------------------
Los Angeles, California
January 29, 1999 (except for Note V, as to
     which the date is February 17, 1999)

                             [VAVRINEK LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Cerritos Valley Bancorp and Subsidiary
Cerritos, California

We have audited the accompanying consolidated balance sheets of Cerritos Valley Bancorp and Subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income and changes in stockholders equity and statements of cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cerritos Valley Bancorp and Subsidiary as of December 31, 1996 and 1995, the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


/s/ Vavrinek, Trine, Day & Co., LLP
Rancho Cucamonga, California
February 28, 1997

                       Cerritos Valley Bancorp and Subsidiary

                            CONSOLIDATED BALANCE SHEETS


                      ASSETS
                                                                                                            December 31,
                                                                       March 31,              ----------------------------------
                                                                         1999                    1998                   1997
                                                                     ------------             ------------          ------------
                                                                     (unaudited)
Cash and due from banks                                              $  9,140,214             $  8,610,342          $  7,056,817
Federal funds sold                                                      8,435,000                6,453,000             8,059,000
                                                                     ------------             ------------          ------------
              Cash and cash equivalents                                17,575,214               15,063,342            15,115,817

Investment securities
     Available for sale                                                38,516,539               40,487,055            26,522,429
     Held to maturity - fair value of $2,323,728, $3,298,498 and
        $4,226,902 in 1999, 1998 and 1997, respectively                 2,277,506                3,278,770             4,257,444
Loans receivable, net of allowance for loan losses
     of $1,145,488, $1,237,680 and $1,155,839  in 1999, 1998
     and 1997, respectively                                            62,563,672               59,834,047            48,750,977
Loans held for sale                                                     1,232,486                1,284,631             1,371,607
Bank premises and equipment                                             1,872,688                1,920,206             1,960,938
Accrued interest receivable                                             1,138,205                  932,216               750,436
Other real estate owned                                                         -                        -                69,756
Prepaid expenses and other assets                                       3,099,260                3,034,092             2,739,462
                                                                     ------------             ------------          ------------

              Total assets                                           $128,275,570             $125,834,359          $101,538,866
                                                                     ------------             ------------          ------------
                                                                     ------------             ------------          ------------

        The accompanying notes are an integral part of these statements.

                       Cerritos Valley Bancorp and Subsidiary


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                                           December 31,
                                                                       March 31,              ----------------------------------
                                                                         1999                    1998                   1997
                                                                     ------------             ------------          ------------
                                                                     (unaudited)
Liabilities
     Deposits
        Checking noninterest-bearing                                 $ 34,086,161             $ 33,314,390          $ 28,549,313
        Checking interest-bearing and savings                          24,951,630               24,873,713            21,695,946
        Money market accounts                                           9,940,353                7,942,643             6,748,169
        Time certificates of deposit under $100,000                    14,123,182               13,480,453            12,839,162
        Time certificates of deposit $100,000 and over                 17,298,079               19,120,417            16,847,074
                                                                     ------------             ------------          ------------

              Total deposits                                          100,399,405               98,731,616            86,679,664

     FHLB advances                                                     12,848,223               12,650,837             1,200,000
     Treasury, tax and loan                                               310,773                        -             1,002,845
     Obligations under capital lease                                      243,595                  250,790               264,389
     Accrued expenses and other liabilities                             1,928,919                1,784,466             1,416,490
                                                                     ------------             ------------          ------------

              Total liabilities                                       115,730,915              113,417,709            90,563,388

Commitments and contingencies                                                   -                        -                     -

Stockholders' equity
     Contributed capital
        Common stock - authorized, 20,000,000 shares, no par
           value; 991,667, 991,667 and 1,000,000 shares issued
           and outstanding in 1999, 1998 and 1997, respectively         6,540,813                6,540,813             6,540,813
        Retained earnings                                               6,200,024                5,848,246             4,414,498
        Accumulated other comprehensive income                           (196,182)                  27,591                20,167
                                                                     ------------             ------------          ------------

              Total stockholders' equity                               12,544,655               12,416,650            10,975,478
                                                                     ------------             ------------          ------------

              Total liabilities and stockholders' equity             $128,275,570             $125,834,359          $101,538,866
                                                                     ------------             ------------          ------------
                                                                     ------------             ------------          ------------


        The accompanying notes are an integral part of these statements.
                                     F-4

                       Cerritos Valley Bancorp and Subsidiary

                        CONSOLIDATED STATEMENTS OF EARNINGS

                                                       Three months ended
                                                            March 31,                       Year ended December 31,
                                                    -------------------------     ----------------------------------------
                                                       1999           1998           1998           1997            1996
                                                    -----------    ----------     ----------     ----------     ----------
                                                           (unaudited)
Interest income
     Interest and fees on loans                     $1,600,512     $1,402,242     $6,032,266     $5,007,530     $4,725,835
     Interest on investment securities
         Available for sale                            535,729        383,134      1,692,897      1,531,285      1,196,477
         Held to maturity                               26,237         63,633        221,636        333,849        305,027
         FHLB dividends and other interest                 153          4,472         48,915         10,175          5,211
     Interest on federal funds sold                     95,595        121,862        557,701        417,987        663,002
                                                    -----------    ----------     ----------     ----------     ----------
             Total interest income                   2,258,226      1,975,343      8,553,415      7,300,826      6,895,552
                                                    -----------    ----------     ----------     ----------     ----------
Interest expense
     Deposits                                          568,774        540,440      2,255,122      1,923,455      1,839,226
     Other                                             188,811         31,576        351,839         61,260         44,018
                                                    -----------    ----------     ----------     ----------     ----------
             Total interest expense                    757,585        572,016      2,606,961      1,984,715      1,883,244
                                                    -----------    ----------     ----------     ----------     ----------

             Net interest income                     1,500,641      1,403,327      5,946,454      5,316,111      5,012,308

Provision for loan losses                               85,000         75,000        310,000        750,000        604,000
                                                    -----------    ----------     ----------     ----------     ----------

             Net interest income after
               provision for loan losses             1,415,641      1,328,327      5,636,454      4,566,111      4,408,308

Noninterest income
     Service charges on deposit accounts               300,802        239,867      1,081,733        825,503      1,020,274
     Other service charges and income                   82,566         84,462        385,785        425,171        370,421
     Gain on sale of real estate owned                       -              -         14,681         20,337        672,331
     Gain on sale of securities available for sale           -              -              -              -         14,667
     Gain on sale of loans                                 396         10,796         80,837        243,693        258,864
                                                    -----------    ----------     ----------     ----------     ----------
             Total noninterest income                  383,764        335,125      1,563,036      1,514,704      2,336,557
                                                    -----------    ----------     ----------     ----------     ----------


The accompanying notes are an integral part of these statements.

                       Cerritos Valley Bancorp and Subsidiary

                                                       Three months ended
                                                            March 31,                      Year ended December 31,
                                                    -------------------------     ----------------------------------------
                                                       1999           1998           1998           1997            1996
                                                    -----------    ----------     ----------     ----------     ----------
                                                           (unaudited)
Noninterest expense
     Salaries and employee benefits                 $  503,507     $  516,458     $2,230,404     $2,132,286     $2,344,837
     Occupancy                                          89,741         49,194        304,496        181,783        246,780
     Other operating expenses                          611,185        504,846      2,172,290      1,995,796      2,525,397
                                                    -----------    ----------     ----------     ----------     ----------
             Total noninterest expense               1,204,433      1,070,498      4,707,190      4,309,865      5,117,014
                                                    -----------    ----------     ----------     ----------     ----------

             Earnings before income taxes              594,972        592,954      2,492,300      1,770,950      1,627,851

Income tax expense                                     243,194        226,972        954,391        261,756        613,134
                                                    -----------    ----------     ----------     ----------     ----------

             NET EARNINGS                           $  351,778     $  365,982     $1,537,909     $1,509,194     $1,014,717
                                                    -----------    ----------     ----------     ----------     ----------
                                                    -----------    ----------     ----------     ----------     ----------

Basic earnings per share                            $     0.35     $     0.37     $     1.54     $     1.51     $     1.01
                                                    -----------    ----------     ----------     ----------     ----------
                                                    -----------    ----------     ----------     ----------     ----------

Diluted earnings per share                          $     0.32     $     0.34     $     1.41     $     1.42     $     0.99
                                                    -----------    ----------     ----------     ----------     ----------
                                                    -----------    ----------     ----------     ----------     ----------

Basic weighted average shares outstanding              991,667      1,000,000        999,653        999,911        999,901
                                                    -----------    ----------     ----------     ----------     ----------
                                                    -----------    ----------     ----------     ----------     ----------

Dilutive weighted average shares outstanding         1,083,970      1,084,333      1,088,161      1,066,553      1,023,976
                                                    -----------    ----------     ----------     ----------     ----------
                                                    -----------    ----------     ----------     ----------     ----------

The accompanying notes are an integral part of these statements.

                       Cerritos Valley Bancorp and Subsidiary

                   CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                 Years ended December 31, 1998, 1997 and 1996 and
                         three months ended March 31, 1999


                                                                                  Accumulated
                                                          Number                     other
                                                         of shares     Common    comprehensive   Retained
                                                        outstanding    stock         income      earnings      Total
                                                        -----------  ----------  -------------  ----------  -----------
Balance - January 1, 1996                                 999,901    $6,539,785    $   63,671   $1,890,587  $ 8,494,043

Comprehensive income
    Net changes in unrealized loss on securities
       available for sale, net of tax
       benefit of $46,262                                       -             -      (131,377)           -     (131,377)

    Net earnings for the year                                   -             -             -    1,014,717    1,014,717
                                                                                                            -----------
       Comprehensive income                                                                                     883,340
                                                        -----------  ----------  -------------  ----------  -----------
Balance - December 31, 1996                               999,901     6,539,785       (67,706)   2,905,304    9,377,383

Comprehensive income
    Net changes in unrealized gain on
       securities available
       for sale, net of tax of $13,445                          -             -        87,873            -       87,873

    Net earnings for the year                                   -             -             -    1,509,194    1,509,194
                                                                                                            -----------
       Comprehensive income                                                                                   1,597,067

Stock issuance                                                 99         1,028                                   1,028
                                                        -----------  ----------  -------------  ----------  -----------
Balance - December 31, 1997                             1,000,000     6,540,813        20,167    4,414,498   10,975,478

Comprehensive income
    Net changes in unrealized gain on securities
       available for sale, net of tax of $4,950                 -             -         7,424           -         7,424

    Net earnings for the year                                   -             -             -    1,537,909    1,537,909
                                                                                                            -----------
       Comprehensive income                                                                                   1,545,333

Stock retirement                                           (8,333)            -             -     (104,161)    (104,161)
                                                        -----------  ----------  -------------  ----------  -----------
Balance - December 31, 1998                               991,667     6,540,813        27,591    5,848,246   12,416,650

Comprehensive income (unaudited)
    Net changes in unrealized loss on
       securities available for sale,
       net of tax benefit of $149,180
       (unaudited)                                              -             -      (223,773)           -     (223,773)

    Net earnings for the period (unaudited)                     -             -             -      351,778      351,778
                                                                                                            -----------
       Comprehensive income (unaudited)                                                                         128,005
                                                        -----------  ----------  -------------  ----------  -----------
Balance - March 31, 1999 (unaudited)                      991,667    $6,540,813   $   (196,182) $6,200,024  $12,544,655
                                                        -----------  ----------  -------------  ----------  -----------
                                                        -----------  ----------  -------------  ----------  -----------


The accompanying notes are an integral part of this statement.

                    Cerritos Valley Bancorp and Subsidiary

                     CONSOLIDATED STATEMENTS OF CASH FLOW



                                                       Three months ended
                                                             March 31,                       Year ended December 31,
                                                    -------------------------     ----------------------------------------------
                                                       1999           1998            1998             1997             1996
                                                    -----------    ----------     ------------     ------------     ------------
                                                           (unaudited)
Cash flows from operating activities:
     Net earnings                                    $  351,778    $  365,982     $  1,537,909     $  1,509,194     $  1,014,717
     Adjustments to reconcile net earnings to
        net cash provided by operating activities:
         Net amortization/accretion of
            discount/premium on securities                5,563       (26,257)        (158,949)         65,293             (222)
         Depreciation                                    64,941        57,423          249,996         211,334          242,116
         Gain on sale of securities available
            for sale                                          -             -                -               -          (14,667)
         Deferred income tax (benefit) expense          103,329       (83,467)        (191,826)       (171,731)         239,880
         Other losses and (gains)                             -             -          (14,681)          6,268         (649,719)
         Principal payments from and sale of loans
            held for sale                                52,145       551,226        4,373,947      13,212,163       14,363,428
         Purchase of loans held for sale                      -    (2,406,500)      (4,286,971)    (14,130,899)     (14,816,299)
         (Increase) decrease in interest receivable    (205,989)       40,354         (181,780)        (37,236)        (106,687)
         Net (increase) decrease in other assets       (168,497)       52,412          (47,893)       (549,794)         400,207
         Net increase in other liabilities              144,453       142,665          313,065         250,327          420,243
         Provision for loan losses                       85,000        75,000          310,000         750,000          604,000
                                                     ----------    ----------      -----------      ----------     ------------
                     Net cash provided by (used in)
                        operating activities            432,723    (1,231,162)       1,902,817       1,114,919        1,696,997

Cash flows from investing activities:
     Proceeds from maturities and principal
        collected on sales of securities:
         Available for sale                           6,238,225     2,108,424       33,903,161       5,236,187        9,854,349
         Held to maturity                             1,000,000        18,097          982,490       1,575,692        2,289,217
     Purchases of investment securities:
         Available for sale                          (4,495,781)            -      (47,705,230)     (7,777,228)     (20,913,477)
         Held to maturity                                     -             -                -        (301,000)      (2,941,974)
     Net (increase) decrease in loans                (2,814,625)   (1,181,728)     (11,393,070)     (9,333,354)       2,048,650
     Purchases of premises and equipment                (17,423)     (122,178)        (209,264)       (126,803)         (21,579)
     Proceeds from sale of bank equipment                     -             -                -           8,407                -
     Proceeds from sale of other real
         estate owned                                         -             -           84,437         632,906        2,448,640
                                                     ----------    ----------      -----------      ----------     ------------
                     Net cash (used in) provided
                       by investing activities          (89,604)      822,615      (24,337,476)    (10,085,193)      (7,236,174)



The accompanying notes are an integral part of these statements.

                       Cerritos Valley Bancorp and Subsidiary

                  CONSOLIDATED STATEMENTS OF CASH FLOW - CONTINUED

                                                           Three months ended March 31,           Year ended December 31,
                                                           ---------------------------   ----------------------------------------
                                                                1999          1998          1998            1997          1996
                                                            ----------     -----------   -----------    -----------   -----------
                                                                    (unaudited)
Cash flows from financing activities:
     Net increase (decrease) in interest and
         noninterest bearing  accounts, savings and
         money market accounts                              $ 2,847,398    $ 4,163,009   $ 9,137,318    $  (482,505)  $(2,808,053)
     Net (decrease) increase in time certificates
         of deposit                                          (1,179,609)     1,554,313     2,914,634      7,855,309       130,814
     Payments made under capital lease obligations               (7,195)        (3,964)      (13,599)       (14,953)      (13,602)
     Net increase (decrease) in treasury, tax
         and loan note                                          310,773       (507,149)   (1,002,845)       561,158       190,053
     Net increase in FHLB advances                              197,386              -    11,450,837      1,200,000             -
     Payment for retirement of stock                                  -              -      (104,161)             -             -
     Proceeds from issuance of stock                                  -              -             -          1,028             -
                                                            -----------    -----------   -----------    -----------   -----------
                     Net cash provided by (used in)
                        financing activities                  2,168,753      5,206,209    22,382,184      9,120,037    (2,500,788)
                                                            -----------    -----------   -----------    -----------   -----------

                     Increase (decrease) in cash and
                        cash equivalents                      2,511,872      4,797,662       (52,475)       149,763    (8,039,965)

Cash and cash equivalents at beginning of year               15,063,342     15,115,817    15,115,817     14,966,054    23,006,019
                                                            -----------    -----------   -----------    -----------   -----------

Cash and cash equivalents at end of year                    $17,575,214    $19,913,479   $15,063,342    $15,115,817   $14,966,054
                                                            -----------    -----------   -----------    -----------   -----------
                                                            -----------    -----------   -----------    -----------   -----------

Supplemental disclosures of cash flow information:
     Interest paid                                          $   758,754    $   579,950   $ 2,482,264    $ 1,984,715   $ 1,908,058
                                                            -----------    -----------   -----------    -----------   -----------
                                                            -----------    -----------   -----------    -----------   -----------
     Income taxes paid                                      $         -    $         -   $   992,416    $   262,000   $   165,000
                                                            -----------    -----------   -----------    -----------   -----------
                                                            -----------    -----------   -----------    -----------   -----------
Supplemental disclosures of noncash investing activities:
     Acquisition of real estate in settlement of loans      $         -    $         -   $         -    $    70,000   $ 2,187,000
                                                            -----------    -----------   -----------    -----------   -----------
                                                            -----------    -----------   -----------    -----------   -----------

         The accompanying notes are an integral part of these statements.

                       Cerritos Valley Bancorp and Subsidiary

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             March 31, 1999 (unaudited) and December 31, 1998 and 1997


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cerritos Valley Bancorp (the "Holding Company") was formed in January 1988 as a bank holding company, the principal operations which are conducted through Cerritos Valley Bank (the "Bank"), a California state chartered bank. The Bank is engaged in the business of attracting deposits from the general public and using such deposits, together with borrowings and other funds, to make loans primarily secured by real estate. The Bank grants loans to customers throughout its primary market areas; all of which are in Southern California. Management believes that there are no industry or borrower concentrations at March 31, 1999. The ability of the Bank's customers to honor their loan agreements is dependent, in part, upon the health of the real estate market as well as the general economy of the Bank's market area.

     Bank revenues are derived principally from interest on loans and investments, and other fees. The major expense of the Bank is interest paid on deposits and borrowings. Bank operations and net interest income are affected by general economic conditions and by the monetary and fiscal policies of the federal government. Deposit flows and costs of funds are influenced by interest rates on competing investments and general market interest rates.

     The accounting and reporting policies of the Holding Company and the Bank conform with generally accepted accounting principles within the banking industry. A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

     Insofar as these consolidated financial statements and notes related to information at March 31, 1999 and for the three-month periods ended March 31, 1999 and 1998, they are unaudited. In the opinion of management, such unaudited consolidated financial statements and notes thereto reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of consolidated financial position, results of operations and cash flows for such periods. The consolidated financial position at March 31, 1999 and consolidated results of operations for the three months then ended are not necessarily indicative of the consolidated financial position that may be expected at December 31, 1999 or consolidated results of operations that may be expected for the year ending December 31, 1999.

     1.   PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Holding Company and its wholly-owned subsidiary, Cerritos Valley Bank. All significant transactions and accounts between the Holding Company and the Bank have been eliminated in consolidation.

     2.   CASH EQUIVALENTS

     For the purpose of presentation in the consolidated statements of cash flows, cash and cash equivalents include cash and due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

     3.   USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans secured by real estate and foreclosed real estate, management obtains independent appraisals for significant properties.

     While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change.

     4.   INVESTMENT SECURITIES

     The Bank classifies its investment securities as either securities held to maturity or securities available for sale. Securities that the Bank has both the ability and intent to hold to maturity are classified as securities held to maturity and are stated at cost and adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to income using the interest method over the period to maturity. Securities that may be sold prior to maturity are classified as securities available for sale and are carried at their estimated fair value with unrealized gains and losses reported as accumulated other comprehensive income in stockholders' equity, net of taxes.

     5.   LOANS RECEIVABLE AND LOANS HELD FOR SALE

     Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

     Loans receivable are stated at unpaid principal balances, less the allowance for loan losses and net deferred loan fees and unearned discounts. The Bank recognizes loan origination fees as an adjustment of the loan's yield over the life of the loan by the interest method, which results in a constant rate of return. Certain direct costs of originating the loan are recognized over the life of the loan as a reduction of the yield rather than as expense when incurred.

     A loan is impaired when it is probable the creditor will not be able to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Impairment is measured on the present value of expected future cash flows discounted at the loan's effective interest rate, except that as a practical expedient, a creditor may measure impairment based on a loan's observable market price, or the fair value of the collateral if the loan is collateral dependent.

     Loans are placed on nonaccrual when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance.

     6.   PROVISION AND ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowance for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries. Although management uses the best information available to make these estimates, future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions that may be beyond the Bank's control. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses and may require the Bank to recognize additions to the allowance based on judgments different from those of management.

     7.   BANK PREMISES AND EQUIPMENT

     Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 39 years. Improvements to leased property are amortized on the straight-line method over the shorter of the lease term or the useful lives of the improvements.

     8.   OTHER REAL ESTATE OWNED

     Other real estate owned represents real estate acquired through foreclosure of properties in satisfaction of commercial and real estate loans. These properties are recorded at the lower of the unpaid balance of the loans or the fair values of the properties at the date of acquisition. Any valuation adjustments required at the date of acquisition are charged to the allowance for loan losses. Subsequent to acquisition, other real estate owned is carried at the lower of recorded cost or fair value less costs to sell. Subsequent operating expenses or income, reduction in estimated values, and gains or losses on disposition of such properties are included in income or expense.

     9.   INCOME TAXES

     Provisions for income taxes are based on amounts reported in the statement of earnings (after exclusion of non-taxable income such as interest on state and municipal securities) and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     10.  BASIC AND DILUTED EARNINGS PER SHARE

     Basic earnings per share is based upon the weighted average number of common shares outstanding. Diluted net income per share is based on the assumption that all convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

     11.  RECLASSIFICATIONS

     Certain reclassifications have been made to the 1997 and 1996 financial statements to conform to the 1998 classifications.

     12.  NEW ACCOUNTING PRONOUNCEMENT

     The Bank adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," as of January 1, 1998. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. The adoption of SFAS No. 130 had no effect on net income or shareholders' equity.


NOTE B - CASH AND DUE FROM BANKS

     The Bank is required to maintain cash on hand and on deposit to meet reserve requirements established by the Federal Reserve Bank. Average reserve requirements were $977,000, $938,000 and $854,000 at March 31, 1999, December 31, 1998 and 1997, respectively.

NOTE C - SECURITIES AVAILABLE FOR SALE AND HELD TO MATURITY

     The amortized cost and estimated fair values of securities available for sale as of March 31, 1999, and December 31, 1998 and 1997 are as follows:

                                                                          March 31, 1999
                                              -----------------------------------------------------------------------
                                                                         Gross unrealized
                                                Amortized          -----------------------------        Estimated
                                                   cost                Gains           Losses           fair value
                                              ----------------     -------------    -------------     ---------------
          U.S. Treasury securities               $ 1,496,373         $  15,814      $         -         $  1,512,187
          Obligations of other U.S.
             Government agencies and
             corporations                         28,348,077            12,064          330,808           28,029,333
          Mortgage-backed securities               2,616,156             1,162            8,748            2,608,570
          Obligations of state and
             political subdivisions                2,247,202            44,522                -            2,291,724
          Corporate bonds                          4,040,701            12,799           76,050            3,977,450
          Other                                       95,000             2,275                -               97,275
                                                --------------     -------------   --------------     ---------------
                                                 $38,843,509         $  88,636      $   415,606         $ 38,516,539
                                                --------------     -------------   --------------     ---------------
                                                --------------     -------------   --------------     ---------------
                                                                        December 31, 1998
                                              -----------------------------------------------------------------------
                                                                         Gross unrealized
                                                 Amortized         -----------------------------        Estimated
                                                   Cost               Gains            Losses           Fair value
                                              ----------------     -------------    -------------     ---------------
          U.S. Treasury securities              $  2,495,540         $  27,429      $         -         $  2,522,969
          Obligations of other U.S.
             Government agencies and
             corporations                         28,664,954            32,337          104,010           28,593,281
          Mortgage-backed securities               2,893,527             6,290            1,192            2,898,625
          Obligations of state and
             political subdivisions                2,249,599            37,507                -            2,287,106
          Corporate bonds                          4,042,449            47,625                             4,090,074
          Other                                       95,000                 -                -               95,000
                                                --------------     -------------   --------------     ---------------
                                                $ 40,441,069         $ 151,188      $   105,202         $ 40,487,055
                                                --------------     -------------   --------------     ---------------
                                                --------------     -------------   --------------     ---------------

                                      F-15

                                                                         December 31, 1997
                                              -------------------------------------------------------------------------
                                                                          Gross unrealized
                                                 Amortized         ------------------------------        Estimated
                                                    cost               Gains            Losses           fair value
                                              -----------------    -------------     -------------    -----------------
          U.S. Treasury securities              $  5,492,471         $  9,618         $     214         $  5,501,875
          Obligations of other U.S.
             Government agencies and
             Corporations                         15,984,280           12,681            18,559           15,978,402
          Mortgage-backed securities               3,479,175           12,602                 -            3,491,777
          Obligations of state and
             political subdivisions                1,437,891           18,803             1,319            1,455,375
          Corporate bonds                                  -                -                 -                    -
          Other                                       95,000                -                 -               95,000
                                              -----------------    -------------     -------------    -----------------
                                                $ 26,488,817         $ 53,704         $  20,092         $ 26,522,429
                                              -----------------    -------------     -------------    -----------------
                                              -----------------    -------------     -------------    -----------------

The amortized cost and fair values of securities held to maturity at March 31, 1999 and December 31, 1998 and 1997 were:

                                                                          March 31, 1999
                                              -----------------------------------------------------------------------
                                                                         Gross unrealized
                                                  Amortized        -----------------------------        Estimated
                                                   cost               Gains            Losses           Fair value
                                              ----------------     -------------    -------------     ---------------
          Mortgage-backed securities             $   750,488         $  36,060      $          -         $   786,548
          Obligations of state and
             political subdivisions                  229,918            10,162                 -             240,080
          Other                                    1,297,100                 -                 -           1,297,100
                                              ----------------     -------------    -------------     ---------------
                                                 $ 2,277,506         $  46,222      $          -         $ 2,323,728
                                              ----------------     -------------    -------------     ---------------
                                              ----------------     -------------    -------------     ---------------

                                                                        December 31, 1998
                                              -----------------------------------------------------------------------
                                                                         Gross unrealized
                                                 Amortized         ------------------------------       Estimated
                                                   cost               Gains            Losses           Fair value
                                              ----------------     -------------    -------------     ---------------
          Obligations of other U.S.
             Government agencies and
             corporations                        $ 1,000,000         $     800      $         -          $ 1,000,800
          Mortgage-backed securities                 770,575             8,178                -              778,753
          Obligations of state and
             Political subdivisions                  229,795            10,750                -              240,545
          Other                                    1,278,400                 -                -            1,278,400
                                              ----------------     -------------    -------------     ---------------
                                                 $ 3,278,770         $  19,728      $         -          $ 3,298,498
                                              ----------------     -------------    -------------     ---------------
                                              ----------------     -------------    -------------     ---------------

                                      F-16

                                                                        December 31, 1997
                                              -----------------------------------------------------------------------
                                                                         Gross unrealized
                                                 Amortized         ------------------------------       Estimated
                                                   cost               Gains            Losses           fair value
                                              ----------------     -------------    -------------     ---------------
          Obligations of other U.S.
             Government agencies and
             corporations                         $2,498,112           $   544          $20,693           $2,477,963
          Mortgage-backed securities                 868,809             8,920                -              877,729
          Obligations of state and
             Political subdivisions                  589,523            20,687                -              610,210
          Other                                      301,000                 -                -              301,000
                                              ----------------     -------------    -------------     ---------------
                                                  $4,257,444           $30,151          $20,693           $4,266,902
                                              ----------------     -------------    -------------     ---------------
                                              ----------------     -------------    -------------     ---------------

     The amortized cost and fair values of securities available for sale and securities held to maturity at March 31, 1999 and December 31, 1998, by expected maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


           March 31, 1999                                                      Securities available for sale
           --------------                                                ------------------------------------------
                                                                                Amortized            Estimated
                                                                                   Cost              fair value
                                                                         --------------------    ------------------
           Due in one year or less                                            $  2,692,500          $  2,706,044
           Due after one year through five years                                26,402,074            26,125,352
           Due after five years through ten years                                3,809,691             3,771,041
           Due after ten years                                                   5,939,244             5,914,102
                                                                         --------------------    ------------------
                                                                              $ 38,843,509          $ 38,516,539
                                                                         --------------------    ------------------
                                                                         --------------------    ------------------
                                                                                Securities held to maturity
                                                                         ------------------------------------------
                                                                              Amortized               Estimated
                                                                                Cost                 Fair value
                                                                         --------------------    ------------------
           Due in one year or less                                            $     49,918          $     50,080
           Due after one year through five years                                   100,000               101,080
           Due after five years through ten years                                  333,886               356,400
           Due after ten years                                                   1,793,702             1,816,168
                                                                         --------------------    ------------------
                                                                              $  2,277,506          $  2,323,728
                                                                         --------------------    ------------------
                                                                         --------------------    ------------------

           December 31, 1998                                                   Securities available for sale
           -----------------                                             ------------------------------------------
                                                                              Amortized              Estimated
                                                                                Cost                fair value
                                                                         --------------------    ------------------
           Due in one year or less                                            $  6,932,394          $  6,954,069
           Due after one year through five years                                21,002,237            20,989,672
           Due after five years through ten years                                9,124,076             9,105,933
           Due after ten years                                                   3,382,362             3,437,381
                                                                         --------------------    ------------------
                                                                              $ 40,441,069          $ 40,487,055
                                                                         --------------------    ------------------
                                                                         --------------------    ------------------

                                                                                Securities held to maturity
                                                                         ------------------------------------------
                                                                              Amortized              Estimated
                                                                                Cost                fair value
                                                                         --------------------    ------------------
           Due in one year or less                                            $     49,795          $     50,181
           Due after one year through five years                                   369,502               378,247
           Due after five years through ten years                                1,581,073             1,591,670
           Due after ten years                                                   1,278,400             1,278,400
                                                                         --------------------    ------------------
                                                                              $  3,278,770          $  3,298,498
                                                                         --------------------    ------------------
                                                                         --------------------    ------------------

     Securities with a carrying value of $23,946,692, $22,826,615 and $9,557,533 and a market value of $23,698,344, $22,824,746 and $9,558,059 at March 31,
     1999 and December 31, 1998 and 1997, respectively, were pledged to secure public deposits, treasury, tax and loan deposits, Federal Reserve discount window deposits and Federal Home Loan Bank credit lines.


NOTE D - LOANS RECEIVABLE

     The composition of loans as of March 31, 1999 and December 31, 1998 and 1999 is as follows:

                                                                                        December 31,
                                                       March 31,          -----------------------------------------
                                                         1999                   1998                   1997
                                                   ------------------     ------------------    -------------------
         Commercial                                     $22,811,775            $22,665,354           $22,070,226
         Construction                                     8,042,462              6,918,400             7,357,490
         Real Estate                                     30,314,646             28,714,130            16,778,751
         Installment                                      2,651,117              2,830,655             3,870,717
                                                   ------------------     ------------------    -------------------
                           Subtotal                      63,820,000             61,128,539            50,077,184
         Less:
             Deferred loan fees                            (110,740)               (56,812)             (170,368)
             Allowance for loan losses                   (1,145,588)            (1,237,680)           (1,155,839)
                                                   ------------------     ------------------    -------------------
                                                        $62,563,672            $59,834,047           $48,750,977
                                                   ------------------     ------------------    -------------------
                                                   ------------------     ------------------    -------------------

     Changes in the allowance for loan losses for the three months ended March 31, 1999 and 1998 and the years ended December 31, 1998, 1997, and 1996 are as follows:

                                    Three months ended March 31,                  Year ended December 31,
                                   -------------------------------    ------------------------------------------------
                                       1999              1998             1998              1997             1996
                                   -------------     -------------    -------------     -------------    -------------
       Balance at beginning         $1,237,680        $1,155,839        $1,155,839         $1,561,161      $1,256,347
       of  year
       Amounts charged off            (184,559)         (146,712)         (309,888)        (1,320,359)       (680,450)
       Recoveries                        7,467            58,977            81,729            165,037         381,264
       Loan loss provision              85,000            75,000           310,000            750,000         604,000
                                   ------------     ------------      -------------     --------------   -------------
       Balance at end of period     $1,145,588       $1,143,104         $1,237,680         $1,155,839      $1,561,161
                                   ------------     ------------      -------------     --------------   -------------
                                   ------------     ------------      -------------     --------------   -------------

     The recorded investment in impaired loans was $22,000, $199,000 and $598,000 at March 31, 1999 and December 31, 1998 and 1997, respectively. The average recorded investment in impaired loans was $144,000, $380,000, and $1,120,000 for the three months ended March 31, 1999 and the years ended December 31, 1998 and 1997, respectively. Total cash collected on impaired loans during the three months ended March 31, 1999 and the years ended December 31, 1998 and 1997 was $0, $173,848 and $173,981, of which
     $0, $169,417 and $114,046 was credited to the principal balance outstanding on such loans and $0, $4,431 and $59,935 was recognized as interest income, respectively. Interest income that would have been recognized on impaired loans if they had performed in accordance with the terms of the loans was approximately $5,000, $14,000, $60,000, $117,000 and $48,000 for the three months ended March 31, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996, respectively.

     The activity in the allowance for loan losses related specifically to impaired loans is as follows:

                                                  Three months ended                Year ended December 31,
                                                      March 31,
                                             ---------------------------    ------------------------------------------
                                                1999            1998            1998           1997            1996
                                             -----------    ------------    ------------   ------------    -----------
       Allowance at beginning of period        $149,434       $254,659        $254,659     $   66,476       $ 549,830
       Provision for loan losses                 35,852         89,002         194,697        848,894          74,045
       Credit losses charged off,
                net of recoveries              (181,150)      (145,641)       (299,922)      (660,711)       (557,399)
                                             -----------    ------------    ------------   ------------    -----------
       Allowance at end of period              $  4,136       $198,020        $149,434     $  254,659       $  66,476
                                             -----------    ------------    ------------   ------------    -----------
                                             -----------    ------------    ------------   ------------    -----------

NOTE E - OTHER REAL ESTATE OWNED

     An analysis of activity in other real estate owned for the three months ended March 31, 1999 and the years ended December 31, 1998 and 1997 is summarized as follows:

                                                               March 31,                   December 31,
                                                           ----------------    ------------------------------------
                                                                 1999                1998                1997
                                                           ----------------    ----------------    ----------------
         Balance at beginning of period, net                $          -          $   69,756           $ 639,174
         Additions                                                     -                   -              69,756
         Disposals                                                     -             (69,756)           (639,174)
                                                           ----------------    ----------------    ----------------
        Balance at end of period, net                       $          -          $        -           $  69,756
                                                           ----------------    ----------------    ----------------
                                                           ----------------    ----------------    ----------------

NOTE F - BANK PREMISES AND EQUIPMENT

     Bank premises and equipment at March 31, 1999 and December 31, 1998 and 1997 are as follows:

                                                                                             December 31,
                                                                March 31,         --------------------------------------
                                                                   1999                 1998                 1997
                                                             -----------------    -----------------    -----------------
          Land and building                                     $ 1,225,000          $ 1,225,000          $ 1,225,000
          Land and building under capital leases                    402,350              402,350              402,350
          Leasehold improvements                                    465,141              465,141              465,141
          Furniture and equipment                                 2,144,477            2,125,886            1,916,622
                                                             -----------------    -----------------    -----------------
                                                                                       4,218,377            4,009,113
          Less accumulated depreciation                           4,236,968
             and amortization                                    (2,364,280)          (2,298,171)          (2,048,175)
                                                             -----------------    -----------------    -----------------
                                                                $ 1,872,688          $ 1,920,206          $ 1,960,938
                                                             -----------------    -----------------    -----------------
                                                             -----------------    -----------------    -----------------

NOTE G - DEPOSITS

     At March 31, 1999, the scheduled maturities of time certificates of deposits are as follows:

          Year of Maturity,
          -----------------
                1999                           $30,647,383
                2000                               773,878
                                               -----------
                                               $31,421,261
                                               -----------
                                               -----------

NOTE H - ADVANCES FROM FEDERAL HOME LOAN BANK AND OTHER BORROWINGS

     FHLB advances represent secured obligations with the Federal Home Loan Bank ("FHLB"), at various rates and terms.

     Pursuant to collateral agreements with the FHLB, advances are secured by the Bank's mortgage loans and securities. Bank assets with a carrying value of $15,319,976, $16,097,626 and $2,353,740, have been pledged to secure these advances at March 31, 1999 and December 31, 1998 and 1997, respectively. Advances at December 31, 1998 have the following maturity dates: $1.5 million in 1999, $0 in 2000 and 2001, $3.2 million in 2002,
     $1.6 million in 2003 and $6.3 million, thereafter. Interest rates range from 5.10% to 6.10%.

     The following table approximates the maximum month-end balance outstanding, average daily balance outstanding, average rates paid during the year, and the average rates on the balance at March 31, 1999 and December 31, 1998, 1997 and 1996 for FHLB advances:

                                                                                      December 31,
                                                March 31,        --------------------------------------------------------
                                                  1999                 1998                 1997                1996
                                              --------------     -----------------     ----------------     -------------
        Maximum month-end balance                $12,848,223          $12,650,837           $1,200,000          $      -
        Average daily balance                     12,689,000            4,984,000              214,000                 -
        Average rates paid                            5.65%                 5.63%                6.10%                 -
        Average rates on balance
                 at year-end                          5.65%                 5.65%                6.10%                 -
        Balance at end of period                 $12,848,223          $12,650,837           $1,200,000                 -

NOTE I - COMMITMENTS

     The minimum rental commitments under capital and operating leases at December 31, 1998 are as follows:

                                                                                Capital             Operating
          Year ending December 31,                                              Leases                Leases
          ------------------------                                         -----------------    ------------------
                   1999                                                        $  40,850             $   201,064
                   2000                                                           40,850                 201,064
                   2001                                                           40,850                 201,064
                   2002                                                           40,850                 201,064
                   2003                                                           40,850                 170,317
                   Thereafter                                                    166,804                 719,036
                                                                           -----------------    ----------------
                   Future minimum lease payments                                 371,054             $ 1,693,609
                                                                                                ----------------
                   Less amount representing interest                            (120,264)       ----------------
                                                                           -----------------
                   Present value of net minimum lease payments                  $250,790
                                                                           -----------------
                                                                           -----------------

     Under the lease agreements, the Bank is also obligated to pay property taxes, insurance and maintenance costs. Certain leases contain renewal options. Rental expense for the three months ended March 31, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996, was approximately $50,000, $17,000, $139,000, $59,000 and $58,000, respectively.


NOTE J - INCOME TAXES

     The current and deferred amounts of income tax expense (benefit) are as follows:

                                                  Three months ended
                                                       March 31,                      Year ended December 31,
                                                --------------------------    ------------------------------------------
                                                   1999           1998           1998            1997           1996
                                                -----------     ----------    ------------    ------------    ----------
      Current tax expense
        Federal                                 $  77,101         $252,030      $ 860,524       $329,450      $282,167
        State                                      62,764           58,409        285,693        104,037        91,087
                                                -----------     ----------      ------------  ------------    ----------
          Total current tax expense               139,865          310,439      1,146,217        433,487       373,254

      Deferred tax expense (benefit)
        Federal                                    99,126          (87,359)      (167,176)      (128,798)      195,787
        State                                       4,203            3,892        (24,650)       (42,933)       44,093
                                                -----------     ----------      ------------    ------------  ----------
          Total deferred tax expense
          (benefit)                               103,329          (83,467)      (191,826)      (171,731)      239,880
                                                -----------     ----------      ------------    ------------  ----------

          Total income tax expense               $243,194         $226,972      $ 954,391       $261,756      $613,134
                                                -----------     ----------      ------------    ------------  ----------
                                                -----------     ----------      ------------    ------------  ----------

     The expense (benefit) for income taxes varies from the Federal statutory tax rate for the following reasons:

                                               Three months ended March 31,            Year ended December 31,
                                              ---------------------------    -------------------------------------------
                                                 1999           1998            1998            1997            1996
                                              -----------    ------------    -----------     -----------     -----------
        Federal income tax based on
           Statutory rate                       $202,300       $201,726        $846,416        $602,123       $553,469
        State franchise tax net of federal
           Income tax benefit                     42,600         42,448         178,106         126,800        122,089
        Tax exempt interest                      (17,086)       (18,573)        (82,520)        (73,827)       (33,000)
        Recognition of deferred tax assets                            -               -        (343,524)             -
        Other                                     15,380          1,371          12,389         (49,816)       (29,424)
                                              -----------    ------------    -----------     -----------     -----------
                  Total income  tax expense     $243,194       $226,972        $954,391        $261,756       $613,134
                                              -----------    ------------    -----------     -----------     -----------
                                              -----------    ------------    -----------     -----------     -----------

Net deferred tax assets result from temporary differences in the recognition of revenues and expenses for tax and financial statement purposes. The sources of these differences and the tax effect are as follows:

                                                                                                    December 31,
                                                                      March 31,         ----------------------------------
                                                                        1999                1998                1997
                                                                   ----------------     --------------     ---------------
        Deferred tax assets:
        Depreciation                                                   $  83,447            $  79,142           $  72,867
        Provision for loan losses                                        119,824              161,118             152,236
        Deferred gain on sale of property                                 35,539               36,545              40,984
        Capital lease                                                     16,261               18,215              25,848
        Deferred compensation                                            518,216              481,016             361,420
        State taxes                                                       21,447               65,190                   -
                                                                   ----------------     --------------     ---------------
                     Total gross deferred tax assets                     794,734              841,226             653,355
                                                                   ----------------     --------------     ---------------

        Deferred tax liabilities:
        Fees and costs deferred for financial
            statement but not for tax purposes                           (77,946)             (63,498)            (56,089)
        State taxes                                                      (42,390)                   -             (11,364)
                                                                   ----------------     --------------     ---------------
                     Total gross deferred tax liabilities               (120,336)             (63,498)            (67,453)
                                                                   ----------------     --------------     ---------------
                        Net  deferred tax assets                      $  674,398             $777,728            $585,902
                                                                   ----------------     --------------     ---------------
                                                                   ----------------     --------------     ---------------

NOTE K - EARNINGS PER SHARE

     Basic and diluted earnings per share for the three months ended March 31, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996 are computed as follows:

                                                                        Three months ended March 31, 1999
                                                          -------------------------------------------------------------
                                                                 Net                                      Per share
                                                              earnings                Shares               amount
                                                          ------------------    -------------------    ----------------
     BASIC EARNINGS PER SHARE

              Net earnings available to common
                       Shareholders                              $351,778                991,667             $0.35
                                                                                                       ----------------
              Effect of dilutive stock options                          -                 92,303       ----------------
                                                          ------------------    -------------------

     DILUTED EARNINGS PER SHARE

              Net earnings available to common
                       Shareholders                              $351,778              1,083,970             $0.32
                                                          ------------------    -------------------    ----------------
                                                          ------------------    -------------------    ----------------

                                                                        Three months ended March 31, 1998
                                                          -------------------------------------------------------------
                                                                 Net                                      Per share
                                                              earnings                Shares               amount
                                                          ------------------    -------------------    ----------------
     BASIC EARNINGS PER SHARE

              Net earnings available to common
                       Shareholders                              $365,982              1,000,000             $0.37
                                                                                                       ----------------
              Effect of dilutive stock options                          -                 84,333       ----------------
                                                          ------------------    -------------------

     DILUTED EARNINGS PER SHARE

              Net earnings available to common
                       Shareholders                              $365,982              1,084,333             $0.34
                                                          ------------------    -------------------    ----------------
                                                          ------------------    -------------------    ----------------

                                                                              Year ended December 31, 1998
                                                             ------------------------------------------------------------
                                                                   Net                                      Per share
                                                                 earnings               Shares               amount
                                                             -----------------     ------------------    ----------------
     BASIC EARNINGS PER SHARE

              Net earnings available to common
                       Shareholders                               $1,537,909                999,653            $1.54
                                                                                                       ----------------
              Effect of dilutive stock options                             -                 88,508    ----------------
                                                             -----------------     ------------------

     DILUTED EARNINGS PER SHARE

              Net earnings available to common
                       Shareholders                               $1,537,909              1,088,161            $1.41
                                                             -----------------     ------------------  ----------------
                                                             -----------------     ------------------  ----------------

                                                                              Year ended December 31, 1997
                                                             ------------------------------------------------------------
                                                                   Net                                      Per share
                                                                 earnings               Shares               amount
                                                             -----------------     ------------------    ----------------
     BASIC EARNINGS PER SHARE

              Net earnings available to common
                       Shareholders                               $1,509,194                999,911            $1.51
                                                                                                       ----------------
              Effect of dilutive stock options                             -                 66,642    ----------------
                                                             -----------------     ------------------

     DILUTED EARNINGS PER SHARE

              Net earnings available to common
                       Shareholders                               $1,509,194              1,066,553            $1.42
                                                             -----------------     ------------------    ----------------
                                                             -----------------     ------------------    ----------------

                                                                           Year ended December 31, 1996
                                                             ------------------------------------------------------------
                                                                   Net                                      Per share
                                                                 earnings               Shares               amount
                                                             -----------------     ------------------    ----------------
     BASIC EARNINGS PER SHARE

              Net earnings available to common
                       shareholders                               $1,014,717                999,901            $1.01
                                                                                                         ----------------
                                                                                                         ----------------
              Effect on dilutive stock options                             -                 24,075
                                                             -----------------     ------------------

     DILUTED EARNINGS PER SHARE

              Net earnings available to common
                       shareholders                               $1,014,717              1,023,976            $0.99
                                                             -----------------     ------------------    ----------------
                                                             -----------------     ------------------    ----------------

NOTE L - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     In the normal course of business, the Bank is a party to financial instruments with off-balance-sheet risk. These financial instruments include commitments to extend credit and standby and commercial letters of credit. To varying degrees, these instruments involve elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and under letters of credit is represented by the contractual amount of these instruments. At March 31, 1999 and December 31, 1998, the Bank had commitments to extend credit of approximately $15,965,000 and $12,458,000, respectively, and obligations under letters of credit of approximately $625,000.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     Letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

     The Bank uses the same credit policies in making commitments and conditional obligations as it does for extending loan facilities to customers. The Bank evaluates each customer's creditworthiness on a case by case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterpart. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.


NOTE M - LITIGATION

     Because of the nature of their activities, the Holding Company and Bank are subject to pending and threatened legal actions, which arise out of the normal course of their business. In the opinion of management, based upon discussions with their legal counsel, the disposition of these actions and other such matters will not have a material effect on the Holding Company's consolidated financial statements.


NOTE N - TRANSACTIONS WITH DIRECTORS AND OFFICERS

     In the ordinary course of business, the Bank has granted loans to certain directors, officers, their immediate families and affiliated companies with which they are associated, generally on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. The balance of loans made to such related parties as of March 31, 1999 and December 31, 1998 and 1997 was approximately $2,541,000, $2,234,000 and $391,000, respectively.


NOTE O - EMPLOYEE STOCK OWNERSHIP PLAN

     The Holding Company adopted an Employee Stock Ownership Plan effective July 1, 1989. A provision of $0 for the three months ended March 31, 1999 and 1998 and the years ended December 31, 1998 and 1997, and $100,000 for 1996, was allocated by the Bank as a contribution to the Plan.

NOTE P - EXECUTIVE COMPENSATION

     In 1993, the Bank entered into a compensation agreement with the Chief Executive Officer (the "Executive"). The agreement includes, among other things, a deferred compensation plan and a stock purchase agreement, which are described below:

     DEFERRED COMPENSATION PLAN

     Under the plan, the Executive may elect to defer any or all of the compensation earned during his tenure. Deferred compensation accrued interest at a rate of major bank prime plus 2% (9.75% at December 31, 1998). As of December 24, 1993 the Executive has elected to defer 100 percent of his salary for seven years following the agreement. Upon distribution, in January 2001, the Executive will then receive equal installment payments, including interest, for a period of 60-120 months. Compensation expense under the plan was approximately $83,000, $72,000, $290,000, $269,000 and $194,000 for the three months ended March 31, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996, respectively.

     To anticipate the future costs of the plan, the Bank purchased a life insurance policy in the amount of $1,200,000 during 1993 and a $510,000 policy during 1997. The cash surrender value of the policy has been included with Other Assets on the consolidated balance sheets.

     STOCK PURCHASE AGREEMENT

     Under the agreement, the Holding Company has granted the Chief Executive Officer a right to purchase all or any part of 150,000 authorized but unissued shares of the Holding Company's common stock for cash at the price of $6.00 per share. This right was exercisable at 20 percent per year beginning in December 1994 for four years; at which time, the right shall be totally exercisable. This right shall remain exercisable until December 2003. During 1998, 1997 and 1996, no shares were exercised.


NOTE Q - STOCK OPTION PLAN

     In 1993, the shareholders of the Holding Company approved an incentive stock option plan. Under the plan, option prices may not be less than 100 percent of the fair market value of the Bancorp's stock at the date of grant. Under the plan, 197,600 shares of the Bancorp's authorized but unissued common stock will be available for issuance under the plan.

     The plan is accounted for under APB Opinion 25 and related Interpretations. Accordingly, no compensation cost has been recognized. Had compensation costs for these plans been determined based on the fair value at the grant dates consistent with the method of SFAS 123, the impact would not have materially affected net income.

     Transactions for the three months ended March 31, 1999 and 1998 and for the three years ended December 31, 1998, for the plan and the stock purchase agreement are summarized in the table below. The fair value of each option granted is estimated at $1.83 on the date of grant using the Black-Scholes options-pricing model with the following assumptions used for grants in 1997 and 1996 respectively: risk-free rate of 5.26 and 5.22 percent, dividend yield of 0 percent for all years, volatility of 7.00 percent for all years, and an expected life of 5 years for all years.

                                                                      Three months ended March 31,
                                                       ------------------------------------------------------------
                                                                  1999                            1998
                                                       ----------------------------    ----------------------------
                                                                        Weighted                        Weighted
                                                                        average                         average
                                                                        exercise                        exercise
                                                         Shares          price           Shares          price
                                                       -----------    -------------    -----------    -------------
          Outstanding at beginning of period              172,000        $6.12            172,000        $6.12
          Granted                                               -         -                     -         -
          Canceled                                              -         -                     -         -
                                                         --------                        --------

          Outstanding at end of period                    172,000        $6.12            172,000        $6.12
                                                         --------                        --------
                                                         --------                        --------

          Options exercisable at period-end               165,600        $6.05            131,200        $6.03
                                                         --------                        --------
                                                         --------                        --------
          Weighted-average fair value of
             options granted during the period           $      -                        $      -
                                                         --------                        --------
                                                         --------                        --------

                                                                     Year ended December 31,
                                       ------------------------------------------------------------------------------------
                                                 1998                         1997                         1996
                                       -------------------------    --------------------------   --------------------------
                                                     Weighted                      Weighted                     Weighted
                                                     average                        average                     average
                                                      exercise                     exercise                     exercise
                                        Shares         price         Shares          price         Shares         price
                                       ----------    -----------    ----------    ------------   -----------    -----------
       Outstanding at beginning
          of year                       172,000         $6.12          165,000       $6.00         173,000         $6.00
       Granted                                -             -           10,000        8.00               -             -
       Canceled                               -             -           (3,000)       6.00          (8,000)         6.00
                                       --------                       --------                    --------
       Outstanding at end of year       172,000         $6.12          172,000       $6.12         165,000         $6.12
                                       --------                       --------                    --------
                                       --------                       --------                    --------

       Options exercisable at
          year-end                      161,600         $6.02          127,200       $6.00          95,000         $6.00
                                       --------                       --------                    --------
                                       --------                       --------                    --------
       Weighted-average fair
          value of options
          granted during the year      $      -                       $   1.83                    $      -
                                       --------                       --------                    --------
                                       --------                       --------                    --------

                     Options outstanding at March 31, 1999                     Options exercisable at March 31, 1999
        ----------------------------------------------------------------     -------------------------------------------
                                Weighted-
                                 average                 Weighted
            Number              remaining                 average                 Number             Weighted average
         outstanding          contractual life         exercise price          outstanding            exercise price
        ---------------     ---------------------     ------------------     ---------------      ----------------------
           172,000               4.7 Years                  $6.12               165,600                   $6.05


NOTE R - REGULATORY MATTERS

     The Bank is subject to various capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of March 31, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

     As of March 31, 1999, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action (there are no conditions or events since that notification that management believes have changed the Bank's category). To be categorized as well-capitalized, the Bank must maintain minimum ratios as set forth in the table below, the following table also sets forth the Bank's actual capital amounts and ratios (dollar amounts in thousands):

                                                                                                To be well capitalized
                                                                         For capital           under prompt corrective
                                                Actual                adequacy purposes           action provisions
                                        -----------------------     ----------------------     -------------------------
                                          Amount                      Amount                    Amount
                                        (in 000's)      Ratio       (in 000's)    Ratio       (in 000's)      Ratio
                                        ----------    ---------     ---------     --------     ---------     ----------
        As of March 31, 1999
          Total capital
          (to Risk Weighted Assets)      $13,670        17.1%        $6,404         8.0%         $8,005         10.0%
          Tier 1 Capital
          (to Risk Weighted Assets)       12,669        15.9%         3,202         4.0%          4,803          6.0%
          Tier 1 Capital
          (to Average Assets)             12,669        10.0%         5,086         4.0%          6,357          5.0%

        As of December 31, 1998:
          Total capital
          (to Risk Weighted Assets)      $13,335        17.3%        $6,185         8.0%         $7,731         10.0%
          Tier 1 Capital
          (to Risk Weighted Assets)       12,369        16.1%         3,092         4.0%          4,639          6.0%
          Tier 1 Capital
          (to Average Assets)             12,369        10.0%         4,953         4.0%          6,191          5.0%

        As of December 31, 1997:
          Total capital
          (to Risk Weighted Assets)      $11,765        17.9%        $5,277         8.0%         $6,597         10.0%
          Tier 1 Capital
          (to Risk Weighted Assets)       10,940        16.7%         2,639         4.0%          3,958          6.0%
          Tier 1 Capital
          (to Average Assets)             10,940        11.0%         3,978         4.0%          4,973          5.0%

NOTE S - FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures about Fair Value of Financial Instruments". The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions or estimation methodologies may have a material impact on the estimated fair value amounts.

     The following methods and assumptions were used by the Bank in estimating fair value disclosures:

     CASH AND CASH EQUIVALENTS

     The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets' fair values due to the short-term nature of the assets.

     INVESTMENT SECURITIES AVAILABLE FOR SALE AND HELD TO MATURITY

     Fair values are based upon quoted market prices, where available.

     LOANS

     For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans (for example, fixed rate commercial real estate and rental property mortgage loans and commercial and industrial loans) are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value of estimates include judgments regarding future expected loss experience and risk characteristics. The carrying amount of accrued interest receivable approximates its fair value.

     DEPOSITS

     The fair values disclosed for demand deposits (for example, interest-bearing checking accounts and passbook accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits.
     The carrying amount of accrued interest payable approximates fair value.

     FHLB ADVANCES

     The fair values of the Bank's Federal Home Loan Bank advances are estimated using dicounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

     COMMITMENT TO EXTEND CREDIT, STANDBY LETTERS OF CREDIT, AND OTHER LETTERS OF CREDIT

     Fair value estimates were not made for these financial instruments as there is not a quoted market price for these types of financial instruments and the Bank has not developed a valuation model necessary to make such an estimate. However, management believes that the current fees assessed on these off-balance-sheet items represent market rates which would be charged for similar agreements. The Bank enters into certain financial commitments in the normal course of business. Management does not anticipate that those financial instruments will have a material adverse effect on the Bank's financial position or results of operations.

     The estimated fair values of the Bank's financial instruments at December 31, are as follows:

                                                                  1998                                    1997
                                                  -------------------------------------    -----------------------------------
                                                      Carrying             Fair                Carrying            Fair
                                                       Amount              Value                Amount             Value
                                                  ------------------ ------------------    -----------------  ----------------
      Assets
         Cash and cash equivalents                    $15,063,342        $15,063,342           $15,115,817        $15,115,817
         Investment securities:
            Available for sale                         40,487,055         40,487,055            26,522,429         26,522,429
            Held to maturity                            3,278,770          3,298,498             4,257,444          4,266,902
         Loans receivable and loans held
            for sale - net                             61,118,678         61,250,860            50,122,584         50,337,898
         Accrued interest receivable                      932,216            932,216               750,436            750,436

      Liabilities
         Non-interest bearing deposits                 33,314,390         33,314,390            28,549,313         28,549,313
         Interest bearing deposits                     65,417,226         65,417,372            58,130,351         58,135,763
         FHLB advances                                 12,650,837         12,862,239             1,200,000          1,218,139
         Accrued interest payable                         312,830            312,830               188,133            188,133

NOTE T - CONDENSED FINANCIAL INFORMATION

     The following financial information represents the balance sheets of the Holding Company as of March 31, 1999 and December 31, 1998 and 1997, and the related statements of operations and cash flows for the three months ended March 31, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996.

                                  Balance Sheets

                                                                                             December 31,
                                                            March 31,         ----------------------------------------
                                                              1999                  1998                  1997
                                                        ------------------    ------------------    ------------------
     Cash                                                    $    72,295           $    20,199           $    15,370
     Investment in Cerritos Valley Bank                       12,472,360            12,396,451            10,960,108
                                                        ------------------    ------------------    ------------------
           Total assets                                      $12,544,655           $12,416,650           $10,975,478
                                                        ------------------    ------------------    ------------------
                                                        ------------------    ------------------    ------------------

           Total stockholders' equity                        $12,544,655           $12,416,650           $10,975,478
                                                        ------------------    ------------------    ------------------
                                                        ------------------    ------------------    ------------------

                           Statements of Operations

                                                  Three months ended
                                                      March 31,                      Year ended December 31,
                                               -------------------------   ---------------------------------------------
                                                 1999           1998           1998            1997            1996
                                               ----------    -----------   -------------   -------------    ------------
     Income
       Net income of Cerritos Valley Bank        $399,682      $366,342      $1,553,919     $1,514,134       $1,033,080
       Other income                                    10             -             260            988              210
                                               ----------    -----------   -------------   -------------    ------------
         Total income                             399,692       366,342       1,554,179      1,515,122        1,033,290
     Administrative expenses                      (47,914)         (360)        (16,270)        (5,928)         (18,573)
                                               ----------    -----------   -------------   -------------    ------------
         Net income                              $351,778      $365,982      $1,537,909     $1,509,194       $1,014,717
                                               ----------    -----------   -------------   -------------    ------------
                                               ----------    -----------   -------------   -------------    ------------

                          Statements of Cash Flows

                                                      Three months ended
                                                          March 31,                      Year ended December 31,
                                                   -------------------------    -------------------------------------------
                                                      1999          1998           1998           1997            1996
                                                   ----------    ----------     -----------    -----------     -----------
  Cash Flows From Operating Activities
  Net income                                       $ 351,778     $ 365,982      $ 1,537,909    $ 1,509,194     $ 1,014,717
  Adjustments to reconcile net income to
    Net cash from operating activities
       Equity earnings in subsidiary                (399,682)     (366,342)      (1,553,919))   (1,516,940)     (1,033,080)
       Decrease in accounts payable/other                                                               -           (1,920)
                                                   ---------     ---------      -----------    -----------     -----------
         Net cash used by operating activities       (47,904)         (360)         (16,010)        (7,746)        (20,283)
                                                   ---------     ---------      -----------    -----------     -----------
  Cash Flows From Investing Activities -
  Dividends received from
    Cerritos Valley Bank                             100,000             -          125,000              -          25,000

  Cash Flows From Financing Activities
  Retirement of stock                                      -             -         (104,161)             -               -
  Proceeds of stock issuance                               -             -                -          1,028               -
                                                   ---------     ---------      -----------    -----------     -----------
         Net cash provided by
           (used in) financing
           activities                                      -             -         (104,161)         1,028               -
                                                   ---------     ---------      -----------    -----------     -----------

  Net increase (decrease) in cash                     52,096          (360)           4,829         (6,718)          4,717
  Cash and cash equivalents, beginning of year        20,199        15,370           15,370         22,088          17,371
                                                   ---------     ---------      -----------    -----------     -----------
  Cash and cash equivalents, end of year           $  72,295     $  15,010      $    20,199    $    15,370     $    22,088
                                                   ---------     ---------      -----------    -----------     -----------
                                                   ---------     ---------      -----------    -----------     -----------

NOTE U - RETIREMENT OF COMMON STOCK

     During 1998, the Board of Directors authorized management to purchase and retire 8,333 shares of common stock from a shareholder. As of December 31, 1998, the Bank purchased and retired the shares of common stock for $104,161, or $12.50 per share.


NOTE V - PROPOSED EQUITY TRANSACTIONS

     On February 17, 1999, the Bancorp announced that it has entered into a definitive agreement with Belvedere Capital Partners, Inc., ("Belvedere") the general partner of the California Financial Institutions Fund Limited Partnership (the "California Fund"). Under the terms of the agreement, the California Fund will become a 55% shareholder in the Bancorp for a purchase price of approximately $12.8 million. In connection with the California Funds purchase, the Bancorp will exchange with its shareholders, for each share of Bancorp stock, $13.4871 in cash and .5271 shares of the new Bancorp common stock, following a dividend of approximately $2.95 million from the Bank to the Bancorp.

     The transaction is subject to the approval of the shareholders of the Board of Governors of the Federal Reserve System, and the California Department of Financial Institutions.

                                     EXHIBIT I



                      AGREEMENT AND PLAN OF REORGANIZATION AND
                                       MERGER

                                    BY AND AMONG

                         BELVEDERE CAPITAL PARTNERS, INC.,

                       AS GENERAL PARTNER OF AND ON BEHALF OF

                        THE CALIFORNIA COMMUNITY FINANCIAL
                       INSTITUTIONS FUND LIMITED PARTNERSHIP,

                                CERRITOS MERGER CO.

                              CERRITOS VALLEY BANCORP,

                                        AND

                                CERRITOS VALLEY BANK

                  AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                                    BY AND AMONG

                         BELVEDERE CAPITAL PARTNERS, INC.,

                               AS GENERAL PARTNER OF

                THE CALIFORNIA COMMUNITY FINANCIAL INSTITUTIONS FUND

                                LIMITED PARTNERSHIP,

                                CERRITOS MERGER CO.

                              CERRITOS VALLEY BANCORP

                                        AND

                                CERRITOS VALLEY BANK

     This Agreement and Plan of Reorganization and Merger (the "Agreement") is made and entered into as of February 12, 1999 by and among Belvedere Capital Partners, Inc. ("Belvedere"), as General Partner and on behalf of the California Community Financial Institutions Fund Limited Partnership (the "California Fund"), Cerritos Merger Co., a California corporation a to be wholly-owned subsidiary of the California Fund ("CMC"), Cerritos Valley Bancorp, a California corporation ("CVB") and Cerritos Valley Bank, a California banking corporation and wholly-owned subsidiary of CVB ("CV Bank").

                                       RECITALS

     A. The Boards of Directors of CVB and CV Bank have determined that it would be in the best interests of CVB and CV Bank and their respective shareholders, and Belvedere as the general partner of the California Fund has determined that it would be in the best interests of the California Fund and its partners, for CVB to be merged with CMC, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the California General Corporation Law (the "Corporation Law"), the Financial Code of the State of California (the "Financial Code") and other applicable laws;

     B. The Boards of Directors of CMC, CVB, and CV Bank and Belvedere has each approved this Agreement and the transactions contemplated hereby;

     C. The Board of Directors of CVB has resolved to recommend approval of the merger of CVB and CMC to the shareholders of CVB;

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

     D. Upon consummation of the merger of CMC with and into CVB (the "Merger"), CVB will be the surviving entity (the "Surviving Entity") and shall become a majority-owned subsidiary of the California Fund;

     E. As a condition to the execution of this Agreement, the following Directors of CVB have entered into Director's Agreements and executed proxies contemporaneously with the execution of this Agreement: Gary Einstein, Shibley H. Horaney, James N. Koury, Priscilla F. Koury, James McGinley, Seymour Melnik, Garo V. Minassian, R.J. Romero, Jo Ann San Paolo, and Ellen Toma (the "CVB Directors");

     F. For an aggregate purchase price of $12,800,000, the California Fund desires to purchase 543,959 shares of common stock of CVB at a price of $23.53 per shares and to be granted the California Warrants as provided in
Section 1.1 hereof.

     G. Belvedere has formed CMC, for the purpose of raising $12,800,000 in capital funds through the purchase of 543,959 shares of CMC's common stock by the California Fund;

     H. In consideration of the Merger, CVB shall sell 543,959 of authorized but unissued shares of CVB Common Stock to the California Fund at $23.53 a share, redeem 468,959 shares of CVB's shares of common stock at a redemption price of $28.52 per share; each holder of CVB Stock Options under the CVB Stock Option Plan, shall have, prior to the Effective Time, entered into a Option Termination Agreement in the form attached to this Agreement as Appendix E; and each holder of CVB Stock Options under the CVB Stock Purchase Plan shall have, prior to the Effective Time, entered into a Stock Purchase Rights Amendment Agreement in the form attached to this Agreement as Appendix F;

     I. In connection with the Merger, the CV Bank shall immediately prior to the Effective time dividend $2,950,000 to its sole shareholder, CVB (the "CVB Cash Dividend");

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    DEFINITIONS

     As used throughout this Agreement, the following words and terms shall have the meanings ascribed to them in the section or provision hereof set forth opposite them respectively below:

        Defined Word or Term                              Section or Provision
        --------------------                              --------------------
        "Acquisition Proposal"                                    4.2.4
        "affiliate of"                                           2.18.8
        "Aggregate Cash Merger Price"                            1.3.2.
        "Agreement"                                              Preface

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

        Defined Word or Term                              Section or Provision
        --------------------                              --------------------
        "Agreement of Merger"                                      1.3
        "Applicable Law"                                          2.2.1
        "Belvedere"                                              Preface
        "Boards"                                                  1.12
        "BHCA"                                                     1.8
        "Business Day"                                            1.5.3
        "California Fund"                                        Preface
        "California Fund Warrants"                                 1.1
        "California Fund Nominees"                                1.12
        "California Fund Audited Financial Statements"             3.5
        "CERCLA"                                                 2.26.1
        "CMC"                                                    Preface
        "CVB"                                                    Preface
        "CV Bank"                                                Preface
        "CV Bank's 1998 Unaudited Financial Statements"           2.6.2
        "CV Bank's Audited Financial Statements                   2.6.2
        "CV Bank Employee Plan"                                 2.23.8(5)
        "CV Bank Benefit Arrangement                            2.23.2(6)
        "CVB's 1998 Unaudited Financial Statements"               2.6.1
        "CVB's Audited Financial Statements"                      2.6.1
        "CVB Benefit Arrangement"                               2.23.2(6)
        "CVB Cash Dividend"                                     Recital I
        "CVB Collateralizing Real Estate"                        2.26.1
        "CVB Common Stock"                                         1.1
        "CVB Directors"                                         Recital E
        "CVB Employee Plan"                                     2.23.2(5)
        "CVB Filings"                                             2.25
        "CVB Properties"                                         2.26.1
        "CVB Registration Statement"                               7.19
        "CVB Securities"                                           7.19
        "CVB Stock Option"                                        1.4.1
        "CVB Stock Option Plan"                                   1.4.1
        "CVB Stock Purchase Plan"                                 1.4.1
        "Classified Credits"                                      4.3.4
        "Closing"                                                  1.7
        "Closing Date"                                             1.7
        "Code"                                                 2.13..1(1)
         "contingent workers"                                     2.121
        "Commissioner"                                             1.8
        "Corporation Law"                                       Recitals
        "Date Handling"                                          2.28.1
        "Dissenting Shareholder"                                  1.5.2
        "Dissenting Shares"                                      1. 3.1
        "Effective Time"                                           1.3

                                      -3-

        Defined Word or Term                              Section or Provision
        --------------------                              --------------------
        "Environmental Laws"                                     2.26.1
        "ERISA"                                                 2.25.2(5)
        "Exchange Act"                                           4.3.13
        "Expiration Date"                                         6.1.2
        "Fairness Opinion"                                     4.3.22 (4)
        "Financial Code"                                        Recitals
        "FDIC"                                                    2.25
        "FRB"                                                      1.8
        "GAAP"                                                    2.6.1
        "Governmental Authority"                                  2.2.3
        "Hazardous Substances"                                   2.26.4
        "immediate family"                                       2.18.9
        "Indemnified Party"                                       7.1.2
        "Indemnifying Party"                                      7.1.2
        "Material Adverse Effect"                                 2.2.2
        "Merger"                                                Recital D
        "OREO"                                                    2.11
        "Payment Agent"                                           1.5.1
        "Per Share Cash Merger Price"                             1.3.2
        "person"                                                 2.18.8
        "Prohibited Condition"                                     1.8
        "Proprietary Information"                                 4.1.2
        "Proxy Statement"                                       4.3.22(2)
        "RAP"                                                     2.6.1
        "RCRA"                                                   2.26.1
        "Registration Statement"                                4.3.22(2)
        "Regulatory Approval(s)"                                   1.8
        "Required Compliance"                                    2.28.2
        "Returns"                                               2.13.1(3)
        "Reviewed Documents"                                      5.2.9
        "SEC"                                                    4.13.3
        "Secretary of State"                                       1.3
        "Securities Act"                                        4.3.22(1)
        "Special Asset List"                                     4.3.15
        "Surviving Entity"                                      Recital D
        "Taxes"                                                 2.13.1(1)
        "to the knowledge"                                        7.18
        "Transaction Expenses"                                   5.2.13
        "Understanding"                                           2.18

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                            ARTICLE 1.  TRANSACTIONS

          1.1. STOCK PURCHASE. In consideration of the Merger, immediately upon the Effective Time of the Merger (all as defined in Section 1.3 hereof), for an aggregate purchase price of $12,800,000, CVB shall sell and the California Fund shall purchase 543,959 shares of CVB common stock ("CVB Common Stock") at a price of $23.53 per share and grant to the California Fund warrants to acquire up to 86,000 shares of CVB Common Stock (the "California Fund Warrants"), in the form attached hereto as Appendix H, and the outstanding shares of CMC shall be deemed to be converted into the 543,959 shares of CVB Common Stock

          1.2. CV BANK DIVIDEND TO CVB. Immediately prior to the Effective Time, CV Bank shall pay a cash dividend to CVB in the amount of $2,950,000.

          1.3. THE MERGER. CMC shall be merged with and into CVB, with CVB being the Surviving Entity, by a statutory merger (the "Merger") in accordance with the Corporation Law and the Financial Code, on the terms and subject to the conditions set forth herein and pursuant to an Agreement of Merger in the form attached hereto as Appendix A (the "Agreement of Merger").
 The Merger shall be effective at the time (the "Effective Time") at which the Agreement of Merger (together with any other documents required by law to effectuate the Merger) shall have been filed with the Secretary of State of the State of California (the "Secretary of State"), at which time CMC shall cease to exist and CVB shall be the Surviving Entity.

                 1.3.1. TERMS OF THE MERGER. At the Effective Time, each of the shares of CVB Common Stock issued and outstanding immediately prior to the Effective Time (except for shares of CVB Common Stock which come within the definition of "dissenting shares" as defined in Section 1300 of the Corporation Law ("Dissenting Shares"))shall, by virtue of the Merger and upon surrender of the certificate representing such shares, without any action on the part of the holder thereof, be converted into (i) the right to receive cash in the amount of the product of the Per Share Cash Merger Price as provided in Section 1.3.2 of the Agreement, and (ii) 0.5271 shares of CVB Common Stock. The total number of shares of CVB Common Stock outstanding immediately prior to and immediately after the Effective Time shall not exceed 991,667.

                 1.3.2. THE PER SHARE CASH MERGER PRICE. The cash price for each share of CVB Common Stock as merger consideration (the "Per Share Cash Merger Price") shall be $28.52 multiplied by 0.4729, or $13.4871 and the aggregate cash price for all of the shares of CVB Common Stock to be outstanding as of the Closing Date shall be $13,374,720 (the "Aggregate Merger Price").

          1.4.  CVB STOCK OPTIONS.

                 1.4.1. Schedule 1.4 sets forth all outstanding options to purchase shares of CVB Common Stock ("CVB Stock Option(s)") under the CVB Stock Option Plan and the CVB Stock Purchase Plan (the 'CVB Stock Option Plans").

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

                 1.4.2. After the Effective Time, any unexercised or uncancelled CVB Stock Options shall remain outstanding in accordance with their terms, except as may be modified by a Option Termination Agreement or a Stock Purchase Rights Amendment Agreement, in forms attached hereto as Appendix E and Appendix F hereto.

          1.5.  PAYMENT FOR CVB COMMON STOCK; SURRENDER OF CERTIFICATES.

     Payment for CVB Common Stock and in respect of the CVB Stock Options shall be made as follows:

                 1.5.1. Prior to the Closing Date, CVB shall appoint any bank or trust company reasonably acceptable to the California Fund as payment agent (the "Payment Agent") which Payment Agent shall subsequently be appointed by CVB to act as Transfer Agent for the CVB Common Stock. As soon as practicable following the appointment of the Payment Agent, CVB shall provide the Payment Agent with such shareholder information as may be necessary for the Payment Agent to carry out its appointed tasks.

                 1.5.2. On the Business Day next preceding the Closing Date,
(a) the California Fund shall deliver to the Payment Agent immediately available funds in an aggregate amount equal to $12,800,000 as provided in
Section 1.1 and (b) CVB shall deliver to the Payment Agent (i) immediately available funds in an aggregate amount equal to $2,950,000 as provided in
Section 1.2 which amounts shall be used by the Payment Agent, as exchange agent, to make the cash payments provided for by Sections 1.3.1 and 1.4 hereof, and to make payment upon receipt of instructions from CVB to the extent of the Per Share Cash Merger Price, for each share of CVB Common Stock as to which the rights of a dissenting shareholder, as defined in Section 1300 of the Corporation Law are perfected ("Dissenting Shareholder"). CVB shall also issue and deliver to the Payment Agent new certificates representing shares of CVB Common Stock as shall be required to deliver to CVB Shareholders pursuant to Section 1.3.1 hereof.

                 1.5.3. As soon as reasonably practicable following the Closing Date, the Payment Agent shall make available for each record holder of CVB Common Stock immediately prior to the Effective Time a form letter of transmittal and instructions for use in effecting the surrender of certificates of CVB Common Stock for payment therefor. At or after the Effective Time, upon surrender to the Payment Agent of such certificates together with the letter of transmittal, duly executed, the Payment Agent shall promptly pay to the persons entitled thereto, cash in the amount to which such persons are entitled in accordance with Sections 1.3.1 hereof and issue new share certificates for each such person's remaining shares of CVB Common Stock in accordance with Section 1.3.1 hereof. As of the Closing Date, CVB shall pay the expenses of the Payment Agent. As used herein and throughout this Agreement, "Business Day" means any day other than a Saturday, Sunday or day on which banking institutions in San Francisco, California are obligated by law or executive order to be closed.

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

                 1.5.4. No interest will be paid or accrued on the cash payable upon the surrender of the certificates representing CVB Common Stock. If payment is to be made, or new certificates issued, to a person other than the one in whose name a certificate so surrendered is registered, it shall be a condition of payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate so surrendered or establish to the satisfaction of the California Fund that such tax has been paid or is not applicable. At and after the Effective Time, no transfer of CVB Common Stock outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Entity. Until surrendered in accordance with the provisions of this Section 1.5, the certificates which immediately prior to the Effective Time represented issued and outstanding shares of CVB Common Stock shall be deemed by the California Fund and the Surviving Entity to represent for all purposes the right to receive the Per Share Cash Merger Price plus a certificate for the remaining 0.5271 shares of CVB Common Stock, as provided in Section 1.3.1 hereof, without interest thereon.

                 1.5.5. CVB shall notify the Payment Agent of the names of, and the number of shares held by, Dissenting Shareholders. In the event that appraisal proceedings result in a final award per share in excess of the Per Share Cash Merger Price as provided in Section 1.3.2 hereof, the CVB shall deposit with the Payment Agent the amount per share in excess of the Per Share Cash Merger Price, as provided in Section 1.3.2 hereof, multiplied by
the number of shares so affected. Upon instructions from   CVB, the Payment
Agent shall pay to the holder of such shares the amount awarded in such appraisal proceedings.

                 1.5.6. After one year after the Closing Date, any remaining funds held by the Payment Agent pursuant to this Section 1.5 shall be released from trust and shall be paid by the Payment Agent to CVB, except to the extent that such remaining funds represent the Per Share Cash Merger Price , as provided in Section 1.3.2 hereof, for shares of CVB Common Stock for which appraisal proceedings are still in progress, in which case funds remaining from any such amounts shall be paid by the Payment Agent to CVB one year after the final award has been rendered with respect to such appraisal proceedings.

          1.6. CERTAIN EFFECTS OF THE MERGER. The Articles of Incorporation and Bylaws of CVB as in effect immediately prior to the Effective Time shall continue to be the Articles of Incorporation and Bylaws of the Surviving Entity following the Merger. The members of the Board of Directors of the Surviving Entity immediately after the Effective Time shall be the persons listed as such in the Agreement of Merger. At the Effective Time, the separate existence of CMC shall cease, and CMC shall be merged into CVB which, as the Surviving Entity, shall thereupon and thereafter possess all the rights, privileges, powers and franchises, of a public or of a private nature, of each of CVB and CMC, shall be subject to all restrictions, disabilities and duties of each of CVB and CMC, and shall continue its corporate existence as a California corporation.

          1.7. CLOSING DATE AND TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Consummation of the transactions contemplated by this Agreement (the
"Closing") shall, unless another date or place is agreed to in writing by the parties hereto, take place at the offices of the CVB, 12100 Firestone Boulevard, Norwalk, California, on the fifteenth Business Day after the last to occur of (i) the receipt of all Regulatory Approvals and the expiration of all applicable waiting periods; and (ii) satisfaction of the conditions precedent set forth in Sections 5.2 and 5.3 or written waiver of such conditions by the California Fund or CVB, as applicable (the "Closing Date").

          1.8.  REGULATORY APPROVALS.   The Closing shall be subject to
receipt and continued effectiveness, without the imposition of (A) any condition or commitment which would, in the reasonable opinion of Belvedere as general partner of the California Fund, be unduly burdensome on the business and operations of the California Fund or the Surviving Entity as conducted and as anticipated by the California Fund to be conducted subsequent to the Closing Date or (B) any condition or requirement which, in the reasonable opinion of Belvedere as general partner of the California Fund so materially and adversely affects the anticipated economic and business benefits to the California Fund of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable (in which case Belvedere shall promptly notify CVB) (each a "Prohibited Condition"), of (i) the approval required to be received by Belvedere and the California Fund from the Board of Governors of the Federal Reserve System (the "FRB") under Section 3 of the Bank Holding Company Act of 1956, as amended (the "BHCA"), to acquire control of CVB; (ii) the approval required to be received by Belvedere or the California Fund from the California Commissioner of Financial Institutions (the "Commissioner") under Section 700 et seq. of the Financial Code to acquire control of CVB and CV Bank; and
(iii) any other approval, order or notice of non-objection required to be obtained by Belvedere, the California Fund, CMC, CVB, or CV Bank from any Governmental Authority, (referred to individually as a "Regulatory Approval" and collectively as the "Regulatory Approvals") in connection with any of the transactions contemplated by this Agreement. For purposes of this Agreement, no condition, requirement or disapproval imposed by the FRB, the Commissioner or any other United States federal or state bank regulatory agency shall be deemed a Prohibited Condition if such condition does not materially differ from conditions regularly imposed by the FRB, the Commissioner or such other United States federal or state bank regulatory agency in orders approving transactions of the type contemplated by this Agreement and compliance with such condition, requirement or disapproval would not (X) require the taking of any action inconsistent with the manner in which the California Fund or CVB have conducted their respective businesses previously or as contemplated by this Agreement; (Y) have a material adverse effect on the financial condition, results of operations or prospects of the California Fund or CVB; or (Z) preclude satisfaction of any of the conditions to consummation of the transactions contemplated by this Agreement.

          1.9. FURTHER ACTION. In case at any time (whether before or after the Closing) any further action is necessary or appropriate to carry out the purposes of and transactions contemplated by this Agreement, the appropriate party or parties shall take such action as promptly as practicable. If at any time the Surviving Entity, CV Bank, or the California Fund shall consider or be advised that any further assignments or assurances are necessary or appropriate according to the terms hereof to vest in the Surviving Entity the title of any property or rights of CVB or CV Bank, the acting officers and directors of CVB or CV Bank shall execute and make all such assignments, assurances, agreements and other documents and do all things necessary or advisable to vest title in such property or rights in the Surviving Entity, and otherwise to carry out the purposes of this Agreement.

          1.10.  DIRECTOR'S AGREEMENTS AND PROXIES.   Concurrently with the
execution of this Agreement, as a condition precedent to the California Fund entering into this Agreement, the CVB Directors shall each enter into a separate Director's Agreement and Proxy substantially in the form attached hereto as Appendix B, pursuant to which each of the CVB Directors shall agree to, among other things, vote or cause to be voted all shares of CVB Common Stock with respect to which each such CVB Director has voting power on the date hereof or hereafter to approve the Merger and the transactions contemplated hereby and all requisite matters related thereto, and shall appoint James N. Koury, his nominee or successor as their proxy for such vote.

          1.11.  AGREEMENTS TO AMEND STOCK OPTION PLANS.

                 1.11.1. Concurrently with the execution of this Agreement, as a condition precedent to the California Fund entering into this Agreement, each holder of CVB Stock Options under the CVB Stock Option Plan shall have entered into an Option Termination Agreement in the form attached to this Agreement as Appendix E.

                 1.11.2. Concurrently with the execution of this Agreement, as a condition precedent to the California Fund entering into this Agreement, each holder of CVB Stock Options under the CVB Stock Purchase Plan shall have entered into an Stock Purchase Rights Amendment Agreement in the form attached to this Agreement as Appendix F

          1.12. BOARD COMPOSITION AFTER THE MERGER. As soon as practicable following the Effective Time and adoption of such amendments to the Bylaws of CVB and CV Bank as are required to effect the change, the Boards of Directors of CVB and CV Bank shall take those actions necessary to cause two nominees to be selected by the California Fund (the "California Fund Nominees") to be appointed to the Boards of Directors of CVB and CV Bank (the "Boards"). Once appointed to the Boards, the nominating committee of CVB shall nominate and recommend for approval such California Fund Nominees for one year terms at the annual meetings of CVB for the years 2000, 2001 and 2002

                 1.12.1. In the event the California Fund Nominees determine to withdraw from the Boards of Directors of CVB and CV Bank, or in the event that the California Fund Nominees are removed from the Boards of Directors of CVB and CV Bank, in lieu of Board membership CVB and CV Bank shall enter into, at no cost to CVB or CV Bank, a Financial Advisory Contract with the California Fund, in the Form attached as Appendix G to this Agreement, which, among other provisions provides the California Fund full access to the records and management of CVB and CV Bank to the full extent provided to directors of CVB and CV Bank under the California Corporations Code. This Section 1.12 shall survive after the Effective Time.

                        ARTICLE 2.  REPRESENTATIONS AND
                         WARRANTIES OF CVB AND CV BANK

     CVB represents and warrants, with respect to CVB, and CV Bank represents and warrants, with respect to CV Bank, to the California Fund as follows:

          2.1. ORGANIZATION, CORPORATE POWER, ETC. Each of CVB and CV Bank is a California corporation duly organized, validly existing and in good standing under the laws of the State of California and each has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. CVB and CV Bank each has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Regulatory Approvals and approval by the holders of a majority of the issued and outstanding shares of CVB Common Stock, to perform its obligations hereunder with respect to the consummation of the transactions contemplated hereby. Neither the scope of the business of CVB or CV Bank , nor the location of any of its properties requires that either CVB or CV Bank be licensed or qualified to do business in any jurisdiction other than the State of California. Schedule 2.1 contains true and correct copies of each of CVB's and CV Bank 's Articles of Incorporation and Bylaws, as amended and in effect as of the date hereof.

          2.2.  AUTHORIZATIONS AND APPROVALS; BINDING OBLIGATION.

                 2.2.1. The execution and delivery by CVB and CV Bank of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of CVB and CV Bank, subject only to the approval of this Agreement, the Agreement of Merger and the Merger by the holders of a majority of the issued and outstanding shares of CVB Common Stock. This Agreement has been duly executed and delivered by CVB and CV Bank, subject to receipt of the Regulatory Approvals, constitutes the legal, valid and binding obligation of CVB and CV Bank, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the rights of creditors generally and the availability of equitable remedies). The Agreement of Merger will, upon receipt of all necessary Regulatory Approvals and upon due certification, execution, acknowledgment and filing thereof in accordance with Applicable Law, be the valid and binding obligation of CVB, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). The term "Applicable Law" as used herein and throughout this Agreement shall mean any domestic or foreign, federal, state or local, statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable, in the case of CVB or CV Bank, to each of CVB or CV Bank or to their respective properties, assets, officers, directors, employees or agents (in connection with such officers', directors', employees' or agents' activities on behalf of it), and, in the case of the California Fund, to the California Fund or its properties, assets, officers, directors, employees or agents (in connection with such officers', directors', employees' or agents' activities on behalf of it). Except for the approval of the holders of a majority of the issued and outstanding shares of CVB Common Stock and the Regulatory Approvals, no other approvals or consents from any person are necessary for CVB to enter into and perform this Agreement or the Agreement of Merger and to merge with CMC.

                 2.2.2. Except as set forth in Schedule 2.2.2, neither the execution and delivery by CVB or by CV Bank of this Agreement or the Agreement of Merger nor the consummation of the transactions contemplated herein or therein, or compliance by CVB with the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of their respective Articles of Incorporation or Bylaws; (ii) constitute a breach of, or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which CVB or CV Bank is a party, or by which CVB or CV Bank or any of their respective properties or assets are bound, except where such breach or default would not have a material adverse effect on the business, assets, financial condition, results of operations or prospects of CVB and CV Bank taken as a whole, or on the ability of CVB or CV Bank to perform their respective obligations under this Agreement or to consummate the transactions contemplated by this Agreement (a "Material Adverse Effect"); or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CVB or CV Bank.

                 2.2.3. No consent or approval of, notice to or filing with any Governmental Authority having jurisdiction over any aspect of the business or assets of CVB or CV Bank, and except as set forth in Schedule 2.2.3, no consent or approval of or notice to any other person or entity, is required in connection with the execution and delivery by CVB and CV Bank of this Agreement or by CVB of the Agreement of Merger or the consummation by CVB and CV Bank of the transactions contemplated hereunder or thereunder, except approval of the Merger by the holders of a majority of the issued and outstanding shares of CVB Common Stock; approval of the FRB pursuant to
Section 3 of the Bank Holding Company act of 1956, as amended; approval of the Commissioner (including, without limitation, approval under Sections 700-711 of the Financial Code); and the filing of the Agreement of Merger with the Secretary of State pursuant to the Corporation Law. The term "Governmental Authority" as used herein and throughout this Agreement shall mean any foreign, domestic, federal, territorial, state or local governmental authority, court, or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing having jurisdiction over the business or any of the assets or properties of any of the parties hereto.

          2.3. CAPITALIZATION. The authorized capitalization of CVB consists of 20,000,000 shares of CVB Common Stock, of which 991,667 shares are issued and outstanding. CVB has no class of authorized capital stock other than the CVB Common Stock. All of the outstanding shares of CVB Common Stock are validly issued, fully paid and nonassessable. The CVB Directors collectively have voting power over a majority of the issued and outstanding shares of CVB Common Stock. Except for stock options covering 172,000 shares of CVB Common Stock granted pursuant to the CVB Stock Plans, there are no outstanding options, warrants, commitments, agreements or other rights in or with respect to the unissued shares of CVB Common Stock, or any other securities convertible into CVB Common Stock. Schedule 1.4 sets forth the name of each holder of an option granted under the CVB Stock Option Plan, the number of shares of CVB Common Stock covered by each such holder's option, the exercise price per share and the expiration date of each such holder's option.

          2.4. SUBSIDIARIES. CVB owns all of the outstanding shares of CV Bank, and no other subsidiaries, and there are no outstanding options, warrants, commitments, agreements or other rights in or with respect to the unissued shares of CV Bank Common Stock, or any other securities convertible into CV Bank Common Stock.

          2.5.  BANKING ACTIVITIES; AGREEMENTS WITH BANKING AUTHORITIES.   CV
Bank is authorized by the Commissioner to conduct a general banking business and is not authorized to conduct a trust business. CV Bank is not a member of the Federal Reserve System. CV Bank's deposits are insured by the FDIC in the manner and to the full extent provided by law. CV Bank maintains and operates branch offices only in the State of California. CVB is a registered bank holding company. Neither CVB nor CV Bank is a party to any written agreement or memorandum of understanding with, or subject to any order or directive from, any Governmental Authority, nor to CVB's or CV Bank's knowledge is any such any written agreement or memorandum of understanding with, or subject to any order or directive, contemplated by any Governmental Authority.

          2.6.  FINANCIAL STATEMENTS.

                 2.6.1. CVB has furnished to Belvedere its unaudited consolidated balance sheet as of December 31, 1998 and the related statements of operations, cash flows and changes in shareholders' equity for the year then ended ("CVB's 1998 Unaudited Financial Statements"). CVB has also furnished to Belvedere its audited consolidated balance sheets as of December 31, 1997, 1996 and 1995, and the related statements of operations, cash flows and changes in shareholders' equity for the years then ended and the related notes thereto, and the accompanying audit reports of Grant Thorton LLP and when available will furnish its audited consolidated balance sheet as of December 31, 1998, and the related statements of operations, cash flows and changes in shareholders' equity for the years then ended and the related notes thereto, and the accompanying audit reports of Grant Thorton LLP (collectively, "CVB's Audited Financial Statements"). When delivered, CVB's 1998 Audited Financial Statements will not be materially different from CVB's 1998 Unaudited Financial Statements. CVB's Audited Financial Statements and CVB's 1998 Unaudited Financial Statements were prepared, and all interim financial statements to be delivered to the Belvedere pursuant to this Agreement will be prepared, in accordance with GAAP and RAP, except as disclosed in the notes thereto and presented and will present fairly the financial position of CVB as of the dates thereof and the results of operations, cash flows and changes in shareholders' equity for the periods then ended. None of CVB's Audited Financial Statements and none of the interim financial statements to be delivered to Belvedere pursuant to this Agreement contain or will, when delivered, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

                 2.6.2. CV Bank has furnished to Belvedere its unaudited consolidated balance sheet as of December 31, 1998 and the related statements of operations, cash flows and changes in shareholders' equity for the year then ended ("CV Bank's 1998 Unaudited Financial Statements"). CV Bank has also furnished to Belvedere its audited consolidated balance sheets as of December 31, 1997, 1996 and 1995, and when available will furnish its audited consolidated balance sheet as of December 31, 1998, and the related statements of operations, cash flows and changes in shareholders' equity for the years then ended and the related notes thereto, and the accompanying audit reports of Grant Thorton LLP (collectively, "CV Bank's Audited Financial Statements"). When delivered, CV Bank's 1998 Audited Financial Statements will not be materially different from CV Bank's 1998 Unaudited Financial Statements. CV Bank's Audited Financial Statements and CV Bank's 1998 Unaudited Financial Statements were prepared, and all interim financial statements to be delivered to Belvedere pursuant to this Agreement will be prepared, in accordance with GAAP and RAP, except as disclosed in the notes thereto and presented and will present fairly the financial position of CV Bank as of the dates thereof and the results of operations, cash flows and changes in shareholders' equity for the periods then ended. None of CV Bank's Audited Financial Statements and none of the interim financial statements to be delivered to Belvedere pursuant to this Agreement contain or will, when delivered, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

          2.7. INSURANCE. Except as set forth in Schedule 2.7(a), CVB and CV Bank have and at all times since January 1, 1993 have had in full force and effect policies of insurance and bonds (including without limitation bankers' blanket bond, fidelity coverage, director and officer liability, fire, third party liability, use and occupancy) with respect to their respective assets and business and against casualties and contingencies which in the judgment of CVB and CV Bank are adequate and appropriate to cover their respective assets and business. Set forth in Schedule 2.7(b) is a schedule of all current policies of insurance and bonds (other than title or credit insurance) carried and owned by CVB and CV Bank, showing the name of the insurance or bonding company, a summary of the coverage, the amounts, the deductible features, the annual premiums and the expiration dates. If any such policy or bond is changed, terminated or modified following the date of this Agreement, such termination, change or modification shall be promptly disclosed to Belvedere in writing. CVB and CV Bank are not in default under any such policy of insurance or bond such that it could be canceled, and all material claims thereunder have been filed in timely fashion. CVB and CV Bank have filed claims with or given notice of claim to their insurers or bonding companies with respect to all material matters and occurrences for which either believes it has coverage.

          2.8.  PROXY STATEMENT; REGULATORY APPLICATIONS.   The Proxy
Statement, and if required, the Registration Statement (both as defined in Section 4.3.22(2)) and any other documents to be filed with any Governmental Authority in connection with the transactions contemplated by this Agreement (including, but not limited to, all applications for Regulatory Approvals to be filed by CVB) with respect to all information set forth therein relating to CVB, CV Bank, the Merger and in respect to this Agreement and the Agreement of Merger, at the respective times such documents are filed or become effective, and with respect to the Proxy Statement, at the time of mailing to CVB shareholders and at the time of the CVB shareholders' meeting, will, assuming receipt of all information regarding Belvedere, the California Fund and CMC reasonably requested by CVB (i) comply in all material respects with the provisions of Applicable Law; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

          2.9.  BOOKS AND RECORDS.

                 2.9.1. The minute books of CVB and CV Bank provided to the California Fund contain (i) true, accurate and complete records of all meetings and actions taken by the Boards of Directors, Board committees and shareholders of CVB and CV Bank and (ii) true and complete copies of their respective Articles of Incorporation and Bylaws and all amendments thereto. The books and records of CVB and CV Bank accurately reflect in all material aspects their respective businesses and affairs.

                 2.9.2. Each of CVB and CV Bank has records which accurately and validly reflect, in all material respects, its transactions and each has accounting controls sufficient to insure that such transactions are (i) in all material respects, executed in accordance with management's general or specific authorization, and (ii) recorded in conformity with GAAP and RAP. Such records, to the extent they contain important information pertaining to CVB which is not easily and readily available elsewhere have been duplicated, and such duplicates are stored safely and securely pursuant to procedures and techniques reasonably adequate for companies of the size of CVB and CV Bank and in the business in which CVB and CV Bank is engaged; and the data processing equipment, data transmission equipment, related peripheral equipment and software used by CVB and CV Bank in the operation of their respective businesses (including any disaster recovery facility) to generate and retrieve such records are reasonably adequate for companies of the size of CVB and CV Bank and in the business in which CVB and CV Bank is engaged.

                 2.9.3. CV Bank and CV Bank each has accounting controls sufficient to insure that such transactions are (i) in all material respects, executed in accordance with management's general or specific authorization, and (ii) recorded in conformity with GAAP and RAP. Such records, to the extent they contain important information pertaining to CV Bank which is not easily and readily available elsewhere have been duplicated, and such duplicates are stored safely and securely pursuant to procedures and techniques reasonably adequate for companies of the size of CV Bank and in the business in which CV Bank is engaged; and the data processing equipment, data transmission equipment, related peripheral equipment and software used by CV Bank in the operation of its business (including any disaster recovery facility) to generate and retrieve such records are reasonably adequate for companies of the size of CV Bank and in the business in which CV Bank is engaged.

          2.10. TITLE TO ASSETS. CVB and CV Bank respectively have good and marketable title to all material properties and assets, other than real property, owned or purported to be owned by CVB or CV Bank, free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature, except for (i) liens for current taxes not yet due and payable; (ii) liens incurred in the ordinary course of business and which do not materially impair the respective businesses of CVB or CV Bank, or materially detract from the usefulness of the properties subject thereto; or (iii) such liens as are disclosed in CVB's or CV Bank's Financial Statements as of December 31, 1998, or in Schedule 2.10.

          2.11. REAL ESTATE. Schedule 2.11(a) contains a list of all real property, including leaseholds, owned by CVB or CV Bank other than other real estate owned ("OREO"). True, correct and complete copies of all such leases are included in Schedule 2.11(a). Schedule 2.11(b) contains, among other things, an accurate summary of all material commitments which CVB or CV Bank has to improve real estate owned by it. Schedule 2.11(c) contains a list of CV Bank's OREO. Schedule 2.11 contains copies of all Phase I and II reports prepared for CVB or CV Bank with respect to the properties listed in Schedules 2.11(a) and 2.11(c). CVB and CV Bank respectively have good and marketable title to all the real property and valid leasehold interests in the leaseholds described in Schedules 2.11(a) and 2.11(c), free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for
(i) rights of lessors, co-lessees or subleases in such matters which are reflected in the leases; (ii) current taxes not yet due and payable; (iii) such as are described in any title policies delivered pursuant to this
Section 2.11; and (iv) such imperfections of title and encumbrances, if any, which do not in the aggregate materially and adversely detract from the value of or materially and adversely interfere with the present use of such property or the operations of CVB or CV Bank respectively. True, correct and complete copies of title policies for properties described in Schedules 2.11(a) and 2.11(c) as owned by CVB or CV Bank are attached thereto. To the best knowledge of CVB and CV Bank, the activities of CVB and CV Bank with respect to all real property and leaseholds owned by them for use in connection with their respective operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any governmental department or agency relative to environmental matters affecting such properties, except as otherwise disclosed in Schedule 2.11(d). CVB and CV Bank enjoy peaceful and undisturbed possession under all material leases to which each is a party, and all of such leases are valid and in full force and effect, and (i) there is no default by CVB or CV Bank or any lessor thereunder, nor has any event occurred which with notice, the passage of time or both would constitute such a default, and (ii) all improvements and alterations to any premises so leased have been completed to the satisfaction of CVB, CV Bank and each lessor.

          2.12.  LEGAL PROCEEDINGS AND AGREEMENTS WITH BANKING AUTHORITIES.

                 2.12.1. Except as set forth in Schedule 2.12(a), there is no private or governmental suit, claim, action, arbitration or proceeding pending, nor any private or governmental suit, claim, action, arbitration or proceeding or to CVB's or CV Bank's knowledge threatened, nor does CVB know of any facts or circumstances which would form a basis for any such suit, claim, action, arbitration or proceeding against CVB or CV Bank or against any of CVB's or CV Bank's respective directors, officers, contingent workers or employees relating to the performance of their duties in such capacities, or against or affecting any properties of CVB or CV Bank which individually, or in the aggregate, could have a Material Adverse Effect. As used herein and throughout this Agreement, "Contingent Worker" means any individual who performs services for CVB or CV Bank and (i) whose services are performed under an agreement, contract, or other arrangement pursuant to which the individual is characterized or classified by CVB or CV Bank as an independent contractor (or as an employee of an independent contractor); (ii) the payments for whose services have not been treated by CVB or CV Bank as subject to wage withholding under the Code and Applicable Law; (iii) whom CVB and CV Bank have not classified as its common law employee; (iv) whom CVB or CV Bank initially classified as a leased employee (as defined in Section 414(n) of the Code); or (v) whom CVB or CV Bank has leased from an entity that is the individual's employer of record. An individual shall, for example, be deemed to be a contingent worker if he or she was engaged from a temporary help service, an employee leasing agency, a technical services firm, or an outsourcing, managed services, or master vendor firm. Except as set forth in Schedule 2.12(b), there are no judgments, decrees, stipulations or orders against CVB or CV Bank enjoining CVB or CV Bank or any of their respective directors, officers, contingent workers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area. Schedule 2.12(c) contains (i) a true, correct and complete list, including identification of the applicable insurance policy covering such litigation, if any, the applicable deductible and the amount of any reserve therefor, of all pending litigation in which CVB, or CV Bank or any of CVB's or CV Bank's directors, officers, contingent workers or employees relating to the performance of their duties in such capacities, is a named party, and except as set forth in Schedule 2.12(d), all of the litigation listed on such schedule is adequately covered by insurance in force, except for applicable deductibles, or has been adequately reserved for in accordance with CVB's or CV Bank's prior business practice; and (ii) summary reports of counsel representing CVB and CV Bank on all pending litigation to which CVB, or CV Bank or any of CVB's or CV Bank's respective directors, officers, contingent workers or employees relating to the performance of their duties in such capacities, is a party and which names CVB or CV Bank or any of such directors, officers, contingent workers or employees as a defendant or cross-defendant.

                 2.12.2. Neither CVB, nor CV Bank, is a party to, or otherwise subject to, any agreement or memorandum of understanding with or order of any federal, state or foreign governmental or regulatory authority charged with the supervision or regulation of bank holding companies or California state-chartered banks or engaged in the insurance of bank deposits, that restricts the conduct of their respective businesses, or in any manner relates to capital adequacy, credit or investment policies or management.

          2.13.  TAXES.

                 2.13.1. DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

                 (1) The term "Code" shall mean the Internal Revenue Code of 1986, as amended to date.

                 (2) The term "Taxes" shall mean all taxes for all periods for which the statute of limitation is open for federal and state tax purposes, however denominated, including, without limitation, any interest, penalties or other additions that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, without limitation, federal income taxes and state income taxes), alternative or add-on minimum taxes, payroll and employee withholding taxes, back-up withholding and other withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation and Pension Benefit Guaranty Corporation premiums, self-dealing or prohibited transaction taxes and other obligations of the same or of a similar nature to any of the foregoing, which CVB or CV Bank are required to pay, withhold or collect.

                 (3) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, claims for refunds, information statements and returns required to be prepared or filed in connection with, any Taxes, including any schedule or attachment thereto and any amendment thereof.

                 2.13.2. RETURNS FILED AND TAXES PAID. All Returns required to be filed by CVB or CV Bank prior to the Closing Date have been, or will be, duly filed on a timely basis. Such Returns are, or will be, true, correct and complete. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been, or will be, paid in full on a timely basis and no other Taxes are owing or payable by CVB or CV Bank with respect to items or periods covered by such Returns or with respect to any period prior to the date of this representation and warranty. No security interests, liens, encumbrances, attachments or similar interests exist on or with respect to any of the assets of CVB or CV Bank that arose in connection with any failure or alleged failure to pay any Taxes. Except as set forth in Schedule 2.13.2, CVB and CV Bank have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any officer, director, employee, contingent worker or agent (including, without limitation, any independent contractor, foreign person or other third person) in compliance with all tax withholding provisions of applicable federal, state, local and foreign law (including, without limitation, income, social security, employment tax withholding, and withholding under Sections 1441 through 1445 of the Code). CVB and CV Bank have timely complied with all requirements under all Applicable Laws relating to information, reporting and withholding and other similar matters for customer and other accounts (including back-up withholding and furnishing of Forms 1099 and all similar reports).

                 2.13.3. TAX RESERVES. The amount of CVB's and CV Bank's respective liability for unpaid Taxes for all periods ending on or before the last day of the month before the Closing Date (including accruals for any exposure item) shall not, in the aggregate, exceed in a material way the amount of the liability accruals for Taxes, as such accruals are reflected on CVB's consolidated balance sheets. All such accruals are, or will be, recorded in accordance with GAAP. Returns Furnished. Schedule 2.13.3 contains true, correct and complete copies of CVB's consolidated federal and state income tax Returns for all periods that are open for federal and state tax purposes. CVB has made available to Belvedere true, correct and complete copies of all other Returns and other reports and statements relating to such federal and state income tax Returns, including, without limitation, income tax audit reports, statements of income or gross receipts tax, franchise tax, sales tax and transfer tax, deficiencies, and closing or other agreements relating to income or gross receipts tax, franchise tax, sales tax and transfer tax received by CVB, as well as draft federal and state income tax Returns for all periods ending on or before the Closing Date. CVB will promptly furnish to Belvedere true, complete and correct copies of any other Returns filed by it after the date of this Agreement and prior to the Closing Date.

                 2.13.4. TAX DEFICIENCIES; AUDITS; STATUTES OF LIMITATIONS. Except as set forth in Schedule 2.13.4(a), (i) no deficiencies have been asserted with respect to Taxes of CVB or CV Bank that remain unpaid; (ii) neither CVB nor CV Bank is a party to any action or proceeding for assessment or collection of Taxes, nor has such action or proceeding been asserted or threatened against CVB, CV Bank or any of their respective assets; and (iii) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of CVB or CV Bank. Except as set forth in
Schedule 2.13.5(b), the Returns of CVB for all tax years for which the statute of limitations has not expired have never been audited by a Governmental Authority (which term includes any taxing authority), nor is any such audit in process, pending or threatened. Neither CVB nor any of its respective officers or directors (or employees responsible for Tax matters) expects any Governmental Authority to assess any additional Taxes for any period for which Returns have been filed.

     2.13.5.  TAX ELECTIONS AND SPECIAL TAX STATUS.

                 (1) Except as set forth in Schedule 2.13.5, (i) CVB and CV Bank are not a party to any safe harbor lease within the meaning of
Section 168(f)(8) of the Internal Revenue Code of 1954, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982; (ii) CVB and CV Bank have not entered into any compensatory agreements with respect to the performance of services for which payment thereunder would result in a nondeductible expense to CVB or CV Bank pursuant to Sections 162(m) or 280G of the Code or an excise tax to the recipient of such payment pursuant to
Section 4999 of the Code; (iii) CVB and CV Bank are not and have not been United States real property holding corporations within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code; (iv) neither CVB nor CV Bank has ever been (and does not have any liability because it once was) a member of an affiliated group within the meaning of Section 1504(a) of the Code during any part of any Return year; (v) CVB and CV Bank have never been a member of any unitary group for state income or franchise tax purposes and CVB does not file combined, unitary, or consolidated Returns for state income or franchise tax purposes in any state, local or territorial jurisdiction; (vi) neither CVB nor CV Bank is required to file any Returns or is liable for any Taxes in any state, local, territorial or foreign taxing jurisdiction other than California, and political subdivisions thereof; and (vii) CVB and CV Bank are not (nor have ever been) a party to any tax sharing agreement. Schedule
2.13.5 includes copies of any documents to which any of the exceptions to the representations in this Section 2.13.5.1 apply.

                 (2) None of CVB's or CV Bank's assets directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code, or are assets which constitute "tax-exempt use property" within the meaning of Section 168(h) of the Code. There are no actual or deemed elections under Section 338 of the Code, protective carryover basis elections, offset prohibition elections, or similar elections applicable to CVB or CV Bank. CVB is not required to include in its income any material adjustment pursuant to Sections 481 or 263A of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method or otherwise, and the Internal Revenue Service (or any other Governmental Authority) has not proposed any such change in accounting method or other adjustment. CVB is not a "consenting corporation" under Section 341(f) of the Code. CVB has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty of federal income tax within the meaning of Section 6662 of the Code.
 CVB and CV Bank do not have any current or contingent contractual obligation to indemnify any other person with respect to Taxes, other than obligations to indemnify a lessor for property taxes, sales/use taxes or gross receipts taxes (but not income or franchise taxes) imposed on lease payments arising from terms that are customary for leases of similar property.

                 2.13.6. DISCLOSURE. Schedule 2.13.6 sets forth as of the date thereof as well as on an estimated basis as of the Closing Date: (i) a complete schedule of the tax and book differences of CVB and CV Bank in their respective assets; and (ii) a complete listing of the amount of any net operating loss, net capital loss, unused investment or other credits, unused foreign tax credits, or excess charitable contributions allocable to CVB or CV Bank. CVB has provided Belvedere with sufficient access to its tax records and personnel to enable Belvedere to determine the tax and book basis of CVB and CV Bank in their respective assets.

          2.14.  COMPLIANCE WITH LAWS AND REGULATIONS.

                 2.14.1. Except as set forth in Schedule 2.14, neither CVB nor CV Bank is in default under or in breach of any law, ordinance, rule, regulation, order, judgment or decree applicable to it promulgated by any Governmental Authority having authority over it, where such default or breach would have a Material Adverse Effect.

                 2.14.2. CVB and CV Bank have conducted their respective businesses in accordance with all applicable federal, foreign, state and local laws, regulations and orders, including without limitation, disclosure, usury, equal credit opportunity, equal employment, fair credit reporting, community reinvestment, antitrust, licensing and other laws, regulations and orders, and the forms, procedures and practices used by CVB and CV Bank are in compliance with such laws, regulations and orders, except for such violations or noncompliance as will not have a Material Adverse Effect.

          2.15. PERFORMANCE OF OBLIGATIONS. Except as set forth in Schedule 2.15(a), CVB and CV Bank have performed in all respects all of the obligations required to be performed by them to date and are not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement to which CVB or CV Bank is a party or is subject or is otherwise bound, and no event has occurred which, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a Material Adverse Effect. No party with whom CVB or CV Bank has an agreement which is material to the financial condition, results of operations or prospects of CVB or CV Bank is in default thereunder, except as set forth in Schedule 2.15(b).

          2.16. EMPLOYEES. Except as set forth in Schedule 2.16, there are no written understandings or, to the best knowledge of CVB and CV Bank, any other understandings, for the employment of any officer, contingent worker or employee of CVB or CV Bank which are not terminable by CVB or CV Bank , as the case may be, without liability and without notice for any reason or no reason. Except as set forth in Schedule 2.16(b), there are no controversies pending or threatened between CVB or CV Bank and any of their respective directors, officers, contingent workers or employees. Except as disclosed in CVB's and CV Bank 's Audited Financial Statements as of December 31, 1998 and in Schedule 2.16(c), all material sums due for director, officer, contingent worker and employee compensation and benefits have been duly and adequately paid or provided for, and all deferred compensation obligations for such persons are fully funded. Neither CVB nor CV Bank is a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong. Except as set forth in Schedule 2.16(d), no director, officer, contingent worker or employee of CVB or CV Bank is entitled to receive any payment of any amount under any existing employment agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Agreement.

          2.17. BROKERS AND FINDERS. Except as set forth in Schedule 2.17, neither CVB nor CV Bank is a party to any agreement with any investment banker, broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for or contemplated herein will result in any liability other than the fee to any such investment banker, broker or finder which fee, if any, is set forth in Schedule 2.17.

          2.18. MATERIAL CONTRACTS. Except as set forth in Schedule 2.18 or excepted below, neither CVB nor CV Bank is a party to any material contract, agreement, understanding, commitment or offer, whether written or oral, which is a binding obligation or may become a binding obligation if accepted by another person (collectively referred to as an "Understanding") including the following:

                 2.18.1. Any loan, letter of credit, pledge, security agreement, lease (excluding leases of real property listed in Schedule 2.11(a)), guarantee, commitment or subordination agreement or other similar or related type of Understanding as to which CVB or CV Bank is a debtor, pledgor, lessee or obligor;

                 2.18.2. Any Understanding dealing with advertising, brokerage, licensing, dealership, representative or agency relationships providing for an aggregate annual payment in excess of $10,000;

                 2.18.3. Any Understanding dealing with profit-sharing, group insurance, bonus, deferred compensation, stock option, severance pay, pension, retirement or other compensation or benefit arrangement;

                 2.18.4.  Any written correspondent banking contracts;

                 2.18.5. Any Understanding (other than this Agreement) for the sale of its assets other than in the ordinary course of business, or for the grant of any preferential right to purchase any of its assets, properties or rights, or any Understanding which requires the consent of any third party to the transfer and assignment of any assets, properties or rights;

                 2.18.6. Any Understanding which provides for an annual payment in excess of $25,000 in the aggregate to purchase, sell or provide services, materials, supplies, merchandise, facilities or equipment and which is not terminable without penalty on not more than 30 days' notice;

                 2.18.7. Any Understanding for any one capital expenditure or series of capital expenditures which is in excess of $25,000 individually or $50,000 in the aggregate;

                 2.18.8. Any Understanding to make, renew or extend the term of a loan (not fully disbursed or funded as of December 31, 1998) to any person or to any affiliate of such person, which undisbursed or unfunded amounts, when aggregated with all outstanding indebtedness of such person or any affiliate of such person to CVB or CV Bank, would exceed $100,000. The term "person" as used herein and throughout this Agreement shall mean any individual, corporation, association, partnership, joint venture or other entity or any government or governmental department or agency. The term "affiliate of" a specific person as used herein and throughout this Agreement shall mean a person that directly or indirectly through one or more intermediaries controls or is controlled by or under common control with the person specified;

                 2.18.9. Any Understanding of any kind, except for deposit relationships or loans made prior to December 31, 1998, with any director or officer of CVB or CV Bank or with any affiliate or any member of the immediate family of any such director or officer. The term "immediate family" as used herein and throughout this Agreement shall mean a person's spouse, in-laws, children and siblings;

                 2.18.10. Any Understanding which would be terminable other than by CVB or CV Bank as a result of the consummation of the transactions contemplated by this Agreement;

                 2.18.11. Any contract of participation with any other bank in any loan entered into by CVB or CV Bank subsequent to December 31, 1998 in excess of $100,000, or any sales of assets of CVB or CV Bank with recourse of any kind to CVB or CV Bank;

                 2.18.12. Any Understanding of any kind that binds CVB or CV Bank and contains a covenant not to compete; or

                 2.18.13. Any Understanding not otherwise disclosed or excepted pursuant to this Section 2.18 which is material to the financial condition, results of operations, assets or business of CVB and CV Bank, taken as a whole.

                 2.18.14. True and correct copies of all documents relating to the foregoing Understandings are attached as a part of Schedule 2.18.

          2.19. ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 2.19, since December 31, 1998, the respective businesses of CVB and CV Bank have been conducted diligently and only in the ordinary course, in the same manner as theretofore conducted, and there has not been any:

                 2.19.1. Change in, or development in the business of CVB or CV Bank which is likely to have a Material Adverse Effect;

                 2.19.2. Damage, destruction or loss to property (whether or not covered by insurance), individually or in the aggregate, that could have a Material Adverse Effect;

                 2.19.3. Material contract, agreement, license or Understanding which CVB or CV Bank has entered into or to which CVB or CV Bank is a party which has been terminated or amended other than in the ordinary course of business;

                 2.19.4. Capital expenditure exceeding $25,000 individually or $50,000 in the aggregate;

                 2.19.5. Labor trouble, dispute or problem of any character involving employees or contingent workers of CVB or CV Bank which could have a Material Adverse Effect;

                 2.19.6.  Change in accounting policies or practices;

                 2.19.7. Material revaluation by CVB or CV Bank of any of its assets except as required by GAAP;

                 2.19.8. Increase in the salary schedule, compensation, rate, fees or commissions, or the declaration, payment, commitment or obligation of any kind directly or indirectly through the payment by CVB or CV Bank of a bonus or other additional salary, compensation, fee or commission to any person, except for additional sums for increases paid in accordance with employment contracts of CVB or CV Bank disclosed in Schedule 2.16(a) or paid in a manner consistent with past practice in accordance with policies of CVB or CV Bank set forth in Schedule 2.19.8;

                 2.19.9. Sale, assignment or transfer of any asset of CVB or CV Bank except in the usual and ordinary course of business;

                 2.19.10. Mortgage, pledge or encumbrance of any asset of CVB or CV Bank other than liens for Taxes not yet due, pledges or security interests given in connection with the acceptance of repurchase agreements or government deposits, and as set forth in Sections 2.10 and 2.11;

                 2.19.11. Waiver or release of any right or claim of CVB or CV Bank except in the usual and ordinary course of business; or

                 2.19.12. Declaration, setting aside or payment of any dividend or distribution with respect to CVB or CV Bank Common Stock or the issuance of any shares of, or options to purchase, CVB or CV Bank Common Stock or any other securities of CVB or CV Bank.

          2.20. LICENSES AND PERMITS. CVB and CV Bank have all licenses and permits which are necessary for the conduct of their respective businesses, and such licenses are in full force and effect. The properties and operations of CVB and CV Bank are and have been maintained and conducted, in all material respects, in compliance with all Applicable Laws.

          2.21. UNDISCLOSED LIABILITIES. Neither CVB nor CV Bank has any liabilities or obligations, either accrued or contingent, which are material to CVB or CV Bank, respectively, and which have not been either (i) reflected or disclosed in CVB's and CV Bank's Audited Financial Statements as of December 31, 1998 or (ii) disclosed in Schedule 2.21(a). Neither CVB not CV Bank knows of any basis for the assertion against either CVB or CV Bank of any liability, obligation or claim (including, without limitation, that of any Governmental Authority) that might result in or cause a Material Adverse Effect which is not fairly reflected in their respective Audited Financial Statements or otherwise disclosed in Schedule 2.21(b).

          2.22.  LOANS AND INVESTMENTS.

                 2.22.1. Except as set forth in Schedule 2.22.1, all loans and investments of CVB and CV Bank are legal, enforceable and authorized under Applicable Law, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in Schedule 2.22.1, no loans or investments held by CVB or CV Bank are, at December 31, 1998: (i) more than 90 days past due with respect to any scheduled payment of principal or interest; (ii) classified as "loss" "doubtful", "substandard," "special mention" or "criticized" by federal or state banking regulators; or (iii) on a nonaccrual status in accordance with Applicable Law. Other than investments that are pledged for public deposits, none of such investments is subject to any restriction (contractual, statutory or other) that would materially impair the ability of the entity holding such investment to dispose freely of any such investment at any time.

                 2.22.2. Except as set forth in Schedule 2.22.2, neither CVB nor CV Bank has any loan, lease or other extension of credit outstanding, or commitment to make any loan, lease or other extension of credit, to any director, officer, employee or five-percent shareholder of CVB or CV Bank which is not on substantially the same terms (including interest rates, repayment terms and collateral) as a comparable transaction with a person of similar creditworthiness who is not a director, officer, employee or five-percent shareholder of CVB or CV Bank

          2.23.  EMPLOYEES; EMPLOYEE BENEFIT PLANS; ERISA.

                 2.23.1. All material obligations of CVB or CV Bank for payment to trusts or other funds or to any Governmental Authority or to any individual, director, officer, employee, contingent worker or agent (or his or her heirs, legatees or legal representatives) with respect to unemployment compensation benefits, profit-sharing, pension or retirement benefits or social security benefits, whether arising by operation of law, by contract or by past custom, have been properly accrued for the periods covered thereby on CVB's Audited Financial Statements and paid when due. All material obligations of CVB and CV Bank, whether arising by operation of law, by contract or by past custom for vacation or holiday pay, bonuses and other forms of compensation and benefits which are payable to their respective directors, officers, employees, contingent workers or agents have been properly accrued on their Audited Financial Statements for the periods covered thereby and paid when due. Except as set forth on Schedule 2.23.1, there are no unfair labor practice complaints, strikes, slowdowns, stoppages or other controversies pending or, to the knowledge of CVB or CV Bank attempts to unionize or controversies threatened or relating to, any of CVB's or CV Bank's employees that could have a Material Adverse Effect. Neither CVB nor CV Bank is a party to any collective bargaining agreement with respect to any of its employees. Neither CVB nor CV Bank is a party to a written employment contract with any of its officers, employees or contingent workers and there are no understandings with respect to the employment of any officer, employee or contingent worker of CVB or CV Bank which are not terminable by CVB or CV Bank without liability and without notice for any reason or no reason. Except as disclosed in CVB's and CV Bank's Audited Financial Statements for the periods covered thereby, all material sums due for director, officer, contingent worker and employee compensation have been paid and all employer contributions for director, officer, contingent worker and employee benefits, including deferred compensation obligations, and all material benefit obligations under any CVB Employee Plan or CV Bank Employee Plan (as defined in Section 2.23.2(5) hereof) or any CVB Benefit Arrangement or CV Bank Benefit Arrangement (as defined in Section 2.23.2(6) hereof) have been duly and adequately paid or provided for in accordance with plan documents. Except as set forth on
Schedule 2.23.1, no director, officer, contingent worker or employee of CVB or CV Bank is entitled to receive any payment of any amount under any existing agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Agreement or the Agreement of Merger. CVB and CV Bank have complied with all Applicable Laws relating to the employment of labor, except for such noncompliance as would not have a Material Adverse Effect.

                 2.23.2. CVB and CV Bank have delivered as Schedule 2.23.2 a complete list of:

                 (1) All current employees and contingent workers of CVB together with each person's tenure with CVB, title or job classification, and the current annual rate of compensation anticipated to be paid to each such employee or contingent worker; and

                 (2) All CVB Employee Plans and CVB Benefit Arrangements, including all plans or practices providing for compensation, benefits or accruals for active or retired directors, officers, employees or contingent workers, including, but not limited to, all benefit plans, all pension, profit-sharing, retirement, bonus, stock option, incentive, deferred compensation, severance, long-term disability, medical, dental, health, hospitalization, life insurance or other insurance plans or related benefits.

                 (3) All current employees and contingent workers of CV Bank together with each person's tenure with CV Bank, title or job classification, and the current annual rate of compensation anticipated to be paid to each such employee or contingent worker; and

                 (4) All CV Bank Employee Plans and CV Bank Benefit Arrangements, including all plans or practices providing for compensation, benefits or accruals for active or retired directors, officers, employees or contingent workers, including, but not limited to, all benefit plans, all pension, profit-sharing, retirement, bonus, stock option, incentive, deferred compensation, severance, long-term disability, medical, dental, health, hospitalization, life insurance or other insurance plans or related benefits.

                 (5) Except as disclosed on Schedule 2.23.2(5), neither CVB nor CV Bank maintains, administers or otherwise contributes to any employee benefit plan or arrangement (including without limitation any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) which covers any director, officer, employee or contingent worker, whether active or retired, of CVB or CV Bank (any such plan being herein referred to as a "CVB Employee Plan" or "CV Bank Employee Plan"). True and complete copies of each such CVB Employee Plan or CV Bank Employee Plan, including amendments thereto, have been previously delivered to Belvedere, together with (i) all agreements regarding plan assets with respect to such CVB Employee Plans and CV Bank Employee Plans, (ii) a true and complete copy of the annual reports for the most recent three years (Form 5500 Series including, if applicable, Schedules A and B thereto) prepared in connection with any such CVB Employee Plan or CV Bank Employee Plan, (iii) a true and complete copy of the actuarial valuation reports for the most recent three years, if any, prepared in connection with any such CVB Employee Plan or CV Bank Employee Plan, (iv) a copy of the most recent summary plan description of each such CVB Employee Plan or CV Bank Employee Plan, together with any modifications thereto, and (v) a copy of the most recent favorable determination letter (if applicable) from the Internal Revenue Service for each CVB Employee Plan or CV Bank Employee Plan. None of the CVB Employee Plans or CV Bank Employee Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA or a "multiple employer plan" as covered in
Section 412(c) of the Code, and CVB and CV Bank have not been obligated to make a contribution to any such multiemployer or multiple employer plan within the past five years. None of the CVB Employee Plans or CV Bank Employee Plans is, or for the last five years has been, subject to Title IV of ERISA. Each CVB Employee Plan or CV Bank Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and each trust maintained pursuant thereto is exempt from income tax under Section 501(a) of the Code, and CVB and CV Bank are not aware of any fact which has occurred which would cause the loss of such qualification or exemption.

                 (6) Except as disclosed in Schedule 2.23.2(6), neither CVB nor CV Bank maintains (other than base salary and base wages) any form of current or deferred compensation, bonus, stock option, stock appreciation right, severance pay, salary continuation, retirement or incentive plan or arrangement for the benefit of any director, officer, contingent worker or employee, whether active or retired, of CVB or CV Bank or for any class or classes of such directors, officers, contingent workers or employees. Except as disclosed in Schedule 2.23.2(6), neither CVB and CV Bank maintains any group or individual health insurance, welfare or similar plan or arrangement for the benefit of any director, officer, contingent worker or employee of CVB or CV Bank, whether active or retired, or for any class or classes of such directors, officers, contingent workers or employees. Any such plan or arrangement described in this Section 2.23.2(6), copies of which are attached to Schedule 2.23.2(6), shall be herein referred to as a "CVB Benefit Arrangement" or as a "CV Bank Benefit Arrangement."

                 (7) All CVB Employee Plans, CV Bank Employee Plans, CVB Benefit Arrangements and CV Bank Benefit Arrangements are operated in compliance with the requirements prescribed by Applicable Law, including but not limited to ERISA and the Code and any published authorities and regulations thereunder, applicable thereto, and plan documents relating to any such plans or arrangements, comply with or will be amended to comply with Applicable Law. No "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) with respect to any CVB Employee Plan, CV Bank Employee Plan, CVB Benefit Arrangement or CV Bank Benefit Arrangement have occurred; each "plan official" within the meaning of Section 412 of ERISA of each CVB Employee Plan or CV Bank Employee Plan is bonded to the extent required by such Section 412; with respect to each CVB Employee Plan and each CV Bank Employee Plan, to CVB's knowledge, no employee of CVB or CV Bank, nor any fiduciary of any CVB Employee Plan, CV Bank Employee Plan, CVB Benefit Arrangement or CV Bank Benefit Arrangement, has engaged in any breach of fiduciary duty as defined in Part 4 of Subtitle B of Title I of ERISA which could subject CVB or CV Bank to liability if CVB or CV Bank is obligated to indemnify such person against liability. Except as disclosed in
Schedule 2.23.2(7), neither CVB nor CV Bank has failed to make any material contribution or pay any amount due and owing as required by Applicable Law or the terms of any CVB Employee Plan, CV Bank Employee Plan, CVB Benefit Arrangement or CV Bank Benefit Arrangement.

                 (8) Except as set forth on Schedule 2.23.2(8), no CVB Employee Plan, CV Bank Employee Plan, CVB Benefit Arrangement or CV Bank Benefit Arrangement has any material liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local or foreign taxes, interest or penalty other than liability for claims arising in the course of the administration of each such respective CVB Employee Plan, CV Bank Employee Plan, CVB Benefit Arrangement or CV Bank Benefit Arrangement. Except as set forth on Schedule 2.23.2(8), there is no pending, or to CVB's knowledge, threatened, legal action, proceeding or investigation against any CVB Employee Plan, CV Bank Employee Plan, CVB Benefit Arrangement, CV Bank Benefit Arrangement or CVB or CV Bank which could result in liability to such CVB Employee Plan, CV Bank Employee Plan, CVB Benefit Arrangement, CV Bank Benefit Arrangement or CVB or CV Bank, other than routine claims for benefits, and CVB is not aware of any basis for any such legal action, proceeding or investigation.

                 (9) Each CVB Benefit Arrangement or CV Bank Benefit Arrangement which is a group health plan (within the meaning of such term under Section 4980B(g)(2) of the Code) materially complies and has materially complied with the requirements of Section 601 through 608 of ERISA or Section 4980B of the Code governing continuation coverage requirements for employee-provided group health plans. Each such CVB Benefit Arrangement or CV Bank Benefit Arrangement does not provide coverage to retired or former CVB or CV Bank employees, except as required by the aforementioned continuation coverage requirements.

                 (10) Except as disclosed in Schedule 2.23.2(10), neither CVB nor CV Bank has maintained any CVB Employee Plan, CV Bank Employee Plan, CVB Benefit Arrangement, or CV Bank Benefit Arrangement pursuant to which any benefit or other payment will be required to be made by CVB or CV Bank or pursuant to which any other benefit will accrue or vest in any director, officer, contingent worker or employee of CVB or CV Bank as a result of the consummation of the transactions contemplated by this Agreement or the Agreement of Merger.

                 (11) Except as disclosed in Schedule 2.23.2(11), each of the CVB Employee Plans, CV Bank Employee Plans, CVB Benefit Arrangements, CV Bank Benefit Arrangements can be terminated by CVB or CV Bank without liability or any additional contribution to such CVB Employee Plan, CV Bank Employee Plan, CVB Benefit Arrangement, or CV Bank Benefit Arrangement or the payment of any additional compensation or amount or the additional vesting or acceleration of any benefits.

          2.24. LOAN SERVICING PORTFOLIO. Except as set forth in Schedule 2.24, neither CVB nor CV Bank services loans owned in whole or in part by other persons.

          2.25. FILINGS. Since December 31, 1995, CVB and CV Bank have filed all reports, registrations, statements and filings, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC, the Commissioner, the Federal Deposit Insurance Corporation (the "FDIC"), the FRB or any other Governmental Authority pursuant to Applicable Law. All such reports, registrations, statements and filings are collectively referred to herein as the "CVB Filings." Upon request by Belvedere and subject to applicable legal restrictions, CVB will promptly provide to Belvedere all CVB Filings filed by CVB since December 31, 1995, together with copies of any orders or other administrative actions taken in connection with such CVB Filings. As of their respective filing or mailing dates, each of the CVB Filings (i) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (ii) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Authority with which it was filed (or was amended so as to be so promptly following discovery of any noncompliance), and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. CVB's and CV Bank's Audited Financial Statements and all other financial statements of CVB and CV Bank contained in any such CVB Filings were prepared in accordance with GAAP or RAP, except as stated therein, and fairly presented the financial position of CVB or CV Bank as of the dates thereof and the results of its operations, cash flows and changes in shareholders' equity for the periods then ended.

          2.26.  HAZARDOUS SUBSTANCES.  Except as set forth on Schedule 2.26:

                 2.26.1. Except for ordinary and necessary quantities of cleaning, pest control and office supplies, and other small quantities of Hazardous Substances that are used in the ordinary course of the respective businesses of CVB or CV Bank and in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in motor vehicles in their ordinary operation on any of the CVB Properties (as defined below), neither CVB nor CV Bank has generated, used, manufactured, treated, transported, stored (in tanks or otherwise), released or threatened to release, or disposed of Hazardous Substances other than as permitted by and only in compliance with Applicable Law. "Environmental Laws" shall mean and include any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or to the environment, or otherwise regulating any toxic, corrosive, carcinogenic, or other hazardous material, substance, or waste, including, without limitation, the Federal Water Pollution Control Act, as amended, 33 U.S.C. 1251 et seq., the Clean Air Act, as amended, 42 U.S.C. 7401 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq. ("CERCLA"), the Occupational Safety and Health Act of 1970, as amended, the Resource Conversion and Recovery Act of 1976, as amended, 42 U.S.C. 6901 et seq., ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, 49 U.S.C. 1801, ET SEQ., the Safe Drinking Water Act, as amended, 42 U.S.C. 300f et seq., and the Toxic Substances Control Act, as amended, 15 U.S.C. 2601 et seq. To CVB's or to CV Bank's knowledge, no Hazardous Substances have been generated, used, manufactured, stored, released, or threatened to be released on, in, under, above, or from any real property which is now or has been previously owned, or which is currently or during the past three years was leased, by CVB or CV Bank, including OREO (collectively, the "CVB Properties"), or to CVB's or CV Bank's knowledge, on or in any real property in which CVB or CV Bank now holds any security interest, mortgage or other lien or interest ("CVB Collateralizing Real Estate"), except for (i) matters disclosed on
Schedule 2.26; (ii) ordinary and necessary quantities of cleaning, pest control and office supplies used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in motor vehicles in their ordinary operation on such CVB Properties; and (iii) such releases, emissions, disposals or deposits which constituted a violation of an Environmental Law but did not have a material adverse effect on the CVB Property involved, any other real property, any person, or the environment (including without limitation ground water, plant and animal life, and other natural resources), and would not result in the incurrence or imposition of any liability, expense, penalty or fine against either CVB or CV Bank in excess of $25,000 individually or in the aggregate. No activity has been undertaken on any of the CVB Properties and to the knowledge of CVB or CV Bank no activities have been or are being undertaken on any of the CVB Collateralizing Real Estate, that would cause or contribute to:

                 (1) any of the CVB Properties or CVB Collateralizing Real Estate becoming a treatment, storage or disposal facility within the meaning of RCRA or any similar state law or local ordinance;

                 (2) the generation or a release or threatened release of any Hazardous Substances under circumstances which would violate any Environmental Laws; or

                 (3) the discharge of Hazardous Substances into any soil, subsurface water or ground water or into the air, or the dredging or filling of any waters, that would require a permit or any other approval under any Environmental Law, the cumulative effect of which would have a material adverse effect on the CVB Property or CVB Collateralizing Real Estate involved, any other real property, any person, or the environment (including without limitation ground water, plant and animal life, and other natural resources).

                 2.26.2. To the knowledge of CVB or CV Bank, there are not, and never have been, any underground or aboveground storage tanks located in or under any of the CVB Properties or any of the CVB Collateralizing Real Estate.

                 2.26.3. Neither CVB nor CV Bank has received any written or verbal notice of any pending or threatened claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or responsive actions or for compensation, with respect to any of the CVB Properties or CVB Collateralizing Real Estate, alleging noncompliance with or violation of any Environmental Law or seeking relief under any Environmental Law and none of the CVB Properties or CVB Collateralizing Real Estate is listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, or, to the knowledge of CVB or CV Bank, any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state or local agency.

                 2.26.4. As used throughout this Agreement "Hazardous Substances" shall mean any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code Division 20, Chapter 6.5 (Hazardous Waste Control Law); (ii) defined as a "hazardous substance" under
Section 25316 of the California Health and Safety Code, Division 20, Chapter
6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act); (iii) defined as a "hazardous material," "hazardous substance," or "hazardous waste" under
Section 25501 of the California Health and Safety Code, Division 20, Chapter
6.95 (Hazardous Materials Release Response Plans and Inventory); (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances); (v) petroleum or any fraction thereof, any petroleum product and by-product, gasoline or crude oil; (vi) asbestos or asbestos containing materials; (vii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the

California Administrative Code, Division 4, Chapter 20; (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. 1317); (ix) defined as a "hazardous waste" pursuant to Section 1004 of the RCRA; (x) defined as a "hazardous substance" pursuant to Section 101 of CERCLA;, (xi) defined under all other existing and/or currently proposed federal, state and local laws, ordinances, rules, regulations, orders, requirements, and decrees (in each case having the force of law) regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material; or (xii) any substance, product, waste or other material of any nature whatsoever which may give rise to liability (A) under any of the statutes or regulations described in clauses (i) through (xi) above; or (B) under any reported decisions of any state or federal court having jurisdiction over CVB, CV Bank or any portion of the CVB Properties or CVB Collateralizing Real Estate.

          2.27. POWERS OF ATTORNEY. No power of attorney or similar authorization given by CVB or CV Bank is presently in effect or outstanding.

          2.28.  YEAR 2000 COMPLIANCE.

                 2.28.1. CVB and CV Bank have each been and are each devoting their commercially reasonable best efforts and financial and human resources, internally and with their respective computer hardware and software vendors, service providers and customers, to address fully: (i) the ability to (a) handle date data before and during the twenty-first century; and (b) accurately process, provide and/or receive (including, without limitation, calculating, comparing and sequencing) date data before and during the twenty-first century; and (c) respond to two-digit year date data in a manner that resolves any ambiguity as to a century (collectively, the "Date Handling"); and (ii) the development of contingency plans in the event that the Date Handling cannot be accommodated adequately and properly.

                 2.28.2. CVB and CV Bank have each been and are each using and devoting commercially reasonable efforts and financial and human resources to comply fully with all regulations and guidances promulgated or issued by the Federal Financial Institutions Examination Council and or any Governmental Authority that is a member thereof and has supervisory jurisdiction over CVB or CV Bank (the "Required Compliance").

                 2.28.3. CVB and CV Bank have each been and are each in full compliance with all applicable disclosure requirements of all Governmental Authorities concerning its obligations to disclose fully the efforts it has undertaken and is undertaking for, and the ability to, accommodate adequately and properly the Date Handling and to adhere to the Required Compliance.

          2.29.  ACCURACY AND CURRENT STATUS OF INFORMATION FURNISHED.

                 2.29.1. The representations and warranties made by CVB and CV Bank hereby or in the Schedules attached hereto contain no statements of fact which are untrue or misleading, or omit any material fact which is necessary under the circumstances to prevent the statements contained herein or in such Schedules from being misleading. CVB hereby covenants that it shall, not later than the 15th day of each calendar month between the date hereof and the Closing Date, amend or supplement the Schedules prepared and delivered pursuant to this Article 2 to ensure that the information set forth in such Schedules accurately reflects the then-current status of CVB and CV Bank. CVB and CV Bank shall further amend or supplement the Schedules as of the Closing Date if necessary to reflect any additional changes in the status of CVB or CV Bank. No amendment or supplement of the Schedules required by the preceding two sentences shall affect the conditions to the obligations of CVB and CV Bank to consummate the transactions contemplated by this Agreement, and any and all changes or additions contained in any such amendment or supplement shall be considered in determining whether such conditions have been satisfied.

                 2.29.2. Notwithstanding anything set forth elsewhere in this Agreement, including, but not limited to, the representation of Belvedere and the California Fund set forth in Section 3.7 hereof, no due diligence examination of CVB or CV Bank conducted by or on behalf of Belvedere and the California Fund, either prior or subsequent to execution of this Agreement, shall have any effect whatsoever on the representations of CVB or CV Bank in this Section 2 or in any other section of this Agreement.

          2.30. FACTS AFFECTING REGULATORY APPROVALS OR CONSENTS. There is no fact, event or condition applicable to CVB or CV Bank which will, or reasonably could be expected to, adversely affect the likelihood of securing the Regulatory Approvals.

          2.31. VOTE REQUIREMENT. The affirmative vote of the holders of a majority of the issued and outstanding shares of CVB Common Stock entitled to vote on the record date for the meeting of shareholders of CVB at which the Merger will be considered is the only vote of any class or series of CVB capital stock necessary to approve the Agreement, the Agreement of Merger, and the transactions contemplated herein and therein.

          2.32. EFFECTIVE DATE OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Each representation, warranty, covenant and agreement of CVB and CV Bank set forth in this Agreement shall be deemed to be made on and as of the date of this Agreement and as of the Closing Date, except for those representations and warranties which expressly are made as of a specified date, which representations and warranties shall be deemed made on and as of such date.

     ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF BELVEDERE AS GENERAL
                     PARTNER OF THE CALIFORNIA FUND AND OF CMC

     Belvedere as general partner of the California Fund and CMC each represents and warrants to CVB as follows:

          3.1. ORGANIZATION; CORPORATE POWER, ETC. The California Fund is a California limited partnership, CMC is a California corporation, and both entities are duly organized, validly existing and in good standing under the laws of the State of California and have all requisite power and authority to own, operate and lease their respective properties and assets and to carry on their respective businesses as presently conducted. Belvedere and the California Fund are bank holding companies registered under the BHCA. The California Fund and CMC have all requisite power and authority to enter into this Agreement and, subject to receipt of the Regulatory Approvals, to perform their respective obligations hereunder with respect to the consummation of the transactions contemplated hereby. Neither the scope of the business of the California Fund or CMC, nor the location of any of their respective properties requires that the California Fund or CMC be licensed or qualified to do business in any jurisdiction other than the State of California. CMC is a wholly-owned subsidiary of the California Fund.

          3.2.  AUTHORIZATIONS AND APPROVALS; BINDING OBLIGATION.

                 3.2.1. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized and approved by all necessary action on the part of Belvedere as the general partner of the California Fund and by CMC. This Agreement has been duly executed and delivered by Belvedere as the general partner of the California Fund and by CMC and, subject to receipt of the Regulatory Approvals, constitutes the legal, valid and binding obligation of the California Fund and CMC, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). The Agreement of Merger will, upon receipt of all necessary Regulatory Approvals and of approval of CMC's shareholder and upon due certification, execution, acknowledgment and filing thereof in accordance with Applicable Law, be the valid and binding obligation of CMC, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). Except for the Regulatory Approvals and approval of the shareholder of CMC, no other approvals or consents from any person are necessary for Belvedere as the general partner of the California Fund or of CMC to enter into and perform this Agreement or for CMC to enter into and perform the Agreement of Merger and to merge with CVB.

                 3.2.2. Neither the execution and delivery by Belvedere as the general partner of the California Fund nor by CMC of this Agreement or the execution and delivery by CMC of the Agreement of Merger nor, subject to the receipt of the Regulatory Approvals, the consummation of the transactions contemplated herein or therein, or compliance by the California Fund or CMC with the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of the Limited Partnership Agreement of the California Fund or the Articles of Incorporation and Bylaws of CMC; (ii) constitute a breach of, or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which the California Fund or CMC is a party, or by which the California Fund, CMC or any of their respective properties or assets are bound, except where such breach or default would not have a material adverse effect on the ability of the California Fund or CMC to perform their obligations under this Agreement or to consummate the transactions contemplated by this Agreement; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the California Fund or CMC.

          3.3. LITIGATION. There are no actions, suits, arbitrations or administrative or other proceedings or investigations pending, or to Belvedere's or the California Fund's knowledge, threatened against the California Fund or CMC before any court, governmental body, commission, board or administrative officer, bureau or agency, whether foreign, federal, state or local, seeking to prevent or challenging in any other manner the consummation of the transactions contemplated hereby, the Merger, or the legality of such transactions or the Merger. Neither the California Fund nor CMC is subject to any order, writ, injunction or decree of any person which would have the effect set forth above.

          3.4.  PROXY STATEMENT AND APPLICATIONS.

                 3.4.1. The information furnished by Belvedere as general partner of the California Fund or CMC with respect to the Proxy Statement, and if required the Registration Statement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

                 3.4.2. When the applications for Regulatory Approvals, including all amendments and supplements thereto, to be filed by Belvedere or the California Fund are accepted for filing, they will, assuming receipt of all information regarding CVB and CV Bank reasonably requested by Belvedere from CVB or CV Bank, comply with all Applicable Laws.

          3.5. FINANCIAL STATEMENTS. Belvedere has furnished to CVB the California Fund's audited consolidated balance sheet as of December 31, 1997 and the related consolidated statements of operations, changes in partners' equity and cash flows for the period from inception (September 11, 1997) to December 31, 1997 and the related notes thereto, and the accompanying audit report of Arthur Andersen LLP and, when available, Belvedere will furnish to CVB California Fund's audited consolidated balance sheet as of December 31, 1998 and the related consolidated statements of operations, changes in partners' equity and cash flows for the period for the year ended December 31, 1998 and the related notes thereto, and the accompanying audit report of Arthur Andersen LLP ("the California Fund's Audited Financial Statements"). The California Fund's Audited Financial Statements were, and will be, prepared in accordance with GAAP, except as disclosed in the notes thereto and present fairly the financial position of the California Fund as of the date thereof and the results of its statements of operations, changes in partners' equity and cash flows for the period then ended. The California

Fund's Audited Financial Statements do not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

          3.6. FACTS AFFECTING REGULATORY APPROVALS OR CONSENTS. There is no fact, event or condition applicable to the California Fund or CMC which will, or reasonably could be expected to, adversely affect the likelihood of securing the Regulatory Approvals.

          3.7. DUE DILIGENCE REVIEW. Belvedere as the general partner of the California Fund , and its representatives, have conducted a due diligence examination of CVB and CV Bank and have been provided access to CVB's and CV Bank 's officers and professional advisors.

          3.8. ACCURACY; COMPLETENESS OF INFORMATION. The representations, warranties and other statements of the California Fund and CMC contained in this Agreement are true and correct in all material respects and the California Fund and CMC have not failed to state any material fact necessary to make such representations, warranties and other statements not misleading in light of the circumstances in which they are made.

                              ARTICLE 4.  COVENANTS

          4.1.  ACCESS.

                 4.1.1. Belvedere shall have the right, on reasonable notice and during ordinary business hours, to examine through its agents, auditors and attorneys all of the books, records and properties of CVB and CV Bank, including but not limited to all loan, investment, accounting, property and legal records and files. Such examination shall be made in a manner that will not unreasonably interfere with the conduct of CVB's or CV Bank's business. CVB and CV Bank shall provide adequate space and facilities, to the end that such examination shall be completed expeditiously, completely and accurately. In furtherance of the foregoing, prior to the Closing Date, Belvedere shall have the right to examine CVB's and CV Bank 's records with respect to its loan portfolio on a monthly basis.

                 4.1.2. Belvedere shall retain in confidence and shall require its employees, consultants, professional representatives and agents to retain in confidence, all information gained thereby, and shall not reveal it to anyone except as may be necessary for the accomplishment of the purposes of such examination and the consummation of the transactions provided for hereby. In the event the Merger provided for hereby is not consummated for any reason, Belvedere shall not, directly or indirectly: (i) utilize for its own benefit any Proprietary Information (as hereinafter defined) or (ii) disclose to any person any Proprietary Information, except as such disclosure may be required in connection with this Agreement or by law. "Proprietary Information" shall mean all confidential business information concerning the pricing, costs, profits and plans for the future development of business, and the identity, requirements, preferences, practices and methods of doing business of specific customers or otherwise relating to the business and affairs of CVB and CV Bank, other than information which (A) was otherwise known by Belvedere or the California Fund or (B) is in the public domain when received or thereafter enters the public domain through no action of Belvedere or the California Fund. In the event the Merger is not consummated for any reason, Belvedere shall return to CVB or CV Bank, as the case may be, (without retaining copies thereof) any and all documents or other written, photocopied, mechanically or electronically stored information including summaries, notes, or abstracts of information or copies thereof obtained in the course of such examination.

                 4.1.3. Until the Closing Date, a representative of Belvedere shall be invited to attend, in person, each meeting of the Boards of Directors of CVB and CV Bank and of CV Bank's Directors Loan Committee; provided, however, that such representatives shall be excused during (i) any discussion regarding the Merger or the transactions contemplated by this Agreement, (ii) any discussion regarding trade secrets or proprietary rights, or (iii) the conduct or discussion of any business requiring the advice of counsel when the presence of such representatives would have the effect of waiving the attorney-client privilege

          4.2. NEGATIVE COVENANTS OF CVB AND CV BANK PRIOR TO CLOSING. Between the date hereof and the Effective Time.

                 4.2.1. CVB and CV Bank each agrees not to conduct its business other than in the normal and customary manner and in accordance with safe and sound banking practices.

                 4.2.2. Neither CVB not CV Bank shall, without the prior written consent of the California Fund, take any of the following actions, provided, however, that in the event that CVB or CV Bank has requested in writing the prior written consent of Belvedere to take one or more of the following actions and Belvedere has not notified CVB within five (5) Business Days after actual receipt by the California Fund of such written request from CVB or CV Bank, as the case may be, that Belvedere declines to provide such written consent, Belvedere shall be deemed to have consented to such action:

                 (1) carry on its business except in substantially the same manner as heretofore conducted or introduce any new method of management or operation with respect to its business and properties, except in a manner consistent with prior practice and in the ordinary course of business;

                 (2) amend, modify or, except as they may be terminated in accordance with their terms, terminate any Understanding or default in the performance of any of its obligations under any Understanding where such action could have a Material Adverse Effect;

                 (3) terminate or unilaterally fail to renew any existing insurance or bonding coverage;

                 (4) amend, modify, terminate or fail to renew or preserve its business organization, material rights, franchises, permits and licenses, or take any action which would jeopardize the continuance of the goodwill of its customers where such action could have a Material Adverse Effect;

                 (5) enter into any Understanding, except (i) deposits incurred and short-term debt securities (obligations maturing within one year) issued in the ordinary course of business and consistent with prior practice, and liabilities arising out of, incurred in connection with, or related to the consummation of this Agreement; and (ii) loan sales in the ordinary course of business, provided that no commitment to sell loans shall extend beyond the Effective Time;

                 (6) make any loan or other extension of credit, or enter into any commitment to make any loan or other extension of credit, to any director, officer, employee or five percent shareholder, except in accordance with existing practice or policy;

                 (7) except in accordance with safe and sound banking practices and consistent with prior practice or as required by any existing contract, grant any general or uniform increase in the rates of pay of employees or employee benefits or any increase in salary or employee benefits of any officer, employee or agent or pay any bonus to any person;

                 (8) sell, transfer, mortgage, encumber or otherwise dispose of any assets or any liabilities, except in accordance with safe and sound banking practices and consistent with prior practice or as required by any existing contract or for ordinary repairs, renewals or replacements or as contemplated by this Agreement;

                 (9) make its credit underwriting policies, standards or practices relating to the making of loans and other extensions of credit, or commitments to make loans and other extensions of credit, less stringent than those in effect on December 31, 1998;

                 (10) make any capital expenditures or commitments with respect thereto, except those in accordance with safe and sound banking practices which do not exceed $25,000 individually or $50,000 in aggregate;

                 (11) except as provided by Sections 1.2 and 1.5 and 1.11 of this Agreement, make special or extraordinary payments to any person other than as contemplated and as disclosed in this Agreement or Appendices and Schedules hereto as of the date hereof;

                 (12) except for transactions in accordance with safe and sound banking practices, make any material investments, by purchase of stock or securities, contributions to capital, property transfers, purchases of any property or assets or otherwise, in any other individual, corporation or other entity;

                 (13) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency, or amend any federal, foreign or state tax return or report or make any tax election, or change any method or period of accounting unless required by GAAP or Applicable Law

                 (14) except as otherwise directed by Belvedere, terminate any plan or enter into any new employment agreement, severance agreement, salary continuation agreement or other employee benefit arrangement, including granting any stock options, stock appreciation rights or other equity based compensation benefit, or modify any employment agreement, severance agreement, salary continuation agreement or other employee benefit arrangement in effect on the date of this Agreement;

                 (15)   amend its Bylaws or Articles of Incorporation;

                 (16) declare or pay any cash dividends or make any other distributions in respect of CVB Common Stock, except as consistent with past practices; or

                 (17) agree to take or make any commitment to take any actions prohibited by this Section 4.2.

                 4.2.3. Neither CVB nor CV Bank shall take any action which would or is reasonably likely to (i) adversely affect the ability of Belvedere, the California Fund, CVB, or CV Bank to obtain any necessary Regulatory Approvals (ii) adversely affect the ability of CVB or CV Bank to obtain any consents referred to in Section 4.6.2 or 4.6.3, (iii) adversely affect the ability of CVB, CV Bank, the California Fund or CMC to perform their respective covenants and agreements under this Agreement or the Agreement of Merger, or (iv) result in any of the conditions to the Merger set forth in Article 5 not being satisfied.

                 4.2.4. NEGOTIATIONS WITH OTHER PARTIES. Neither CVB nor CV Bank shall, nor shall it authorize or knowingly permit any of its representatives, directly or indirectly, to entertain, solicit or encourage, or participate in any discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Belvedere, the California Fund and their representatives) concerning any Acquisition Proposal (as hereinafter defined) other than the Acquisition Proposal set forth in this Agreement. CVB and CV Bank shall notify the California Fund immediately in the manner set forth in Section 7.2 if any such inquiry or Acquisition Proposal is received by CVB or CV Bank, including the terms thereof. For purposes of this Agreement "Acquisition Proposal" means any (i) proposal pursuant to which any corporation, partnership, person or other entity or group would acquire or participate in a merger or other business combination involving CVB or CV Bank; (ii) proposal by which any corporation, partnership, person or other entity or group would acquire the right to vote five percent or more of the capital stock of CVB or CV Bank entitled to vote thereon for the election of directors, other than persons designated as proxy holders by CVB's Board of Directors; (iii) acquisition of the assets of CVB or CV Bank other than in the ordinary course of business; (iv) acquisition of in excess of five percent of the outstanding capital stock of CVB or CV Bank, other than as contemplated by this Agreement; or (v) any other reorganization or recapitalization of CVB or CV Bank..

                 4.2.4.1 The foregoing Section 4.2.4 shall not be construed to prohibit the Board of Directors of CVB from taking any action if such Board determines in good faith and upon written advice of counsel, that such action is required for such Board to comply with its fiduciary obligations.

          4.3. AFFIRMATIVE COVENANTS OF CVB AND CV BANK PRIOR TO CLOSING. Between the date hereof and the Effective Time, CVB or CV Bank, as the case may be, shall do the following:

                 4.3.1. Use its commercially reasonable best efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 5 hereof;

                 4.3.2. Use and devote its commercially reasonable efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees, contingent workers and others having business relationships with it;

                 4.3.3. Use and devote its commercially reasonable best efforts and financial and human resources, internally and with its computer hardware and software vendors, service providers and customers, to address fully (a) (i) the ability to adequately and properly accommodate the Date Handling; and (ii) the development of contingency plans in the event that the Date Handling cannot be accommodated adequately and properly; (b) use and devote its commercially reasonable best efforts and financial and human resources to adhere fully to the Required Compliance; and (c) use and devote its commercially reasonable best efforts and financial and human resources to be in full compliance with all applicable disclosure requirements of all Governmental Authorities concerning its obligations to disclose fully the efforts it has undertaken and is undertaking for, and the ability to, accommodate adequately and properly the Date Handling and to adhere to the Required Compliance.

                 4.3.4. CERTAIN LOANS AND OTHER EXTENSIONS OF CREDIT. CVB and CV Bank will promptly inform Belvedere of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any bank regulatory authority, or any internal or outside consultant or reviewer, or are deemed by CVB or CV Bank to require special attention pursuant to its internal policies (collectively "Classified Credits"). In addition, CVB and CV Bank will furnish to Belvedere, as soon as practicable, and in any event within seven days after receipt by CVB's or CV Bank's

Board of Directors, as the case may be, schedules, including the following:
(a) Classified Credits; (b) nonaccrual credits; (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status; (d) participating loans and leases, stating, with respect to each, whether it is purchased or sold, the loan or lease type, and the originating unit; (e) loans or leases (including any commitments) by CVB or CV Bank to any director, officer at or above vice president level, or shareholder holding five percent or more of the capital stock of CVB or CV Bank; (f) letters of credit; (g) loans or leases charged off during the previous month;
(h) loans or leases written down during the previous month; and (i) OREO or assets owned, stating with respect to each its type.

                 4.3.5. Advise Belvedere promptly in writing of any material adverse change known to it including, but not limited to, any matter which could have a Material Adverse Effect, or of any matter which would make the representations and warranties set forth in Article 2 hereof not true and correct in any material respect at the Closing or in the event it determines that the Merger will not be consummated because of its inability to meet any of the conditions set forth in Article 5 hereof;

                 4.3.6. Keep in full force and effect all of its existing permits and licenses;

                 4.3.7. Prepare, file and actively prosecute an application for membership in the Federal Reserve System for CV Bank;

                 4.3.8. Use its commercially reasonable best efforts to maintain insurance or bonding coverage on all properties for which it is responsible and on its business operations; and carry not less than the same coverage for fidelity, public liability, personal injury, property damage and other risks equal to that which is now in effect; and notify Belvedere in writing promptly of any facts or circumstances which could affect its ability to maintain such insurance or bonding coverage;

                 4.3.9. Perform its material contractual obligations and not become in material default on any of such obligations;

                 4.3.10. Duly observe and conform to all legal requirements applicable to its business;

                 4.3.11. Duly and timely file all reports and Returns required to be filed with any Governmental Authority, unless any extensions have been duly granted by such authority;

                 4.3.12. Maintain its assets and properties in good condition and repair, normal wear and tear excepted;

                 4.3.13. Promptly advise Belvedere in writing of any event or any other transaction within its knowledge whereby any person or related group of persons acquires, directly or indirectly, record or beneficial ownership (as defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (the " SEC") pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") of control of five percent or more of the CVB Common Stock prior to the record date fixed for the CVB shareholders' meeting or any adjourned meeting thereof to approve the transactions contemplated herein;

                 4.3.14. Charge off all loans, receivables and other assets, or portions thereof, deemed by it to be uncollectible in accordance with GAAP, RAP, Applicable Law, or classified as "loss" or as directed by any Governmental Authority or any internal or outside consultant or reviewer retained by it; and maintain its allowance for credit losses at a level which is adequate to provide for all known and reasonably expected losses on assets outstanding and other inherent risks in its loan portfolio;

                 4.3.15. Furnish to Belvedere, promptly upon request, (i) a copy of any report submitted to CVB's or CV Bank 's Board of Directors, as the case may be, and access to the working papers related thereto, and copies of other operating or financial reports prepared for management and access to the working papers thereto; provided, however, that it need not furnish Belvedere communications of its legal counsel regarding its rights against and obligations to the California Fund and/or CMC under this Agreement; (ii) copies of all reports, renewals, filings, certificates, statements and other documents filed with or received from the FDIC, the Commissioner or any other Governmental Authority; (iii) monthly unaudited statements of its condition and statements of operations; (iv) its quarterly unaudited statements of condition and statements of operations and statements of changes in shareholders' equity, in each case prepared in a manner consistent with GAAP or RAP; and (v) a monthly classified assets "Special Asset List" specifying such information and prepared in a manner which is consistent with past practice. The statements regarding reserves in each Special Asset List shall be made in reference to the loan loss reserve calculation methodology of CVB and CV Bank. Each of the financial statements delivered pursuant to this
Section 4.3.15, except as stated therein, shall be prepared in accordance with GAAP and RAP, except that such financial statements may omit statements of cash flows and footnote disclosures required by GAAP and RAP. Each of the financial statements delivered pursuant to this Section 4.3.15 shall be accompanied by a certificate of the Chief Executive Officer and the Chief Financial Officer of CVB or CV Bank to the effect that such financial statements fairly present its financial condition and results of operations for the periods covered, and reflect all adjustments (which consist only of normal recurring accruals) necessary for a fair presentation;

                 4.3.16. CVB and CV Bank agree that through the Effective Time, as of their respective dates, (i) all CVB Filings will be true and complete in all material respects; and (ii) each CVB Filing will comply in all material respects with all of the Applicable Laws enforced or promulgated by the Governmental Authority with which it will be filed, and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such CVB Filings that is intended to present the financial position of CVB will fairly present the financial position of CVB during the periods involved, and will be prepared in accordance with GAAP or RAP, except as stated therein;

                 4.3.17. Maintain adequate reserves for contingent liabilities in accordance with GAAP or RAP;

                 4.3.18. Promptly notify Belvedere of the filing of any litigation, governmental or regulatory action, or similar proceeding or notice of any claims against it or any of their respective assets;

                 4.3.19. Advise Belvedere as to the amount and terms of any commitments to make loans or other extensions of credit;

                 4.3.20. Advise the California Fund as to any employee or contingent worker resignations or terminations other than in the ordinary course of business.

                 4.3.21. ACCOUNTANTS. Promptly upon request of Belvedere, CVB and CV Bank will ask their independent accountants to permit Belvedere or its representatives to review and examine the work papers relating to CVB's and CV Bank's Audited Financial Statements for, and other accounting records and Returns related to, the years ended December 31, 1997, 1996 and 1995, and permit such independent accountants to discuss with Belvedere any matter relating to the audits, accounting records and Returns of CVB. In addition, CVB will make available to Belvedere copies of each management letter or other letter delivered to it by its independent accountants in connection with such financial statements or relating to any review by its independent accountants of the internal controls of CVB since January 1, 1993, and CVB will instruct its independent accountants to make available to Belvedere for inspection by Belvedere or its representatives all reports and working papers produced or developed by its independent accountants in connection with their audits of such financial statements, as well as all such reports and working papers for any periods for which any tax of CVB has not been finally determined or barred by applicable statutes of limitation.

                 4.3.22. SUBMISSION TO CVB SHAREHOLDERS; PREPARATION OF CVB REGISTRATION STATEMENT AND/OR PROXY STATEMENT:

                 (1) Not later than 120 days after execution of this Agreement, unless extended with the consent of Belvedere, CVB shall take all such actions as may be required to convene a meeting of its shareholders to consider and vote upon the transactions contemplated hereby and all requisite matters incident thereto for the approval of its shareholders. CVB shall recommend by the unanimous approval of its directors that its shareholders vote in favor of approval of the transactions contemplated hereby and will use its best efforts to obtain from its shareholders approval of this Agreement and the Agreement of Merger in accordance with the requirements of the Corporation Law and all other Applicable Laws. This Section 4.3.22(1) shall not be construed to require the Board of Directors of CVB to take any action that such Board determines in good faith and upon written advice of counsel, should not be taken in order for such Board to comply with its fiduciary duties. In obtaining such approval of shareholders, CVB and its officers and directors shall comply with applicable provisions of the Exchange Act, and, if required, the Securities Act of 1933 (the "Securities Act") and all other Applicable Laws. CVB shall take such measures as Belvedere may reasonably request to obtain an adequate shareholder response for the approval of this Agreement and the Agreement of Merger.

                 (2) CVB shall prepare as soon as practicable after the date hereof proxy materials for use in connection with such meeting and shall as soon as practicable thereafter cause such proxy materials to be filed with, and if necessary, approved by, the DFI. CVB shall cause such proxy statement to be mailed to the shareholders of CVB (which proxy materials as so mailed together with any amendments or supplements thereto are herein referred to as the "Proxy Statement"). If required by the Securities Act, the Proxy Statement shall be included in a Registration Statement registering shares of CVB Common Stock to be issued as partial consideration for the Merger (the "Registration Statement"). CVB shall have responsibility for the preparation of the Proxy Statement, and if required the Registration Statement. Belvedere and CMC shall have responsibility for furnishing to CVB for inclusion in the Proxy Statement, and, if required, the Registration Statement, information concerning the California Fund or CMC which, in the opinion of counsel for CVB, is necessary or appropriate in order to comply with the requirements of the Corporation Law and all other Applicable Laws and which is not reasonably objectionable to the California Fund's counsel. CVB shall not submit the proxy materials to the DFI, and if required the Registration Statement to the SEC, or mail the final proxy materials, without giving Belvedere and its counsel at least five (5) Business Days to comment on such proxy materials and CVB shall incorporate therein all reasonable comments of Belvedere and its counsel.

                 (3) If the Merger is approved by vote of the holders of a majority of the issued and outstanding shares of CVB Common Stock, then within ten (10) days thereafter CVB shall send to each holder of Dissenting Shares the notice required to be given to record holders of Dissenting Shares pursuant to Section 1301 of the Corporation Law.

                 (4) CVB shall obtain (and deliver a copy thereof to Belvedere), prior to distribution of the Proxy Statement, a written opinion from Gerry Findley, Inc., dated the date of distribution of the Proxy Statement (the "Fairness Opinion"), to the effect that the consideration and other terms of the Merger and this Agreement are fair, from a financial point of view, to CVB and its shareholders. CVB shall deliver to the California Fund any correspondence between Gerry Findley, Inc. and CVB relating to any amendment, modification, withdrawal, disaffirmation of, or in any other manner relating to, the Fairness Opinion.

                 4.3.23. OUT-OF-POCKET EXPENSES. CVB shall reimburse CMC for out-of-pocket costs incurred by CMC in connection with the transactions contemplated by this Agreement, including, but not limited to, legal and other costs of due diligence;

negotiating and preparing this Agreement, preparing and prosecuting applications in connection with the transactions contemplated by this Agreement and other corporate activities. The amounts to be reimbursed under this Section 4.3.23 shall not exceed $100,000, or $125,000 if a Registration Statement is required..

          4.4. CONDUCT OF THE CALIFORNIA FUND PRIOR TO CLOSING. Between the date hereof and the Effective Time, Belvedere as general partner of the California Fund shall do the following:

                 4.4.1. Use its commercially reasonable best efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 5 hereof;

                 4.4.2. Use and devote its commercially reasonable efforts consistent with this Agreement to maintain and preserve intact its present business organization;

                 4.4.3. Keep in full force and effect all of its existing permits and licenses;

                 4.4.4. Duly observe and conform to all legal requirements applicable to its business;

                 4.4.5. Duly and timely file all reports and Returns required to be filed with any Governmental Authority, unless any extensions have been duly granted by such authority;

                 4.4.6. Not take any action which would or is reasonably likely to (i) adversely affect the ability of Belvedere or the California Fund, CMC, CVB or CV Bank to obtain any necessary Regulatory Approvals, (ii) adversely affect the ability of Belvedere and the California Fund to obtain any consents referred to in Section 4.6.2 or 4.6.3, (iii) adversely affect the ability of CVB, the California Fund or CMC to perform their respective covenants and agreements under this Agreement or the Agreement of Merger, or
(iv) result in any of the conditions to the Merger set forth in Article 5 not being satisfied;

                 4.4.7. Promptly notify CVB in the event it determines that the Merger will not be consummated because of its inability to meet any of the conditions set forth in Article 5 hereof; and

                 4.4.8. Not reduce the California Funds partners' equity to less than $300,000 prior to the Closing.

          4.5. AFFIRMATIVE COVENANTS OF BELVEDERE AS GENERAL PARTNER OF THE CALIFORNIA FUND PRIOR TO CLOSING. Between the date hereof and the Effective Time, Belvedere as General Partner of the California Fund shall do the following:

                 4.5.1. Prepare and promptly file a Change In Control Application with the California Department of Financial Institutions, and an Application for Approval to acquire Control of a Bank with the Federal Reserve Bank of San Francisco; and,

                 4.5.2. Promptly file the Agreement of Merger and all supporting documents to the Secretary of State of the State of California.

          4.6. MUTUAL COVENANTS OF CVB, CV BANK, BELVEDERE AND THE CALIFORNIA FUND.

                 4.6.1. CORPORATE ACTION. Each party promptly shall take or cause to be taken all necessary action required to carry out the transactions contemplated in this Agreement and the Agreement of Merger.

                 4.6.2. REGULATORY APPROVALS. Promptly following execution of this Agreement, the parties hereto shall prepare, submit and file, or cause to be prepared, submitted and filed, all applications for approvals and consents as may be required of any of them, respectively, by Applicable Law with respect to the transactions contemplated by this Agreement, including, without limitation, any and all applications required to be filed with the FRB, the Commissioner and such other Governmental Authorities as the California Fund or CVB may reasonably believe necessary. Each party shall cooperate with the other in the preparation of the applications and will furnish promptly upon request all documents, information, financial statements or other materials as may be required in order to complete said applications. Each party shall afford the other a reasonable opportunity to review all such applications and all amendments and supplements thereto before filing. CVB, CV Bank, Belvedere and the California Fund each covenants and agrees that any and all information furnished by it to the other for inclusion in such applications will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                 4.6.3. NECESSARY CONSENTS. In addition to the Regulatory Approvals, the parties hereto shall each apply for and diligently seek to obtain all other third party consents or approvals which may be necessary for the consummation of the Merger, including without limitation the written consent of any lessors of real or personal property which property cannot be assigned without the written consent of such lessors.

                 4.6.4. FURTHER ASSURANCES. Belvedere as General Partner of the California Fund, CV Bank, and CVB each agrees to take such further action as may reasonably be requested by the other in order to consummate the transactions contemplated by this Agreement and that are not inconsistent with the other provisions hereof. This Section 4.6.4 shall survive the Closing.

          ARTICLE 5.  CONDITIONS PRECEDENT TO CONTEMPLATED TRANSACTIONS

          5.1. GENERAL CONDITIONS. The obligations of each of the parties hereto to consummate the transactions contemplated herein are further subject to the satisfaction, on or before the Closing Date, of the following conditions precedent:

                 5.1.1. SHAREHOLDER APPROVAL. The transactions contemplated hereby shall have received all requisite approvals of the shareholders of CVB.

                 5.1.2. NO PROCEEDINGS. No legal, administrative, arbitration, investigatory or other proceeding by any Governmental Authority shall have been instituted and, at what would otherwise have been the Effective Time, remain pending by or before a court or any Governmental Authority to restrain or prohibit the transactions contemplated hereby.

                 5.1.3. REGULATORY APPROVALS. To the extent required by Applicable Law, all approvals or consents of any Governmental Authority, including without limitation those of the FRB and the Commissioner, shall have been obtained or made for the transactions contemplated hereby without imposition of any Prohibited Condition. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied, including the expiration of applicable waiting periods.

                 5.1.4. PROXY STATEMENT. Copies of the Proxy Statement shall have been mailed to every shareholder of record of CVB on a record date not less than twenty days prior to the date of CVB's shareholders' meeting called to act upon the Merger.

                 5.1.5. REGISTRATION STATEMENT. If required, the Registration Statement (including any post-effective amendments thereto) shall be effective under the Securities Act, and no proceeding shall be pending or to the knowledge of CVB threatened by the SEC to suspend the effectiveness of the Registration Statement, and CVB shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of an exemption from the registration or qualification requirements as may be necessary.

          5.2. CONDITIONS TO OBLIGATIONS OF BELVEDERE AND THE CALIFORNIA FUND. The obligations of Belvedere and the California Fund to effect the transactions contemplated hereby shall be subject to the following conditions, any of which, other than Section 5.2.5, may be waived in writing by Belvedere:

                 5.2.1. REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF COVENANTS. Each of the representations and warranties of CVB set forth herein shall be true and correct as of the Effective Time in all material respects, as if made on such date; and CVB shall have performed in all material respects all of the covenants to be performed by it on or prior to the Effective Time.

                 5.2.2. OPINION OF COUNSEL FOR CVB. The California Fund shall have received from Gary Steven Findley & Associates, counsel to CVB, an opinion dated the Effective Time in substantially the form attached hereto as Appendix C.

                 5.2.3. AUTHORIZATION OF MERGER. All actions necessary to authorize the execution, delivery and performance of this Agreement by CVB and CV Bank and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors of CVB and CV Bank, and CVB and CV Bank shall have full power and right to merge pursuant to the Agreement of Merger.

                 5.2.4. DISSENTING SHARES LIMITED TO 10%. Total Dissenting Shares shall not be greater than ten percent of total outstanding CVB common stock.

                 5.2.5. THIRD PARTY CONSENTS. CVB and CV Bank shall have obtained all consents of other parties to their respective material mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the transactions contemplated herein to be consummated, without default, acceleration, breach or loss of rights or benefits thereunder.

                 5.2.6. ABSENCE OF CERTAIN CHANGES. As of the Closing Date, there shall not exist any of the following: (i) any change in the financial condition, results of operation or prospects of CVB and CV Bank since December 31, 1998, which individually is or in the aggregate are materially adverse to CVB or CV Bank, except changes resulting from a change in law, a change in governmental regulatory practices, a change in GAAP, or a change in another matter affecting the banking industry generally; or (ii) any damage, destruction, loss or event materially and adversely affecting the properties, business or prospects of CVB or CV Bank.

                 5.2.7. DIRECTOR AGREEMENTS. Each of the CVB Directors shall have entered into a Director Agreement substantially in the form attached hereto as Appendix B, and each of the persons executing such agreement shall have performed in all material respects the obligations to be performed by him or her thereunder.

                 5.2.8. AGREEMENT TO NOT EXERCISE STOCK OPTIONS. Each holder of CVB Stock Options under the CVB Stock Option Plan, shall have, prior to Execution of this Agreement entered into an Option Termination Agreement in the form attached to this Agreement as Appendix E, and each holder of CVB Stock Options under the CVB Stock Purchase Plan shall have, prior to execution of this Agreement, entered into a Stock Purchase Rights Amendment Agreement in the form attached to this Agreement as Appendix F.

                 5.2.9. OFFICERS' CERTIFICATE. There shall have been delivered to the California Fund on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of CVB and CV Bank certifying, to the best of their knowledge, compliance with all of the provisions of Sections 5.2.1, 5.2.3, 5.2.4, 5.2.5, 5.2.6, 5.2.7, 5.2.8 and
5.2.9 of this Agreement, and that after review of the following documents (the "Reviewed Documents") that each of the Reviewed Documents fairly, accurately and completely represents the relative positions and conditions of CVB and CV Bank:

                 5.2.10. VALIDITY OF TRANSACTIONS. The validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to Belvedere hereunder, shall be subject to the approval, to be reasonably exercised, of counsel for the California Fund.

                 5.2.11. OUT-OF-POCKET EXPENSES. CVB shall reimburse all CMC for all out-of-pocket costs incurred by CMC in connection with the transactions contemplated by this Agreement, including, but not limited to the legal and other costs of due diligence; negotiations and preparing this agreement; preparing and prosecuting applications in connection with the transactions contemplated by this Agreement and other corporate activities will be born by CMC and its successor, CVB. The amounts to be reimbursed under this Section 5.2.11 shall not exceed $100,000, or $125,000 if a registration statement is required.

                 5.2.12. FAIRNESS OPINION. A copy of the Fairness Opinion shall have been delivered to the California Fund prior to the distribution of the CVB Proxy Statement. The Fairness Opinion shall not have been withdrawn prior to the Effective Time.

                 5.2.13. MERGER EXPENSES. CVB's expenses in connection with the Merger shall be not more than $150,000. CVB's expenses in connection with the Merger shall include, but not be limited to, consulting, legal and accounting expenses incurred by CVB during the Merger negotiations and due diligence examination, and in the preparation of the necessary applications and the Proxy Statement, and if required the Registration Statement expenses associated with the rendering of any fairness opinion, fees and expenses paid or payable to any broker or finder in connection with the transactions contemplated by this Agreement and any other expenses incurred by CVB under any other agreement as a result of the consummation of the change in control of CVB contemplated by this Agreement ("Transaction Expenses"). Transaction Expenses shall not include any payments made in respect of CVB Stock Options pursuant to Section 1.4 hereof.

                 5.2.14. CVB WARRANTS. Pursuant to Section 1.1 of this Agreement, CVB shall have issued the California Fund Warrants.

                 5.2.15. CV BANK DIVIDEND. CV Bank shall have declared and paid the CVB Cash Dividend.

                 5.2.16. CV Bank shall have prepared, filed and actively prosecuted an application for membership in the Federal Reserve System.

          5.3. CONDITIONS TO OBLIGATIONS OF CVB. The obligations of CVB to effect the transactions contemplated hereby shall be subject to the following conditions, any of which, other than Section 5.3.3, may be waived in writing by CVB:

                 5.3.1. REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF COVENANTS. Each of the representations and warranties of Belvedere, the California Fund, and CMC set forth herein shall be true and correct as of the Effective Time in all material respects, as if made on such date; and the California Fund and CMC shall have performed in all material respects all of the covenants to be performed by them on or prior to the Effective Time.

                 5.3.2. OPINION OF COUNSEL FOR THE CALIFORNIA FUND. CVB shall have received from Lillick & Charles LLP, counsel to Belvedere, the California Fund, and CMC, an opinion dated the Effective Time in substantially the form attached hereto as Appendix D.

                 5.3.3. AUTHORIZATION OF MERGER. All actions necessary to authorize the execution, delivery and performance of this Agreement by Belvedere as general partner of the California Fund and by CMC and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the General Partner of the California Fund and the Board of Directors of CMC, and CMC shall have full power and right to merge pursuant to the Agreement of Merger.

                 5.3.4. OFFICERS' CERTIFICATE. There shall have been delivered to CVB on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of the California Fund certifying, to the best of their knowledge, compliance with all of the provisions of Sections 5.3.1 and 5.3.3 of this Agreement.

                 5.3.5. VALIDITY OF TRANSACTIONS. The validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to CVB hereunder, shall be subject to the approval, to be reasonably exercised, of counsel for CVB.

                 5.3.6. FAIRNESS OPINION. Prior to solicitation of shareholder approval, CVB shall have received the Fairness Opinion and the Fairness Opinion shall not have been withdrawn prior to the Effective Time.

                 5.3.7. DELIVERY OF PAYMENT. On the Business Day next preceding the Closing Date, the California Fund shall have delivered irrevocably to the Payment Agent immediately available funds in an aggregate amount equal to the amount of $12,800,00 as provided in Section 1.1.

                            ARTICLE 6.  TERMINATION

          6.1.  TERMINATION OF THIS AGREEMENT.

                 6.1.1. Notwithstanding that this Agreement and the Agreement of Merger may have already been approved by the holders of a majority of the issued and outstanding shares of CVB Common Stock, this Agreement may be terminated prior to the Effective Time:

                 (1) By mutual written consent of the Board of Directors of CVB and of Belvedere as general partner of the California Fund;

                 (2) By (i) Belvedere as general partner of the California Fund immediately upon the expiration of 30 days from the date that Belvedere has given notice to CVB of a material breach or default by CVB in the performance of any covenant, agreement, representation, warranty, duty or obligation hereunder or (ii) CVB immediately upon the expiration of 30 days from the date that CVB has given notice to Belvedere of a material breach or default by the California Fund or CMC in the performance of any covenant, agreement, representation, warranty, duty or obligation hereunder; provided, however, that no such termination shall be effective if, within such 30-day period, the breaching or defaulting party shall have corrected and cured the grounds for the termination as set forth in said notice of termination;

                 (3) By Belvedere as general partner of the California Fund or CVB if any Governmental Authority denies or refuses to grant the Regulatory Approvals required to be obtained in order to consummate the transactions covered and contemplated by this Agreement without the imposition of a Prohibited Condition;

                 (4) By Belvedere as general partner of the California Fund or CVB if the Merger does not receive the requisite approval of holders of a majority of the issued and outstanding shares of CVB Common Stock; and

                 (5) By Belvedere as general partner of the California Fund if the Board of Directors of CVB approves a transaction (or executes a letter of intent or other document) pursuant to which any person or entity or related group of persons or entities acquires, directly or indirectly, record or beneficial ownership (as defined in Rule 13d-3 promulgated by the SEC pursuant to the Exchange Act) or control of five percent or more of the outstanding shares of CVB Common Stock, other than as contemplated herein

                 6.1.2. Notwithstanding that this Agreement and the Agreement of Merger may have already been approved by holders of a majority of the issued and outstanding shares of CVB Common Stock, this Agreement shall be terminated prior to the Effective Time if any conditions specified in Article 5 have not been satisfied or waived in writing by the party authorized to waive such conditions by September 30, 1999 (the "Expiration Date") unless mutually extended by the parties hereto; provided, however, that in the event that any conditions set forth in Sections 5.1.3 have not been satisfied or waived on or before the Expiration Date, either Belvedere or CVB, acting alone, shall have the right to extend the Expiration Date for an additional 30-day period by giving written notice to the other party on or before September 30, 1999.

          6.2. EFFECT OF TERMINATION AND SURVIVAL. No termination of this Agreement under this Article 6 for any reason or in any manner shall release, or be construed as so releasing, any party hereto from its obligations pursuant to Sections 1.12, 4.1.2, 6.3, 7.1; 7.2 or 7.19 hereof or from any liability or damage to the other party hereto arising out of, in connection with or otherwise relating to, directly or indirectly, said party's breach, default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein arising prior to the date of termination of this Agreement.

                 6.2.1. LIQUIDATED DAMAGES. The parties have determined that, in the event the Agreement is terminated by either party under Section 6.1.1(2) or by the California Fund under 6.1.1(5), the terminating party would suffer damages which would be difficult or impossible to ascertain.
For this reason, the parties have determined by mutual agreement that, in the event Belvedere as general partner of the California Fund terminates the Agreement under Section 6.1.1(2)(i) or 6.1.1(5), CVB shall pay the California Fund on or before the date 90 days after termination, as liquidated damages, $300,000 in cash; and if CVB terminates the Agreement under Section 6.1.1(2)(ii), the California Fund shall pay CVB on or before the date 90 days after termination, as liquidated damages, $300,000 in cash. Any such amount shall bear interest on the unpaid amount thereof from the date due at a rate equal to The Wall Street Journal prime rate, calculated on a daily basis, until paid in full.

                       ARTICLE 7.  GENERAL PROVISIONS

          7.1.  INDEMNIFICATION.

                 7.1.1. CVB and CV Bank agree to defend, indemnify and hold harmless Belvedere, the California Fund and CMC, their respective officers and directors, their respective attorneys and accountants and each person who controls Belvedere, the California Fund and CMC within the meaning of the Securities Act from and against any costs, damages, liabilities and expenses of any nature, insofar as any such costs, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Proxy Statement, and if required the Registration Statement, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that CVB shall not be liable in any such case to the extent that any such cost, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Proxy Statement, and if required the Registration Statement, or amendments or supplements thereto, in reliance upon and in conformity with information with respect to the California Fund or CMC furnished to CVB by or on behalf of Belvedere and the California Fund specifically for use therein. Notwithstanding the foregoing, this Section 7.1.1 shall be of no further force or effect if the Merger contemplated by this Agreement is consummated.

                 7.1.2. The California Fund agrees to defend, indemnify and hold harmless CVB, CV Bank and their respective officers and directors, its attorneys, accountants and each person who controls CVB within the meaning of the Securities Act from and against any costs, damages, liabilities and expenses of any nature, insofar as any such costs, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Proxy

Statement, and if required the Registration Statement, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the California Fund shall not be liable in any such case only to the extent that any such cost, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Proxy Statement, and if required the Registration Statement, or amendments or supplements thereto, in reliance upon and in conformity with information with respect to the CVB or CV Bank or furnished to Belvedere by or on behalf of CVB or CV Bank specifically for use therein. Notwithstanding the foregoing, this Section 7.1.2 shall be of no further force or effect if the Merger contemplated by this Agreement is consummated.

                 7.1.3. Promptly after receipt by any party to be indemnified pursuant to Sections 7.1.1 or 7.1.2 (the "Indemnified Party") of notice of
(i) any claim or (ii) the commencement of any action or proceeding, the Indemnified Party will give the other party (the "Indemnifying Party") written notice of such claim or the commencement of such action or proceeding. The Indemnifying Party shall have the right, at its option, to compromise or defend, by its own counsel, any such matter involving the Indemnified Party's asserted liability. In the event that the Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability. In any event, the Indemnifying Party shall have the right to participate in the defense of such asserted liability.

          7.2. NOTICES. Unless otherwise specifically permitted by this Agreement, all notices or other communications required or permitted under this Agreement shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by telecopy, provided that the telecopy cover sheet contains a notation of the date and time of transmission, and shall be deemed received:
(i) if personally delivered, upon the date of delivery to the address of the person to receive such notice; (ii) if mailed in accordance with the provisions of this Section, two business days after the date placed in the United States mail; (iii) if mailed other than in accordance with the provisions of this Section or mailed from outside the United States, upon the date of delivery to the address of the person to receive such notice; or (iv) if given by telecopy, when sent. Notices shall be given at the following addresses, unless changed by notice pursuant to this Section 7.2:

If to the California Fund:

Belvedere Capital Partners, Inc.
One Maritime Plaza, Suite 825
San Francisco, California 94111
Attention: Ronald W. Bachli, Co-Chief
Executive Officer
Fax: (415) 434-9918

With a copy to:

Lillick & Charles LLP
Two Embarcadero, Suite 2600
San Francisco, California 94111
Attention: R. Brent Faye, Esq.
Fax: (415) 984-8300

If to CMC:

Cerritos Merger Co.
C/O Belvedere Capital Partners, Inc.
One Maritime Plaza, Suite 825
San Francisco, California 94111
Attention: Ronald W. Bachli
Fax: (415) 434-9918

With a copy to:

Lillick and Charles LLP
Two Embarcadero, Suite 2600
San Francisco, California 94111
Attention: R. Brent Faye
Fax: (415) 984-8300



If to CVB and/or CV Bank:

Cerritos Valley Bancorp
12100 Firestone Boulevard
Norwalk, California 90650
Attention: James N. Koury, President
and Chief Executive Officer
Fax: (562) 863-9522

With a copy to:

Gary Steven Findley & Associates
1470 North Hundley Street
Anaheim, California 92806
Attention: Gary Steven Findley, Esq.
Fax: (714) 630-7910

          7.3. COMPLETE AGREEMENT; MODIFICATIONS. This Agreement and written agreements, if any, entered into concurrently herewith by and between the parties hereto (i) constitute the parties' entire agreement, including all terms, conditions, definitions, warranties, representations and covenants, with respect to the subject matter hereof, (ii) merge all prior discussions and negotiations between the parties as to the subject matter hereof, and (iii) supersede and replace all terms, conditions, definitions, warranties, representations, covenants, agreements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by the party to be bound. With regard to such amendments, alterations or modifications, telecopied signatures shall be effective as original signatures. Any amendment, alteration or modification requiring the signature of more than one party may be signed in counterparts.

          7.4. FURTHER ACTIONS. Each party agrees to perform any further acts and execute and deliver any further documents reasonably necessary to carry out the provisions of this Agreement.

          7.5. ASSIGNMENT. Neither party may assign its rights under this Agreement without the prior written consent of the other party hereto; provided, however, that the California Fund may assign its rights under this Agreement to a corporation which is the wholly-owned subsidiary of the California Community Financial Institutions Fund Limited Partnership.

          7.6. SUCCESSORS AND ASSIGNS. Except as explicitly provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

          7.7. SEVERABILITY. If any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law if enforcement would not frustrate the overall intent of the parties (as such intent is manifested by all provisions of the Agreement, including such invalid, void or otherwise unenforceable portion).

          7.8. EXTENSION NOT A WAIVER. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to either party shall impair or affect the right of such party thereafter to exercise the same. Any extension of time or other indulgence granted to a party hereunder shall not otherwise alter or affect any power, remedy or right of any other party, or the obligations of the party to whom such extension or indulgence is granted except as specifically waived.

          7.9. TIME OF ESSENCE. Time is of the essence of each and every term, condition, obligation and provision hereof.

          7.10. NO THIRD PARTY BENEFICIARIES. This Agreement and each and every provision hereof is for the exclusive benefit of the parties hereto and not for the benefit of any third party.

          7.11. ATTORNEYS' FEES. If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

          7.12. HEADINGS. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular provision hereof.

          7.13. REFERENCES. A reference to a particular Section of this Agreement shall be deemed to include references to all subordinate sections, if any.

          7.14. COUNTERPARTS. This Agreement may be signed in multiple counterparts with the same force and effect as if all original signatures appeared on one copy; and in the event this Agreement is signed in counterparts, each counterpart shall be deemed an original and all of the counterparts shall be deemed to be one agreement.

          7.15. APPLICABLE LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, except to the extent preempted by the laws of the United States.

          7.16. EFFECT OF DISCLOSURE. Any list, statement, document, writing or other information set forth in, referenced to or attached to any Schedule delivered pursuant to any provision of this Agreement shall be deemed to constitute disclosure for purposes of any other Schedule required to be delivered pursuant to any other provision of this Agreement.

          7.17. PUBLICITY. The parties hereto agree that they will coordinate on any publicity concerning this Agreement and the transactions contemplated hereby. Except as may be required by law, no party shall issue any press release, publicity statement or other public notice relating in any way to this Agreement or any of the transactions contemplated hereby without obtaining the prior consent of the other, which consent shall not be unreasonably withheld.

          7.18. KNOWLEDGE OF THE PARTIES. Except in Exhibits C and D, or as otherwise specified in this Agreement, whenever any statement herein or in any Schedule, Exhibit, certificate or other documents delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party, such statement shall be made to the best knowledge of such party, after reasonable inquiry of the following officers of such party: Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and, with respect to CV Bank only, Chief Credit Officer.

          7.19. REGISTRATION RIGHTS. In the event that CVB registers any of its securities for sale to the public ("CVB Securities"), whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering CVB Securities for sale to the public), it will give written notice of its intention to do so to Belvedere. Upon the written request of Belvedere received by CVB within twenty (20) days after the giving of any such notice by CVB to register any of the California Fund's CVB Common Stock (which request shall state the intended method of disposition thereof), CVB will cause the shares of the California Fund's CVB Common Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by CVB (the "CVB Registration Statement"), all to the extent requisite to permit the sale or other disposition by the California Fund (in accordance with its written request) of the CVB Common Stock so registered. This Section 7.19 shall survive the Effective Time.

          7.20. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Unless otherwise expressly stated herein, the representations and warranties made by the parties to this Agreement, and the respective obligations to be performed under its terms at or before the Closing Date, shall expire with, and be terminated and extinguished by the Closing, and no action for breach of such representations and warranties shall thereafter be brought by any party hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

CVB: CERRITOS VALLEY BANCORP                 CV Bank: CERRITOS VALLEY BANK
A California Corporation                     A California Corporation


By:/s/James N. Koury                         By:/s/ James N. Koury
   -------------------------------              -------------------------------
     James N. Koury                               James N. Koury
     Chief Executive Officer and President        Chief Executive Officer and
                                                   President


By:/s/ Ellen Toma                            By: /s/ Ellen Toma
   -------------------------------              -------------------------------
     Ellen Toma                                   Ellen Toma
     Secretary                                    Secretary




            THE CALIFORNIA FUND:   CALIFORNIA COMMUNITY FINANCIAL INSTITUTION
                                   FUND LIMITED PARTNERSHIP
                                   BY: BELVEDERE CAPITAL PARTNERS, INC.
                                   A California Corporation, General Partner


                                   By: /s/ Richard W. Decker, Jr.
                                       -----------------------------------
                                        Richard W. Decker, Jr., President


                                   By:  /s/ J. Thomas Byrom
                                       -----------------------------------
                                        J. Thomas Byrom, Secretary

                              CMC: CERRITOS MERGER CO.
                                   A California Corporation


                                   By:/s/ Richard W. Decker, Jr
                                       -----------------------------------
                                        Richard W. Decker, Jr., President
                                        and Chief Executive Officer


                                   By: /s/ J. Thomas Byrom
                                       -----------------------------------
                                        J. Thomas Byrom, Secretary

                                                                     EXHIBIT II


                                  [LETTERHEAD]


                                                          February 12, 1999



Members of the Board of Directors
Cerritos Valley Bancorp
12100 Firestone Boulevard
Norwalk, California 90650


Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Cerritos Valley Bancorp, Norwalk, California ("CVB") of the terms of the proposed merger of Cerritos Merger Company ("CMC") with and into CVB with CVB shareholders receiving a combination of cash and shares of CVB Common Stock defined in the Agreement and Plan of Reorganization and Merger (the "Agreement") entered into as of February 12, 1999 by and among Belvedere Capital Partners, Inc., The California Community Financial Institution Fund Limited Partnership ("California Fund"), CMC, CVB and Cerritos Valley Bank ("CV Bank"). Pursuant to the Agreement and subject to the terms and conditions therein, each share of CVB Common Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, pursuant to the Agreement and without any further action on the part of CVB or the holders of CVB Common Stock, be exchanged for and converted into the right to receive cash in the amount of $13.4871 and 0.5271 shares of CVB Common Stock. The total number of shares of CVB Common Stock outstanding immediately prior to and immediately after the Effective Time shall not exceed 991,667. The California Fund shall, upon the Merger, own 543,959 shares of CVB Common Stock which is in excess of a majority of the outstanding shares of common stock. A complete description of the Merger is contained in the Agreement.

As part of its investment banking business, Gerry Findley Incorporated is continually engaged in the valuation bank, bank holding company and thrift securities in connection with mergers and acquisitions nationwide. We have previously provided investment banking and financial advisory services to CVB.

In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) certain publicly available financial and other data with respect to CVB and CV Bank, including consolidated financial statements for recent years; (iii) certain other publicly available financial and other information concerning CVB and CV Bank and the trading markets for the publicly traded securities of CVB; and (iv) publicly available information concerning other banks

Board of Directors - 2 -                                     February 12, 1999


and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions we believe relevant to our inquiry. We have held discussions with senior management of CVB concerning past and current operations, financial condition and prospects.

We have reviewed with the senior managements of CVB 1999 earnings projections for CVB, as a stand-alone entity, assuming the Merger does not occur. Certain financial projections for CVB as a stand-alone entity were derived by us based partially upon the projections and information described above, as well as our own assessment of general economic, market and financial conditions.

In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied upon the management of CVB as to the reasonableness of the financial and operating forecasts for 1999 provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgements of CVB management. We have also assumed, without assuming any responsibility for the independent verification of the same, that the aggregate allowances for loan losses for CVB are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of CVB, nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the Merger will have the tax, accounting and legal effects described in the Agreement and assumed the accuracy of the disclosures set forth in the Agreement. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of the shares of CVB Common Stock of the terms of the Merger and does not address CVB's underlying business decision to proceed with the Merger.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of CVB, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for CVB; (ii) the assets and liabilities of CVB, including the loan and investment portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof.

Board of Directors - 3 -                                     February 12, 1999

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the terms of the Merger are fair, from a financial point of view, to the holders of the shares of CVB Common Stock.

The principal of Gerry Findley Incorporated, Gerry Findley, is the father of Gary Steven Findley, principal of Gary Steven Findley & Associates, attorneys for CVB.

No principal or affiliate of Gerry Findley Incorporated has any beneficial ownership of shares of CVB Common Stock


This opinion may not be used or referred to by CVB or quoted or disclosed to any person in any manner without our prior written consent, with the exception of submission to the regulatory agencies as part of the applications and included in the proxy materials provided to shareholders of CVB in relation to approval of the Merger.


                              Respectfully,

                              GERRY FINDLEY INCORPORATED


                              /s/ Gerry Findley
                              -------------------
                              Gerry Findley

                                     EXHIBIT III

                                    CHAPTER 13 OF
                          CALIFORNIA GENERAL CORPORATION LAW

CHAPTER 13.  DISSENTERS' RIGHTS

SECTION 1300. RIGHT TO REQUIRE PURCHASE - "DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

     (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or
(B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

     (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

     (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

     (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301. DEMAND FOR PURCHASE

     (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302. ENDORSEMENT OF SHARES

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303. AGREED PRICE - TIME FOR PAYMENT

     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304. DISSENTER'S ACTION TO ENFORCE PAYMENT

     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305. APPRAISERS' REPORT - PAYMENT - COSTS

     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

SECTION 1306. DISSENTING SHAREHOLDER'S STATUS AS CREDITOR

     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307. DIVIDENDS PAID AS CREDIT AGAINST PAYMENT

     Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308. CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS

     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309. TERMINATION OF DISSENTING SHAREHOLDER STATUS

     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SECTION 1310. SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION

     If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION 1311. EXEMPT SHARES

     This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION 1312. ATTACKING VALIDITY OF REORGANIZATION OR MERGER

     (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                  PROXY

                         CERRITOS VALLEY BANCORP


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Richard J. Romero and Ellen Toma and each of them as proxyholders with full power of substitution, to represent, vote and act with respect to all shares of common stock of Cerritos Valley Bancorp which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, AUGUST 17, 1999, at 4:00 p.m., at Cerritos Valley Bank's principal office located at 12100 Firestone Boulevard, Norwalk, California or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:


1. Approval and adoption of the principal terms of the Agreement and Plan of Reorganization and Merger by and among Belvedere Capital Partners, Inc., as general partner of and on behalf of the California Community Financial Institutions Fund Limited Partnership, Cerritos Merger Co., Cerritos Valley Bancorp and Cerritos Valley Bank dated as of February 12, 1999, and the transactions contemplated in the agreement, including the merger of Cerritos Merger Co. with Cerritos Valley Bancorp and the conversion of each outstanding share of Cerritos Valley Bancorp common stock into cash in the amount of $13.4871 and .5271 shares of Cerritos Valley Bancorp common stock, as further described in the accompanying proxy statement/prospectus and the agreement which is included as Exhibit I to the proxy statement/prospectus.

     [   ]   FOR            [   ]   AGAINST         [   ]  ABSTAIN

2. Election of ten (10) persons to be directors.

Gary R. Einstein   Pricilla F. Koury  James M. McGinley  Garo V. Minassian
JoAnn San Paolo    Shibley Horaney    James N. Koury     Seymour J. Melnik, M.D.
Richard J. Romero  Ellen Toma

     [   ]   FOR ALL NOMINEES LISTED ABOVE          [   ]   WITHHOLD AUTHORITY
      (except as marked to the contrary below)

(INSTRUCTION:  To withhold  authority to vote for any individual nominee, write that  nominee's name on the space below:)

-------------------------------------------------------------------------------

3. Approval of the amendment of Cerritos Valley Bancorp's Bylaws to change the range for the number of directors from eight to eleven, to eight to fifteen.

     [   ]   FOR            [   ]   AGAINST         [   ]  ABSTAIN

4. Transaction of such other business as may properly come before the meeting and any adjournment or adjournments thereof.

                           PLEASE SIGN AND DATE BELOW

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS. The Proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the Proxy will be voted in accordance with such instruction. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO THE MATTERS TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

(Please date this Proxy and sign your name exactly as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

  [   ] I DO        [   ] I DO NOT        EXPECT TO ATTEND THE MEETING.


                                          ------------------------------------
                                                   (Number of Shares)


                                          ------------------------------------
                                                (Please Print Your Name)


                                          ------------------------------------
                                           (Please Print Name of Joint Owner)


                                          ------------------------------------
                                                          (Date)


                                          ------------------------------------
                                               (Signature of Shareholder)


                                          ------------------------------------
                                               (Signature of Shareholder)


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF CERRITOS VALLEY BANCORP AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                     PART II

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles of Incorporation and Bylaws of Registrant provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by California law including the use of an indemnity agreement. Registrant's Articles further provide for the elimination of director liability for monetary damages to the maximum extent allowed by California law. The indemnification law of the State of California generally allows indemnification in matters not involving the right of the corporation, to an agent of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California law, with respect to matters involving the right of a corporation, allows indemnification of an agent of the corporation, if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders; provided that there shall be no indemnification for: (i) amounts paid in settling or otherwise disposing of a pending action without court approval; (ii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval; (iii) matters in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the proceeding is or was pending shall determine that such person is entitled to be indemnified; or (iv) other matters specified in the California General Corporation Law.

Registrant's Bylaws provide that Registrant shall to the maximum extent permitted by law have the power to indemnify its directors, officers and employees. Registrant's Bylaws also provide that Registrant shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them or incurred by any of them, whether or not Registrant would have the power to indemnify them against such liability under the provisions of Registrant's Bylaws. Each of the directors and executive officers of Registrant has an indemnification agreement with Registrant that provides that Registrant shall indemnify such person to the full extent authorized by the applicable provisions of California law and further provide advances to pay for any expenses which would be subject to reimbursement.



ITEM 21.  EXHIBITS

   2 Agreement and Plan of Reorganization and Merger by and among Belvedere Capital Partners, Inc., as General Partner and on behalf of the California Financial Institutions Fund Limited Partnership, Cerritos Merger Co., Cerritos Valley Bancorp and Cerritos Valley Bank dated as of February 12, 1999 attached as Exhibit I to the proxy statement/prospectus contained in Part I of this Registration Statement

  *3.1   Articles of Incorporation as amended of Registrant

  *3.2   Bylaws as amended of Registrant

  *4.1   Specimen stock certificate of Registrant

   5.1   Opinion re: legality

*10.1    Stock Purchase Agreement for James N. Koury



---------------



*        FILED WITH THE ORIGINAL REGISTRATION STATEMENT.

*10.2    Stock Purchase Amendment Agreement for James N. Koury

*10.3    Cerritos Valley Bank Deferred Compensation Agreement for James N. Koury

*10.4 Amendment to Cerritos Valley Bank Deferred Compensation Agreement for James N. Koury

*10.5    Cerritos Valley Bancorp 1993 Stock Purchase Plan

*10.6 Cerritos Valley Bancorp 1993 Stock Option Plan and form of incentive stock option and nonqualified stock option agreement

*10.7    Form of indemnification agreement

*10.8    Director's Agreement form for directors of Registrant



 11. Statement re: computation of per share earnings is included in Note K to the financial statements to the proxy statement/prospectus included in Part I of this Registration Statement

 21. Sole Subsidiary of the Registrant is Cerritos Valley Bank, a California state-chartered banking corporation

 23.1    Consent of Counsel is included with the opinion re: legality as
         Exhibit 5 to this Registration Statement

 23.2    Consent of Grant Thornton LLP as accountants for Registrant

 23.3    Consent of Vavrinek, Trine, Day & Co., LLP as accountants for
         Registrant

 23.4 Consent of Gerry Findley, Inc. as financial advisor to Registrant is included with the fairness opinion included as Exhibit II to the proxy statement/prospectus included in Part I of this Registration Statement

---------------



*        FILED WITH THE ORIGINAL REGISTRATION STATEMENT.



b)       Financial Statement Schedules

                  None

c)       OPINIONS

                  Opinion of Gerry Findley, Inc. (included as Exhibit II in the proxy statement/prospectus in Part I herein)

ITEM 28.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus with is part of the registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Norwalk, California, on July 13, 1999.


                                          CERRITOS VALLEY BANCORP




                                          /S/ JAMES N. KOURY
                                          -------------------------------
                                          James N. Koury, President & CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.







/S/ JAMES N. KOURY                      , Director, Principal Executive         July 13, 1999
---------------------------------------   and Principal Financial Officer
James N. Koury



/S/ GARY R. EINSTEIN                    , Director                              July 13, 1999
----------------------------------------
Gary R. Einstein



/S/ SHIBLEY HORANEY                    , Director                               July 13, 1999
---------------------------------------
Shibley Horaney



/S/ PRICILLA F. KOURY                  , Director                               July 13, 1999
---------------------------------------
Pricilla F. Koury



/S/ JAMES M. MCGINLEY                  , Director                               July 13, 1999
---------------------------------------
James M. McGinley



/S/ SEYMOUR J. MELNIK, M.D.            , Director                               July 13, 1999
---------------------------------------
Seymour J. Melnik, M.D.



                                      II-5






/S/ GARO V. MINASSIAN                    , Director                             July 13, 1999
-----------------------------------------
Garo V. Minassian



/S/ RICHARD J. ROMERO                    , Director                             July 13, 1999
-----------------------------------------
Richard J. Romero



/S/ JOANN SAN PAOLO                      , Director                             July 13, 1999
-----------------------------------------
JoAnn San Paolo



/S/ ELLEN TOMA                           , Director                             July 13, 1999
-----------------------------------------
Ellen Toma



/S/ NAJAM SAIDDUDIN                      , Principal Accounting                 July 13, 1999
-----------------------------------------  Officer
Najam Saiduddin



                                  EXHIBIT INDEX


EXHIBIT NO.     DESCRIPTION




5.1             Opinion re: legality




23.2            Consent of Grant Thornton LLP as accountants for Registrant

23.3            Consent of Vavrinek, Trine, Day & Co., LLP as accountants for
                Registrant